    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 19, 2001


                                                      REGISTRATION NO. 333-53160

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------


                                AMENDMENT NO. 1
                                       TO


                                   FORM S-11

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                       HOMESIDE MORTGAGE SECURITIES, INC.
                       HOMESIDE GLOBAL MBS MANAGER, INC.
       (Exact name of registrants as specified in governing instruments)

                              7301 BAYMEADOWS WAY
                          JACKSONVILLE, FLORIDA 32256
                                 (904) 281-3000
                    (address of principal executive offices)

                                ROBERT J. JACOBS
                       HOMESIDE MORTGAGE SECURITIES, INC.
                       HOMESIDE GLOBAL MBS MANAGER, INC.
                              7301 BAYMEADOWS WAY
                          JACKSONVILLE, FLORIDA 32256
                                 (904) 281-3422
                    (name and address of agent for service)
                         ------------------------------

                                   COPIES TO:

                                  JOHN ARNHOLZ
                                BROWN & WOOD LLP
                               1666 K STREET, NW
                              WASHINGTON, DC 20006
                           --------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: Upon the effective date of this registration statement, and as determined by market conditions.
                           --------------------------

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b), under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE


                                                                                                 AMOUNT OF
                                         AMOUNT TO BE    MAXIMUM OFFERING  MAXIMUM AGGREGATE    REGISTRATION
TITLE OF SECURITIES BEING REGISTERED      REGISTERED      PRICE PER UNIT    OFFERING PRICE        FEE (1)
Mortgage Backed Floating Rate Notes,
  Series 2001-1, Class A.............   $1,059,000,000         100%         $1,059,000,000        $264,750



(1) $250.00 previously paid with initial filing.

                           --------------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

  US$1,059,000,000 Mortgage Backed Floating Rate Notes, Series 2001-1, Class A
                   HOMESIDE MORTGAGE SECURITIES TRUST 2001-1


[LOGO]
[LOGO]

    NATIONAL AUSTRALIA BANK LIMITED
       (ABN 12 004 044 937)
          SELLER AND SERVICER
   PERPETUAL TRUSTEE COMPANY LIMITED
       (ABN 42 000 001 007)
            ISSUER TRUSTEE
  HOMESIDE GLOBAL MBS MANAGER, INC.
             TRUST MANAGER

                      THE CLASS A NOTES

                          The Class A notes will be issued by the issuer trustee
                      in its capacity as trustee of the HomeSide Mortgage Securities Trust 2001-1.

                      THE TRUST

                          The HomeSide Mortgage Securities Trust 2001-1 will be
                      established by the trust manager, HomeSide Global MBS Manager, Inc. The trust will be formed under, and governed by, the laws of the Australian Capital Territory.

                      THE MORTGAGE LOANS

                          The Class A notes will be secured by a pool of first
                      ranking mortgage loans originated by National Australia Bank Limited which are, in turn, secured by residential properties located in Australia. The mortgage loans will be serviced by National Australia Bank Limited, trading as HomeSide, in the manner described in this prospectus.

                      LISTING

                          An application has been made to list the Class A notes
                      on the Luxembourg Stock Exchange.

Neither the Class A notes nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality. The Class A notes are not deposits or other liabilities of the National Australia Bank Limited or any of its affiliates for any purpose, including the Banking Act of 1959 in Australia.
INVESTING IN THE CLASS A NOTES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE A-18. THE CLASS A NOTES REPRESENT OBLIGATIONS OF THE ISSUER TRUSTEE IN ITS CAPACITY AS TRUSTEE OF THE HOMESIDE MORTGAGE SECURITIES TRUST 2001-1 ONLY AND ARE NOT GUARANTEED BY ANY OTHER ENTITY.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE CLASS A NOTES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY CONTRARY REPRESENTATION IS A CRIMINAL OFFENSE.


                                                      INITIAL
                               INITIAL PRINCIPAL      INTEREST                         UNDERWRITING      PROCEEDS TO
                                   BALANCE              RATE         PRICE TO PUBLIC    DISCOUNTS       ISSUER TRUSTEE
Class A Notes................  US$1,059,000,000     LIBOR + 0.19%         100%         US$1,588,500    US$1,057,411,500


    You should refer to "Plan of Distribution" for additional information on the offering of the Class A notes.


      DEUTSCHE BANC             JP MORGAN       NATIONAL AUSTRALIA BANK LIMITED
      ALEX. BROWN           (CO-LEAD MANAGER)      (LONDON BRANCH) (CO-LEAD
  (CO-LEAD MANAGER AND                                     MANAGER)
   GLOBAL BOOKRUNNER)


        BANC OF AMERICA SECURITIES LLC                              LEHMAN BROTHERS

             MERRILL LYNCH & CO.                                  SALOMON SMITH BARNEY


                The date of this prospectus is January 19, 2001.

        IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

    This prospectus consists of two parts: (1) part A, which describes the specific terms of the HomeSide Mortgage Securities Trust 2001-1 and the related offering of Class A notes and (2) part B, which provides general information about the HomeSide Securitization Program.

    Neither part A nor part B contains all of the information included in the registration statement filed with the Securities and Exchange Commission. The registration statement also includes copies of the various contracts and documents referred to in this prospectus. You may obtain copies of these documents for review. See "Where You Can Find More Information" in part B of this prospectus.

                            ------------------------

                          TABLE OF CONTENTS FOR PART A


                                                                PAGE
                                                              --------
Important Notice About Information Presented in this
  Prospectus................................................      iii
U.S./Australian Dollar Presentation.........................       vi
Australian Disclaimers......................................       vi
Disclaimers with Respect to Sales to Non-U.S. Investors.....       vi
Information and Notices in Connection with Luxembourg
  Listing...................................................       ix
Structural Diagram..........................................        x
Summary.....................................................      A-1
Risk Factors................................................     A-18
The Trust...................................................     A-32
  General...................................................     A-32
Assets of the Trust.........................................     A-32
  The Mortgage Loans........................................     A-33
  Transfer and Assignment of the Mortgage Loans.............     A-33
  Representations, Warranties and Eligibility Criteria......     A-33
Description of the Pool of Mortgage Loans...................     A-34
  General...................................................     A-34
  Details of the Pool of Mortgage Loans.....................     A-34
Description of the Class A Notes............................     A-35
  General...................................................     A-35
  Governing Law.............................................     A-35
  Form of Class A Notes.....................................     A-35
  Collections; Distributions on the Class A Notes...........     A-36
  Key Dates and Periods.....................................     A-38
  Determination of Total Available Income...................     A-39
  Liquidity Facility Advance................................     A-40
  Distribution of Total Available Income....................     A-40
  Interest on the Notes.....................................     A-41
  Determination of Available Principal Collections..........     A-42
  Distribution of Available Principal Collections...........     A-43
  Allocation of Principal to Class A Notes and Class B
    Notes...................................................     A-44
  Redraws...................................................     A-45
  Principal Charge-offs.....................................     A-46
  The Interest Rate Swaps...................................     A-48
  The Currency Swaps........................................     A-51
  Withholding or Tax Deductions.............................     A-56
  Redemption of the Notes for Taxation or Other Reasons.....     A-57
  Redemption of the Notes upon an Event of Default..........     A-57
  Optional Redemption of the Notes..........................     A-59
  Final Maturity Date.......................................     A-60
  Redemption upon Final Payment.............................     A-60

                                                                PAGE
                                                              --------
  No Payments of Principal in Excess of Stated Amount.......     A-60
  The Liquidity Facility....................................     A-60
  The Redraw Facility.......................................     A-63
  Seller Deposit............................................     A-65
The Mortgage Insurance Policies.............................     A-66
  General...................................................     A-66
  Description of the Mortgage Insurers......................     A-68
Description of the Trustees.................................     A-69
  The Issuer Trustee........................................     A-69
  The Security Trustee......................................     A-69
  The Note Trustee..........................................     A-70
Servicing...................................................     A-70
  The Servicer..............................................     A-70
  Servicing of Mortgage Loans...............................     A-70
  Collection and Enforcement Procedures.....................     A-70
  Optional Repurchase of Defaulted Mortgage Loans...........     A-71
  Delinquency, Foreclosure and Loss Statistics..............     A-71
Prepayment and Yield Considerations.........................     A-75
  General...................................................     A-75
  Prepayments...............................................     A-75
  Rate of Payments..........................................     A-76
  Prepayment Rate Model and Modeling Assumptions............     A-76
Additional Information......................................     A-79
Legal Investment Considerations.............................     A-79
ERISA Considerations........................................     A-79
Plan of Distribution........................................     A-80
  Underwriting..............................................     A-80
  Offering Restrictions.....................................     A-81
  Exchange Controls and Limitations.........................     A-82
Announcement................................................     A-83
Ratings of the Class A Notes................................     A-83
Legal Matters...............................................     A-83
Listing and General Information.............................     A-84
  Listing...................................................     A-84
  Authorization.............................................     A-84
Appendix A-I Mortgage Loan Pool Characteristics.............    A-I-1
Appendix A-II Terms and Conditions of the Class A Notes.....   A-II-1

                      U.S./AUSTRALIAN DOLLAR PRESENTATION


    In this prospectus, references to "U.S. dollars" and "US$" are references to U.S. currency and references to "Australian dollars" and "A$" are references to Australian currency. As of January 17, 2001, the noon buying rate in New York City for cable transfers in Australian dollars as certified for customs purposes by the Federal Reserve Bank of New York was US$0.5514 = A$1.00.


                             AUSTRALIAN DISCLAIMERS

    - The Class A notes do not represent deposits or other liabilities of National Australia Bank Limited, the originator of the mortgage loans and the indirect parent of HomeSide Global MBS Manager, Inc., the trust manager, and HomeSide Mortgage Securities, Inc., the depositor, or any other affiliates of National Australia Bank Limited.

    - The holding of the Class A notes is subject to investment risk, including possible delays in repayment and loss of income and principal invested.

    - None of National Australia Bank Limited (in its individual capacity or as seller, servicer, basis swap provider, fixed rate swap provider, a currency swap provider, liquidity facility provider or redraw facility provider), HomeSide Mortgage Securities, Inc., HomeSide Global MBS Manager, Inc., or any affiliate of the foregoing entities, the issuer trustee, the security trustee, the note trustee, the note registrar, any paying agent, the calculation agent nor any underwriter in any way stands behind the value and/or performance of the Class A notes or the assets of the trust, or guarantees the payment of interest or the repayment of principal due on the Class A notes, except to the limited extent provided in the transaction documents for the trust.

    - None of the obligations of Perpetual Trustee Company Limited, in its capacity as issuer trustee of the trust, or HomeSide Global MBS
      Manager, Inc., as trust manager in respect of the Class A notes, are guaranteed in any way by National Australia Bank Limited or any affiliate of National Australia Bank Limited or by Perpetual Trustee Company Limited (in its individual capacity) or any affiliate of Perpetual Trustee Company Limited. The issuer trustee and the security trustee do not guarantee the success or performance of the trust nor the repayment of capital or any particular rate of capital or income return.

            DISCLAIMERS WITH RESPECT TO SALES TO NON-U.S. INVESTORS


    This section applies only to the offering of the Class A notes in countries other than the United States of America. References to Perpetual Trustee Company Limited in this section are to that company in its capacity as issuer trustee of the HomeSide Mortgage Securities Trust 2001-1, and not its individual capacity. HomeSide Mortgage Securities, Inc., the depositor, and HomeSide Global MBS Manager, Inc., the trust manager, are responsible and liable for this prospectus in the United States of America.


    The underwriters are offering the Class A notes globally for sale in those jurisdictions in the United States, Europe, Asia and elsewhere where it is lawful for the relevant underwriter to make such offers. The distribution of this prospectus and the offering and sale of the Class A notes in certain foreign jurisdictions may be restricted by law. This prospectus does not constitute, and may not be used in connection with, an offer by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Each underwriter has agreed to comply with all applicable securities laws and regulations in each jurisdiction in which it purchases, offers, sells or delivers Class A notes or possesses or distributes this prospectus or any other offering material. See "Plan of Distribution" in part A of this prospectus. You should also inform yourself about and observe any of these restrictions.

    This prospectus does not and is not intended to constitute an offer to sell or a solicitation of any offer to buy any of the Class A notes by or on behalf of Perpetual Trustee Company Limited, HomeSide Mortgage Securities, Inc. or HomeSide Global MBS Manager, Inc. in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make an offer or solicitation in such jurisdiction.

    HomeSide Mortgage Securities, Inc. and HomeSide Global MBS Manager, Inc. accept responsibility for the information contained in this prospectus other than the information for which Perpetual Trustee Company Limited, National Australia Bank Limited, The Bank of New York or Deutsche Bank AG (New York Branch) take responsibility as set forth in the fifth, sixth, seventh and eighth paragraphs of this section. To the best of the knowledge and belief of each such entity (and each such entity has taken reasonable care to ensure that such is the case), the information contained in the prospectus is in accordance with the facts and does not omit anything likely to affect the import of such information.

    Perpetual Trustee Company Limited accepts responsibility for the information contained in "Description of the Trustees--The Issuer Trustee" in part A of this prospectus. To the best of the knowledge and belief of Perpetual Trustee Company Limited, which has taken reasonable care to ensure that such is the case, the information contained in that section is in accordance with the facts and does not omit anything likely to affect the import of that information. Perpetual Trustee Company Limited expressly disclaims and takes no responsibility for any other part of this prospectus. Perpetual Trustee Company Limited does not guarantee the success or performance of the HomeSide Mortgage Securities Trust 2001-1 nor the repayment of capital or any particular rate of capital or income return on the Class A notes.

    National Australia Bank Limited, as seller, servicer, fixed rate swap provider, basis swap provider, a currency swap provider, liquidity facility provider and redraw facility provider, accepts responsibility for the information contained in "Summary--The Mortgage Loans," "Description of the Pool of Mortgage Loans," "Servicing" and Appendix A-I (Mortgage Loan Pool Characteristics) in part A of this prospectus and "HomeSide Securitization Program," "National Australia Bank Limited," "The Servicer," "The Seller" and "The Seller's Residential Loan Program" in part B of this prospectus. To the best of the knowledge and belief of National Australia Bank Limited, which has taken all reasonable care to ensure that such is the case, the information contained in those sections is in accordance with the facts and does not omit anything likely to affect the import of that information.

    The Bank of New York accepts responsibility for the information contained in "Description of the Trustees--The Note Trustee" in part A of this prospectus and "Powers, Duties and Liabilities under the Transaction Documents--The Note Trustee" in part B of this prospectus. To the best of the knowledge and belief of The Bank of New York, which has taken all reasonable care to ensure that such is the case, the information contained in those sections is in accordance with the facts and does not omit anything likely to affect the import of that information.


    Deutsche Bank AG (New York Branch) accepts responsibility for the information contained in "Description of the Class A Notes--The Currency Swaps--Deutsche Bank AG, acting through its New York Branch". To the best of the knowledge and belief of Deutsche Bank AG (New York Branch), which has taken all reasonable care to ensure that such is the case, the information contained in those sections is in accordance with the facts and does not omit anything likely to affect the import of that information.

    None of National Australia Bank Limited, in its individual capacity and as seller, servicer, fixed rate swap provider, basis swap provider, a currency swap provider, liquidity facility provider and redraw facility provider, HomeSide Mortgage Securities, Inc., as depositor, HomeSide Global MBS Manager, Inc., as trust manager or Perpetual Trustee Company Limited, as issuer trustee, P.T. Limited, as security trustee, The Bank of New York, as note trustee, note registrar, principal paying agent, calculation agent and a paying agent or Deutsche Bank AG (New York Branch), as a currency swap provider, accepts any responsibility for any information contained in this prospectus and has not separately verified the information contained in this prospectus and makes no representation, warranty or undertaking, express or implied, as to the accuracy or completeness of any information contained in this prospectus or any other information supplied in connection with the Class A notes except with respect to the information for which it accepts responsibility in the preceding five paragraphs.

    Except as described in the preceding six paragraphs, National Australia Bank Limited, in its individual capacity and as seller, servicer, fixed rate swap provider, basis swap provider, a currency swap provider, liquidity facility provider and redraw facility provider, Perpetual Trustee Company Limited, in its individual capacity and as issuer trustee, HomeSide Mortgage Securities, Inc., as depositor, HomeSide Global MBS Manager, Inc., as trust manager, P.T. Limited, in its individual capacity and as security trustee, The Bank of New York, as note trustee, note registrar, principal paying agent, calculation agent and a paying agent, Deutsche Bank AG (New York Branch), as a currency swap provider, and the underwriters do not recommend that any person should purchase any of the Class A notes and do not accept any responsibility or make any representation as to the tax consequences of investing in the Class A notes.

    Each person receiving this prospectus:

    - acknowledges that he or she has not relied on the entities listed in the preceding paragraph nor on any person affiliated with any of them in connection with his or her investigation of the accuracy of the information in this prospectus or his or her investment decisions;

    - acknowledges that this prospectus and any other information supplied in connection with the Class A notes is not intended to provide the basis of any credit or other evaluation;

    - acknowledges that the underwriters have expressly not undertaken to review the financial condition or affairs of the trust or any party named in the prospectus during the life of the Class A notes;

    - should make their own independent investigation of the trust and the Class A notes; and

    - should seek their own tax, accounting and legal advice as to the consequences of investing in any of the Class A notes.

    No person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the issue or sale of the Class A notes. If such information or representation is given or received, it must not be relied upon as having been authorized by National Australia Bank Limited, Perpetual Trustee Company Limited, HomeSide Mortgage Securities, Inc., HomeSide Global MBS Manager, Inc. or any of the underwriters.

    Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that:

    - there has been no material change in the affairs of the trust or any party named in this prospectus since the date of this prospectus or the date upon which this prospectus has been most recently amended or supplemented; or

    - any other information supplied in connection with the Class A notes is correct as of any time subsequent to the date on which it is supplied or, if different, the date indicated in the document containing the same.

    Perpetual Trustee Company Limited's liability to make payments of interest and principal on the Class A notes is limited to the assets of the trust available to be applied towards those payments in accordance with the transaction documents. All claims against Perpetual Trustee Company Limited in relation to the Class A notes may only be satisfied out of the assets of the trust and are limited in recourse to the assets of the trust.

         INFORMATION AND NOTICES IN CONNECTION WITH LUXEMBOURG LISTING

    In connection with the listing of the Class A notes on the Luxembourg Stock Exchange, the note trustee undertakes to provide Class A noteholders, a copy of any of the transaction documents related to this offering. Written or oral requests for such copies should be directed to The Bank of New York (New York Branch), 101 Barclay Street, 21W, New York, New York, 10286.

    This registration statement, including the prospectus, will be available free of charge at the office of Kredietbank S.A., Luxembourgeoise, 43, Boulevard Royal, L-2955 Luxembourg.

    Notices to holders of the Class A notes will be valid if published in a leading daily newspaper in the City of New York, in London, and, so long as the notes are listed on the Luxembourg Stock Exchange, in Luxembourg. It is expected that publication will be made in the City of New York in THE WALL STREET JOURNAL, in London in the FINANCIAL TIMES, and in Luxembourg in the LUXEMBOURGER WORT. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once, on the date of the first such publication.

    The Luxembourg Stock Exchange takes no responsibility for the contents of this prospectus, makes no representation as to its accuracy or completeness and expressly disclaims any liability whatsoever for any loss however arising from or in reliance upon the whole or any part of the contents of this prospectus.

                                 STRUCTURAL DIAGRAM*

    THE STRUCTURAL DIAGRAM BELOW IDENTIFIES THE PRINCIPAL PARTIES TO THE TRANSACTION AND SUMMARIZES KEY ASPECTS OF THE TRANSACTION.

                                     [LOGO]

------------------------


* BROKEN LINES INDICATE CASHFLOW; SOLID LINES INDICATE ORIGINATION AND CONVEYANCE OF MORTGAGE LOANS. SEE "STRUCTURAL OVERVIEW" ON THE FOLLOWING PAGE FOR A SUMMARY DESCRIPTION OF THE ISSUANCE OF THE NOTES.

                                    SUMMARY

    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. THIS SUMMARY CONTAINS AN OVERVIEW OF SOME OF THE CONCEPTS AND OTHER INFORMATION TO AID YOUR UNDERSTANDING. ALL OF THE INFORMATION CONTAINED IN THIS SUMMARY IS QUALIFIED BY THE MORE DETAILED EXPLANATIONS IN OTHER PARTS OF THIS PROSPECTUS, INCLUDING THE "TERMS AND CONDITIONS OF THE
CLASS A NOTES" AT APPENDIX A-II TO PART A OF THIS PROSPECTUS.

STRUCTURAL OVERVIEW

    This prospectus describes the terms and offering of the Mortgage Backed Floating Rate Notes, Series 2001-1, Class A, the senior class of a series of notes secured by mortgages on one- to four-family residential properties located in Australia. The principal parties involved in the issuance and ongoing administration of the Class A notes are diagrammed on the previous page. See "Structural Diagram." Their duties and responsibilities differ in certain respects from their counterparts in U.S. mortgage securitizations and are summarized below.

    All the mortgages underlying the notes were originated by National Australia Bank Limited (identified as the seller at the top of the preceding diagram). Prior to issuance of the notes, the mortgages will be conveyed to HomeSide Mortgage Securities, Inc., a bankruptcy-remote Delaware corporation and wholly-owned indirect subsidiary of the seller (identified as the depositor in the preceding diagram), which, in turn, will convey the mortgages to HomeSide Mortgage Securities Trust 2001-1, an Australian trust. The trust will issue the notes and otherwise act through Perpetual Trustee Company Limited, as issuer trustee, an arrangement similar in many respects to the appointment of an owner trustee in U.S. domestic owner trust securitizations. The Bank of New York, New York Branch will serve as note trustee for the Class A noteholders and will perform duties largely comparable to those of an indenture trustee in U.S. debt offerings (I.E., issuance, administration and representation of the Class A noteholders in enforcement and judiciary proceedings relating to the note trust deed and the Class A note terms and conditions as described herein).

    To secure payments of the Class A notes, the mortgages will be secured in favor of P.T. Limited, a separate trustee (identified as the security trustee on the right-hand side of the diagram) located in Australia. The security trustee's role in the transaction will be to maintain the security in the mortgages and other related collateral and take steps to liquidate the assets of HomeSide Mortgage Securities Trust 2001-1 upon the failure to pay timely noteholders.


    Day-to-day administration (I.E., making collections, sending notices) of the mortgages will be performed by National Australia Bank Limited (trading as HomeSide), as servicer of the mortgage loans.

    Oversight and management of the trust will be maintained by HomeSide Global MBS Manager, Inc., a Delaware corporation and wholly-owned indirect subsidiary of the seller, as the trust manager. The duties of the trust manager include preparation of quarterly reports for noteholders, calculation (and auditing) of certain amounts (including payments on the notes), maintenance of accounts, delivery of notices, and other matters.

    In addition to originating and selling the mortgages to the trust, National Australia Bank Limited will act as:

    - LIQUIDITY FACILITY PROVIDER. To avoid interruptions in the timely payment on the notes, the liquidity facility provider will "advance" amounts from time to time for payment on the notes. Such amounts will be reimbursable to the liquidity provider from future trust cash flows.


    - REDRAW FACILITY PROVIDER. Certain of the mortgage loans permit the borrower to re-borrow additional amounts from the seller under the mortgage loan following origination provided certain conditions are satisfied. The redraw facility provider has been retained to reimburse the seller for such amounts to the extent trust cashflow is insufficient to provide that reimbursement. Amounts extended under the redraw facility will be repaid from future trust cashflow.


    - FIXED RATE, BASIS AND CURRENCY SWAP PROVIDERS. To hedge interest rate and currency exposure, the issuer trustee will enter into several arrangements with the swap providers listed below. The swap providers (which, in the case of the currency swaps, will include National Australia Bank Limited and Deutsche Bank AG (New York Branch) on a joint and several basis), under separate arrangements, will pay to the trust amounts calculated with reference to certain interest and currency exchange rates described in this prospectus in return for specified payments received on the mortgage loans.


    RISK FACTORS. There are significant risks associated with an investment in the Class A notes, including the general structural risks associated with a mortgage-backed securitization, such as the financial strength of support facility providers, special risks associated with an investment in Australian mortgage loans and special risks associated with certain features of the seller's mortgage loans to be assigned to the trust. In certain cases, such risks may overlap one or more of the above categorizations. See "Risk Factors" in part A of this prospectus.


    GOVERNING LAW. All of the transaction documents will be governed by the laws of the Australian Capital Territory, with the exception of the underwriting documents for the Class A notes, which will be governed by New York law.

PARTIES TO THE TRANSACTION:


Trust.....................................  HOMESIDE MORTGAGE SECURITIES TRUST 2001-1. The trust was created by the trust manager pursuant to the master
                                            trust deed and the supplemental deed.

Seller....................................  NATIONAL AUSTRALIA BANK LIMITED (ABN 12 004 044 937).
                                            The originator and the seller of the mortgage loans to
                                            the depositor pursuant to an initial sale agreement.

Depositor.................................  HOMESIDE MORTGAGE SECURITIES, INC. The depositor, an indirect U.S. subsidiary of the seller, will acquire the
                                            mortgage loans from the seller pursuant to an initial
                                            sale agreement and immediately thereafter deposit the
                                            mortgage loans to the trust pursuant to a secondary sale
                                            agreement.

Issuer Trustee............................  PERPETUAL TRUSTEE COMPANY LIMITED (ABN 42 000 001 007).
                                            The trustee of the trust and the issuer of the notes
                                            pursuant to the master trust deed and supplemental deed.

Trust Manager.............................  HOMESIDE GLOBAL MBS MANAGER, INC. The manager of the trust appointed pursuant to the master trust deed and
                                            the supplemental deed, and responsible for management of
                                            the assets and liabilities of the trust. HomeSide Global
                                            MBS Manager, Inc. is an indirect U.S. subsidiary of the
                                            seller.

Note Trustee..............................  THE BANK OF NEW YORK (New York Branch). The note trustee appointed pursuant to the note trust deed (I.E., the
                                            indenture) to act for and exercise certain rights of the
                                            Class A noteholders with respect to the Class A notes.

Security Trustee..........................  P.T. LIMITED (ABN 67 004 454 666). The security trustee will act as trustee for the secured creditors of the
                                            trust holding the benefit of the charge over the assets
                                            of the trust pursuant to the master security trust deed
                                            and the deed of charge.

Servicer..................................  NATIONAL AUSTRALIA BANK LIMITED, trading as HomeSide.
                                            The servicer will act as servicer and custodian of the
                                            mortgage loans on behalf of the issuer trustee pursuant
                                            to the servicing agreement.

Principal Paying Agent and Class A Note
  Registrar...............................  THE BANK OF NEW YORK (New York Branch)

Paying Agent..............................  THE BANK OF NEW YORK (London Branch)

Calculation Agent.........................  THE BANK OF NEW YORK (New York Branch)

Luxembourg Listing Agent..................  KREDIETBANK S.A. LUXEMBOURGEOISE

Luxembourg Paying Agent...................  KREDIETBANK S.A. LUXEMBOURGEOISE

Fixed Rate Swap Provider..................  NATIONAL AUSTRALIA BANK LIMITED

Basis Swap Provider.......................  NATIONAL AUSTRALIA BANK LIMITED

Currency Swap Providers...................  NATIONAL AUSTRALIA BANK LIMITED and DEUTSCHE BANK AG
                                            (New York Branch) on a joint and several basis

Liquidity Facility Provider...............  NATIONAL AUSTRALIA BANK LIMITED

Redraw Facility Provider..................  NATIONAL AUSTRALIA BANK LIMITED

Mortgage Insurers.........................  GE MORTGAGE INSURANCE PTY LTD, (ABN 61 071 466 344)
                                            (f/k/a HOUSING LOANS INSURANCE CORPORATION PTY LIMITED),
                                            GE CAPITAL MORTGAGE INSURANCE CORPORATION (AUSTRALIA)
                                            PTY LTD (ABN 52 081 488 440) and HOUSING LOANS INSURANCE
                                            CORPORATION (ACN 065 095 721)

Residual Capital Unitholder...............  NATIONAL AUSTRALIA BANK LIMITED

Residual Income Unitholder................  NATIONAL AUSTRALIA BANK LIMITED

Underwriters..............................  DEUTSCHE BANC ALEX. BROWN INC., J.P. MORGAN SECURITIES
                                            INC., NATIONAL AUSTRALIA BANK LIMITED (London Branch)

Rating Agencies...........................  FITCH, INC., MOODY'S INVESTORS SERVICE, INC. and
                                            STANDARD & POOR'S RATINGS GROUP

THE MORTGAGE BACKED FLOATING RATE NOTES, SERIES 2001-1

    In addition to the Class A notes, the issuer trustee will also issue Class B notes as part of Series 2001-1 secured by the same pool of mortgage loans but junior in right of payment to the Class A notes as described below. THE CLASS B NOTES HAVE NOT BEEN, AND WILL NOT BE, REGISTERED IN THE UNITED STATES AND ARE NOT BEING OFFERED BY THIS PROSPECTUS. The following chart summarizes the principal terms of the Series 2001-1 note issuance:


--------------------------------------------------------------------------------------------
                                                     CLASS A                 CLASS B
--------------------------------------------------------------------------------------------
Initial Principal Balance:..................     US$1,059,000,000          A$20,000,000
--------------------------------------------------------------------------------------------
Percentage of total note issuance:..........          98.96%                  1.04%
--------------------------------------------------------------------------------------------
Anticipated Ratings:
Fitch, Inc..................................           AAA                      AA
Moody's Investors Service, Inc..............           Aaa                     Aa2
Standard & Poor's Ratings Group.............           AAA                      AA
--------------------------------------------------------------------------------------------
                                                                      three-month Australian
Interest rate up to but excluding the          three-month LIBOR +     Bank Bill Rate plus
payment date in April 2008..................          0.19%                   0.52%
--------------------------------------------------------------------------------------------
Interest rate after and including the
payment date in April 2008 unless on or
after that payment date the issuer trustee
proposes to redeem the notes and redraw
notes on a given payment date at their
outstanding principal balance, as reduced by
losses on the mortgage loans allocated
against such principal balance, plus accrued
interest thereon, instead of their
outstanding principal balance, plus accrued
interest thereon, and is unable to do so
because of a failure to obtain the approval
of 75% of the Class A and Class B
noteholders and redraw noteholders, in which
case the interest rate from and including                             three-month Australian
that given payment date will be the rate       three-month LIBOR +     Bank Bill Rate plus
specified in the line above.................          0.38%                   0.52%
--------------------------------------------------------------------------------------------
Interest Accrual Method:....................        Actual/360              Actual/365
--------------------------------------------------------------------------------------------
Payment Dates:..............................  20th day or if the 20th day is not a business day, then the next business day, of each
                                              January, April, July and October beginning in
                                              April 2001
--------------------------------------------------------------------------------------------
Clearance/Settlement:.......................      DTC/Euroclear/       Offered in Australia
                                                   Clearstream-                only
                                                    Luxembourg
--------------------------------------------------------------------------------------------
Cut-Off Date:...............................  Close of business, January 2, 2001
--------------------------------------------------------------------------------------------
Closing Date:...............................  On or about January 25, 2001
--------------------------------------------------------------------------------------------
Final Maturity Date:........................  January 20, 2027
--------------------------------------------------------------------------------------------

    The issuer trustee may in certain circumstances also issue redraw notes in order to fund the reimbursement of redraws to the seller. See "--Redraws; Redraw Facility; Redraw Notes" below and "Description of the Class A Notes--Redraws--Issue of Redraw Notes" in part A of this prospectus. The ranking of any such redraw notes in relation to the Class A notes is described below at "--Credit Enhancements--Subordination and Allocation of Losses". THE REDRAW NOTES WILL NOT BE REGISTERED IN THE UNITED STATES AND ARE NOT BEING OFFERED BY THIS PROSPECTUS.


THE MORTGAGE LOANS


    The pool of mortgage loans will consist of fixed rate and variable rate registered, first ranking residential mortgage loans secured by mortgages on one- to four-family owner occupied and non-owner occupied residential properties. The mortgage loans will have original terms to stated maturity of no more than 25 years. The pool of mortgage loans had the summary characteristics described below determined as of the close of business on the Cut-off Date.



Number of Mortgage Loans....................................              23,931
Aggregate Mortgage Loan Pool Balance........................  A$1,923,597,213.61
Average Mortgage Loan Balance...............................  A$       80,380.98
Maximum Mortgage Loan Balance...............................  A$      500,417.16
Minimum Mortgage Loan Balance...............................  A$       10,254.86
Maximum Remaining Term to Maturity (in months)..............                 299
Weighted Average Remaining Term to Maturity (in months).....                 254
Weighted Average Original Term to Maturity (in months)......                 277
Weighted Average Original Loan-to-Value Ratio...............               67.10%
Weighted Average Current Loan-to-Value Ratio................               59.62%
Percentage of Mortgage Loans that are Variable Rate.........               65.07%
Percentage of Mortgage Loans that are Fixed Rate(*).........               34.93%
Weighted Average Mortgage Rate for Variable Rate Mortgage
  Loans.....................................................               8.060%
Weighted Average Mortgage Rate for Fixed Rate Mortgage
  Loans.....................................................               7.137%
Weighted Average Number of Months since Origination.........                  23


------------------------

* The term "fixed rate" mortgage loans as used in this prospectus does not have the same meaning as in U.S. mortgage securitizations, I.E., loans with a fixed interest rate for the life of the mortgage loan. Rather, the fixed rate mortgage loans in the seller's portfolio have a fixed rate that is set for a shorter time period (generally not more than 10 years) than the life of the loan (generally 25 years) which then converts to a variable rate or can be refixed for a further period, again generally not more than 10 years.


    Before the issuance of the notes on the closing date, mortgage loans may be added to or removed from the mortgage loan pool. Additionally, new mortgage loans may be substituted for mortgage loans that are removed from the mortgage loan pool. This addition, removal or substitution of mortgage loans may result in changes in the mortgage loan pool characteristics shown in the preceding table and could affect the weighted average lives and yields of the notes. The seller will not add, remove or substitute any mortgage loans prior to the closing date if this would result in a change of more than 5% in any of the characteristics of the pool of mortgage loans described above. Moreover, additions or removals of mortgage loans in the mortgage loan pool will not occur after the closing date, other than through removals as a result of repurchase by the seller of mortgage loans affected by a breach of the seller's representations or warranties described under "The Seller--Breach of Representations and Warranties" in part B of this prospectus or the exercise by the servicer of its option to repurchase mortgage loans which are 90 days or more delinquent as described at "Servicing--Optional Repurchase of Defaulted Mortgage Loans" in part A of this prospectus. SEE APPENDIX A-I TO PART A OF THIS PROSPECTUS FOR ADDITIONAL STATISTICAL INFORMATION REGARDING THE MORTGAGE LOAN POOL DETERMINED AS OF THE CUT-OFF DATE.

SOURCES AND APPLICATIONS OF CASH FLOW

COLLECTIONS

    The issuer trustee will receive for each collection period amounts, which are known as collections, which include:

    - payments of interest, principal and other amounts under the mortgage loans, excluding any mortgage insurance premiums and related charges payable to the servicer or any fees;

    - proceeds from the enforcement of the mortgage loans and mortgages and other securities relating to those mortgage loans;

    - amounts received under mortgage insurance policies; and

    - amounts received from the seller for breaches of representations, warranties or undertakings in connection with the mortgage loans or from the servicer as a result of the purchase of defaulted mortgage loans.

    Collections will be allocated between income and principal.


    Collections attributable to interest plus certain other amounts in the nature of income will be used to pay certain fees and expenses of the trust and interest on the notes and redraw notes. If there is an excess of such collections after payment of such fees, expenses and interest on the notes and redraw notes, such excess will first be used to reimburse any losses previously allocated against the principal balance of the notes, the redraw notes and the redraw facility and thereafter be allocated to principal collections to the extent that any amount of principal collections was treated as interest income in prior collection periods to cover payment shortfalls. Any remaining excess will be distributed to the residual income unitholder.



    Collections on the mortgage loans attributable to principal and certain other amounts in the nature of principal will first be applied, among other things, to repay the seller for advancing redraws under the mortgage loans, to repay the redraw facility provider, to cover certain payment shortfalls resulting from a deficiency in interest and other income collections and to pay principal on the notes and redraw notes. Any remaining excess of principal collections will be distributed to the residual capital unitholder. See Description of the Class A Notes--Collections; Distributions on the Class A Notes"; "--Determination of Total Available Income"; "--Distribution of Total Available Income"; "--Determination of Available Principal Collections"; and "--Distribution of Available Principal Collections" in part A of this prospectus.


INTEREST ON THE NOTES AND REDRAW NOTES

    Interest on the notes and redraw notes is payable quarterly in arrears on each payment date. The amount available to pay interest on the Class A notes and redraw notes will be allocated ratably between the Class A notes and the redraw notes. Interest will be paid on the Class B notes only after the payments of interest on the Class A notes and the redraw notes are made. Interest on each class of notes and the redraw notes is calculated for each interest period as follows:

    - at the note's or redraw note's interest rate;

    - on the outstanding principal balance of that note or redraw note at the beginning of that interest period; and

    - on the basis of the actual number of days in that interest period and a year of 360 days for the Class A notes or a year of 365 days for the Class B notes and the redraw notes.

    See "Description of the Class A Notes--Interest on the Notes" in part A of this prospectus.

PRINCIPAL ON THE NOTES AND REDRAW NOTES

    Principal on the notes and redraw notes will be payable on each payment date. Principal collections on the mortgage loans available to pay principal on the notes and redraw notes will first be applied to pay the following items in the following order of priority:

    - to repay to the seller any redraws under the mortgage loans made by the seller during or prior to the preceding collection period;

    - to repay the redraw facility provider any principal outstanding under the redraw facility until the balance of the redraw facility, as reduced by losses allocated against the redraw facility, is reduced to zero;

    - to be treated as part of interest and other income collections on the mortgage loans if there is an insufficient amount of such collections in the preceding collection period to make the required payments in the order of priorities set forth at "Priority of Distribution of Interest and Income Collections on a Payment Date" below; and

    - to redraw noteholders with priority given to redraw notes with earlier issue dates until the aggregate outstanding principal balance of the redraw notes, as reduced by losses allocated against the redraw notes, is reduced to zero.

    After the application of principal collections on the mortgage loans in respect of the priorities listed above, any remaining principal collections (up to a specified maximum amount) will be allocated to pay principal on the Class A notes until the outstanding principal balance of such class, as reduced by losses allocated against such class, is reduced to zero. The specified maximum amount of available principal collections to be applied to the Class A notes will vary in accordance with certain stepdown conditions and performance triggers determined by the rating agencies, with the result that, in some circumstances, and to a limited extent, the Class B notes will receive principal ratably with the Class A notes. The balance of available principal collections on the mortgage loans remaining after an allocation of principal on the Class A notes will be paid to the Class B noteholders in respect of principal on the Class B notes until the outstanding principal balance of the Class B notes is reduced to zero.

    If the charge created by the master security trust deed and the deed of charge is enforced after an event of default, the proceeds from the enforcement, after payment of any amounts owing to the various trustees, any appointed receiver and any cash collateral held on behalf of a support facility provider, will be distributed ratably among the Class A notes and redraw notes prior to any distributions to the Class B notes. See "Description of the Class A Notes--Distribution of Available Principal Collections" and "--Redemption of the Notes Upon an Event of Default."

ALLOCATION OF CASH FLOWS

    On each payment date, the issuer trustee will pay interest and repay principal to each noteholder and redraw noteholder to the extent of available interest and income collections and available principal collections on the mortgage loans on that payment date to be applied for these purposes. The charts on the next four pages summarize the flow and priority of payments:

                DETERMINATION OF INTEREST AND INCOME COLLECTIONS
                  AVAILABLE FOR DISTRIBUTION ON A PAYMENT DATE

                                FINANCE CHARGE COLLECTIONS
Amounts of interest or income received by the servicer during the preceding collection period in respect of the mortgage loans or any similar amounts deemed by the servicer to be in the nature of income or interest, including amounts received from borrowers, or from enforcement or repurchases of the mortgage loans.

                                       +

                           MORTGAGE INSURANCE INTEREST PROCEEDS
Amounts received pursuant to a mortgage insurance policy during the preceding collection period which the trust manager determines are not in the nature of principal.

                                       +

                                       OTHER INCOME
Interest received on authorized investments and any other miscellaneous income received by the issuer trustee.

                                       +

                                      PRINCIPAL DRAW
Principal collections on the mortgage loans applied as income to cover a payment shortfall resulting from a deficiency in available interest and income collections in the related collection period.

                                       +

                           SUPPORT FACILITIES AND OTHER AMOUNTS
Other amounts due to the issuer trustee under the basis swap and the fixed rate swap on that payment date and any other amount which the trust manager determines should be included in available interest and income collections.

                                       +

                                 LIQUIDITY FACILITY ADVANCE
Any advance to be made under the liquidity facility on the payment date.

                                       =

        TOTAL INTEREST AND INCOME COLLECTIONS AVAILABLE FOR DISTRIBUTION

                      PRIORITY OF DISTRIBUTION OF INTEREST
                    AND INCOME COLLECTIONS ON A PAYMENT DATE

FIRST, pay ratably:

(i)  any taxes relating to the trust;

(ii) the issuer trustee's and the security trustee's quarterly fee;

(iii) the servicer's quarterly servicing fee;

(iv) the trust manager's quarterly management fee;

(v) any expenses of enforcement of the mortgage loans; and

(vi) all other expenses of the trust except for those described above or below.

                                       /

SECOND, pay ratably the quarterly commitment fees in connection with the redraw facility and the liquidity facility and any net amount due by the issuer trustee under the basis swap and the fixed rate swap on that payment date.

                                       /

THIRD, repay to the liquidity facility provider outstanding draws under the liquidity facility made on prior payment dates.

                                       /

FOURTH, pay ratably to:

(i) the currency swap providers payments under the currency swaps relating to interest due on the Class A notes (including any interest unpaid from prior payment dates);

(ii) the redraw noteholders interest due on the redraw notes (including any interest unpaid from prior payment dates);

(iii) the redraw facility provider interest due on the redraw facility (including any interest unpaid from prior payment dates); and

(iv) the liquidity facility provider interest due on the liquidity facility (including any interest unpaid from prior payment dates).

                                       /

FIFTH, pay to Class B noteholders interest due on the Class B notes (including any interest unpaid from prior payment dates).

                                       /

SIXTH, allocate the remaining interest/income collections to principal collections for distribution with respect to the amount of any unreimbursed losses charged against the notes FIRST, to the Class A notes, the redraw notes and the redraw facility, pro rata, and SECOND, to the Class B notes.

                                       /

SEVENTH, allocate to principal collections any amount previously treated as income to cover any payment shortfall in previous collection periods and which remain unreimbursed on that payment date.

                                       /

EIGHTH, distribute any remaining interest/income collections to the residual income unitholder.

                     DETERMINATION OF PRINCIPAL COLLECTIONS
                       FOR DISTRIBUTION ON A PAYMENT DATE

                                        COLLECTIONS
The aggregate of collections received by the issuer trustee during the preceding collection period with respect to the mortgage loans as described at "--Sources and Applications of Cash Flow--Collections" above.

                                       +

                                   REDRAW NOTE AMOUNT
The proceeds of issue of any redraw notes on the payment date.

                                       +

                                 REDRAW FACILITY ADVANCE
Any advance to be made under the redraw facility on the payment date.

                                     MINUS

         FINANCE CHARGE COLLECTIONS FOR THE PRECEDING COLLECTION PERIOD

                                     MINUS

    MORTGAGE INSURANCE INTEREST PROCEEDS FOR THE PRECEDING COLLECTION PERIOD

                                       =

                        AVAILABLE PRINCIPAL COLLECTIONS

               PRIORITY OF DISTRIBUTION OF PRINCIPAL COLLECTIONS
                               ON A PAYMENT DATE

                                         REDRAWS
Repay to the seller any redraws under the mortgage loans made by the seller during or prior to the preceding collection period and that have not previously been repaid.

                                       /

                                 REDRAW FACILITY PRINCIPAL
Repay to the redraw facility provider the principal outstanding under the redraw facility (as reduced by any unreimbursed losses).

                                       /

                                      PRINCIPAL DRAW
To be treated as income to cover any payment shortfall resulting from a deficiency in interest and income collections on a payment date to be applied in the order of priorities set forth at "--Priority of Distribution of Interest and Income Collections on a Payment Date" above.

                                       /

                                      REDRAW NOTES
Repay to the redraw noteholders the outstanding principal balance of the redraw notes (as reduced by any unreimbursed losses).

                                       /


                  CLASS A NOTEHOLDERS
                  Pay an amount equal to or greater than the Class A notes' percentage share of remaining principal collections on that payment date ratably to the currency swap providers in respect to a repayment to the Class A noteholders of the outstanding principal balance (as reduced by any unreimbursed losses) of the Class A notes.
                  CLASS B NOTEHOLDERS
                  Repay to the Class B noteholders the outstanding principal balance (as reduced by any unreimbursed losses) of the Class
                  B notes.
CONCURRENTLY

                                       /

                                RESIDUAL CAPITAL UNITHOLDER
Distribute any remaining amounts to the residual capital unitholder.

TRANSACTION FEES

    The principal parties involved in the issuance and administration of the notes will be entitled to certain fees for the performance of their duties. The following table shows each party's fee rate or other basis of calculation of their fee compensation:

PARTY                                  ANNUAL FEE RATE                EXPLANATION
-----                                  ---------------   -------------------------------------
Issuer Trustee                                           The trust will pay a single quarterly
Security Trustee                                *        fee (based on a sliding scale) to the
Note Trustee                                             issuer trustee in respect of these
                                                         duties to be allocated among these
                                                         three trustees.
Trust Manager........................        0.10%       The trust manager's fee is calculated
                                                         by multiplying the annual fee rate by
                                                         the total invested amount of the
                                                         notes as of the beginning of each
                                                         quarter and multiplying such product
                                                         by the number of days in the interest
                                                         period divided by 365.
Liquidity Facility Provider..........        0.20%       In addition to a quarterly commitment
                                                         fee based on the product of the
                                                         undrawn portion of the liquidity
                                                         facility limit and the annual fee
                                                         rate (and multiplying such product by
                                                         the number of days in the interest
                                                         period divided by 365), draws under
                                                         the liquidity facility must be repaid
                                                         by the trust with interest at the
                                                         Australian bank bill rate, plus a
                                                         specified margin.
Redraw Facility Provider.............        0.15%       In addition to a quarterly commitment
                                                         fee based on the product of the
                                                         undrawn portion of the redraw
                                                         facility limit and the annual fee
                                                         rate (and multiplying such product by
                                                         the number of days in the interest
                                                         period divided by 365), draws under
                                                         the redraw facility must be repaid by
                                                         the trust with interest at the
                                                         Australian bank bill rate, plus a
                                                         specified margin.
Servicer.............................        0.40%       The servicer's fee is calculated by
                                                         multiplying the annual fee rate
                                                         specified by the outstanding
                                                         principal balance of the mortgage
                                                         loans as of the beginning of the
                                                         quarter and multiplying such product
                                                         by the number of days in the interest
                                                         period divided by 365.
Mortgage Insurers....................          --        Up front premium fee to be paid by
                                                         National Australia Bank Limited; no
                                                         fees to be paid by the Trust.

    * The aggregate transaction fees expressed as an annual percentage of the balance of the mortgage loans is not expected to exceed approximately 0.60%. Except as described above, fees are payable quarterly from trust income PRIOR to payment of noteholders.

CREDIT ENHANCEMENTS

    Payments of interest and principal on the Class A notes will be supported by the following forms of credit enhancement:

SUBORDINATION AND ALLOCATION OF LOSSES


    The Class B notes will always be subordinate to the Class A notes in their right to receive interest payments. Prior to the occurrence of an event of default under the master security trust deed, the Class B notes will be subordinate to the Class A notes in their right to receive principal payments only in the circumstances and to the extent described at "Description of the Class A Notes--Allocation of Principal to Class A Notes and Class B Notes" in part A of this prospectus. However, following the occurrence of an event of default under the master security trust deed and the enforcement of the deed of charge, the Class B notes will be fully subordinated to the Class A notes in their right to receive principal payments. See "Description of the Class A Notes--Redemption of the Notes upon an Event of Default" in part A of this prospectus.


    The Class B notes will bear all losses on the mortgage loans before the Class A notes. The support provided by the Class B notes is intended to enhance the likelihood that the Class A notes will receive expected quarterly payments of interest and principal.


    The "initial support percentage" to be provided by the Class B notes is calculated as the outstanding principal balance of the Class B notes on the closing date as a percentage of the aggregate outstanding principal balance of all notes to be issued on the closing date and will equal approximately 1.04%.


    In certain circumstances, the issuer trustee may issue redraw notes as described below at "--Redraws; Redraw Facility; Redraw Notes." If issued, redraw notes will, prior to the occurrence of an event of default under the master security trust deed and the enforcement of the deed of charge, rank equally with the Class A notes and the redraw facility providers in their respective rights to receive interest payments and will rank prior to the Class A notes in their right to receive principal payments. Any losses in excess of the protection offered by the Class B notes will be allocated to the Class A notes and redraw notes ratably between the Class A notes and the redraw notes. Following the occurrence of an event of default under the master security trust deed and the enforcement of the deed of charge, redraw notes will rank equally with the Class A notes in their right to receive both interest and principal payments.

MORTGAGE INSURANCE POLICIES

    Each mortgage loan is insured under a mortgage insurance policy issued by GE Mortgage Insurance Pty Ltd (f/k/a Housing Loans Insurance Corporation Pty Limited), GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd or Housing Loans Insurance Corporation. The seller will equitably assign its interest in each mortgage insurance policy to the depositor, which will, in turn, assign its interest in each mortgage insurance policy to the issuer trustee. Generally, each mortgage insurance policy covers any loss realized upon foreclosure of the related mortgaged property. The amount covered by each mortgage insurance policy will, in general, equal the excess of the unpaid principal balance of the mortgage loans (as increased by any negative amortization), plus unpaid accrued interest and the expenses of enforcement of such mortgage loan over the proceeds realized upon enforcement of the mortgage loan. See "The Mortgage Insurance Policies" in part A of this prospectus.

SELLER DEPOSIT

    If National Australia Bank Limited is assigned a short-term deposit credit rating by Moody's Investors Service, Inc. of less than P1 or is assigned a short-term deposit credit rating by Standard & Poor's Ratings Group of less than A-1+, or is assigned a long-term deposit credit rating by Fitch, Inc. of less than BBB or, in each case, a lesser rating as agreed between the trust manager, the issuer trustee, the seller and the relevant rating agency, it must deposit an amount in an account with respect to the set-off risk determined with reference to, and which may be less than, the balances of certain deposit accounts held by borrowers with National Australia Bank Limited where the borrowers' mortgage loans do not have a waiver of set-off. The amount of the seller deposit may be reset on each determination date and adjusted on the following payment date and will be reduced to zero if the seller regains the required credit ratings. The issuer trustee may use the seller deposit to meet liabilities of the seller in relation to amounts set-off against the amount due on a mortgage loan which have not been met within 20 business days of notice from the issuer trustee or the trust manager.

    As an alternative to making the seller deposit, National Australia Bank Limited may implement other arrangements agreed with the rating agencies so that credit ratings of the notes by those rating agencies will not be adversely affected. See "Description of the Class A Notes--Seller Deposit".

EXCESS AVAILABLE INCOME

    Any interest and income collections on the mortgage loans remaining after payments of interest on the notes and the redraw notes and the trust's expenses on any payment date will be available to cover previously unreimbursed losses on the mortgage loans. See "Description of the Class A Notes--Distribution of Total Available Income" and "--Principal Charge-offs."

LIQUIDITY ENHANCEMENT

    To cover possible liquidity shortfalls in the payments of interest on the Class A notes and redraw notes, the issuer trustee will, in certain circumstances, be able to borrow funds under a liquidity facility to be provided by National Australia Bank Limited. See "Description of the Class A Notes--The Liquidity Facility" in part A of this prospectus.

REDRAWS; REDRAW FACILITY; REDRAW NOTES

    Unlike U.S. mortgages (but common among Australian mortgage loans), each variable rate mortgage loan included in the pool permits the borrower, from time to time, to draw down (I.E., reborrow) additional amounts. The maximum amount permitted to be drawn down by a borrower is determined with reference to a principal balance schedule (simply, the amortization schedule for the loan calculated on the basis of an interest rate of 10%) and the actual amount outstanding. At any time, a borrower may "redraw" the amount by which the scheduled balance at the time of the proposed redraw exceeds the actual outstanding loan balance. As such, the amount available to be redrawn is largely a function of the amount previously prepaid by the borrower. Generally, the greater the amount of prior prepayments, the larger the permitted redraw.

    Although redraws will be disbursed directly by the seller to the borrowers, they will constitute assets of the trust. Following disbursement, the trust will be required to reimburse the seller for any redraws as follows:

        FIRST, to the extent of availability, from principal collections on hand;

        SECOND, to the extent principal collections are insufficient, by drawing on the redraw facility (which the trust will be required to repay to the redraw facility provider from future principal collections); and

        THIRD, to the extent the redraw facility has been exhausted, by issuance of notes (referred to in this prospectus as "redraw notes"). Given the prior sources of funding, it is not expected that a significant amount of redraw notes will be issued by the trust.


    Generally speaking, reimbursements of redraws to the seller (or the redraw facility provider) will be required to be paid from trust cashflow BEFORE amounts are paid on the Class A notes. As a result, the trust will have less funds available to pay principal on the notes on a current basis, but will have a corresponding greater amount of assets with which to make future payments. Although the seller is not able to predict the level of redraws in the future, the weighted average life of the Class A notes could be extended to the extent redraws are experienced on the mortgage loans. See "The Seller's Residential Loan

Program--Redraw Mortgage Loans" in part B of this prospectus and "Description of the Class A Notes--Redraws" "--The Redraw Facility" and "--Issue of Redraw Notes" in part A of this prospectus.


HEDGING ARRANGEMENTS

    To hedge its interest rate and currency exposures, the issuer trustee will enter into the following hedging arrangements:

    - a basis swap to hedge the basis risk between the interest rate on the mortgage loans which accrue interest at a discretionary variable rate of interest and the floating rate obligations of the trust, including the issuer trustee's payment obligations under the currency swaps;

    - a fixed rate swap to hedge the basis risk between the interest rate on the mortgage loans which accrue interest at a fixed rate of interest and the floating rate obligations of the trust, including the issuer trustee's payment obligations under the currency swaps; and

    - two currency swaps to hedge the currency risk and the basis risk between the collections on the mortgage loans and the amounts received by the issuer trustee under the basis swap and the fixed rate swap, which are denominated in Australian dollars and, in the case of the basis swap and fixed rate swap, calculated by reference to the Australian bank bill rate, and the obligation of the trust to pay interest and principal on the Class A notes, which are denominated in U.S. dollars and, in the case of interest, calculated by reference to LIBOR.

    See "Description of the Class A Notes--The Interest Rate Swaps" and "--The Currency Swaps" in part A of this prospectus.

SERVICER OPTIONAL REPURCHASE OF DEFAULTED MORTGAGE LOANS

    Subject to certain limitations contained in the supplemental deed, the servicer shall have the right and the option, but not the obligation, to purchase for its own account at the then current value of such mortgage loan (taking into account applicable insurance proceeds and other available resources) any mortgage loan which becomes 90 days or more delinquent in payment. See "Servicing--Optional Repurchase of Defaulted Mortgage Loans" in part A of this prospectus.

OPTIONAL REDEMPTION

    CALL OPTION. The issuer trustee will, if the trust manager directs it to do so, redeem all of the notes and redraw notes on any payment date falling on or after the earlier of (i) the payment date falling in April 2008 and (ii) the payment date when the current total outstanding principal balance of the mortgage loans (calculated as at the end of the immediately preceding collection period) is less than 10% of the total outstanding principal balance of the mortgage loans on the closing date. The issuer trustee's offer to redeem the notes and the redraw notes may be either at:

    - the aggregate outstanding principal balance of the notes and the redraw notes, plus accrued interest thereon (in which case exercise of the redemption will be mandatory and not require any consent of the noteholders or the redraw noteholders); or

    - the aggregate outstanding principal balance of the notes and the redraw notes, plus accrued interest thereon, as reduced by unreimbursed losses allocated against the notes and the redraw notes (in which case exercise of the redemption will require approval of 75% of the noteholders and the redraw noteholders).


    If the issuer trustee fails to exercise its option to redeem the notes on the payment date falling in April 2008, then the percentage spread over LIBOR to be applied in determining the interest rate on the Class A notes as from that payment date will increase to 0.38%. However, if the issuer trustee, at the direction of the trust manager, proposes to exercise its option to redeem the notes and the redraw notes on a payment date occurring on or after April 2008 at the lesser amount described above but is unable to do so because it cannot obtain the required consent of 75% of the noteholders and redraw noteholders, then the percentage spread over LIBOR to be applied in determining the interest rate on the Class A notes as from that payment date will remain at, or revert to, the spread as at the closing date. See "Description of the Class A Notes--Optional Redemption of the Notes" in part A of this prospectus.

MATERIAL AUSTRALIAN TAX CONSEQUENCES

    In the opinion of Mallesons Stephen Jaques, Australian tax counsel for the trust manager, under present law, the Class A notes will not be subject to Australian interest withholding tax if they are issued in accordance with certain factual conditions and they are not held by "associates" (as that term is defined in the Australian Income Tax Assessment Act of 1936) of the trust. The issuer trustee will seek to issue the Class A notes in a manner which will satisfy the conditions for an exemption from Australian interest withholding tax. One of these conditions is that the issuer trustee must, at the time of issue, not know or have reasonable grounds to suspect that a Class A note, or an interest in a Class A note, was being, or would later be, acquired directly or indirectly by "associates" of the trust (as defined in the Australian Income Tax Assessment Act of 1936) other than in the capacity of a dealer, manager or underwriter in relation to the offering and sale of the Class A notes. "Associate" for these purposes is widely defined and means, generally speaking, in relation to the trust, the beneficiaries of the trust, and any "associates" of those beneficiaries. Thus the associates of the trust would generally include associates of National Australia Bank Limited as the residual capital unitholder and the residual income holder and the other beneficiaries of the trust, if any, from time to time. Accordingly, such persons may not acquire the Class A notes (other than in the capacity noted above). See "Material Australian Tax Consequences" in part B of this prospectus.

    If by virtue of a change in law:

    - the issuer trustee will be required to withhold or deduct amounts from payment of principal or interest to any class of noteholders or redraw noteholders due to taxes, duties, assessments or governmental charges; or

    - if the issuer trustee ceases to receive the total amount of interest payable by borrowers on the mortgage loans due to taxes, duties, assessments or other governmental charges then, the trust manager may, at its sole discretion, but subject to certain conditions, direct the issuer trustee to redeem all of the notes and redraw notes.

    If the issuer trustee redeems the notes and redraw notes, the noteholders and the redraw noteholders will receive a payment equal to either:

    - the aggregate outstanding principal balance of the notes and the redraw notes, plus accrued interest thereon (in which case exercise of the redemption will be mandatory and not require any consent of the noteholders or the redraw noteholders); or

    - the aggregate outstanding principal balance of the notes and the redraw notes, plus accrued interest thereon, as reduced by unreimbursed losses allocated against the notes and the redraw notes (in which case exercise of the redemption will require approval of 75% of the noteholders and the redraw noteholders).

However, if the withholding or deduction relates only to Class A notes, Class A noteholders owning 75% of the voting rights represented thereby may direct the issuer trustee not to redeem the notes and redraw notes. See "Description of the Notes--Redemption of the Notes for Taxation or other Reasons" in part B of this prospectus.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

    In the opinion of Brown & Wood LLP, special United States federal income tax counsel for the trust manager, the Class A notes will be characterized as debt for U.S. federal income tax purposes, subject to the qualifications set forth in "Material United States Federal Income Tax Consequences" in part B of this prospectus. Each Class A noteholder, by acceptance of a Class A note, agrees to treat the Class A notes as indebtedness. In addition, in the opinion of Brown & Wood LLP, the trust will not be subject to any entity level tax for United States federal income tax purposes and the issuer trustee will not be treated as engaged in the conduct of a United States trade or business (and, accordingly, not subject to United States Federal income tax) solely as a result of any activities that it conducts in its capacity as issuer trustee of the trust. See "Material United States Federal Income Tax Consequences" in part B of this prospectus.

LEGAL INVESTMENT

    The Class A notes will NOT constitute "mortgage-related securities" for the purposes of the U.S. Secondary Mortgage Market Enhancement Act of 1984. No representation is made as to whether the Class A notes constitute legal investments under any applicable statute, law, rule, regulation or order for any entity whose investment activities are subject to investment laws and regulations or to review by regulatory authorities. You are urged to consult with your own legal advisors as to whether the Class A notes constitute legal investments for you. See "Legal Investment Considerations" in parts A and B of this prospectus.

ERISA CONSIDERATIONS

    In general, subject to the restrictions described in "ERISA Considerations" in part B of this prospectus, the Class A notes will be eligible for purchase by retirement plans or other arrangements subject to the U.S. Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986. See "ERISA Considerations" in parts A and B of the prospectus.

BOOK-ENTRY REGISTRATION


    The Class A notes will be initially issued in book-entry form only. Persons acquiring beneficial ownership of interests in the Class A notes will hold their interests through the Depository Trust Company in the United States or Clearstream-Luxembourg or Euroclear outside of the United States. Transfers within the Depository Trust Company, Clearstream-Luxembourg or Euroclear will be in accordance with the usual rules and operating procedures of the relevant system. Crossmarket transfers between persons holding directly or indirectly through the Depository Trust Company, on the one hand, and persons holding directly or indirectly through Clearstream-Luxembourg or Euroclear, on the other hand, will take place in the Depository Trust Company through the relevant depositories of Clearstream-Luxembourg or Euroclear. See "Description of the Class A Notes--Form of Class A Notes--Book Entry Registration" in part A of this prospectus and "Global Clearance and Settlement Procedures" in Appendix B to part B of this prospectus.


RATINGS OF THE CLASS A NOTES


    It is a condition to the issuance of the Class A notes that they be rated "AAA" by Standard & Poor's Ratings Group, a division of the McGraw-Hill Companies, Inc., "Aaa" by Moody's Investors Service, Inc. and "AAA" by
Fitch, Inc. The security ratings of the Class A notes should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies. See "Ratings of the Class A Notes" in part A of this prospectus.

                                  RISK FACTORS

    The Class A notes are complex securities secured by property located in a foreign jurisdiction. You should consider the following information which describes the principal risk factors of an investment in the Class A notes described in this prospectus. You should also read the detailed information set forth elsewhere in this prospectus.

GENERAL STRUCTURAL RISKS:

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THE CLASS A NOTES WILL BE PAID ONLY FROM THE
  ASSETS OF THE TRUST AND YOU MAY EXPERIENCE
  A LOSS IF THE ASSETS OF THE TRUST ARE
  INSUFFICIENT TO REPAY THE CLASS A
  NOTES. ....................................   The Class A notes are debt obligations of the issuer
                                                trustee only in its capacity as trustee of the trust
                                                and do not represent an interest in or obligation of
                                                the issuer trustee in its individual capacity or of
                                                any other entity or party to this transaction.

                                                The assets of the trust will be the sole source of
                                                payments on the Class A notes. Therefore, if
                                                collections on the mortgage loans, amounts available
                                                under the support facilities and the other assets of
                                                the trust are insufficient to pay the interest and
                                                principal on your Class A notes when due, there will
                                                be no other source from which to receive these
                                                payments and you may not recover your entire
                                                investment or obtain the yield on your investment you
                                                expected to.

THE SERVICER MAY COMMINGLE COLLECTIONS ON THE
  MORTGAGE LOANS WITH ITS ASSETS WHICH MAY
  LEAD TO LOSSES ON YOUR CLASS A NOTES. .....   Before the servicer remits collections to the
                                                collections account, the collections may be
                                                commingled with the assets of the servicer. With some
                                                exceptions, the servicer may remit collections to the
                                                collections account on a quarterly basis. See
                                                "Description of the Class A Notes--Collections;
                                                Distributions on the Class A Notes" in part A of
                                                this prospectus. If the servicer becomes insolvent,
                                                the issuer trustee may only be able to claim those
                                                collections as an unsecured creditor of the insolvent
                                                company. This could lead to a failure to receive the
                                                collections on the mortgage loans, delays in
                                                receiving the collections, or losses to you.

LOSSES AND DELINQUENT PAYMENTS ON THE
  MORTGAGE LOANS MAY AFFECT THE RETURN ON
  YOUR CLASS A NOTES. .......................   Unlike the case in most securitizations of U.S.
                                                mortgage loans, if borrowers fail to make payments of
                                                interest and principal under the mortgage loans when
                                                due, the servicer has no obligation to make advances
                                                to cover the delinquent payment. However, under the
                                                liquidity facility provided for in this transaction,
                                                the liquidity facility provider does cover shortfalls
                                                in interest and income

                                                collections on the mortgage loans available to pay
                                                interest on the Class A notes up to a specified
                                                limit. Accordingly, if the credit enhancement
                                                described in this prospectus is insufficient to
                                                protect your Class A notes from the borrowers'
                                                failure to pay, then the issuer trustee may not have
                                                enough funds to make full payments of interest and
                                                principal due on your Class A notes. Consequently,
                                                the yield on your Class A notes could be lower than
                                                you expect and you could suffer losses. A wide
                                                variety of factors of a legal, economic, political or
                                                other nature could affect the performance of
                                                borrowers in making payments of principal and
                                                interest under the mortgage loans. In particular, if
                                                interest rates increase significantly, borrowers may
                                                experience distress and an increase in default rates
                                                on the mortgage loans may result. Under Australia's
                                                Consumer Credit Code, among other remedies, a court
                                                may order a mortgage loan to be varied on the grounds
                                                of hardship. See "Legal Aspects of the Mortgage
                                                Loans" in part B of this prospectus. Any such
                                                variance may reduce the principal or interest payable
                                                under a particular mortgage loan.

LOSSES IN EXCESS OF THE PROTECTION AFFORDED
  BY THE SUBORDINATION OF CLASS B NOTES WILL
  RESULT IN LOSSES ON YOUR CLASS A NOTES. ...   The amount of credit enhancement provided through the
                                                subordination of the Class B notes to the Class A
                                                notes and redraw notes is limited and could be
                                                depleted prior to the payment in full of the Class A
                                                notes and redraw notes. If the principal amount of
                                                the Class B notes is reduced to zero, you may suffer
                                                losses on your Class A notes.

ENFORCEMENT OF THE MORTGAGE LOANS MAY CAUSE
  DELAYS IN PAYMENT AND LOSSES. .............   The servicer could encounter substantial delays in
                                                connection with the liquidation of a mortgage loan,
                                                which may lead to shortfalls in payments to you to
                                                the extent those shortfalls are not covered by a
                                                mortgage insurance policy or by the subordination of
                                                the Class B notes.

                                                If the proceeds of the sale of a mortgaged property
                                                (including any insurance proceeds and amounts in
                                                liquidation of a borrower's personal assets), net of
                                                preservation and liquidation expenses, are less than
                                                the unpaid principal balance of the related mortgage
                                                loan and any accrued interest, the issuer trustee may
                                                not have enough funds to make full payments of
                                                interest and principal due to you, unless the
                                                difference is covered by the subordination of the
                                                Class B notes.

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PRINCIPAL ON THE REDRAW NOTES WILL BE PAID
  BEFORE PRINCIPAL ON YOUR CLASS A NOTES. ...   If redraw notes are issued they will be entitled to
                                                principal payments before your Class A notes with
                                                respect to payments of principal prior to enforcement
                                                of the charge under the master security trust deed
                                                and the deed of charge, and you may not receive full
                                                repayment of principal on your Class A notes.
THE MORTGAGE INSURANCE POLICIES MAY NOT BE
  AVAILABLE TO COVER LOSSES ON THE MORTGAGE
  LOANS. ....................................   The mortgage insurance policies are subject to some
                                                exclusions from coverage and rights of refusal or
                                                reduction of claims, some of which are described in
                                                "The Mortgage Insurance Policies" in part A of this
                                                prospectus. Therefore, a borrower's payments that are
                                                expected to be covered by the mortgage insurance
                                                policies may not be covered because of these
                                                exclusions, refusals or reductions. As a result, the
                                                issuer trustee may not have enough money to make full
                                                payments of principal and interest on your Class A
                                                notes.
THE TERMINATION OF ANY OF THE SWAPS MAY
  SUBJECT YOU TO LOSSES FROM INTEREST RATE OR
  CURRENCY FLUCTUATIONS. ....................   The issuer trustee will exchange the interest
                                                payments from the fixed rate mortgage loans for
                                                variable rate payments based upon the three-month
                                                Australian bank bill rate. If the fixed rate swap is
                                                terminated or the fixed rate swap provider fails to
                                                perform its obligations, you will be exposed to the
                                                risk that the floating rate of interest payable on
                                                the Class A notes will be greater than the
                                                discretionary fixed rate set by the seller (who is
                                                also the fixed rate swap provider) on the fixed rate
                                                mortgage loans, which may lead to losses to you.
                                                The issuer trustee will exchange the interest
                                                payments from the variable rate mortgage loans for
                                                variable rate payments based upon the three-month
                                                Australian bank bill rate. If the basis swap is
                                                terminated or if the basis swap provider fails to
                                                perform its obligations, the trust manager will
                                                direct the seller, subject to applicable laws, to set
                                                the interest rate on the variable rate mortgage loans
                                                at a rate high enough to cover the payments owed by
                                                the trust. However, if the rates on the variable rate
                                                mortgage loans are set above the market interest rate
                                                for similar variable rate mortgage loans, the
                                                affected borrowers will have an incentive to
                                                refinance their loans with another institution, which
                                                may lead to higher rates of principal prepayment than
                                                you initially expected, which will affect the yield
                                                on your Class A notes.
                                                If available interest and income collections
                                                (including any principal draws or draws under the
                                                liquidity facility) from
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                                      A-20

                                                the mortgage loans (calculated as described at
                                                "Description of the Class A Notes--Determination of
                                                Total Available Income" in part A of this prospectus)
                                                for a collection period is less than the scheduled
                                                payment due under the basis swap on the related
                                                payment date, the basis swap provider is only
                                                required to pay a reduced proportion of its scheduled
                                                payment under the basis swap. In such event, the
                                                trust may not have sufficient funds available to it
                                                to make up the shortfall in payment under the
                                                currency swaps and, in turn, the payments due on the
                                                Class A notes.
                                                The issuer trustee will receive payments from the
                                                borrowers and the fixed rate swap and basis swap
                                                providers on the mortgage loans in Australian dollars
                                                calculated, in the case of the swap providers, by
                                                reference to the Australian bank bill rate, and make
                                                payments to Class A noteholders in U.S. dollars
                                                calculated, in the case of interest, by reference to
                                                LIBOR. Under the currency swap, the currency swap
                                                providers will exchange Australian dollar obligations
                                                for U.S. dollars, and in the case of interest,
                                                amounts calculated by reference to the Australian
                                                bank bill rate for amounts calculated by reference to
                                                LIBOR. If a currency swap provider fails to perform
                                                its obligations or if a currency swap is terminated,
                                                the issuer trustee might have to exchange its
                                                Australian dollars for U.S. dollars and its
                                                Australian bank bill rate obligations for LIBOR
                                                obligations at a rate that does not provide
                                                sufficient U.S. dollars to make payments to Class A
                                                noteholders in full.
TERMINATION PAYMENTS RELATING
  TO A CURRENCY SWAP, THE BASIS SWAP AND THE
  FIXED RATE SWAP MAY REDUCE PAYMENTS TO
  YOU. ......................................   If the issuer trustee is required to make a
                                                termination payment to a currency swap provider, the
                                                basis swap provider or the fixed rate swap provider
                                                upon the termination of a currency swap, the basis
                                                swap or the fixed rate swap, respectively, the issuer
                                                trustee will make the termination payment from the
                                                assets of the trust and, prior to enforcement of the
                                                security trust deed, in priority to payments on the
                                                Class A notes. Thus, if the issuer trustee makes a
                                                termination payment, there may not be sufficient
                                                funds remaining to pay interest on your Class A
                                                notes on the next payment date, and the principal on
                                                your Class A notes may not be repaid in full.
PREPAYMENTS DURING A COLLECTION PERIOD MAY
  RESULT IN YOU NOT RECEIVING YOUR FULL
  INTEREST PAYMENTS. ........................   If a prepayment is received on a mortgage loan during
                                                a collection period, interest on the mortgage loan
                                                will cease to accrue on that portion of the mortgage
                                                loan that has been prepaid, starting on the date of
                                                prepayment. Unlike
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                                      A-21
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
                                                the case in most U.S. mortgage securitizations, the
                                                servicer has no obligation to make a compensating
                                                interest payment to cover the reduction in interest
                                                payable with respect to the mortgage loan in the
                                                related collection period as a result of the
                                                prepayment. If available interest and income
                                                collections (as increased by any principal draws or
                                                draws under the liquidity facility) are insufficient
                                                to cover such interest shortfall or the basis swap or
                                                the fixed rate swap has been terminated, the issuer
                                                trustee may not have sufficient funds to pay you the
                                                full amount of interest due on your Class A notes on
                                                the next payment date.
IF THE TRUST MANAGER DIRECTS THE ISSUER
  TRUSTEE TO EXERCISE ITS RIGHT TO CAUSE A
  REDEMPTION OF THE NOTES, THE YIELD ON YOUR
  CLASS A NOTES COULD BE LOWER THAN YOU
  EXPECTED. .................................   The trust manager may cause the issuer trustee to
                                                redeem the notes and any redraw notes on any payment
                                                date falling on or after the earlier of (i) the
                                                payment date falling in April 2008 and (ii) the
                                                payment date when the aggregate outstanding principal
                                                balance of the mortgage loans, expressed as a
                                                percentage of the aggregate outstanding principal
                                                balance thereof as of the closing date, is less than
                                                10%. This could result in principal repayment earlier
                                                than you expected and the yield on your Class A notes
                                                could be lower than you expected. In order to
                                                accomplish the redemption, the seller will repurchase
                                                the mortgage loans then remaining in the mortgage
                                                pool. Because the repurchase price paid by the seller
                                                for non-performing mortgage loans will be limited to
                                                the current value of such mortgage loans (taking into
                                                account applicable insurance proceeds or other
                                                available resources) as opposed to their outstanding
                                                principal balance, plus accrued interest thereon, it
                                                is possible that Class A noteholders could suffer a
                                                loss of recovery of principal on their Class A notes
                                                as a result of such repurchase.
YOU MAY NOT BE ABLE TO RESELL YOUR CLASS A
  NOTES. ....................................   The underwriters are not required to assist you in
                                                reselling your Class A notes. A secondary market for
                                                your Class A notes may not develop. If a secondary
                                                market does develop, it might not continue or might
                                                not be sufficiently liquid to allow you to resell any
                                                of your Class A notes readily or at the price you
                                                desire. The market value of your Class A notes is
                                                likely to fluctuate with changes in interest rates in
                                                general, changes in the interest rates of the
                                                underlying mortgage loans, changes affecting the
                                                Australian economy and various other factors, all of
                                                which could expose you to significant losses.
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                                      A-22

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THE PROCEEDS FROM ENFORCEMENT OF THE MASTER
  SECURITY TRUST DEED AND DEED OF CHARGE MAY
  BE INSUFFICIENT TO PAY AMOUNTS DUE TO
  YOU. ......................................   If the security trustee enforces the security
                                                interest over the assets of the trust after an event
                                                of default under the master security trust deed and
                                                deed of charge, there is no assurance that the market
                                                value of the assets of the trust will be equal to or
                                                greater than the outstanding principal and interest
                                                due on the Class A notes and the other secured
                                                obligations that rank ahead of or equally with the
                                                Class A notes, or that the security trustee will be
                                                able to realize the full value of the assets of the
                                                trust. The issuer trustee, the trust manager, the
                                                security trustee, the servicer, the note trustee, the
                                                principal paying agent, the swap providers and other
                                                support providers will generally be entitled to
                                                receive the proceeds of any sale of the assets of the
                                                trust, to the extent they are owed fees and expenses
                                                (or, in the case of the liquidity facility provider
                                                and the redraw facility provider, to the extent of
                                                any outstanding cash advance deposit), before you.
                                                Consequently, the proceeds from the sale of the
                                                assets of the trust after an event of default under
                                                the master security trust deed and deed of charge may
                                                be insufficient to pay you principal and interest on
                                                your Class A notes in full. See "Description of
                                                Transaction Documents--The Master Security Trust
                                                Deed" in part B of this prospectus.

YOU WILL NOT RECEIVE PHYSICAL CERTIFICATES
  REPRESENTING YOUR CLASS A NOTES, WHICH CAN
  CAUSE DELAYS IN RECEIVING DISTRIBUTIONS AND
  HAMPER YOUR ABILITY TO PLEDGE OR RESELL
  YOUR NOTES. ...............................   Your ownership of the Class A notes will be
                                                registered electronically through DTC, Euroclear and
                                                Clearstream-Luxembourg. The lack of physical
                                                certificates could:

                                                    - cause you to experience delays in receiving
                                                      payments on the Class A notes because the
                                                      principal paying agent on behalf of the issuer
                                                      trustee will be sending distributions on the
                                                      notes to DTC, and in turn Euroclear and
                                                      Clearstream-Luxembourg instead of directly to
                                                      you;

                                                    - limit or prevent you from using your Class A
                                                    notes as collateral; and

                                                    - hinder your ability to resell the Class A notes
                                                    or reduce the price that you receive for them.

                                                See "Description of the Class A Notes--Form of
                                                Class A Notes" in part A of this prospectus.

RATINGS OF YOUR CLASS A NOTES DO NOT ASSURE
  THEIR PAYMENT AND WITHDRAWAL OR DOWNGRADING
  OF ANY INITIAL RATINGS MAY AFFECT THE VALUE
  OF YOUR CLASS A NOTES. ....................   A rating is based on the adequacy of the value of the
                                                trust assets and any credit enhancement for the
                                                Class A notes, and reflects the rating agency's
                                                assessment of how likely it is that holders of the
                                                Class A notes will receive the payments to which they
                                                are entitled. A rating does not constitute an
                                                assessment of how likely it is that principal
                                                prepayments on the mortgage loans will be made, the
                                                degree to which the rate of prepayments might differ
                                                from that originally anticipated, or the likelihood
                                                that the notes will be redeemed early. A rating is
                                                not a recommendation to purchase, hold or sell the
                                                Class A notes because it does not address the market
                                                price of the Class A notes or the suitability of the
                                                Class A notes for any particular investor.

                                                A rating may not remain in effect for any given
                                                period of time and a rating agency could lower or
                                                withdraw a rating entirely in the future. For
                                                example, the rating agency could lower or withdraw
                                                its rating due to:

                                                    - a decrease in the adequacy of the value of the
                                                      trust assets or any related credit enhancement;

                                                    - an adverse change in the financial or other
                                                      condition of National Australia Bank Limited as
                                                      servicer and as a support facility provider or
                                                      of any credit enhancement provider; or

                                                    - a change in the rating of the long-term debt of
                                                      National Australia Bank Limited as servicer and
                                                      as a support facility provider or of any credit
                                                      enhancement provider.

                                                A reduction in any rating of the Class A notes would
                                                probably reduce the market value of the Class A notes
                                                and may affect your ability to sell them. See
                                                "Ratings of the Class A Notes" in part A of this
                                                prospectus.

RISKS ASSOCIATED WITH INVESTMENT IN AUSTRALIAN MORTGAGE LOANS:

YOU MAY FACE AN ADDITIONAL POSSIBILITY OF
  LOSS BECAUSE THE ISSUER TRUSTEE DOES NOT
  HOLD LEGAL TITLE TO THE MORTGAGE LOANS. ...   The issuer trustee will initially hold only equitable
                                                title to the mortgage loans as the borrowers will not
                                                be notified of the equitable assignment of the
                                                mortgage loans to the issuer trustee. This is
                                                different than holding legal title which would
                                                require that the issuer trustee not only have
                                                possession of the mortgage title documents, but also
                                                that notices of the assignment of the mortgages to
                                                the issuer trustee be filed with the land title
                                                offices in the appropriate Australian jurisdictions
                                                and that notice of such assignment be given to the
                                                borrowers. The issuer trustee will take certain steps
                                                to protect its interest in, and title to, the
                                                mortgage loans if and only if a "title perfection
                                                event" occurs (and at that time will notify the
                                                borrowers of the assignment). See "Assets of the
                                                Trust--Transfer and Assignment of the Mortgage Loans"
                                                in part A of this prospectus. This is similar to the
                                                practice in many U.S. domestic securitizations where
                                                the trustee is not initially required to record the
                                                assignments of mortgage in the name of the
                                                securitization trustee in the recording offices of
                                                the various state and local jurisdictions, but rather
                                                only is required to take such action upon the
                                                occurrence of certain trigger events which indicate
                                                the adverse financial condition of the
                                                seller/servicer. Because the issuer trustee does not
                                                hold legal title to the mortgage loans, you will be
                                                subject to the following risks which may lead to a
                                                failure to receive collections on the mortgage loans
                                                or delays in receiving the collections on the
                                                mortgage loans, and consequently lead you to suffer
                                                losses:

                                                    - The issuer trustee's interest in a mortgage
                                                    loan may be impaired by the existence of a prior
                                                      higher or equal ranking security interest over
                                                      the related mortgaged property or a higher or
                                                      equal ranking security interest created by or
                                                      through the seller as legal holder of the
                                                      mortgage loan after the equitable assignment of
                                                      the mortgage loan to the issuer trustee, but
                                                      prior to the issuer trustee acquiring legal
                                                      title in the mortgage loan.

                                                    - Until a borrower has notice of the assignment
                                                    of its mortgage loan to the issuer trustee, that
                                                      borrower is not required to make payments under
                                                      its mortgage loan to anyone other than the
                                                      seller and any such payments made to the seller
                                                      will discharge the borrower's payment
                                                      obligations in relation to these amounts. If
                                                      the servicer (which is also the seller) does
                                                      not deliver collections to the

                                                      issuer trustee, for whatever reason, neither
                                                      the issuer trustee nor you will have any
                                                      recourse against the related borrowers for such
                                                      collections.

                                                    - The issuer trustee may not be able to initiate
                                                    any legal proceedings against a borrower to
                                                      enforce a mortgage loan without the involvement
                                                      of the seller.

THE RATE AND TIMING OF PAYMENTS ON YOUR CLASS
  A NOTES COULD VARY UNEXPECTEDLY AS THERE IS
  NO WAY TO PREDICT THE ACTUAL RATE AND
  TIMING OF PAYMENTS ON THE MORTGAGE
  LOANS. ....................................   The rate of principal and interest payments on pools
                                                of mortgage loans varies among pools, and is
                                                influenced by a variety of economic, demographic,
                                                social, tax, legal and other factors, including
                                                prevailing market interest rates for mortgage loans,
                                                the availability of alternate financing and the
                                                particular terms of the mortgage loans.

                                                Australian mortgage loans have features and options
                                                that are different from mortgage loans in the United
                                                States and Europe, and thus will have different rates
                                                and timing of payments from mortgage loans in the
                                                United States and Europe. In particular, in the case
                                                of the seller, the calculation of scheduled payments
                                                on certain mortgage loans on the basis of a
                                                "reference rate" may result in a more rapid
                                                amortization of the loans. See "The Seller's
                                                Residential Loan Program--Features and Options; Loan
                                                Types" in part B of this prospectus. Moreover, it is
                                                not unusual for Australian borrowers to make
                                                voluntary prepayments of principal in significant
                                                amounts. The reasons for voluntary prepayments
                                                include the absence of prepayment penalties under
                                                variable rate mortgage loans, Australia's strong home
                                                ownership ethos, the lack of tax deductibility for
                                                interest on mortgage loans used to purchase a primary
                                                residence under Australia's tax laws, and the fact
                                                that certain loans allow the borrower to redraw
                                                prepaid funds. These factors could encourage
                                                borrowers to make payments in excess of those
                                                required to pay off the mortgage loan within the
                                                contractual term, and to make lump sum prepayments
                                                from time to time when they have funds that are not
                                                required for another purpose. There is no guarantee
                                                as to the actual rate of prepayment on the mortgage
                                                loans, or that the actual rate of prepayment will
                                                conform to any model described in this prospectus.
                                                The rate and timing of principal and interest
                                                payments on the mortgage loans will affect the rate
                                                and timing of payments of principal and interest on

                                                your Class A notes. Unexpected prepayment rates could
                                                have the following negative effects:

                                                    - If you bought your Class A notes for more than
                                                      their face amount, the yield on your Class A
                                                      notes will drop if principal payments occur at
                                                      a faster rate than you expect; or

                                                    - If you bought your Class A notes for less than
                                                    their face amount, the yield on your Class A
                                                      notes will be lower than expected if principal
                                                      payments occur at a slower rate than you
                                                      expect.

                                                Other factors that would affect the rate and timing
                                                of payments on the Class A notes would include
                                                receipt by the issuer trustee of enforcement proceeds
                                                due to a borrower default on a mortgage loan, the
                                                receipt by the issuer trustee of insurance proceeds
                                                under a mortgage insurance policy in respect of a
                                                mortgage loan, a repurchase by the seller as a result
                                                of a breach of its representations and warranties
                                                made with respect to the mortgage loans, the exercise
                                                by the servicer of its option to purchase mortgage
                                                loans which become 90 days or more delinquent, an
                                                optional redemption of the Class A notes or a
                                                redemption of the Class A notes for taxation or other
                                                reasons, or the receipt of the proceeds of
                                                enforcement of the deed of charge and the master
                                                security trust deed prior to the maturity date of the
                                                Class A notes upon the occurrence of an event of
                                                default.

THE DEDUCTION OR IMPOSITION OF A WITHHOLDING
  TAX WILL REDUCE PAYMENTS TO YOU AND MAY
  LEAD TO AN EARLY REDEMPTION OF THE CLASS A
  NOTES. ....................................   If an Australian withholding tax is deducted from
                                                payments in relation to interest on the notes,
                                                including related payments to the currency swap
                                                providers, you will not be entitled to receive
                                                grossed-up amounts to compensate for the withholding
                                                tax. Thus, you will receive less interest than is
                                                scheduled to be paid on each payment date and may
                                                receive less principal at the maturity date of the
                                                notes. The issuer trustee, at the direction of the
                                                trust manager, may on any payment date redeem the
                                                notes in whole but not in part if a withholding tax
                                                is imposed, unless (if the withholding deduction
                                                relates only to the Class A notes) Class A
                                                noteholders owning 75% of the voting rights
                                                represented thereby direct the issuer trustee not to
                                                redeem the Class A notes. If the issuer trustee
                                                exercises this option, you may not be able to
                                                reinvest the amounts received upon redemption at an
                                                interest rate comparable to that payable on the Class
                                                A notes.

A DECLINE IN AUSTRALIAN ECONOMIC CONDITIONS
  MAY LEAD TO LOSSES ON YOUR CLASS A
  NOTES. ....................................   The Australian economy has been experiencing a
                                                prolonged period of expansion with relatively low
                                                interest rates and steadily increasing property
                                                values, although interest rates have started to
                                                increase slightly recently. If the Australian economy
                                                were to experience a downturn, a continued increase
                                                in interest rates, a fall in property values or any
                                                combination of these factors, delinquencies or losses
                                                on the mortgage loans may increase, which may cause
                                                losses on your Class A notes. To the extent such
                                                losses are covered by a mortgage insurance policy
                                                described herein, proceeds of such policy will be
                                                treated as a prepayment of principal and will be
                                                distributed to the Class A noteholders earlier than
                                                otherwise would be the case.

AUSTRALIAN CONSUMER PROTECTION LAWS MAY
  AFFECT THE TIMING OR AMOUNT OF INTEREST OR
  PRINCIPAL PAYMENTS TO YOU. ................   Some borrowers may make a claim to a court or
                                                tribunal requesting changes in the terms and
                                                conditions of their mortgage loans or compensation or
                                                penalties from the seller for breaches of any
                                                legislation relating to consumer credit. Australian
                                                governmental agencies may also bring actions for
                                                penalties under legislation relating to consumer
                                                credit. Any order under legislation relating to
                                                consumer credit, and any changes which allow the
                                                borrower to pay less principal or interest under the
                                                mortgage loan, may delay or decrease the amount of
                                                collections available to make payment to you.

                                                In addition, if the issuer trustee obtains legal
                                                title to the mortgage loans, the issuer trustee will
                                                be subject to the penalties and compensation
                                                provisions of Australia's Consumer Credit Code
                                                instead of the seller. To the extent that the issuer
                                                trustee is unable to claim damages from the seller or
                                                the servicer where the issuer trustee suffers a loss
                                                in connection with a breach of the Australian
                                                Consumer Credit Code, the assets of the trust,
                                                subject to limited exceptions, will be used to
                                                indemnify the issuer trustee prior to payments to
                                                you. This may delay or decrease the amount of
                                                collections available to make payments to you. See
                                                "Australian Consumer Credit Code" in part B of this
                                                prospectus.

AUSTRALIAN TAX REFORM PROPOSALS COULD RESULT
  IN TAX LIABILITY ON THE TRUST WHICH MAY
  LEAD TO LOSSES ON YOUR CLASS A NOTES. .....   The Australian Federal Government proposes to reform
                                                business taxation as part of its current tax reform
                                                program. There are several proposed measures,
                                                including, generally, the taxation of trusts in the
                                                same

                                                manner as companies (I.E., as separate taxable
                                                entities). Although these new rules have not been
                                                adopted in their final form, on the basis of draft
                                                proposals released by the Australian Federal
                                                Government, the new rules should not apply to a
                                                securitization vehicle such as the trust. In
                                                addition, the transaction documents contain
                                                appropriate mechanisms which permit the trust to be
                                                amended in order to avoid an entity-level tax, to the
                                                extent possible, and maintain its current
                                                "look-through" status. If contrary to expectation,
                                                these new tax proposals do apply to the trust, then
                                                to the extent that the trust incurs a tax liability,
                                                the issuer trustee may have less funds available to
                                                meet its obligations, and you may suffer losses. See
                                                "Material Australian Tax Consequences" in part B of
                                                this prospectus.

BECAUSE THE ISSUER TRUSTEE IS AN AUSTRALIAN
  ENTITY, THERE REMAINS UNCERTAINTY AS TO THE
  ENFORCEABILITY OF JUDGMENTS OBTAINED BY
  CLASS A NOTEHOLDERS IN U.S. COURTS BY
  AUSTRALIAN COURTS. ........................   Perpetual Trustee Company Limited is an Australian
                                                public company and in its capacity as issuer trustee
                                                of the trust, it has agreed to submit to the
                                                jurisdiction of the New York State and federal courts
                                                for purposes of any suit, action or proceeding
                                                arising out of the offering of the Class A notes
                                                under the underwriting agreement. Generally, a final
                                                and conclusive judgment obtained by noteholders in
                                                U.S. courts would be recognized and enforceable
                                                against the issuer trustee in the relevant Australian
                                                court without reexamination of the merits of the
                                                case. However, because of the foreign location of the
                                                issuer trustee and its directors, officers and
                                                employees (and their respective assets), it may be
                                                difficult for noteholders to effect service of
                                                process over these persons or to enforce against them
                                                judgments obtained in United States courts based upon
                                                the civil liability provisions of the U.S. federal
                                                securities laws. See "Enforcement of Foreign
                                                Judgments in Australia" in part B of the prospectus.

RISKS ASSOCIATED WITH SELLER'S MORTGAGE LOAN PORTFOLIO:

PAYMENT HOLIDAYS MAY RESULT IN YOU NOT
  RECEIVING YOUR FULL INTEREST PAYMENTS. ....   On certain mortgage loans, if a borrower prepays
                                                principal on his or her loan, the servicer may permit
                                                the borrower to skip subsequent payments, including
                                                interest payments, until the outstanding principal
                                                balance of the mortgage loan equals the scheduled
                                                balance. If a significant number of borrowers take
                                                advantage of this

                                                practice at the same time, the issuer trustee may not
                                                have sufficient funds to pay you the full amount of
                                                interest on the Class A notes on the next quarterly
                                                payment date.

BECAUSE SCHEDULED PAYMENTS ARE
  CALCULATED ANNUALLY, SUCH PAYMENTS MAY BE
  LARGER OR
  SMALLER THAN PAYMENTS CALCULATED ON A
  CONVENTIONAL, LEVEL
  PAYMENT BASIS. ............................   The scheduled payment payable by the borrower on
                                                either a monthly, bi-weekly or weekly basis under
                                                certain mortgage loans is determined once a year in
                                                accordance with a "reference rate" rather than on the
                                                basis of the borrower's interest rate, outstanding
                                                principal balance and loan term. In fact, the
                                                reference rate is generally designed to accelerate
                                                the payment of a loan. Thus, notwithstanding the
                                                remaining term to maturity of the mortgage loans, the
                                                loans may be paid off more rapidly than if scheduled
                                                payments were calculated on a conventional level
                                                payment basis giving effect to the loan's interest
                                                rate, balance and term.

                                                Conversely, since a borrower's scheduled payments
                                                change annually, an increase in a borrower's interest
                                                rate on a variable rate mortgage loan during the year
                                                could result in interest accruing on the mortgage
                                                loan in excess of the required scheduled payment
                                                under the mortgage loan. In such a case, the mortgage
                                                loan will be subject to "negative amortization" and
                                                the excess of such interest accrual over the required
                                                scheduled payment would be added to the principal
                                                balance of the loan. Extended periods of negative
                                                amortization could result in shortfalls in
                                                collections on the mortgage loans to pay interest on
                                                the Class A notes.

BECAUSE INTEREST ACCRUES ON THE LOANS ON A
  SIMPLE INTEREST BASIS, INTEREST PAYABLE MAY
  BE REDUCED IF BORROWERS PAY INSTALLMENTS
  BEFORE SCHEDULED DUE DATES. ...............   Interest accrues on the mortgage loans on a daily
                                                simple interest basis, I.E., the amount of interest
                                                payable each weekly, bi-weekly or monthly period is
                                                based on each daily balance for the period elapsed
                                                since interest was last charged to the borrower.
                                                Thus, if a borrower pays a fixed installment before
                                                its scheduled due date, the portion of the payment
                                                allocable to interest for the period since the
                                                preceding payment was made may be less than would
                                                have been the case had the payment been made as
                                                scheduled.

THE SELLER'S ABILITY TO SET THE INTEREST RATE
  ON VARIABLE RATE MORTGAGE LOANS MAY LEAD TO
  INCREASED DELINQUENCIES OR PREPAYMENTS AND
  AFFECT THE YIELD ON YOUR CLASS A NOTES. ...   The interest rates on the variable rate mortgage
                                                loans are not tied to an objective interest rate
                                                index, but rather are set at the sole discretion of
                                                the seller. If the seller increases interest rates on
                                                these loans, borrowers may be unable to make their
                                                required payments and, accordingly, may become
                                                delinquent or may default on their mortgage loans.
                                                Further, the seller's willingness to increase
                                                interest rates on the mortgage loans may be
                                                influenced by the seller's obligations as basis swap
                                                provider to make payments under the basis swap. In
                                                addition, if the interest rates are raised above
                                                market interest rates, borrowers may refinance their
                                                loans with another lender to obtain a lower interest
                                                rate. This could cause higher rates of principal
                                                prepayment than you expected which could affect the
                                                yield on your Class A notes.

A BORROWER'S ABILITY TO OFFSET MAY AFFECT THE
  RETURN ON YOUR CLASS A NOTES. .............   In the event of the insolvency of the seller,
                                                borrowers may be able to offset their deposits with
                                                the seller against their liability under their
                                                mortgage loans. If this occurs, the assets of the
                                                trust (including the seller's deposit of funds for
                                                this risk, if any) might be insufficient to pay your
                                                principal and interest in full.

THE CONCENTRATION OF MORTGAGE LOANS IN
  SPECIFIC GEOGRAPHIC AREAS MAY INCREASE THE
  POSSIBILITY OF LOSS ON YOUR CLASS A
  NOTES. ....................................   The trust contains a high concentration of mortgage
                                                loans secured by properties located within the states
                                                and territories of New South Wales, Victoria and
                                                Queensland within Australia. See the geographic
                                                distribution table in Appendix A-1 for a geographic
                                                profile of the mortgage loans. Any deterioration in
                                                the real estate values or the economy of any of those
                                                states or regions could result in higher rates of
                                                delinquencies, foreclosures and loss than expected on
                                                the mortgage loans. In addition, these states or
                                                regions may experience natural disasters, which may
                                                not be fully insured against and which may result in
                                                property damage and losses on the mortgage loans.
                                                These events may in turn have a disproportionate
                                                impact on funds available to the trust, which could
                                                cause you to suffer losses.

    FOR THE REMAINING SECTIONS OF PART A OF THIS PROSPECTUS, YOU CAN FIND DEFINITIONS OF CERTAIN CAPITALIZED TERMS USED THEREIN UNDER THE CAPTION "GLOSSARY" AT THE END OF THIS PROSPECTUS.

                                   THE TRUST

GENERAL


    The HomeSide Mortgage Securities Trust 2001-1 (the "Trust"), formed on January 3, 2001, is a common law trust established by the Trust Manager under the laws of the Australian Capital Territory. The Trust may only act through the Issuer Trustee. Accordingly references to actions or obligations of the Issuer Trustee refer to such actions or obligations of the Trust.


    The detailed terms of the Trust are set out in the Master Trust Deed and the Supplemental Deed. The Trust is separate and distinct from any other trust to be established under the Master Trust Deed; the assets of the Trust will not be available to meet the liabilities of any other such trust; and the assets of any other trust will not be available to meet the liabilities of the Trust.

    The Supplemental Deed, which supplements the general framework under the Master Trust Deed with respect to the Trust, accomplishes the following:

    - specifies the details of the Notes, other than those terms and conditions for the Class A Notes which are contained in the Note Trust Deed, the Agency Agreement and the "Terms and Conditions" annexed to the Class A Notes (see Appendix A-II to part A of this prospectus);

    - establishes the cash flow allocation of the mortgage loans with respect to payment of the Notes;


    - confirms the appointment of National Australia Bank Limited ("the National"), trading as HomeSide, as Servicer of the mortgage loans; and


    - specifies a number of ancillary matters associated with operation of the Trust and the mortgage loans such as the arrangements regarding the operation of the Collections Account, the fees payable to the Issuer Trustee, the Trust Manager and the Servicer, the termination of the Trust and the limitation of the Issuer Trustee's liability.

                              ASSETS OF THE TRUST

    The assets of the Trust will include the following:

    - the pool of mortgage loans, including all:

       - principal payments paid or payable on the mortgage loans at any time after the Cut-off Date; and

       - interest payments paid or payable on the mortgage loans at any time after the Cut-off Date (other than the Accrued Interest Adjustment which is paid on the first Payment Date to the Seller);

    - rights under the mortgage insurance policies issued by GE Mortgage Insurance Pty Ltd (f/k/a Housing Loans Insurance Corporation Pty Ltd), GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd and Housing Loans Insurance Corporation, and, where available, the individual property insurance policies covering the mortgaged properties relating to the mortgage loans;

    - rights under the mortgages relating to the mortgage loans;

    - rights under any additional collateral securities appearing on the Seller's records as securing the mortgage loans;

    - amounts on deposit in certain accounts established in connection with the creation of the Trust and the issuance of the Notes, including the Collections Account, and any Authorized Investments in which these amounts are invested; and

    - the Issuer Trustee's rights under the Transaction Documents, including the Support Facilities.

THE MORTGAGE LOANS

    The mortgage loans are secured by registered first ranking mortgages on properties located in Australia. The mortgage loans are from the Seller's residential loan program and have been originated by the Seller in the ordinary course of its business as described at "The Seller's Residential Loan Program" in part B of this prospectus. The mortgage loans are either fixed rate (but only for a limited period, generally no longer than 10 years, with the rate at the end of such period, either converting to a new fixed rate for another limited period or converting to a variable rate) or variable rate loans. The mortgaged properties consist of one- to four-family residential owner-occupied properties and one- to four-family residential non-owner occupied properties, excluding mobile homes.

TRANSFER AND ASSIGNMENT OF THE MORTGAGE LOANS

    On the Closing Date, the Seller will equitably assign to the Depositor the mortgage loans, the mortgages securing those mortgage loans, any additional collateral security and any insurance policies, as described above, on the mortgaged properties relating to those mortgage loans. The Depositor will, in turn, equitably assign such assets and rights to the Issuer Trustee. After the latter equitable assignment, the Issuer Trustee will be entitled to receive collections on the mortgage loans. If a Title Perfection Event occurs, unless each rating agency confirms that a failure to perfect the Issuer Trustee's title to the mortgage loans will not result in a reduction, qualification or withdrawal of the credit ratings assigned by them to the Class A Notes, the Class B Notes and the Redraw Notes (if any), the Issuer Trustee must use the irrevocable power of attorney granted by the Seller in favor of the Depositor and the Issuer Trustee to take the actions necessary to protect the Issuer Trustee's interest in, and legal title to, the mortgage loans. The Trust Manager, the Depositor, the Servicer and the Seller have agreed to assist the Issuer Trustee in taking any necessary actions to obtain legal title to the mortgage loans after the occurrence of a Title Perfection Event, including the lodgment of transfers of the mortgages securing the mortgage loans with the appropriate land titles office in each applicable Australian state and territory.

    The Issuer Trustee will grant a first ranking fixed and floating charge over the mortgage loans and other assets of the Trust, under the Master Security Trust Deed and Deed of Charge, in favor of the Security Trustee for the ultimate benefit of the Noteholders and the other Secured Creditors of the Trust. The Servicer will service the mortgage loans pursuant to the Servicing Agreement and will receive compensation for these services. See "Description of the Transaction Documents--The Master Security Trust Deed" in part B of this prospectus and "Servicing" in part A of this prospectus.

REPRESENTATIONS, WARRANTIES AND ELIGIBILITY CRITERIA


    The Seller will make various representations and warranties to the Depositor with respect to the mortgage loans, including those set forth in "The Seller--Representations, Warranties and Eligibility Criteria" and "--The Seller's Representations" in part B of this prospectus. The Depositor will, in turn, assign such rights and remedies to the Issuer Trustee as described in such section. If the Seller breaches any of the representations or warranties, the Seller will be obligated:


    - to remedy the breach; or

    - in some limited circumstances to repurchase the relevant mortgage loan or any property acquired in respect of that mortgage loan; or

    - in some circumstances to pay damages for any direct loss sustained by the Depositor up to a maximum of the outstanding principal balance of the affected mortgage loans.

                   DESCRIPTION OF THE POOL OF MORTGAGE LOANS

GENERAL


    The pool will consist of approximately 23,931 mortgage loans that have an aggregate outstanding principal balance as of the Cut-off Date, of approximately A$1,923,597,213.61. As of the Cut-off Date, no mortgage loans were more than 30 days delinquent. Lender's mortgage insurance policies with respect to the mortgage loans will cover any loss realized on the disposal of the related mortgaged property subject to such mortgage loan. See "The Mortgage Insurance Policies." The mortgage loans were originated in accordance with the underwriting standards described at "The Seller's Residential Loan Program--Underwriting Process" in part B of this prospectus.


    A mortgage over the related mortgaged property will secure the mortgage loans. Each mortgage is a registered first ranking mortgage and each mortgage will have priority over all other mortgages granted by the relevant borrower and over all unsecured creditors of the borrower.

    The mortgaged properties that secure the mortgage loans are located in the following states and territories of Australia:

    - New South Wales;

    - Victoria;

    - Western Australia;

    - Queensland;

    - South Australia;

    - Tasmania;

    - the Northern Territory; and

    - the Australian Capital Territory.

DETAILS OF THE POOL OF MORTGAGE LOANS


    The information in Appendix A-I to part A of this prospectus, attached hereto, sets forth in tabular format various details relating to the mortgage loans to be included in the Trust. The information is provided by the Seller as of the close of business on the Cut-off Date. All amounts have been rounded to the nearest Australian dollar. The sum in any column may not equal the total indicated due to rounding.


    The statistical information in Appendix A-I may not reflect the actual pool of mortgage loans as of the Closing Date because the Seller may substitute loans proposed for equitable assignment to the Trust with other eligible mortgage loans or add additional eligible mortgage loans. The Seller may do this if, for example, the loans originally selected are repaid early.

    The Seller will not add, remove or substitute any mortgage loans prior to the Closing Date if this would result in a change of more than 5% in any of the characteristics of the pool of mortgage loans described in the "Summary" under the heading "The Mortgage Loans." Moreover, additions or removals of mortgage loans in the mortgage loan pool will not occur after the Closing Date other than through removals as a result of repurchase by the Seller of mortgage loans affected by a breach of the Seller's representations or warranties as described under "The Seller--Breach of Representations and Warranties" in part B of this prospectus or the exercise by the Servicer of its option to repurchase mortgage loans which are 90 days or more delinquent as described at "Servicing--Optional Repurchase of Defaulted Mortgage Loans" in part A of this prospectus.

                        DESCRIPTION OF THE CLASS A NOTES

GENERAL

    The Issuer Trustee will issue the Class A Notes on the Closing Date pursuant to a direction from the Trust Manager to the Issuer Trustee to issue the Class A Notes under the terms of the Master Trust Deed, the Supplemental Deed, and the Note Trust Deed. The following summary is subject to, and qualified in its entirety by reference to, the terms and conditions of the Class A Notes set forth at Appendix A-II to part A of this prospectus attached hereto, the terms and conditions of the Note Trust Deed and the provisions of the other Transaction Documents. The following summary, together with the description of the Notes in part B of this prospectus, nevertheless, describes all material terms of the Class A Notes and the related Transaction Documents. Investors should also review the other sections of this prospectus for important additional information regarding the terms and conditions of the Class A Notes and the Transaction Documents.

GOVERNING LAW

    The Notes will be governed by the laws of the Australian Capital Territory. The Noteholders are bound by, and deemed to have notice of, all the provisions of the Transaction Documents. The Note Trust Deed has been duly qualified under the Trust Indenture Act of 1939 of the United States.

FORM OF CLASS A NOTES

    The Class A Notes are offered in minimum denominations equivalent to at least US$100,000 initial principal balance each and multiples of US$10,000 in excess of that amount. The Issuer Trustee will issue the Class A Notes in book-entry form only as described below.

    BOOK-ENTRY REGISTRATION: The Class A Notes will be issued only in permanent book-entry format. While the Class A Notes are in book-entry format, all references to actions by the Class A Noteholders will refer to actions taken by the DTC, upon instructions from its participating organizations and all references in part A of this prospectus to distributions, notices, reports and statements to Class A Noteholders will refer to distributions, notices, reports and statements to DTC or its nominee, Cede & Co., as the registered Noteholder, for distribution to owners of the Class A Notes in accordance with DTC's procedures and the terms and conditions of the Class A Notes. Unless the events described in "DEFINITIVE NOTES" below occur, the Issuer Trustee will not issue the Class A Notes in fully registered, certificated form as definitive notes.

    Class A Noteholders may hold their interests in the Class A Notes through DTC, in the United States, Clearstream-Luxembourg (previously named Cedelbank) or Euroclear, in Europe, if they are participants in those systems, or indirectly through organizations that are participants in those systems. Cede & Co., as nominee for DTC, will be the registered holder of the Class A Notes. Clearstream-Luxembourg and Euroclear will hold omnibus positions on behalf of their respective participants through customers' securities accounts in Clearstream-Luxembourg's and Euroclear's names on the books of their respective depositaries. The depositaries in turn will hold the positions in customers' securities accounts in the depositaries' names on the books of DTC.

    Unless the Issuer Trustee issues definitive notes, Class A Noteholders will receive all distributions of principal and interest on the book-entry notes through DTC participants. Under a book-entry format, Class A Noteholders will receive payments after the related Payment Date. This payment delay will occur because although the Issuer Trustee will (through the paying agents) forward payments on the book-entry notes to Cede & Co. as nominee for DTC, on each Payment Date, DTC will forward those payments to DTC participants, which will be required to forward them to indirect DTC participants or Class A Noteholders. It is anticipated that the Noteholder as this term is used in the Master Trust Deed and the Note Trust Deed for each class of book-entry notes will be Cede & Co., as nominee of DTC. As a result, the Issuer Trustee will not recognize book-entry Class A Noteholders as Noteholders under the Master Trust Deed or the Note Trust Deed, but rather as beneficial owners of an interest in a global book-entry note (I.E., the "Class A Note Owners"). Class A Note Owners will be permitted to exercise the rights of Class A Noteholders under the Master Trust Deed and the Note Trust Deed only indirectly through DTC participants, who in turn will exercise their rights through DTC.

    For further information regarding purchases, transfers and assignments of Class A Notes (including cross-market transfers) through the DTC book-entry system, the procedures for payment of principal and interest on the Class A Notes through DTC, and the operations of DTC, Clearstream-Luxembourg and Euroclear see "Description of Notes--Form of the Notes--Book Entry Registration" in part B of this prospectus.

    DEFINITIVE NOTES: The Issuer Trustee will reissue the Class A Notes in fully registered certificated form as definitive notes to Class A Noteholders or their nominees, rather than in book-entry form to DTC or its nominees, only if the events described in part B of this prospectus under "Description of the Notes--Definitive Notes" occurs.

COLLECTIONS; DISTRIBUTIONS ON THE CLASS A NOTES

    Collections in respect of interest and principal on the mortgage loans will be received during each quarterly Collection Period. Collections include any of the following amounts received after the Cut-off Date:

    - payments of interest, principal and other amounts under the mortgage loans, excluding any mortgage insurance premiums and related charges, fees or expenses payable to the servicer, including prepayment fees;

    - proceeds from the enforcement of the mortgage loans and mortgages and other securities relating to those mortgage loans;

    - amounts received under mortgage insurance policies; and

    - amounts received from the Seller for breaches of representations and warranties in connection with the mortgage loans or from an optional purchase by the Servicer of 90-day or more defaulted mortgage loans.

    The Servicer will receive collections on the mortgage loans from borrowers. The Servicer must deposit any collections into the Collections Account within 2 Business Days following its receipt. However, if the Servicer is the Seller and the Servicer has short term credit ratings of A-1+ from Standard & Poor's, P-1 from Moody's and F1 from Fitch (or, in the case of Standard & Poor's only, a long-term credit rating of AAA), it may retain collections until 10:00 a.m. (Melbourne time) on the Payment Date following the end of the relevant Collection Period.

    If the Servicer is not the Seller but the Servicer has short term credit ratings of no lower than A-1 from Standard & Poor's, P-1 from Moody's and F1 from Fitch, it may retain collections until 10:00 a.m. (Melbourne time) on the Business Day which is the earlier of 30 days from receipt and 2 Business Days before the Payment Date following the end of the relevant Collection Period. However, while the sum of all collections held by the Servicer and the value of any short-term Authorized Investments which are with, or issued by, a bank or financial institution which has a short-term credit rating of A-1 from Standard & Poor's exceeds 20% of the aggregate of the Stated Amounts of the Notes and Redraw Notes, the Servicer will only be entitled to retain any additional collections received for 2 Business Days following receipt.

    After the applicable period referred to above, the Servicer must then deposit the collections into the Collections Account. The Collections Account must be established by the Servicer and the Issuer Trustee at an Eligible Bank or (subject to the terms of the second preceding paragraph) with the Servicer.

    The Issuer Trustee will make its payments on a quarterly basis on each Payment Date, including payments to Noteholders and Redraw Noteholders, from collections received during the preceding Collection Period and from amounts received under Support Facilities on or prior to the Payment Date. Certain amounts received by the Issuer Trustee are not distributed on a Payment Date. These amounts include cash collateral lodged with the Issuer Trustee by a Support Facility provider or the Seller and interest on that cash collateral.

KEY DATES AND PERIODS

    The following are the relevant dates and periods for the allocation of cashflows and their payments.


BUSINESS DAY...........................  means a day (excluding a Saturday, Sunday and any public holiday) on which banks are open for business in
                                         Melbourne, Australia, New York City, New York, Sydney,
                                         Australia or any other relevant city identified in the
                                         Supplemental Deed.

QUARTER................................  means the three-month period in each year commencing on
                                         January 1, April 1, July 1 and October 1.

INTEREST PERIOD........................  means the period commencing on and including a Payment
                                         Date and ending on but excluding the next Payment Date.
                                         However, the first and last Interest Periods are as
                                         follows:

                                           - FIRST: the period from and including the Closing Date
                                           to but excluding the first Payment Date;

                                           - LAST: the period from and including the Payment Date
                                             immediately preceding the date upon which interest on
                                             the Notes ceases to accrue to but excluding the date
                                             upon which interest on the Notes ceases to accrue.

COLLECTION PERIOD......................  means, with respect to a Payment Date, the period from
                                         (and including) the first day of the Quarter immediately
                                         preceding the related Determination Date up to (and
                                         including) the last day of the Quarter immediately
                                         preceding the related Determination Date. However, the
                                         first Collection Period commences on (and includes) the
                                         day after the Cut-off Date and ends on March 31, 2001.

DETERMINATION DATE.....................  The day which is five Business Days prior to a Payment
                                         Date.

PAYMENT DATE...........................  The 20th day of each January, April, July and October, or, if the 20th day is not a Business Day, then the next
                                         Business Day. The first Payment Date is April 20, 2001.


EXAMPLE CALENDAR:

       INTEREST PERIOD...................  April 20, 2001 to July 19, 2001

       COLLECTION PERIOD.................  April 1, 2001 to June 30, 2001

       DETERMINATION DATE................  July 13, 2001

       PAYMENT DATE......................  July 20, 2001

DETERMINATION OF TOTAL AVAILABLE INCOME

    Payments of interest on the Notes and Redraw Notes are made from Total Available Income.

    TOTAL AVAILABLE INCOME for a Determination Date and the following Payment Date means the aggregate of:

    - the FINANCE CHARGE COLLECTIONS which are the following amounts received by the Servicer on behalf of the Issuer Trustee during the preceding Collection Period:

       - any interest or other amounts in the nature of interest or income received in respect of a mortgage loan (or any similar amount deemed by the Servicer to be in the nature of income or interest), including without limitation:

             (i) amounts recovered from the enforcement of a mortgage loan;

            (ii) amounts paid by the Seller upon repurchase of a mortgage loan in connection with a breach of a Seller representation or warranty or by the Servicer upon purchase of a defaulted mortgage loan;


            (iii) amounts paid as interest by the borrower on a Redraw of a mortgage loan; and


            (iv) any other amounts received from the Seller or Servicer in respect of a breach of a representation or warranty contained in the Transaction Documents in respect of a mortgage loan or under an obligation to indemnify or reimburse the Issuer Trustee; and

       - any recoveries received in respect of a mortgage loan that were previously a loss resulting in a Principal Charge-off;

    - MORTGAGE INSURANCE INTEREST PROCEEDS which are amounts received by the Issuer Trustee during the preceding Collection Period under a mortgage insurance policy which the Trust Manager determines are not in the nature of principal;


    - OTHER INCOME which means interest received on Authorized Investments during the preceding Collection Period and other miscellaneous income received or expected to be received by the Issuer Trustee on or before the related Payment Date;


    - PRINCIPAL DRAW which means Available Principal Collections applied as income on the Payment Date to satisfy an Income Shortfall resulting from a deficiency in Total Available Income (as determined before such Principal
      Draw);

    - SUPPORT FACILITIES AND OTHER AMOUNTS which means any net payments due to be received by the Issuer Trustee on the related Payment Date under the fixed rate swap and the basis swap (see "The Interest Rate Swaps" below) and any other amount that the Trust Manager determines should be included in available interest and income collections; and

    - LIQUIDITY FACILITY ADVANCE which means any advance to be made to cover an Income Shortfall (as determined prior to such advance) under the Liquidity Facility on the related Payment Date as described under "--Liquidity Facility Advance" below.

    Based upon the margins payable by the Basis Swap Provider and Fixed Rate Swap Provider, on the basis swap and the fixed rate swap, respectively, and assuming that payments are made when due under the mortgage loans, it is expected that there will be sufficient Total Available Income to cover all the known obligations of the Trust on each Payment Date, including interest on the Class A Notes.

LIQUIDITY FACILITY ADVANCE


    If the Trust Manager determines on any Determination Date that there will still exist an Income Shortfall (as defined below) on the succeeding Payment Date after an application of a Principal Draw (if Available Principal Collections are available for such purpose) (see "--Distribution of Available Principal Collections" below), the Trust Manager must direct the Issuer Trustee to make a drawing under the Liquidity Facility on such Payment Date in an amount equal to the lesser of the amount of the Income Shortfall and the amount then available to be drawn under the Liquidity Facility.



    An "Income Shortfall" is the amount by which the payments to be made from the Total Available Income on a Payment Date, other than reimbursement of Principal Charge-offs, Carryover Principal Charge-offs, payments to the Residual Income Unitholder or reimbursement of Principal Draws Outstanding exceed the aggregate of the Finance Charge Collections, the Mortgage Insurance Interest Proceeds, net amounts received under the fixed rate swap and basis swap, Other Income, other amounts that the Trust Manager determines should be included in income and interest collections and the amount of any Principal Draw to satisfy such Income Shortfall in relation to that Payment Date.


DISTRIBUTION OF TOTAL AVAILABLE INCOME

    On each Payment Date, the Total Available Income for that Payment Date is allocated in the following order of priority:

    - FIRST, solely with respect to the first Payment Date, to the payment of the Accrued Interest Adjustment to the Seller, otherwise;

      PARI PASSU and ratably and in respect of the related Collection Period:

         (i) any taxes relating to the Trust;

        (ii) the Issuer Trustee's and the Security Trustee's quarterly fee;

        (iii) the Servicer's quarterly fee;

        (iv) the Trust Manager's quarterly management fee;

        (v) any expenses of enforcement of the mortgage loans; and


        (vi) payment of all costs, charges and expenses incurred by the Issuer Trustee or the Trust Manager in administering the Trust, other than as detailed above or below;



    - SECOND, PARI PASSU and ratably, any fees payable by the Issuer Trustee under the Redraw Facility and the Liquidity Facility on that Payment Date and any net amount payable by the Issuer Trustee under the Basis Swap and the Fixed Rate Swap on that Payment Date;


    - THIRD, to repayment or reimbursement to the Liquidity Facility Provider of any amount drawn on the Liquidity Facility before the related Payment Date;


    - FOURTH, PARI PASSU and ratably:


         (i) payment to the Currency Swap Providers on that Payment Date of the A$ Class A Interest Amount for the Interest Period ending on (but excluding) that Payment Date (and any A$ Class A Interest Amount remaining unpaid from prior Payment Dates) in return for which the Currency Swap Providers will pay the Paying Agents for distribution to the Class A Noteholders as described under "The Currency Swaps-- Interest Payments" below;

        (ii) payment of interest in relation to any Redraw Notes for the Interest Period ending on (but excluding) that Payment Date (and any interest remaining unpaid from prior Payment Dates);

        (iii) payment of any interest due under the Redraw Facility for the Interest Period ending on (but excluding) that Payment Date (and any interest remaining unpaid from prior Payment Dates); and

        (iv) payment of any interest due under the Liquidity Facility for the Interest Period ending on (but excluding) that Payment Date (and any interest remaining unpaid from prior Payment Dates);

    - FIFTH, payment of interest in relation to the Class B Notes for the Interest Period ending on (but excluding) that Payment Date (and any interest remaining unpaid from prior Payment Dates);

To the extent there is remaining Total Available Income:

    - SIXTH, PARI PASSU and ratably, to reimburse any Principal Charge-offs in respect of the preceding Collection Period allocated to the Class A Notes, the Redraw Notes and the Redraw Facility as an allocation to Available Principal Collections on that Payment Date;


    - SEVENTH, PARI PASSU and ratably, to reimburse any Carryover Principal Charge-offs in relation to the Class A Notes, the Redraw Notes and the Redraw Facility as an allocation to Available Principal Collections on that Payment Date;



    - EIGHTH, to reimburse any Principal Charge-offs in respect of the preceding Collection Period and subsequently to reimburse any Carryover Principal Charge-offs, in each case allocated to the Class B Notes as an allocation to Available Principal Collections on that Payment Date;


    - NINTH, to reimburse any Principal Draws which have not been repaid as at that Payment Date; and

    - TENTH, to the Residual Income Unitholder.

    The Issuer Trustee will only make a payment under a priority above to the extent that any Total Available Income (as increased by any Principal Draw and Liquidity Facility Advance) remains from which to make the payment after amounts with priority to that payment have been distributed.

INTEREST ON THE NOTES

CALCULATION OF INTEREST PAYABLE ON THE NOTES


    The period that any Notes or Redraw Notes accrue interest is divided into Interest Periods. The first Interest Period in respect of the Notes commences on and includes the Closing Date and ends on but excludes the first Payment Date. Each subsequent Interest Period commences on and includes a Payment Date and ends on but excludes the following Payment Date. The Class A Notes accrue interest from and including the Closing Date to but excluding the day upon which the final Interest Period ends. The final Interest Period for the Class A Notes will end on, but exclude, the earlier of: the date upon which the Stated Amount of the Class A Notes is reduced to zero and all accrued but previously unpaid interest is paid in full; the date upon which the Class A Notes are redeemed or repaid in full, unless upon presentation payment is improperly withheld in which case interest will continue to accrue until the earlier of the day on which the Class A Noteholder receives all sums due in respect of the Class A Note and the seventh day after notice is given to the Class A Noteholder that, where this is required, such payment will be made, provided that payment is in fact made; the date upon which the Class A Notes are deemed to be redeemed; the final maturity date for the Class A Notes; and the date on which the Class A Noteholder renounces all of its rights to any payments under or in respect of that Class A Note.



    Up to, but excluding, the Payment Date falling in April 2008, the interest rate for the Class A Notes for each Interest Period will be equal to LIBOR for that Interest Period plus 0.19%. If the Issuer Trustee has not redeemed or attempted to redeem all of the Class A Notes by the Payment Date falling in April 2008, then subject to the following, the interest rate for each Interest Period commencing on or after that date will be equal to LIBOR for that Interest Period plus 0.38%.



    If the Issuer Trustee, at the direction of the Trust Manager, proposes to exercise the option to redeem the Notes and Redraw Notes on a Payment Date on or after April 2008 at their Stated Amount rather than their Invested Amount, as described in "Optional Redemption of the Notes" below, but is unable to do so because, following a meeting of Noteholders and Redraw Noteholders convened under the provisions of the Master Trust Deed by the Trust Manager for this purpose, 75% by voting interest of the Noteholders and Redraw Noteholders have not approved the redemption of the Notes and Redraw Notes at their Stated Amounts, then the interest rate for the Class A Notes for each Interest Period commencing on or after that Payment Date will be equal to LIBOR for that Interest Period plus 0.19%.



    The interest rate of the Class B Notes for an Interest Period will be equal to the Bank Bill Rate for that Interest Period plus 0.52%, which spread will not increase irrespective of whether or not the Issuer Trustee has exercised its optional redemption rights with respect to the Class A Notes as described above.


    If Redraw Notes are issued the interest rate applicable to them will be equal to the Bank Bill Rate plus a specified margin determined at the time of their issue. The interest rate for the Redraw Notes, if any, for each Interest Period is calculated by the Trust Manager.

    With respect to any Payment Date, interest on a Note or any Redraw Note will be calculated as the product of:

    - the Invested Amount of that Note or Redraw Note as of the first day of that Interest Period, after giving effect to any payments of principal made with respect to such Note or Redraw Note on such day;

    - the interest rate for such Note or Redraw Note for that Interest Period;
      and

    - a fraction, the numerator of which is the actual number of days in that Interest Period and the denominator of which is 360 days for the Class A Notes, or 365 days for the Class B Notes and any Redraw Notes.

    Interest will accrue on any unpaid interest in relation to a Note or Redraw Note at the interest rate that applies from time to time to that Note or Redraw Note until that unpaid interest is paid.

CALCULATION OF LIBOR


    On the second business day in London and New York before the beginning of each Interest Period, The Bank of New York (New York Branch) as calculation agent will determine LIBOR for the next Interest Period. See "Terms and Conditions of the Class A Notes--Section 6.3, Interest Rate for the Class A Notes" at Appendix A-II.


DETERMINATION OF AVAILABLE PRINCIPAL COLLECTIONS

    Payments of principal, including repayment of principal on the Notes and Redraw Notes, are made from Available Principal Collections.

    AVAILABLE PRINCIPAL COLLECTIONS for a Determination Date and the following Payment Date means the aggregate of:

    - COLLECTIONS for the preceding Collection Period as described at "--Collections; Distributions on the Class A Notes" above; PLUS

    - the proceeds of issuance of any Redraw Notes on that Payment Date; PLUS

    - any amount to be drawn under the Redraw Facility on that Payment Date;
      MINUS


    - FINANCE CHARGE COLLECTIONS calculated on that Determination Date as determined at "--Determination of Total Available Income"; MINUS


    - MORTGAGE INSURANCE INTEREST PROCEEDS received during the preceding Collection Period as determined at "--Determination of Total Available Income."

DISTRIBUTION OF AVAILABLE PRINCIPAL COLLECTIONS

    On each Payment Date, Available Principal Collections for that Payment Date is allocated in the following order of priority:


    - FIRST, repayment to the Seller of any Redraws under the mortgage loans made up to and including the last day of the immediately preceding Collection Period then ended and which are then outstanding;



    - SECOND, repayment to the Redraw Facility Provider of the Redraw Principal Outstanding (as at the immediately preceding Determination Date), but excluding amounts to be drawn under the Redraw Facility on that Payment Date and any amount to be repaid under the Redraw Facility on that Payment Date;


    - THIRD, as a Principal Draw (if any) to be treated as part of Total Available Income to cover any Income Shortfall resulting from a deficiency in Total Available Income on a Payment Date to be applied in the order of priorities set forth at "--Distribution of Total Available Income" above;


    - FOURTH, equally among the Redraw Noteholders in order of issue of Redraw Notes until their Stated Amounts (as at the immediately preceding Determination Date but excluding any amount to be paid to the Redraw Noteholders on that Payment Date) without double counting are reduced to zero on the basis that a Redraw Note receives no principal repayment until the Stated Amount of all earlier issued Redraw Notes has been reduced to zero;


    - FIFTH, concurrently:

         (i) to the Currency Swap Providers in respect of principal payments on the Class A Notes, the Class A Note Percentage of Available Principal Collections and the Stepdown Percentage of Available Principal Collections that would otherwise be paid to the holders of the Class B Notes; and

        (ii) pro rata to the holders of the Class B Notes in the manner described below under the heading "--Allocation of Principal to Class A Notes and Class B Notes"; and

    - SIXTH, to the Residual Capital Unitholder.

    The Issuer Trustee will only make a payment under the bullet points above to the extent that any Available Principal Collections remain from which to make the payment after amounts with priority to that payment have been distributed.

ALLOCATION OF PRINCIPAL TO CLASS A NOTES AND CLASS B NOTES


    That part of the Available Principal Collections which is available on a Payment Date for repayment of the Class A Notes and the Class B Notes is calculated as follows:


    The amount of Available Principal Collections to be allocated to A$ Class A Principal (as defined below) pursuant to fifth priority above under "--Distribution of Available Principal Collections" is determined on the basis of the CLASS A NOTE PERCENTAGE ("CANP") calculated as follows on a Determination
Date:

               CANP =       ASA(A)
                            ----------
                            ASA + RPO

where:         ASA (A) =    Aggregate Stated Amount of the Class A
                            Notes on the immediately preceding
                            Determination Date.

               ASA = Aggregate Stated Amount of all Notes on the immediately preceding Determination Date.

               RPO =        Redraw Principal Outstanding on the
                            immediately preceding Determination Date.

provided that, in respect of the first Determination Date, such amounts will be calculated by reference to the Initial Invested Amount of the relevant classes of Notes and RPO will equal zero.

    For purposes of the above allocation equation,

    - AGGREGATE STATED AMOUNT means the aggregate of the A$ Equivalent of the Stated Amount of the relevant Notes (I.E., Class A Notes or all Notes outstanding, as the case requires) at the date of determination.

    - A$ EQUIVALENT means, in relation to an amount which is calculated, determined or expressed in US $ or which includes a component determined or expressed in US $, that US $ amount or US $ component (as the case may be) multiplied by the A$ Exchange Rate.


    - REDRAW PRINCIPAL OUTSTANDING means, at any Determination Date, an amount equal to (a) the aggregate amount of drawings previously made or to be made under the Redraw Facility on the immediately following Payment Date, MINUS (b) the aggregate amount of any repayments and/or reimbursements previously made to the Redraw Facility Provider on account of Redraw Principal or to be made on the immediately following Payment Date, MINUS
      (c) the amount of any Principal Charge-off allocated to the Redraw Principal Outstanding on that Determination Date which will not be reimbursed on the immediately following Payment Date, MINUS (d) without double counting any Principal Charge-off, any Carryover Principal Charge-offs in respect of Redraw Principal Outstanding and which remain unreimbursed on or before the immediately following Payment Date.


    A$ CLASS A PRINCIPAL means in relation to a Payment Date, the aggregate of:
(a) the amount allocated on that Payment Date from Available Principal Collections to A$ Class A Principal pursuant to the above formula under the fifth priority above, as described under "--Distribution of Available Principal Collections," and (b) the amount allocated on that Payment Date to A$ Class A Principal from Excess Available Income as described under "--Principal Charge-offs--Reimbursement of Principal Charge-offs" below.

    The amount of Available Principal Collections to be allocated to Class B Principal (as defined below) on a Payment Date pursuant to the fifth priority above under "--Distribution of Available

Principal Collections" is determined on the basis of the CLASS B PERCENTAGE of Class B Principal on a Determination Date where:

                                                           Aggregate
                                                         Stated Amount
                                                     of the Class B Notes
                                        on the immediately preceding Determination Date
                                        ---------------------------------------------
                                                           ASA + RPO
Class B Percentage          =

where:                                  "ASA" and "RPO" are defined the same as in the
                                        case of the Class A Note Percentage formula
                                        above.

    CLASS B PRINCIPAL means in relation to a Payment Date, the aggregate of:
(a) the amount allocated on that Payment Date from Available Principal Collections to Class B Principal pursuant to the above formula under the fifth priority above as described under "--Distribution of Available Principal Collections" and (b) the amount allocated on that Payment Date to Class B Principal from Excess Available Income as described under "--Principal Charge-offs--Reimbursement of Principal Charge-offs" below.

    The effect of the above allocation formulas is that Class A Noteholders receive their proportional share of Available Principal Collections (based upon the Stated Amount of the Class A Notes) and also receive the Stepdown Percentage (which may vary between 0% and 100%) of the Class B Noteholders' proportional share of Available Principal Collections. The remaining part of the Available Principal Collections is applied towards repayment of the Invested Amount of the Class B Notes.

    The amount to be applied towards repayment of the Stated Amount of the Class A Notes (converted to Australian dollars at the A$ Exchange Rate) on the Payment Date is applied in payment to the Currency Swap Providers in respect of repayment of the Stated Amount of the Class A Notes until the Stated Amount of the Class A Notes is reduced to zero.


    The balance of the Available Principal Collections is applied on that Payment Date equally amongst the Class B Notes in reduction of the Stated Amount of the Class B Notes until the Stated Amount of the Class B Notes (calculated as at the preceding Determination Date and without double counting payments on that Payment Date) is reduced to zero.


REDRAWS


    The Seller may make Redraws to borrowers under the mortgage loans. The Seller is entitled to be reimbursed by the Issuer Trustee for Redraws. See "The Seller's Residential Loan Program--Redraw Mortgage Loans" in part B of this Prospectus. The Seller will be reimbursed from the Available Principal Collections including proceeds of advances under the Redraw Facility and proceeds from the issue of Redraw Notes.


THE REDRAW FACILITY

    If the Trust Manager determines that there is a Redraw Shortfall on a Determination Date, the Trust Manager may direct the Issuer Trustee in writing to make a drawing under the Redraw Facility on a Payment Date equal to the lesser of the Redraw Shortfall and the amount then available to be drawn under the Redraw Facility.


    A "Redraw Shortfall" on a Determination Date means, the amount if any by which Available Principal Collections (as calculated on that Determination Date and prior to taking into account any amounts drawn under the Redraw Facility on the next Payment Date and the proceeds of the issuance of any Redraw Notes on the next Payment Date) are insufficient to meet in full the Redraws made by the Seller during the preceding Collection Period.


ISSUE OF REDRAW NOTES


    If on or prior to a Determination Date the Trust Manager considers that the Principal Collections to be calculated on that Determination Date (determined prior to taking into account the proceeds of any Redraw Notes on the next Payment Date) are likely to be insufficient to pay in full the Trust Manager's estimate of the Redraws to be repaid to the Seller on that Payment Date, the Trust Manager may direct the Issuer Trustee to issue Redraw Notes. If the Issuer Trustee receives a notice from the Trust Manager to issue Redraw Notes, together with written confirmation from the rating agencies that such proposed issue of Redraw Notes will not result in a reduction, qualification or withdrawal of any rating assigned by a rating agency to a Note or a Redraw Note, then the Issuer Trustee will cause the issuance of Redraw Notes up to the amount specified in such notice.


    The Redraw Notes will be denominated in Australian dollars, bear a variable rate of interest and be issued only in Australia through a private placement and not under this prospectus.

    Prior to the enforcement of the Charge under the Deed of Charge, the Redraw Notes will rank equally and rateably with the Class A Notes and the Redraw Facility Provider in their respective rights to receive interest payments and will rank ahead of the Class A Notes in their rights to receive principal payments. Any losses in excess of the protection offered by the Class B Notes will be allocated to the Class A Notes, the Redraw Notes and the Redraw Facility rateably between the Class A Notes, the Redraw Notes and the Redraw Facility.

    Following the enforcement of the Charge under the Deed of Charge, the Redraw Notes will rank equally with the Class A Notes in their rights to receive interest and principal payments.

PRINCIPAL CHARGE-OFFS

    If the Trust Manager determines on a Determination Date that a principal loss should be accounted for in respect of a mortgage loan, after taking into account net proceeds of enforcement of that mortgage loan and its securities, any relevant payments under a mortgage insurance policy or damages from the Servicer or the Seller, that principal loss will be allocated in the following order:


    - FIRST, equally among the Class B Notes until the amount so allocated equals the Aggregate Stated Amount (without double counting) of the Class B Notes as at that Determination Date; and



    - SECONDLY, ratably among the following according to their percentage proportions (calculated, in the case of the Class A Notes or Redraw Notes at their Aggregate Stated Amount (without double counting) as at the immediately preceding Determination Date and converted, in the case of the Class A Notes, to Australian dollars at the A$ Exchange Rate):


       - the Class A Notes;

       - the Redraw Notes; and


       - the principal outstanding of the Redraw Facility,



    until the amounts so allocated equal the Aggregate Stated Amount of the Class A Notes, the Redraw Notes and the principal outstanding of the Redraw Facility (in each case, as at that Determination Date and without double counting).

    To the extent allocated and not reimbursed on the following Payment Date from Excess Available Income (as described under "--Principal Charge-offs--Reimbursement of Principal Charge-offs"), the principal loss will reduce the Stated Amount of the Notes and Redraw Notes and will reduce the principal outstanding of the Redraw Facility as from the following Payment Date. The principal loss allocated is an Australian dollar amount. Where this is allocated to a Class A Note, the Stated Amount of the Class A Note is reduced by an equivalent US dollar amount converted at the US$ Exchange Rate. That reduction of the Stated Amount of a Note or Redraw Note or the principal outstanding of the Redraw Facility is referred to as a "Carryover Principal Charge-off."


REIMBURSEMENTS OF PRINCIPAL CHARGE-OFFS

    Principal Charge-offs may be reimbursed on a subsequent Payment Date where there is Total Available Income remaining after payment of, among other items,
(i) all fees and expenses of the Trust, (ii) interest payable on the Notes and the Redraw Notes and (iii) any interest due under the Redraw Facility or Liquidity Facility on that Payment Date (such net amount is referred to as "Excess Available Income"). Reimbursement of Principal Charge-offs to be made from Excess Available Income will be allocated in the following order:

    - FIRST, ratably among the following according to their allocations of Principal Charge-offs in respect of the immediately preceding Collection Period converted, in the case of the Class A Notes, to Australian dollars at the A$ Exchange Rate:

       - the Class A Notes;


       - the principal outstanding of the Redraw Facility; and


       - the Redraw Notes;


    - SECOND, ratably (as described in the first bullet point above) among the following according to their Carryover Principal Charge-offs (I.E., the amount of Principal Charge-offs in excess of Excess Available Income in prior Collection Periods) converted, in the case of the Class A Notes, to Australian dollars at the A$ Exchange Rate:



       - the Class A Notes;


       - the principal outstanding of the Redraw Facility; and

       - the Redraw Notes;

    - THIRD, equally among the Class B Notes, according to their Principal Charge-offs; and


    - FOURTH, equally among the Class B Notes, according to their Carryover Principal Charge-offs.



    A reimbursement of a Principal Charge-off or Carryover Principal Charge-off on a Note or Redraw Note will increase the Stated Amount of that Note or Redraw Note and a reimbursement of a Principal Charge-off on the Redraw Facility will increase the principal outstanding of the Redraw Facility but the actual funds allocated in respect of the reimbursement will be distributed as described in "Distribution of the Available Principal Collections" above.



    The amounts allocated for reimbursement of Principal Charge-offs and Carryover Principal Charge-offs are Australian dollar amounts. Where such an amount is allocated to a Class A Note, the Stated Amount of the Class A Note is increased by an equivalent U.S. dollar amount converted at the US$ Exchange Rate.

THE INTEREST RATE SWAPS

PURPOSE OF THE INTEREST RATE SWAPS


    Collections in respect of interest on the variable rate mortgage loans will be calculated based on the relevant variable rates. To the extent described herein, collections in respect of interest on the fixed rate mortgage loans will be calculated based on the relevant fixed rates. However, the payment obligations of the Issuer Trustee on the Class B Notes and under the currency swaps are calculated by reference to the Bank Bill Rate. To hedge these interest rate exposures, the Issuer Trustee will enter into the basis swap with the Basis Swap Provider and the fixed rate swap with the Fixed Rate Swap Provider. The basis swap and the fixed rate swap will be governed by a standard form ISDA Master Agreement, as amended by a supplementary schedule and confirmed by written confirmations in relation to each swap. The initial Basis Swap Provider and Fixed Rate Swap Provider will be the National.


BASIS SWAP


    On each Payment Date the Issuer Trustee will pay to the Basis Swap Provider an amount calculated by reference to the aggregate principal amount outstanding of the variable rate mortgage loans on the first day of the related Collection Period and the weighted average of the weighted average interest rate of the variable rate mortgage loans calculated on the first day of each month during the relevant Collection Period.



    In return the Basis Swap Provider will pay to the Issuer Trustee on each Payment Date an amount calculated by reference to the aggregate principal amount outstanding of the variable rate mortgage loans as at the first day of the related Collection Period and the Bank Bill Rate plus a margin.


    If the interest rate on the Class A Notes is increased following the Payment Date in April 2008, (see "--Interest on the Notes"), there will be a corresponding increase in the margin over the Bank Bill Rate payable by the Basis Swap Provider under the basis swap.

FIXED RATE SWAP


    On each Payment Date the Issuer Trustee will pay to the Fixed Rate Swap Provider an amount calculated by reference to the aggregate principal amount outstanding of the fixed rate mortgage loans on the first day of the related Collection Period and the weighted average of the weighted average interest rate of the fixed rate mortgage loans calculated on the first day of each month during the relevant Collection Period.



    In return the Fixed Rate Swap Provider will pay to the Issuer Trustee on each Payment Date an amount calculated by reference to the aggregate principal amount outstanding of the fixed rate mortgage loans as at the first day of the related Collection Period and the Bank Bill Rate plus a margin.


    In addition, if a borrower prepays a mortgage loan subject to a fixed rate of interest, or otherwise terminates a fixed rate period under a mortgage loan, the Servicer may be entitled to receive from the borrower a break cost. The break cost currently payable by the borrower to the Servicer is calculated as the difference between the Seller's cost of funds at the start of the relevant fixed rate period and its cost of funds at the date of prepayment or termination, over the remainder of the fixed rate period. This is discounted back to a net present value at the Seller's cost of funds at that date. If the break period is not a whole year an interpolated rate is used. Under the Seller's current policies and procedures, partial prepayments may be made by a borrower without incurring break costs. Break costs may also be waived in other circumstances. No break benefit is payable by the Servicer to the borrower if the Servicer benefits as a result of the prepayment or termination of a fixed rate loan.

    While the fixed rate swap is operating, the break costs for all mortgage loans for a Collection Period will be paid by the Servicer to the Fixed Rate Swap Provider on each Payment Date, but only to the extent that the Servicer charges and actually receives from a borrower an amount of break costs.

    The method for calculation of break costs and break benefits may change from time to time according to the business judgment of the Servicer.

    If the interest rate on the Class A Notes is increased following the Payment Date in April 2008, (see "--Interest on the Notes"), there will be a corresponding increase in the margin over the Bank Bill Rate payable by the Fixed Swap Provider under the fixed swap.

TERMINATION BY THE BASIS SWAP AND FIXED RATE SWAP PROVIDER

    The Basis Swap Provider and the Fixed Rate Swap Provider will each have the right to terminate the basis swap and the fixed rate swap, respectively, in the following circumstances:

    - if certain bankruptcy related events occur in respect of the Issuer
      Trustee;

    - if the Issuer Trustee fails to make a payment under either swap within 10 business days after notice of failure is given to the Issuer Trustee (other than any early repayment costs); or

    - if due to a change in law it becomes illegal for either party to make or receive payments, perform its obligations under any credit support document or comply with any other material provision of the basis swap or the fixed rate swap. However, only a swap affected by the illegality may be terminated and each party affected by the illegality must make efforts to transfer its rights and obligations to avoid this illegality.

TERMINATION BY THE ISSUER TRUSTEE

    The Issuer Trustee will have the right to terminate the basis swap or the fixed rate swap in the following circumstances:

    - if certain bankruptcy related events occur in respect of the applicable swap provider;

    - if the applicable swap provider fails to make a payment within 10 business days after notice of failure is given to the swap provider; or

    - if due to a change in law it becomes illegal for either party to make or receive payments, perform its obligations under any credit support document or comply with any other material provision of the basis swap or the fixed rate swap. However, only a swap affected by the illegality may be terminated and each party affected by the illegality must make certain efforts to transfer its rights and obligations to avoid this illegality.

FIXED RATE SWAP PROVIDER DOWNGRADE


    If, as a result of the withdrawal or downgrade of its credit rating by any rating agency, the Fixed Rate Swap Provider does not have at any time:



    - a short term credit rating of at least A-1 by Standard & Poor's;



    - a short-term credit rating of at least P-1 by Moody's or a long-term credit rating of at least A-2 by Moody's; and



    - a short-term rating of at least F1+ by Fitch, the Fixed Rate Swap Provider must:

    - within 5 days (where it ceases to have a long-term credit rating of at least A-2 by Moody's or a short-term credit rating of at least F1+ by Fitch) and otherwise within 30 days:

       - obtain a replacement counterparty acceptable to the Trust Manager, the Issuer Trustee, and the rating agencies to enter into a swap with the Issuer Trustee on substantially the same terms as the fixed rate swap;

       - lodge cash collateral in an amount acceptable to the relevant rating agencies or, in certain circumstances, determined under the fixed rate swap; or

       - enter into other arrangements satisfactory to the Issuer Trustee and the Trust Manager which each rating agency confirms will not result in a reduction, qualification or withdrawal of any credit rating assigned by it to the Notes or Redraw Notes; and

    - where it ceases to have either a short-term credit rating of at least A-1 from Standard & Poor's:

       - immediately seek to enter into, and enter into by no later than 30 days after the Fixed Rate Swap Provider ceases to have the relevant rating from Standard & Poor's, an agreement novating its rights and obligations under the fixed rate swap agreement in respect of the fixed rate swap to a replacement counterparty which holds the relevant ratings and, if a transfer has not occurred within 30 days, lodge cash collateral in an amount determined in accordance with the fixed rate swap; or


       - if the Fixed Rate Swap Provider is unable to effect a transfer in accordance with the above bullet point within 30 days or if the Fixed Rate Swap Provider so elects, enter into such other arrangements in respect of the fixed rate swap which are satisfactory to the Trust Manager and which each rating agency confirms will not result in a reduction, qualification or withdrawal of any credit rating assigned by it to the Notes or Redraw Notes.


    The Fixed Rate Swap Provider may satisfy its obligations following a withdrawal or downgrade of a credit rating in any of the above manners as it elects from time to time. If a Fixed Swap Provider lodges cash collateral with the Issuer Trustee, any interest or income on that cash collateral will be paid to the Fixed Swap Provider.

BASIS SWAP PROVIDER DOWNGRADE

    If, as a result of the withdrawal or downgrade of its credit rating by any rating agency, on any Determination Date the Basis Swap Provider does not have:

    - either a short-term credit rating of at least A-1 by Standard & Poor's;

    - a short-term credit rating of at least P-1 by Moody's; and


    - a short-term rating of at least F1+ by Fitch,


the Basis Swap Provider must:

    - prepay the amount that is expected to be due, as determined by the Trust Manager, from the Basis Swap Provider to the Issuer Trustee on the next Payment Date; or

    - enter into other arrangements satisfactory to the Issuer Trustee and the Trust Manager which each rating agency confirms will not result in a reduction, qualification or withdrawal of any credit rating assigned by it to the Notes or Redraw Notes.

    The Basis Swap Provider may satisfy its obligations following a withdrawal or downgrade of a credit rating in either of the above manners as it elects from time to time. If a Basis Swap Provider lodges cash collateral with the Issuer Trustee, any interest or income on that cash collateral will be paid to the Basis Swap Provider.

TERMINATION PAYMENTS

    Upon termination of the fixed rate swap, a termination payment will be due from the Issuer Trustee to the Fixed Rate Swap Provider or from the Fixed Rate Swap Provider to the Issuer Trustee.

    The termination payment in respect of the fixed rate swap will be determined, if possible, on the basis of quotations from leading dealers in the relevant market to enter into a replacement transaction that would have the effect of preserving the economic equivalent of any payment that would, but for the early termination, have been required under the terms of the fixed rate swap.

    No termination payment will be payable in respect of the termination of the basis swap (other than amounts which have fallen due but which are unpaid).


    If the basis swap terminates then, unless and until the Issuer Trustee has entered into a replacement basis swap or other arrangements which the rating agencies have confirmed will not result in a reduction, qualification or withdrawal of the credit ratings assigned to the Notes or Redraw Notes, the Seller must adjust the rates of interest on the mortgage loans as described at "--Administration of Interest Rates."



ADMINISTRATION OF INTEREST RATES



    If the basis swap has terminated while any Notes or Redraw Notes are outstanding, the Seller must ensure that the weighted average of the variable rates charged on the mortgage loans is sufficient, subject to applicable laws, including the Australian Consumer Credit Code, assuming that all relevant parties comply with their obligations under the mortgage loans and the Transaction Documents, to ensure that Issuer Trustee has sufficient funds to comply with its obligations under the Transaction Documents as they fall due.


THE CURRENCY SWAPS

PURPOSE OF THE CURRENCY SWAPS

    Collections on the mortgage loans and receipts under the basis swap and the fixed rate swap will be denominated in Australian dollars. However, the payment obligations of the Issuer Trustee on the Class A Notes are denominated in United States dollars. In addition, receipts by the Issuer Trustee under the basis swap and the fixed rate swap are calculated by reference to the Bank Bill Rate but the interest obligations of the Issuer Trustee with respect to the Class A Notes are calculated by reference to LIBOR. To hedge this currency and interest rate exposure, the Issuer Trustee will enter into a swap transaction with each of the two Currency Swap Providers. The currency swaps will be governed by a standard form ISDA Master Agreement, as amended by a supplementary schedule and be subject to an agreement to enter into a credit support annex and will be confirmed by a written confirmation.

PRINCIPAL PAYMENTS

    On the Issue Date, the Issuer Trustee will pay the Currency Swap Providers the U.S. dollar proceeds of issue of the Class A Notes. In return, the Currency Swap Providers will pay to the Issuer Trustee the Australian dollar equivalent of the proceeds of issue of the Class A Notes converted at the US$ Exchange Rate.

    On each Payment Date, the Issuer Trustee will pay to the Currency Swap Providers the Australian dollar amount available to be applied towards repayment of the Stated Amount of the Class A Notes. In return, the Currency Swap Providers will pay to the Principal Paying Agent on behalf of the Issuer Trustee the U.S. dollar equivalent of that amount converted at the A$ Exchange Rate for distribution to the Class A Noteholders in accordance with the Agency Agreement in reduction of the Stated Amount of the Class A Notes.

INTEREST PAYMENTS

    On each Payment Date, the Issuer Trustee will pay to the Currency Swap Providers the A$ Class A Interest Amount, equal to the product of:

    (x) the Total Invested Amount of the Class A Notes on the first day of the related Interest Period (after taking into account any reductions in the Invested Amount of the Class A Notes on that date);

    (y) the Bank Bill Rate plus a margin (which may increase in April 2008); and

    (z) the number of days in the related Interest Period divided by 365.

    In return, the Currency Swap Providers will pay to the Principal Paying Agent on behalf of the Issuer Trustee an amount equal to the aggregate interest due in respect of the Class A Notes on that Payment Date for distribution to Class A Noteholders in accordance with the Agency Agreement.

    If the Issuer Trustee does not have sufficient funds to pay the full amount owing to the Currency Swap Providers in respect of the above payment, the Currency Swap Providers are not required to make the corresponding payments to the Principal Paying Agent and, after the applicable grace period, the Currency Swap Providers may terminate the currency swap. The manner of determining whether the Issuer Trustee will have sufficient funds to pay the Currency Swap Providers that amount on a Payment Date is described in "--Distribution of Total Available Income" above. A failure of the Issuer Trustee to pay an amount owing under a currency swap, if not remedied within the applicable grace period, will be an event of default under the Master Security Trust Deed and the Deed of Charge.

TERMINATION BY A CURRENCY SWAP PROVIDER

    Each Currency Swap Provider will have the right to terminate the relevant currency swap in the following circumstances:

    - if the Issuer Trustee fails to make a payment under the currency swap within 10 business days after notice of failure is given to the Issuer Trustee;

    - certain bankruptcy related events occur in relation to the Issuer Trustee;

    - if the Issuer Trustee merges with, or otherwise transfers all or substantially all of its assets to, another entity and the new entity does not assume all of the obligations of the Issuer Trustee under the currency swap;

    - if due to a change in or a change in interpretation of law it becomes illegal other than as a result of the introduction of certain exchange controls by an Australian governmental body for the Currency Swap Provider to make or receive payments, perform its obligations under any credit support document or comply with any other material provision of the currency swap. However, the Currency Swap Provider must make efforts to transfer its rights and obligations to another office or an affiliate to avoid the illegality, provided that each rating agency has confirmed that this will not result in there being a reduction, qualification or withdrawal of any credit rating assigned to the Class A Notes;

    - if due to any action taken by a taxation authority or a change in tax law the Currency Swap Provider is required to gross-up payments on account of a non-resident withholding tax liability or receive payments from which amounts have been withheld or deducted on account of tax. However, the Currency Swap Provider will only have the right to terminate the currency swap if the Note Trustee is satisfied that all amounts owing to Class A Noteholders will be paid in full on the date on which the Class A Notes are to be redeemed. In addition, following the occurrence of such an event, the Currency Swap Provider must make efforts to transfer the currency swap to another office or affiliate provided that each rating agency has confirmed that this will not result in there being a reduction, qualification or withdrawal of any credit rating assigned by it to the Class A Notes;

    - if an event of default occurs under the Master Security Trust Deed and the Deed of Charge and the Security Trustee has declared the Class A Notes immediately due and payable; and

    - there is an early redemption of the Class A Notes for reasons of taxation under the terms and conditions of the Class A Notes.

TERMINATION BY THE ISSUER TRUSTEE

    The Issuer Trustee will have the right to terminate a currency swap in the following circumstances:

    - if a Currency Swap Provider fails to make a payment under the currency swap within 10 business days after notice of failure is given to the Currency Swap Provider;

    - if certain bankruptcy related events occur in relation to the Currency Swap Provider;

    - if a Currency Swap Provider merges with, or otherwise transfers all or substantially all of its assets to, another entity and the new entity does not assume all of the obligations of such Currency Swap Provider under the currency swap;

    - if due to a change in or a change in interpretation of law it becomes illegal other than as a result of the introduction of certain exchange controls by an Australian governmental body for the Issuer Trustee to make or receive payments, perform its obligations under any credit support document or comply with any other material provision of the currency swap. However, the Issuer Trustee and the Currency Swap Provider must make efforts to transfer its rights and obligations to another office or affiliate to avoid the illegality, provided that each rating agency has confirmed that this will not result in there being a reduction, qualification or withdrawal of any credit rating assigned to the Class A Notes;

    - if due to any action taken by a taxation authority or a change in tax law the Issuer Trustee is required to receive payments from which amounts have been withheld or deducted on account of tax and no entitlement to a corresponding gross-up arises other than as a result of its failure to perform certain tax covenants or, in certain circumstances, a breach of its tax representations; however, the Issuer Trustee must make efforts to transfer its rights and obligations to avoid this event so a replacement counterparty approved by the Currency Swap Provider and the Note Trustee and in respect of which each rating agency confirms the substitution will not cause a reduction or withdrawal in the rating of the rating of the Class A Notes;

    - if an event of default occurs under the Master Security Trust Deed and the Deed of Charge and the Security Trustee has declared the Class A Notes immediately due and payable; and

    - there is an early redemption of the Class A Notes for reasons of taxation under the terms and conditions of the Class A Notes.

The Issuer Trustee may only terminate a currency swap with the prior written consent of the Note Trustee and at the direction of the Trust Manager.

REPLACEMENT OF CURRENCY SWAPS

    If the currency swaps are terminated with respect to a Currency Swap Provider, the Issuer Trustee may (at the direction of the Trust Manager) enter into one or more currency swaps which replaces the terminated currency swap (other than by way of transfer to avoid termination of the swap) but only on the condition that the termination amount calculated to be due under Section 6(e) of the ISDA Master Agreement for the related currency swap (the "Total Settlement Amount") payable (if any) by the Issuer Trustee to the Currency Swap Provider upon termination of the original currency swap will be paid in full when due in accordance with the currency swap. If the condition in the previous sentence is satisfied, the Issuer Trustee may enter into the replacement currency swap and if it does so it must direct the premium payable by the provider of the replacement currency swap to be paid directly to the applicable Currency Swap Provider in satisfaction of and to the extent of the Issuer Trustee's obligation to pay the termination payment to such Currency Swap Provider. If such premium paid by the Currency Swap Provider with respect to a replacement currency swap is less than the Total Settlement Amount due to the Currency Swap Provider, the balance may be satisfied by the Issuer Trustee as a Trust expense.

DOWNGRADE OF CURRENCY SWAP PROVIDERS

    Each Currency Swap Provider, severally, will give a commitment for as long as any outstanding Class A Notes are rated AAA/Aaa/AAA by Standard & Poor's, Moody's and Fitch, respectively, to (a) provide collateral; and/or (as determined with the relevant rating agencies) (b) if applicable, take other measures acceptable to the relevant rating agencies, in respect of the Currency Swap to which it is a party in the event that the rating that would be given to senior debt jointly issued by the two Currency Swap Providers is ever downgraded below a short-term rating of A-1+ by Standard & Poors; a short-term rating of P-1 or long-term rating of A2 by Moody's and a long term rating of AA- by Fitch. If a Currency Swap Provider replaces a defaulting Currency Swap Provider with itself (as described below under "--Cross Support"), the commitment described above will continue to apply to the remaining Currency Swap Provider, except the debt ratings shall apply in respect of the senior debt of that Currency Swap Provider (rather than to the joint debt). Each Currency Swap Provider agrees to enter into a credit support annex for the purpose of providing collateral.

CROSS SUPPORT

    Each Currency Swap Provider has agreed to pay on demand of the Issuer Trustee to or at the direction of the Issuer Trustee any amounts that the other Currency Swap Provider is required to pay pursuant to the relevant currency swap but has failed to pay. So long as a Currency Swap Provider pays such amounts, the Issuer Trustee shall not be entitled to terminate the relevant currency swap with respect to such default. In any case, a Currency Swap Provider may, in certain circumstances, elect to replace the defaulting other Currency Swap Provider with itself or another suitably rated party approved by the Issuer Trustee, the Trust Manager and the Note Trustee.

CURRENCY SWAP PROVIDERS

    The Currency Swap Providers will be the National and Deutsche Bank AG (New York Branch). The obligations of the Currency Swap Providers under their currency swaps are joint and several obligations. See the description under the caption "National Australia Bank Limited" in part B of this prospectus for further information concerning the business and financial operations of the National. See the description under the immediately following caption "Deutche Bank AG, Acting through its

New York Branch" for further information concerning the business and financial operations of Deutsche Bank AG (New York Branch).

DEUTSCHE BANK AG, ACTING THROUGH ITS NEW YORK BRANCH


    Deutsche Bank AG (New York Branch) (the "Branch"), a branch of Deutsche Bank Aktiengesellschaft ("Deutsche Bank AG"), was established in 1978 and is licensed by the New York Superintendent of Banks. Its office is currently located at 31 West 52nd Street, New York, NY 10019. The Branch is examined by the New York State Banking Department and is subject to the banking laws and regulations applicable to a foreign bank that operates a New York branch. The Branch is also examined by the Federal Reserve Bank of New York.


    Pursuant to the law on the Regional Scope of Credit Institutions, Deutsche Bank, the predecessor to Deutsche Bank AG founded in 1870, was split into three regional banks in 1952. The present day Deutsche Bank AG originated from the merger of Norddeutsche Bank Aktiengesellschaft, Hamburg, Deutsche Bank Aktiengesellschaft West, Dusseldorf and Suddeutsche Bank Aktiengesellschaft, Munich. The merger and the name were entered in the Commercial Register of the District Court, Frankfurt am Main, on 2 May 1957. Deutsche Bank AG is a banking company with limited liability incorporated under the laws of Germany under registration number HRB 30 000. Deutsche Bank AG has its registered office at Taunusanlage 12, D-60325 Frankfurt am Main.

    Deutsche Bank AG is the parent company of a group consisting of banks, capital market companies, fund management companies, mortgage banks and a property finance company, installment financing and leasing companies, insurance companies, research and consultancy companies and other domestic and foreign companies (the "Deutsche Bank Group"). Deutsche Bank Group has over 2,300 branches and offices engaged in banking business and other financial business worldwide.

    The objectives of Deutsche Bank AG, as laid down in its Articles of Association, are the transaction of banking business of every kind, the provision of financial and other services and the promotion of international economic relations. Deutsche Bank AG may realize these objectives itself or through subsidiaries and affiliated companies. To the extent permitted by law, Deutsche Bank AG is entitled to transact all business and to take all steps which appear likely to promote its objectives, in particular to acquire and dispose of real estate, to establish branches at home and abroad, to acquire, administer and dispose of interests in other enterprises, and to conclude enterprise agreements.

    As of September 30, 2000, the subscribed share capital of Deutsche Bank AG amounted to E1,572,716,851.20 consisting of 614,342,520 shares of no par value. The shares are fully paid up and in registered form. The shares are listed for trading and official quotation on all the German Stock Exchanges. They are also listed on the Stock Exchanges in Amsterdam, Antwerp, Brussels, London, Luxembourg, Paris, Tokyo, Vienna and the Swiss Stock Exchange.

    The long-term senior debt of Deutsche Bank AG has been assigned a rating of AA by S&P, Aa3 (outlook: positive) by Moody's and AA by Fitch. The short-term senior debt of Deutsche Bank AG has been assigned a rating of A-1+ by S&P, P-1 by Moody's and F1+ by Fitch. A credit rating may be subject to revision, suspension or withdrawal at any time by the rating organization.

    As of September 30, 2000, based on International Accounting Standards, Deutsche Bank Group had total assets of E996.0 billion, total loans and advances to customers of E418.3 billion, amounts owed to other depositors of E397.7 billion, liabilities evidenced by paper of E173.4 billion and capital and reserves of E27.0 billion. International Accounting Standards may not conform to generally accepted accounting principles applied by United States banks.

    Deutsche Bank AG will provide without charge to each person to whom this prospectus is delivered, upon the written or oral request of such person a copy of the most recent Annual Report of Deutsche Bank AG, which contains the consolidated statements of Deutsche Bank AG and the most recent Interim Report of Deutsche Bank showing unaudited figures. The Interim Reports of Deutsche Bank which are made available are for purposes of information only. Written requests should be directed to: Deutsche Bank AG (New York Branch), 31 West 52nd Street, New York, NY 10019, Attention: Management.


    No court or arbitration proceedings which could have a significant effect on the financial condition of Deutsche Bank AG, or had such an effect in the last two years, have been pending, and the Deutsche Bank AG is not aware, to the best of its knowledge, of any such proceedings now pending or threatened.

    Since June of 1998, several purported class and individual actions have been filed with various U.S. Courts against Deutsche Bank AG and other banks with regard to events that occurred during the period between 1933 and 1945. The plaintiffs seek the release of accounting records, the creation of an endowment (trust), restitution, disgorgement of profits, and compensatory and punitive damages in an amount to be determined at trial. Deutsche Bank AG believes that the actions filed are not permissible class actions, that the claims are without merit, and that they will not have a material adverse effect on the financial condition of Deutsche Bank AG presented in this offering circular.

PARTIAL REDEMPTION OF THE CLASS A NOTES ON PAYMENT DATES

    On each Payment Date until the Stated Amount of the Class A Notes is reduced to zero the Issuer Trustee must:

    - pay to the Currency Swap Providers, in accordance with the directions of the Trust Manager, the Australian dollar amount allocated to repayment on that Payment Date of principal on the Class A Notes as described in "--Allocation of Principal to Class A Notes and Class B Notes" above;

    - direct the Currency Swap Providers to pay on that Payment Date the U.S. dollar equivalent of that Australian dollar amount, converted at the US$ Exchange Rate, to The Bank of New York (New York Branch) as Principal Paying Agent; and

    - pay that amount received from the Currency Swap Providers ratably to the Class A Noteholders towards repayment of the Stated Amounts of the Class A Notes in accordance with the agency agreement and the terms and conditions of the Class A Notes.

WITHHOLDING OR TAX DEDUCTIONS

    All payments in respect of the Class A Notes will be made without withholding or deduction for, or on account of, any present or future taxes, duties or charges of whatever nature unless the Issuer Trustee or any paying agent is required by applicable law to make such a withholding or deduction. In that event the Issuer Trustee or the paying agent, as the case may be, shall account to the relevant authorities for the amount so required to be withheld or deducted. Neither the Issuer Trustee nor any paying agent nor the Note Trustee will be obligated to make any additional payments to holders of the Class A Notes with respect to that withholding or deduction. Immediately after becoming aware that such a withholding or deduction is or will be required, the Issuer Trustee will notify the Note Trustee, the Principal Paying Agent and the Class A Noteholders.

REDEMPTION OF THE NOTES FOR TAXATION OR OTHER REASONS

    If the Trust Manager satisfies the Issuer Trustee and the Note Trustee, immediately before giving the notice to the Class A Noteholders as described in this section, that because of a change of law in Australia or any other jurisdiction to which the Issuer Trustee becomes subject from that in effect at the Closing Date either:

    - on the next Payment Date the Issuer Trustee would be required to deduct or withhold from any payment of principal or interest in respect of any class of Notes or Redraw Notes any amount for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by a government or authority of Australia or such other jurisdiction; or

    - the total amount payable in respect of interest in relation to the mortgage loans for a Collection Period ceases to be receivable, whether or not actually received, by the Issuer Trustee during such Collection Period by reason of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by a government or authority of Australia or such other jurisdiction, and in each case such obligation cannot be avoided by the Issuer Trustee taking reasonable measures available to it, then the Issuer Trustee must, when so directed by the Trust Manager, at the Trust Manager's option, redeem all, but not some, of the Notes and Redraw Notes on any subsequent Payment Date at their then Invested Amounts, subject to the following, together with accrued but unpaid interest to but excluding the date of redemption. The Issuer Trustee may redeem the Notes and Redraw Notes at their Stated Amounts, instead of at their Invested Amounts, together with accrued but unpaid interest to but excluding the date of redemption, if so approved by an Extraordinary Resolution of Noteholders and Redraw Noteholders together.

    However, the Trust Manager will not direct the Issuer Trustee to, and the Issuer Trustee will not, redeem the Notes or Redraw Notes unless it is in a position on the relevant Payment Date to repay the then Invested Amounts or Stated Amounts, as required, of the Notes and the Redraw Notes together with all accrued but unpaid interest to but excluding the date of redemption and to discharge all its liabilities in respect of amounts which are required under the Master Security Trust Deed and the Supplemental Deed to be paid in priority to or equally with the Notes or Redraw Notes if the charge under the Master Security Trust Deed and Deed of Charge were enforced.

    Class A Noteholders must be given notice of a redemption not more than 60 nor less than 45 days prior to the date of redemption.


    If a tax, duty or other amount described above applies only to the Class A Notes and the Issuer Trustee gives notice that it proposes to redeem all of the Notes and the Redraw Notes, an Extraordinary Resolution of the holders of the Class A Notes may elect, in accordance with the terms of the Class A Note Trust Deed, that they do not require the Issuer Trustee to redeem the Class A Notes. Upon being notified of such an election at least 21 days before the Payment Date upon which redemption was to occur the Issuer Trustee must not redeem the Notes or Redraw Notes.


REDEMPTION OF THE NOTES UPON AN EVENT OF DEFAULT

    If an event of default occurs under the Deed of Charge the Security Trustee must, upon becoming aware of the event of default and subject to certain conditions, in accordance with an Extraordinary Resolution of Voting Secured Creditors and the provisions of the Master Security Trust Deed, enforce the security interest created by the Master Security Trust Deed and the Deed of Charge. That enforcement can include the sale of some or all of the mortgage loans, but will exclude any collateral lodged by a Support Facility Provider (except to the extent required to be applied by the relevant Support Facility). Any proceeds from the enforcement of the security will be applied in accordance with the order of priority of payments as set out in the Supplemental Deed and summarized as follows.

    - FIRST, ratably to pay amounts owing or payable under the Master Security Trust Deed to indemnify the Security Trustee against all loss and liability incurred by the Security Trustee or any receiver in acting under the Master Security Trust Deed, except the receiver's remuneration;

    - SECOND, to pay ratably any fees and any liabilities, losses, costs, claims, expenses, actions, damages, demands, charges, stamp duties and other taxes due to the Issuer Trustee, the Trust Manager, the Servicer, the Security Trustee, the Note Trustee or any agent and the receiver's remuneration;

    - THIRD, to pay ratably other outgoings and liabilities that the receiver, the Issuer Trustee, the Trust Manager, the Security Trustee or the Note Trustee have incurred in acting under the Master Trust Deed, the Supplemental Deed, the Master Security Trust Deed, and, in the case of the Note Trustee, under the Note Trust Deed;

    - FOURTH, to pay any security interests over the assets of the Trust of which the Security Trustee is aware having priority to the Deed of Charge, in the order of their priority;

    - FIFTH, to pay ratably:

       - the Seller any unpaid Accrued Interest Adjustment;

       - the Fixed Rate Swap Provider and the Basis Swap Provider amounts in respect of collateral or prepayments owing under the fixed rate swap or basis swap;

    - SIXTH, to pay ratably:

       - the Class A Noteholders and Redraw Noteholders all other Secured Moneys owing in relation to the Class A Notes and Redraw Notes. For this purpose, the Secured Moneys owing in respect of the Class A Notes and Redraw Notes will be converted from US dollars to Australian dollars at the A$ Exchange Rate. This will be applied:

           - FIRST, ratably towards all unpaid interest on the Class A Notes and Redraw Notes; and

           - SECOND, ratably to reduce the Stated Amount of the Class A Notes and Redraw Notes;

       - any other Secured Moneys owing to the Liquidity Facility Provider;

       - any Secured Moneys owing to the Redraw Facility Provider provided that for this purpose the Secured Moneys owing in respect of the Redraw Facility Provider will be the Redraw Principal Outstanding;


       - ratably all other Secured Moneys owing to each Currency Swap Provider; and


       - ratably all other Secured Moneys owing to each swap provider (other than each Currency Swap Provider); and

    - SEVENTH, to pay ratably to the Class A Noteholders, the Redraw Noteholders and the Redraw Facility Provider all unreimbursed Principal Charge-offs and Carryover Principal Charge-offs constituting remaining Secured Moneys owing in respect of the Class A Notes, the Redraw Notes and the Redraw Facility. For this purpose, the Secured Moneys in respect of the Class A Notes will be converted from US dollars to Australian dollars at the A$ Exchange Rate;

    - EIGHTH, if there are still Secured Moneys owing in respect of the Class A Notes and the Redraw Notes, after the application of the preceding paragraphs, to pay the remaining Secured Moneys owing in relation to the Class A Notes and the Redraw Notes;

    - NINTH, equally to the Class B Noteholders;

    - TENTH, to pay ratably to each Secured Creditor any monetary liabilities owing to that Secured Creditor under any transaction document and not satisfied under the preceding paragraphs;

    - ELEVENTH, to pay subsequent security interests over the assets of the Trust of which the Security Trustee is aware, in the order of their priority; and

    - TWELFTH, to pay any surplus to the Issuer Trustee to be distributed in accordance with the terms of the Master Trust Deed and the Supplemental Deed. The surplus will not carry interest as against the Security Trustee.

    Payments to Class A Noteholders will be effected in US$ obtained by the Security Trustee either from a US$ termination payment received from a Currency Swap Provider or by converting the A$ available for such payments, based on the priority set out above, at the A$ Exchange Rate.

    Upon enforcement of the security created by the Master Security Trust Deed and the Deed of Charge, the net proceeds may be insufficient to pay all amounts due on redemption to the Noteholders and Redraw Noteholders. Any claims of the Noteholders and Redraw Noteholders remaining after realization of the security and application of the proceeds shall be extinguished.

OPTIONAL REDEMPTION OF THE NOTES

    The Issuer Trustee must, when directed by the Trust Manager, at the Trust Manager's option, redeem all of the Notes and the Redraw Notes at their then Invested Amounts, subject to the following, together with accrued but unpaid interest to, but excluding, the date of redemption, on any Payment Date falling on or after the earlier of:

    - the Payment Date on which the total principal outstanding on the mortgage loans (calculated as at the end of the immediately preceding Collection Period) is less than 10% of the total principal outstanding on the mortgage loans on the Closing Date; and

    - the Payment Date falling in April 2008.


    If the Issuer Trustee fails to exercise its option to redeem the Notes and the Redraw Notes on the Payment Date occurring on or after April 2008, the spread over LIBOR to be applied in determining the interest rate on the Class A Notes will increase to 0.38%.



    The Issuer Trustee may redeem the Notes and Redraw Notes at their Stated Amounts instead of at their Invested Amounts, together with accrued but unpaid interest to but excluding the date of redemption, if so approved by an Extraordinary Resolution of Noteholders and Redraw Noteholders together. However, the Issuer Trustee will not redeem the Notes or Redraw Notes unless it is in a position on the relevant Payment Date to repay the then Invested Amounts or the Stated Amounts, as required, of the Notes and the Redraw Notes together with all accrued but unpaid interest to but excluding the date of redemption and to discharge all its liabilities in respect of amounts which are required under the Master Security Trust Deed and the Supplemental Deed to be paid in priority to or equally with the Notes or Redraw Notes as if the Charge in respect of the Trust were enforced. If the Issuer Trustee, at the direction of the Trust Manager, proposes to exercise its option to redeem the Notes and Redraw Notes on a Payment Date during or after April 2008 at their Stated Amounts rather than their Invested Amounts, as described above, but is unable to do so because, following a meeting of Noteholders and Redraw Noteholders convened under the provisions of the Master Security Trust Deed by the Trust Manager for this purpose, the Noteholders and Redraw

Noteholders have not approved by a vote of at least 75% (aggregate Invested Amount) of Noteholders and Redraw Noteholders the redemption of the Notes and Redraw Notes at their Stated Amounts, then the spread over LIBOR to be applied in determining the interest rate on the Class A Notes for each Interest Period commencing on or after that Payment Date will remain at, or revert to, the margin applying at the Closing Date.


    Class A Noteholders must be given notice of a redemption not more than 60 nor less than 45 days prior to the date of redemption.

    In order to effect an optional redemption as described above, the Issuer Trustee will, if the Trust Manager directs it to do so, give notice to the Seller of an offer to re-convey the mortgage loans to the Seller for an amount equal to the then current fair market value of such loan taking into account applicable insurance proceeds covering such loan and other available resources. If the clean-up offer amount would be insufficient to redeem the Notes and any Redraw Notes at their then Invested Amount, the Issuer Trustee must first obtain the consent of the Note Trustee and the holders of all of the Class B Notes and the Redraw Notes in favor of making a clean-up offer at the then aggregate Stated Amount of all Notes. The proceeds of the clean-up offer will be applied to the optional redemption of the Notes as described above.

FINAL MATURITY DATE

    Unless previously redeemed, the Issuer Trustee must redeem the Notes and Redraw Notes by paying the Stated Amount, together with all accrued and unpaid interest, in relation to each Note and Redraw Note on or by the Payment Date falling in January 2027.

REDEMPTION UPON FINAL PAYMENT

    Upon final distribution being made in respect of any Notes or Redraw Notes, those Notes or Redraw Notes will be deemed to be redeemed and discharged in full and any obligation to pay any accrued but unpaid interest, the Stated Amount or the Invested Amount in relation to the Notes or Redraw Notes will be extinguished in full.

NO PAYMENTS OF PRINCIPAL IN EXCESS OF STATED AMOUNT

    No amount of principal will be repaid in respect of a Note or Redraw Note in excess of its Stated Amount or, in the case of an optional redemption or redemption for taxation reasons, its Invested Amount.

THE LIQUIDITY FACILITY

ADVANCES AND FACILITY LIMIT

    Under the Liquidity Facility Agreement, the Liquidity Facility Provider agrees to make advances to the Issuer Trustee for the purpose of meeting shortfalls between Total Available Income (as enhanced by Principal Draws) on a Payment Date and the required payments to be made from Total Available Income, other than reimbursements of Principal Charge-offs, Carryover Principal Charge-offs or payments to the Residual Income Unitholder, on that Payment Date. See "--Distributions of Total Available Income" above.


    The Liquidity Facility Provider agrees to make advances to the Issuer Trustee up to the Liquidity Limit. The Liquidity Limit is calculated at any time as equal to the lesser of:



    - 1% of the Total Invested Amount of all Notes at the previous Determination Date;


    - the Performing Mortgage Loans Amount or the last day of the previous Collection Period; and

    - the amount agreed by the Liquidity Facility Provider, the Trust Manager and the rating agencies.

    The "Performing Mortgage Loans Amount" means the aggregate of (i) the amount outstanding under mortgage loans for which no payment due from the borrower has been in arrears for a period of more than 90 consecutive days and (ii) the amount outstanding under mortgage loans for which a payment due from the borrower has been in arrears for a period of more than 90 consecutive days but in respect of which a valid claim is available under a mortgage insurance policy.

CONDITIONS PRECEDENT TO DRAWING

    The Liquidity Facility Provider is only obliged to make an advance if, among other conditions:

    - no event of default under the Liquidity Facility exists or will result from the provision of the advance;


    - the representations and warranties by the Issuer Trustee and the Trust Manager in the Liquidity Facility Agreement are true and correct as of the date of the drawdown notice and the drawdown;


    - other than statutory priorities, the Liquidity Facility Provider has not received notice of any security interest ranking in priority to or equal with its security interest under the Master Security Trust Deed, the Deed of Charge and the Supplemental Deed (other than the security interests created under those transaction documents); and

    - the Notes have not been redeemed or repaid in full.

INTEREST AND FEES UNDER THE LIQUIDITY FACILITY

    Interest accrues daily on the principal outstanding under the Liquidity Facility at the Bank Bill Rate plus a margin, calculated on the number of days elapsed and a 365 day year. Interest is payable quarterly in arrears on each Payment Date to the extent that funds are available for this purpose in accordance with the priorities described at "--Distribution of Total Available Income." Unpaid interest will be capitalized and will accrue interest from the date not paid.

    A commitment fee with respect to the unutilized portion of the Liquidity Limit accrues daily, calculated on the number of days elapsed and a 365 day year. The commitment fee is payable quarterly in arrears on each Payment Date to the extent that funds are available for this purpose in accordance with the priorities described at "--Distribution of Total Available Income."

    The interest rate and the commitment fee under the Liquidity Facility may be varied by agreement between the Liquidity Facility Provider, the Issuer Trustee and the Trust Manager. However, the rating agencies must be notified of any proposed variation and the interest rate and the commitment fee will not be varied if this would result in the reduction, qualification or withdrawal of any credit rating of a Note or Redraw note.

REPAYMENT OF LIQUIDITY ADVANCES

    Advances under the Liquidity Facility are repayable on the Payment Dates following the date of the advance to the extent that there are funds available for this purpose in accordance with the priorities described at "--Distribution of Total Available Income." All moneys due under the Liquidity Facility are repayable on the termination of the Liquidity Facility.

DOWNGRADE OF LIQUIDITY FACILITY PROVIDER

    If the Liquidity Facility Provider does not have short term credit ratings of at least A-1+ by Standard & Poor's, P-1 Moody's and F-1+ by Fitch, it must within 30 Business Days, or longer if agreed by the rating agencies, either
(a) use its reasonable endeavors to procure another appropriately rated person to assume its obligations under the Liquidity Facility or (b) take such other steps as are required by the rating agencies to maintain the current rating assigned to the Notes and Redraw Notes.

EVENTS OF DEFAULT UNDER THE LIQUIDITY FACILITY AGREEMENT

    The following are events of default under the Liquidity Facility:

    - the Issuer Trustee fails to pay to the Liquidity Facility Provider
      (i) any amount owing to it under the Liquidity Facility Agreement where funds are available for this purpose under the Supplemental Deed, or
      (ii) interest due under the Liquidity Facility where funds are available for that purpose under the Supplemental Deed and in each case within 5 Business Days of the due date for payment;

    - the Issuer Trustee alters the priority of payments under the Transaction Documents without the consent of the Liquidity Facility Provider or breaches any of its undertakings under the Transaction Documents which affect its ability to perform its obligations thereunder and such breach has a material adverse effect on the obligations of the Liquidity Facility Provider under the Liquidity Facility;

    - an event of default occurs in respect of the Supplemental Deed and the Master Security Trust Deed and any enforcement action is taken under the Master Security Trust Deed; and

    - an Insolvency Event occurs in respect of the Issuer Trustee and it is not replaced by another entity to act as Issuer Trustee within 30 days.

CONSEQUENCES OF AN EVENT OF DEFAULT

    At any time after an event of default under the Liquidity Facility Agreement, the Liquidity Facility Provider may do all or any of the following:

    - declare all moneys actually or contingently owing under the Liquidity Facility Agreement immediately due and payable; and

    - terminate the Liquidity Facility.

TERMINATION

    The Liquidity Facility will terminate upon the earlier to occur of:

    - the date on which the Liquidity Facility Provider declares the Liquidity Facility terminated following an event of default under the Liquidity Facility or where it becomes unlawful or impossible to maintain or give effect to its obligations under the Liquidity Facility;

    - the date one month after all Notes and Redraw Notes are redeemed;

    - the Payment Date upon which the Trust Manager, having given not less than 5 Business Days prior notice to the Liquidity Facility Provider, appoints a replacement Liquidity Facility Provider, provided that each rating agency has confirmed that such replacement will not result in a reduction, qualification or withdrawal of any credit rating assigned by it to the Notes or Redraw Notes and, provided further, that the Issuer Trustee has paid or repaid the initial Liquidity Facility Provider so replaced any outstanding drawings and other amounts due to the Liquidity Facility Provider together with accrued and unpaid interest; and

    - the date on which the Liquidity Limit is reduced to zero by agreement between the Liquidity Facility Provider, the Trust Manager and the rating agencies.

INCREASED COSTS

    If, by reason of any change in law or its interpretation or administration or because of compliance with any request from any fiscal, monetary, or other governmental agency, the Liquidity Facility Provider incurs new or increased costs, obtains reduced payments or returns or becomes liable to make any payment based on the amount of advances outstanding under the Liquidity Facility Agreement, the Issuer Trustee must pay the Liquidity Facility Provider an amount sufficient to indemnify it against that cost, increased cost, reduction or liability.

THE REDRAW FACILITY

ADVANCES AND FACILITY LIMIT

    Under the Redraw Facility Agreement, the Redraw Facility Provider agrees to make advances to the Issuer Trustee on a Payment Date for the purpose of reimbursing Redraws made by the Seller to the extent that Available Principal Collections (determined prior to the application of (i) any advance on the Redraw Facility for such Payment Date and (ii) the proceeds of the issuance of any Redraw Notes on such Payment Date) are insufficient to fund such Redraws on a Payment Date.


    The Redraw Facility Provider agrees to make advances to the Issuer Trustee up to the Redraw Limit. The Redraw Limit is equal to the least of:



    - A$20 million;



    - the Performing Mortgage Loans Amount (as defined at "--The Liquidity Facility--Advances and Facility Limit" above) at that time; and



    - the amount agreed by the Redraw Facility Provider and the Trust Manager,


less in each case the aggregate of any Principal Charge-off and Carryover Principal Charge-offs which have been allocated to the Redraw Facility and which have not been reimbursed.

CONDITIONS PRECEDENT TO DRAWING

    The Redraw Facility Provider is only obliged to make an advance if, among other conditions:

    - no event of default under the Redraw Facility exists or will result from the provision of the advance;

    - the representations and warranties by the Issuer Trustee and the Trust Manager in any transaction document are true and correct as of the date of the drawdown notice and the drawdown;

    - other than statutory priorities, the Redraw Facility Provider has not received notice of any security interest ranking in priority to or equal with its security under the Master Security Trust Deed; and

    - the Notes have not been redeemed or repaid in full.

INTEREST AND FEES UNDER THE REDRAW FACILITY

    Interest accrues daily on the principal outstanding under the Redraw Facility at the Bank Bill Rate plus a margin, calculated on the number of days elapsed and a 365 day year. Interest is payable quarterly in arrears on each Payment Date to the extent that funds are available for this purpose in accordance with the Supplemental Deed. Unpaid interest will be capitalized and will accrue interest from the date not paid.

    A commitment fee with respect to the unutilized portion of the Redraw Limit accrues daily, calculated on the number of days elapsed and a 365 day year. The commitment fee is payable quarterly in arrears on each Payment Date to the extent that funds are available for this purpose in accordance with the priorities set forth at "--Distribution of Total Available Income."

    The interest rate and the commitment fee under the Redraw Facility may be varied by agreement between the Redraw Facility Provider, the Issuer Trustee and the Trust Manager. However, the rating agencies must be notified of any proposed variation and the interest rate and the commitment fee will not be varied if this would result in the reduction, qualification or withdrawal of any credit rating of a Note or Redraw Note.

REPAYMENT OF REDRAW ADVANCES

    Advances under the Redraw Facility are repayable on the Payment Dates following the date of the advance to the extent that there are funds available for this purpose in accordance with the priorities set forth at "--Distribution of Available Principal Collections."

    However, in certain circumstances, the principal outstanding under the Redraw Facility will be reduced by way of Redraw charge-offs or increased by a reimbursement of Redraw charges-offs, as described at "--Principal Charge-offs" above. The amount of principal to be repaid under the Redraw Facility on a Payment Date is the outstanding principal as reduced by any Redraw charge-offs or increased by any Redraw charge-off reimbursements.

EVENTS OF DEFAULT UNDER THE REDRAW FACILITY AGREEMENT

    The following are events of default under the Redraw Facility:

    - the Issuer Trustee fails to pay to the Redraw Facility Provider (i) any amount owing under the Redraw Facility Agreement where funds are available for this purpose under the Supplemental Deed or (ii) the interest due under the Redraw Facility where funds are available for that purpose under the Supplemental Deed, and in each case within 5 Business Days of the due date for payment;


    - the Issuer Trustee alters the priority of payments under the Transaction Documents or amends or revokes the provisions of the Master Trust Deed without the consent of the Redraw Facility Provider and such alteration, amendment or revocation has a material adverse effect on the Redraw Facility Provider;



    - an event of default occurs under the Master Security Trust Deed or Supplemental Deed and any enforcement action is taken under the Master Security Trust Deed; and


    - an Insolvency Event occurs in respect of the Issuer Trustee in its individual capacity and it is not replaced by another entity to act as issuer trustee within 30 days.

CONSEQUENCES OF AN EVENT OF DEFAULT

    At any time after an event of default under the Redraw Facility Agreement, the Redraw Facility Provider may do all or any of the following:

    - declare all moneys actually or contingently owing under the Redraw Facility Agreement immediately due and payable; and

    - terminate the Redraw Facility.

TERMINATION

    The Redraw Facility will terminate upon the earlier to occur of the following:

    - the Scheduled Termination Date (I.E., the date which is 364 days from the date of the Redraw Facility Agreement; the Trust may request the Redraw Facility Provider to extend that date for additional periods of 364 days);

    - the date on which the Redraw Facility Provider determines that its obligations under the Redraw Facility Agreement constitute an illegality under applicable laws and regulations, code of practice or official directive;


    - the date on which the Redraw Limit is reduced to zero;


    - the date upon which the Redraw Facility Provider terminates the agreement as a consequence of an event of default; and

    - the Payment Date upon which the Trust Manager, having given no less than 5 Business Days prior notice to the Redraw Facility Provider, appoints a replacement Redraw Facility Provider, provided that each rating agency has confirmed that such replacement will not result in a reduction, qualification or withdrawal of any credit rating assigned by it to the Notes or the Redraw Notes and, provided further, that the Issuer Trustee has paid or repaid the Redraw Facility Provider so replaced all outstanding drawings and other amounts due the Redraw Facility Provider, together with accrued and unpaid interest.

INCREASED COSTS

    If by reason of any change in law or its interpretation or administration or because of compliance with any request from any fiscal, monetary or other governmental agency, the Redraw Facility Provider incurs new or increased costs, obtains reduced payments or returns or becomes liable for any payment based on the amount of advances outstanding under the Redraw Facility Agreement, the Issuer Trustee must pay the Redraw Facility Provider an amount sufficient to indemnify it against that cost, increased cost, reduction or liability.

SELLER DEPOSIT

    If the Seller has a short-term deposit credit rating by Moody's of less than P-1 or such other rating as is agreed between the Issuer Trustee, the Seller, the Trust Manager and Moody's or has a short-term deposit credit rating assigned by Standard & Poor's of less than A-1+ or has a long-term deposit credit rating assigned by Fitch, Inc. of less than BBB or such other rating as is agreed between the Issuer Trustee, the Seller, the Trust Manager and Standard & Poor's or Fitch, as the case may be, it must in respect of set-off risk in relation to the Trust:

    - deposit or maintain in an account, which may be the Collections Account provided it is held with an entity with a short term credit rating of A-1+ by Standard & Poor's, on each Payment Date, after giving effect to the payments to be made on that Payment Date, an amount being the higher of:
      (a) the amount specified by Standard & Poor's from time to time or
      (b) the amount determined in accordance with the Supplemental Deed or otherwise agreed by Moody's or Fitch. This deposit may be utilized by the Issuer Trustee to meet any liabilities of the Seller to the Issuer Trustee in relation to the exercise of set-off rights in relation to the mortgage loans, which the Seller has not met within 20 Business Days of notice from the Issuer Trustee or the Trust Manager; or

    - enter into such other arrangement from time to time agreed between the Seller and the relevant rating agency so as to ensure that rating agency does not reduce, qualify or withdraw any credit rating assigned by it to the Notes or Redraw Notes.

    The Seller's deposit will be calculated by reference to the balances of accounts held by borrowers with the Seller where the terms of that borrower's mortgage loan do not include a provision by which a borrower agrees to make all payments without set-off or counterclaim, unless prohibited by law. If all the mortgage loans include such a provision, the Seller will not be required to make any deposit and any existing deposit by the Seller may be repaid.

                        THE MORTGAGE INSURANCE POLICIES

GENERAL

    Each mortgage loan is insured under a mortgage insurance policy issued by GE Mortgage Insurance Pty Ltd (formerly Housing Loans Insurance Corporation Pty Limited), GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd or Housing Loans Insurance Corporation. The Seller will equitably assign its interest in each mortgage insurance policy to the Issuer Trustee on the Closing Date.

COVERAGE

    Each mortgage insurance policy covers any loss realized on the disposal of the related mortgaged property subject to such mortgage loan. Generally, the amount covered by each mortgage insurance policy will be the outstanding amount owed by the borrower with respect to the mortgage loan, including unpaid principal (as increased by any negative amortization), accrued interest at any non-default rate up to specified dates, fines, fees, charges and proper enforcement costs, less all amounts recovered from enforcement of the mortgage on the related mortgaged property, including sale proceeds, compensation for compulsory acquisition of the related mortgaged property and any rents or profits received by the Issuer Trustee.

    The insurance under the mortgage insurance policy terminates on the earliest of the following:

    - Repayment in full of the mortgage loan; or

    - The date of the payment of a claim for loss under the mortgage insurance policy.

    Under each mortgage insurance policy, the mortgage insurer insures the Issuer Trustee against loss if a default occurs in relation to the insured mortgage loan and if one of the events entitling a claim to be made occurs.

    No claim can be made for a loss unless:

    - the Issuer Trustee, with the approval of the applicable mortgage insurer, has sold the mortgaged property;

    - the Issuer Trustee, with the approval of the applicable mortgage insurer, has become the absolute owner of the mortgaged property by foreclosure;

    - the relevant mortgagor has sold the mortgaged property with the express consent of the Issuer Trustee given with the prior written approval of the mortgage insurer;

    - the mortgaged property has been compulsorily acquired or sold by any government, semi-governmental or local government authority for public purposes; or

    - the mortgage insurer has agreed to pay a claim.

    The loss in respect of a mortgage loan insured under a mortgage insurance policy is calculated by:

    - adding together:

       - the outstanding principal balance of the mortgage loan, after taking into account all amounts received by the Issuer Trustee as compensation for the compulsory acquisition of the mortgaged property or any rents, profits or proceeds from the mortgaged property and all amounts received by the Issuer Trustee under any insurance policy in relation to loss arising from destruction of or damage to the mortgaged property and not applied in restoration or repair at the earliest of:

           - the date of completion of the sale or compulsory acquisition of the mortgaged property;

           - the date upon which the Issuer Trustee became the absolute owner of the mortgaged property by foreclosure;

           - the date upon which a claim is paid by the mortgage insurer; and

       - interest paid in respect of the mortgage loan up to and including the earliest of the dates referred to in the previous 3 bullet points at the non-default rate specified in the mortgage loan;

       - amounts recoverable by the Issuer Trustee under the terms of the mortgage in respect of:

           - amounts properly paid or incurred by the Issuer Trustee in respect of the mortgaged property for premiums on general insurance policies, levies and other charges payable to a body corporate under the Australian strata title system, rates, taxes and other statutory charges up to a limit in respect of land tax as specified by the mortgage insurer;

           - reasonable and necessary legal and other fees and disbursements not exceeding A$2,000 (or such other amount agreed by the applicable mortgage insurer) paid or incurred by the Issuer Trustee in enforcing or protecting its rights under the mortgage;

           - amounts not exceeding A$1,000 paid or incurred by the Issuer Trustee for repair, maintenance and protection of the mortgaged property or such greater amounts incurred with the prior approval of the mortgage insurer; and

           - costs related to the sale of the mortgaged property by the Issuer Trustee;

       - to the extent not otherwise included above, and the mortgage insurer determines that they should be included, unpaid fines, penalties, additional interest and other similar amounts which are properly incurred by the Issuer Trustee under the mortgage or in respect of the mortgage loan; and

    - subtracting from the above the aggregate of:

       - all amounts received by the Issuer Trustee under any related collateral security;

       - where the Issuer Trustee has sold the mortgaged property, the sale price less any amount required to discharge any prior mortgage;

       - where the Issuer Trustee or a prior mortgagee has taken foreclosure action, the value of the Issuer Trustee's interest in the mortgaged property as agreed between the mortgage insurer and the Issuer Trustee; and

       - any amount by which a claim may be reduced.

REQUIREMENT AND RESTRICTIONS; REDUCTION OF CLAIMS

    There are a number of requirements and restrictions imposed on the insured under each mortgage insurance policy which may entitle the mortgage insurer to cancel the policy or refuse or reduce the amount of a claim with respect to a mortgage loan, including:

    - The failure to pay any premium when due or within the relevant grace period;

    - The failure to file a claim within time;

    - The failure of the Servicer to be approved by the mortgage insurer;

    - The failure of the mortgage loan contract to require that the related mortgaged property be insured under a general insurance policy;

    - An incorrect statement or breach of the duty of disclosure by the insured in relation to the policy;

    - The existence of an encumbrance or other interest which affects or has priority over the related mortgage;

    - The failure to register the related mortgage or to stamp the mortgage loan, related mortgage or collateral security;

    - The Issuer Trustee failing to comply with its reporting obligations;

    - The mortgage loan or related mortgage being materially altered or modified without the mortgage insurer's consent; and

    - The occurrence of other circumstances reducing the insured's rights under any insured mortgage loan.

    By the Closing Date, both the equitable assignment of the mortgage insurance policies to the Issuer Trustee and the Servicer will have been approved by the various mortgage insurers.

DESCRIPTION OF THE MORTGAGE INSURERS

GE MORTGAGE INSURANCE PTY LTD AND GE CAPITAL MORTGAGE INSURANCE CORPORATION
  (AUSTRALIA) PTY LTD

    PREDECESSOR COMPANIES. Housing Loans Insurance Corporation was an Australian Commonwealth Government statutory authority under the Housing Loans Insurance Act 1965 of Australia. In December 1997, the Commonwealth Government:

    - transferred the liabilities of the Housing Loans Insurance Corporation, in relation to contracts of insurance entered into by the Corporation on and before December 12, 1997 to the Commonwealth Government;

    - appointed a new corporation, Housing Loans Insurance Corporation Limited (ACN 071 466 334), which changed its name to Housing Loans Insurance Corporation Pty Ltd, to manage these contracts of insurance on behalf of the Commonwealth of Australia; and

    - sold the business of Housing Loans Insurance Corporation to GE Capital Australia Limited (ABN 60 008 562 534) an indirect wholly owned subsidiary of the General Electric Company.

    Housing Loans Insurance Corporation Pty Ltd changed its name to GE Mortgage Insurance Pty Ltd in February 2000.

    FINANCIAL INFORMATION. GE Mortgage Insurance Pty Ltd currently has a claims paying ability rating of AAA by Standard & Poor's and Fitch and Aa1 by Moody's.

    As at December 31, 1999, GE Mortgage Insurance Pty Ltd had total assets of A$213,130,000, shareholder's equity of A$86,662,000 and statutory reserves (claims equalisation reserve) of A$3,846,000.

    GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd (ABN 52 081 488 440) commenced operations in March 1998. It is a wholly owned subsidiary of GE Capital Australia Limited, whose ultimate parent is the General Electric Company.

    GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd has been given a AA claims paying rating by Standard & Poor's and Fitch and Aa2 by Moody's.

    As of December 31, 1999 GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd had total assets of A$135,098,000, shareholder's equity of A$105,124,000 and statutory reserves (claims equalization reserve) of A$561,000.

    GE Mortgage Insurance Pty Ltd's, and GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd's ultimate parent, General Electric Company, is a diversified industrial and financial services company with operations in over 100 countries. General Electric Company is rated AAA by Standard & Poor's and Fitch and Aaa by Moody's. General Electric Company operates lenders' mortgage insurance businesses in the United States, United Kingdom, Canada, New Zealand and Australia.

    The business address of GE Mortgage Insurance Pty Ltd, and GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd's is Level 23, 259 George Street, Sydney, NSW, Australia.

                          DESCRIPTION OF THE TRUSTEES

THE ISSUER TRUSTEE

GENERAL

    Perpetual Trustee Company Limited is appointed as Issuer Trustee of the Trust on the terms set out in the Master Trust Deed and the Supplemental Deed. The Issuer Trustee was incorporated on September 28, 1886 as Perpetual Trustee Company (Limited) under the Companies Statute of New South Wales as a public company. The name of the Issuer Trustee was changed to Perpetual Trustee Company Limited on December 14, 1971 and the Issuer Trustee now operates as a limited liability public company under the Corporations Law of Australia. The Issuer Trustee is registered in New South Wales and its registered office is at Level 7, 39 Hunter Street, Sydney.

    The Issuer Trustee has 4,000,000 ordinary shares issued with a paid amount of A$1.00 per share. The shares are held by Perpetual Trustees Australia Limited. The Issuer Trustee has not agreed to issue any additional shares. As a result of changes to the Corporations Law, the Issuer Trustee no longer has authorized share capital.

    The principal activities of the Issuer Trustee are the provision of trustee and other commercial services. The Issuer Trustee is an authorized trustee corporation, and holds a securities dealers license, under the Corporations Law. Perpetual Trustees Australia Limited and its subsidiaries provide a range of services including custodial and administrative arrangements to the funds management, superannuation, property, infrastructure and capital markets. Perpetual Trustees Australia Limited and its subsidiaries are leading trustee companies in Australia with in excess of A$100 billion under administration.

    The directors of the Issuer Trustee are as follows:

NAME                                      BUSINESS ADDRESS  PRINCIPAL ACTIVITIES
----                                      ----------------  --------------------
Michael Stefanovski.....................  39 Hunter         Director
                                          Street,
                                          Sydney NSW 2000

Phillip Vernon..........................  39 Hunter         Director
                                          Street,
                                          Sydney NSW 2000

Gai McGrath.............................  39 Hunter         Director
                                          Street,
                                          Sydney NSW 2000

THE SECURITY TRUSTEE

GENERAL

    P.T. Limited of Level 7, 39 Hunter Street, Sydney Australia is appointed as the Security Trustee for the Trust on the terms set out in the Master Security Trust Deed and the Deed of Charge.

    The Security Trustee will act as security trustee on behalf of the secured creditors as described in "Description of Transaction Documents--The Master Security Trust Deed" in part B of the prospectus. Under the Master Security Trust Deed, if there is a conflict between the duties owed by the Security Trustee to any Secured Creditors or class of Secured Creditors, the Security Trustee must act in accordance with the requirements of the Master Security Trust Deed.

THE NOTE TRUSTEE

GENERAL

    The Bank of New York (New York Branch) is appointed as the Note Trustee for the Trust on the terms set out in the Note Trust Deed. The Bank of New York is a banking corporation duly organized and existing under the laws of New York. The Corporate Trust Office of the Note Trustee responsible for the administration of the Note Trustee's obligation in relation to the Trust is located at 101 Barclay Street 21W, New York, New York 10286. See "The Note Trustee" in part B of this prospectus for a summary of certain of the Note Trustee's rights and obligations under the Transaction Documents.

                                   SERVICING

THE SERVICER

    The National, trading as HomeSide, will service the mortgage loans. The executive offices of the Servicer are located at 120 Spencer Street, Melbourne, Australia.

SERVICING OF MORTGAGE LOANS

GENERAL

    The day-to-day servicing will be performed by the Servicer in Melbourne, Australia. Servicing procedures include responding to customer inquiries, managing and servicing the features and facilities available under the mortgage loans and the management of delinquent mortgage loans. The servicing functions performed by HomeSide are supported by the activities of HomeSide
Lending, Inc.'s processing centers and by the Seller.

    The Servicer is contractually obligated to administer the mortgage loans:

    - in accordance with all applicable laws;

    - according to the Servicing Agreement;

    - with the same degree of diligence and care expected of an appropriately qualified and prudent servicer of similar mortgage loans; and

    - subject to the preceding bullet points, according to the Servicer's procedures and policies for servicing the Seller's loans, which are under regular review and may change from time to time as a result of business changes, or legislative and regulatory changes.

    See "Description of Transaction Documents--The Servicing Agreement--Removal and Resignation of the Servicer" in part B of this prospectus for a description of certain "Servicer Termination Events" whereby the Issuer Trustee can cause the resignation or removal of the Servicer for cause.

COLLECTION AND ENFORCEMENT PROCEDURES

    The Servicer will make reasonable efforts to collect all payments called for under the mortgage loans and any applicable mortgage insurance policy. It will also follow collection procedures that are consistent with the Servicing Agreement.

    A mortgage loan is considered delinquent for collection purposes whenever the minimum installment amount is not paid when due. Collection procedures for a delinquent loan generally include mailing a letter of delinquency when a loan is past due fifteen days, followed by a second such notice when a loan is 35 days past due. Additionally, the Servicer will attempt to contact the borrower by telephone. A formal default notice is typically issued when a loan is 65 days past due.

    Action taken by the Servicer will depend on prevailing conditions and other factors, including the borrower's ability to pay, the loan-to-value ratio, the requirements of any applicable mortgage insurance, the amount of any previous prepayments and whether the borrower may be able to claim financial hardship under consumer credit legislation. In certain cases, negotiation between the Servicer and borrower may result in a revised payment arrangement (E.G., an extension of existing payment terms). Absent exceptional circumstances, the Servicer will consider the commencement of asset realization measures when a loan is past due 101 days.

    After a default by a borrower, the Servicer (on behalf of the Issuer Trustee) can exercise a power of sale of the mortgaged property. To exercise this power, the Servicer (on behalf of the Issuer Trustee) must comply with the statutory restrictions of the relevant State or Territory as to notice requirements. The length of time between the decision to exercise the power of sale and final completion of the sale will be dependent on factors outside the control of the Servicer. For example, whether or not the borrower contests the sale and the market conditions at the time are both factors outside the control of the Servicer.

    The collection and enforcement procedures may change from time to time as a result of business changes, or legislative and regulatory changes.

OPTIONAL REPURCHASE OF DEFAULTED MORTGAGE LOANS

    Subject to certain limitations contained in the Supplemental Deed, the Servicer will have the right and option, but not the obligation, to purchase for its own account any mortgage loan which becomes delinquent for 90 days or more (a "defaulted mortgage loan"). The purchase price for a defaulted mortgage loan will equal its then current fair market value, after taking into account applicable insurance proceeds and other available resources. As described at "The Mortgage Insurance Policies" in part A of this prospectus, the coverage provided by mortgage insurance with respect to a defaulted mortgage loan will equal the outstanding amount owed by the borrower, including unpaid principal (as increased by any negative amortization), accrued interest at any non-default rate, net of all amounts recovered on foreclosure of the related mortgaged property. Accordingly, the only time the purchase price of a defaulted mortgage loan would be less than the unpaid principal balance of the mortgage loan would be in the case where the Servicer has been advised by the relevant mortgage insurer that a claim under the mortgage insurance policy will be reduced or denied, in whole or in part, due to failure of the mortgage loan to meet a requirement of such policy, cancellation or lapse of such policy, or some other restriction causing a partial or full reduction in the claim. The Servicer is prohibited from exercising the option unless the purchase price for the defaulted mortgage loan equals the outstanding amount owed by the borrower, including accrued interest.

DELINQUENCY, FORECLOSURE AND LOSS STATISTICS

    The following tables set forth certain information concerning the delinquency foreclosure and loss experience on residential mortgage loans serviced directly by the Servicer. These mortgage loans are residential mortgage loans originated or acquired by the National. The Servicer does not currently service mortgage loans not originated or acquired by the National. The servicing portfolio does not include mortgage loans that were serviced or sub-serviced by others.

    During 2000, mortgage loan servicing was transferred from the National Australia Bank Limited to HomeSide, a division of the National. At such time, the Servicer changed the methodology used to calculate delinquencies from "days irregular" to "days past due". Under the former methodology, "days irregular" was the number of days that a mortgage loan's actual balance exceeded the scheduled balance by greater than A$20. Under the new methodology, "days past due" is the number of days that the actual balance exceeds the scheduled balance by any amount. "Days irregular" continued to accumulate each day until the actual balance was brought within A$20 of the scheduled balance. "Days past due" is reset each time a Scheduled Payment is made and reset to zero when the actual balance is brought below the scheduled balance. This change in methodology has increased the number of loans classed as delinquent, particularly the number in the 31-60 and 61-90 day categories. U.S. investors should note that such methodologies used by the National and HomeSide for purposes of determining delinquencies compare the actual principal balance against the scheduled principal balance of the mortgage loan in order to determine the delinquent amount, rather than determining such amount based upon whether the borrower has in fact missed a Scheduled Payment. Thus, in the case where a borrower has made prior prepayments of principal in excess of the then scheduled balance but subsequently missed a Scheduled Payment, such missed Scheduled Payment would not be reflected in the following table:

                PORTFOLIO DELINQUENCY AND FORECLOSURE EXPERIENCE

                                                           BY DOLLAR    PERCENT BY   PERCENT BY                BY DOLLAR
                                              BY NO. OF     AMOUNT        NO. OF       DOLLAR     BY NO. OF     AMOUNT
                                                LOANS     (A$ 000'S)      LOANS        AMOUNT       LOANS     (A$ 000'S)
                                              ---------   -----------   ----------   ----------   ---------   -----------
                                                            AS OF SEPTEMBER 1996                   AS OF SEPTEMBER 1997
PERIOD OF DELINQUENCY:
   31- 60 days..............................       998         93,936      0.27%        0.35%        1,125        108,189
   61- 90 days..............................        88          9,247      0.02%        0.03%          209         20,940
   91-120 days..............................        25          2,314      0.01%        0.01%           74          7,303
  121-150 days..............................         8            485      0.00%        0.00%           30          3,051
  151-180 days..............................         3             27      0.00%        0.00%           19          2,166
     > 180 days.............................         6            310      0.00%        0.00%           22          2,046
TOTAL > 30 DAYS.............................     1,128        106,319      0.30%        0.39%        1,479        143,694
FORECLOSURES................................       686         69,506      0.18%        0.26%        1,019         99,711
TOTAL DELINQUENT............................     1,814        175,825      0.48%        0.65%        2,498        243,405
TOTAL PORTFOLIO.............................   372,488     26,644,288                              393,099     29,983,828

                                              PERCENT BY   PERCENT BY                BY DOLLAR    PERCENT BY   PERCENT BY
                                                NO. OF       DOLLAR     BY NO. OF     AMOUNT        NO. OF       DOLLAR
                                                LOANS        AMOUNT       LOANS     (A$ 000'S)      LOANS        AMOUNT
                                              ----------   ----------   ---------   -----------   ----------   ----------
                                               AS OF SEPTEMBER 1997                   AS OF SEPTEMBER 1998
PERIOD OF DELINQUENCY:
   31- 60 days..............................     0.29%        0.36%        1,196        113,157      0.31%        0.36%
   61- 90 days..............................     0.05%        0.07%          284         25,387      0.07%        0.08%
   91-120 days..............................     0.02%        0.02%          112          8,934      0.03%        0.03%
  121-150 days..............................     0.01%        0.01%           62          5,277      0.02%        0.02%
  151-180 days..............................     0.00%        0.01%           32          2,440      0.01%        0.01%
     > 180 days.............................     0.01%        0.01%           73          5,475      0.02%        0.02%
TOTAL > 30 DAYS.............................     0.38%        0.48%        1,759        160,670      0.46%        0.52%
FORECLOSURES................................     0.26%        0.33%        1,675        171,352      0.43%        0.55%
TOTAL DELINQUENT............................     0.64%        0.81%        3,434        332,022      0.89%        1.07%
TOTAL PORTFOLIO.............................                             390,401     31,268,628

                                                           BY DOLLAR    PERCENT BY   PERCENT BY                BY DOLLAR
                                              BY NO. OF     AMOUNT        NO. OF       DOLLAR     BY NO. OF     AMOUNT
                                                LOANS     (A$ 000'S)      LOANS        AMOUNT       LOANS     (A$ 000'S)
                                              ---------   -----------   ----------   ----------   ---------   -----------
                                                            AS OF SEPTEMBER 1999                   AS OF SEPTEMBER 2000
PERIOD OF DELINQUENCY:
   31- 60 days..............................     1,552        131,140      0.41%        0.41%        1,927        186,436
   61- 90 days..............................       341         26,689      0.09%        0.08%          526         50,493
   91-120 days..............................       173         13,464      0.05%        0.04%          238         21,994
  121-150 days..............................        66          4,786      0.02%        0.01%          141         14,581
  151-180 days..............................        52          3,557      0.01%        0.01%           84          9,006
     > 180 days.............................       128          7,048      0.03%        0.02%          131         11,680
TOTAL > 30 DAYS.............................     2,312        186,685      0.61%        0.57%        3,047        294,190
FORECLOSURES................................     1,557        159,870      0.41%        0.49%        1,274        132,719
TOTAL DELINQUENT............................     3,869        346,554      1.02%        1.06%        4,321        426,909
TOTAL PORTFOLIO.............................   375,794     32,343,212                              369,971     35,076,697

                                              PERCENT BY   PERCENT BY                BY DOLLAR    PERCENT BY   PERCENT BY
                                                NO. OF       DOLLAR     BY NO. OF     AMOUNT        NO. OF       DOLLAR
                                                LOANS        AMOUNT       LOANS     (A$ 000'S)      LOANS        AMOUNT
                                              ----------   ----------   ---------   -----------   ----------   ----------
                                               AS OF SEPTEMBER 2000                    AS OF OCTOBER 2000
PERIOD OF DELINQUENCY:
   31- 60 days..............................     0.52%        0.53%        2,149        210,915      0.58%        0.60%
   61- 90 days..............................     0.14%        0.14%          553         54,200      0.15%        0.15%
   91-120 days..............................     0.06%        0.06%          220         21,191      0.06%        0.06%
  121-150 days..............................     0.04%        0.04%           97          9,481      0.03%        0.03%
  151-180 days..............................     0.02%        0.03%           92         10,577      0.02%        0.03%
     > 180 days.............................     0.04%        0.03%          128         12,998      0.03%        0.04%
TOTAL > 30 DAYS.............................     0.82%        0.83%        3,239        319,362      0.87%        0.91%
FORECLOSURES................................     0.34%        0.38%        1,293        133,718      0.35%        0.38%
TOTAL DELINQUENT............................     1.16%        1.21%        4,532        453,080      1.22%        1.29%
TOTAL PORTFOLIO.............................                             370,727     35,427,851

                           PORTFOLIO LOSS EXPERIENCE

(1)                                  (2)                   (3)                  (4)                   (5)                 (6)
-----------------------------  ----------------   ---------------------   ----------------   ---------------------   --------------
                                                     WRITE-OFFS AS A                            RECOVERIES AS A
                                                   PERCENTAGE OF TOTAL                        PERCENTAGE OF TOTAL
AT FISCAL                      TOTAL WRITE-OFFS   OUTSTANDING PORTFOLIO   TOTAL RECOVERIES   OUTSTANDING PORTFOLIO   NET WRITE-OFFS
YEAR ENDED:                        A$(000)               BALANCE              A$(000)               BALANCE          (3) MINUS (5)
-----------                    ----------------   ---------------------   ----------------   ---------------------   --------------
September 30, 1995...........        3,433               0.01463                 583                0.00248             0.01214
September 30, 1996...........        4,139               0.01507                 416                0.00152             0.01356
September 30, 1997...........        8,396               0.02512                 609                0.00182             0.02330
September 30, 1998...........       11,109               0.02942                 695                0.00184             0.02758
September 30, 1999...........       10,366               0.02470               1,224                0.00292             0.02178
September 30, 2000...........        7,199               0.01478               1,369                0.00281             0.01197

(1)                                       (7)
-----------------------------  -------------------------

AT FISCAL                          TOTAL OUTSTANDING
YEAR ENDED:                    PORTFOLIO BALANCE A$(000)
-----------                    -------------------------
September 30, 1995...........         23,472,496
September 30, 1996...........         27,457,050
September 30, 1997...........         33,420,417
September 30, 1998...........         37,763,323
September 30, 1999...........         41,968,417
September 30, 2000...........         48,720,457

    The Servicer is not currently aware of specific trends that have affected its recent delinquency and loss experience, nor is the Servicer aware of any trends that are likely to affect the future performance of its servicing portfolio.

    The delinquency and foreclosure experience set forth above is historical and is based on the servicing of mortgage loans that may not be representative of the mortgage loans in the Trust. Consequently, there can be no assurance that the delinquency and foreclosure experience of the mortgage loans in the Trust will be consistent with the data set forth above. The servicing portfolio, for example, includes mortgage loans having a wide variety of payment characteristics (E.G., fixed-rate mortgage loans and adjustable rate mortgage loans) and mortgage loans secured by mortgaged properties in geographic locations that may not be representative of the geographic locations of the mortgage loans in the Trust.

    Between 1997 and 1998, there was a progressive move by the National to centralize its state consumer lending and collections areas. This resulted in greater consistency and control in the calculation and reporting of delinquencies. During 2000, mortgage loan servicing was transferred from the National to HomeSide, further enhancing this consistency and control.

                      PREPAYMENT AND YIELD CONSIDERATIONS

GENERAL


    The yield to maturity of the Notes will be largely determined by (i) the rate and timing of payments of principal repayments on the mortgage loans, and
(ii) the price at which the Notes are purchased. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans, including prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults by borrowers, casualties, condemnations and repurchases by the Seller. The mortgage loans may be prepaid by the borrowers at any time. However, borrowers under fixed rate mortgage loans may be required to pay a fee in order to prepay their mortgage loans.


PREPAYMENTS

    The rate of principal payments on the Class A Notes is directly related to the rate of principal payments on the mortgage loans, which may be in the form of Scheduled Payments or principal prepayments. Prepayments, liquidations and repurchases of the mortgage loans, including repurchases of mortgage loans due to a breach of representation or warranty of the Seller, purchases of 90 days or more delinquent mortgage loans by the Servicer or an optional repurchase by the Seller of the remaining mortgage loans in connection with the termination of the Trust, will result in early distributions of principal amounts on the Notes.

    Since the rate of payment of principal of the mortgage loans cannot be predicted and will depend upon future events and a variety of factors, we cannot assure you as to this rate of payment or the rate of principal prepayments.

    In particular the following factors may have bearing on the rate of principal payment of the Class A Notes:

    - the amount of Redraws under the mortgage loans by borrowers, advances under the Redraw Facility or the amount of issuances of Redraw Notes, all of which are senior to payment of principal on the Class A Notes;

    - the fact that the Seller's calculations of Scheduled Payments on variable rate mortgage loans on the basis of a reference rate (see "The Seller's Residential Loan Program--Features and

      Options; Loan Types" in part B of this prospectus) may result in more rapid amortization of principal payments on such mortgage loans;

    - the method of allocation of Available Principal Collections between the Class A Notes and Class B Notes (as described at "Description of the Class A Notes--Allocation of Principal to Class A Notes and Class B Notes") which results in more rapid amortization of the Class A Notes depending on the Stepdown Percentage;

    - the effects of currency translations on allocations of collections; and

    - the fact that the fixed interest rate on fixed rate mortgage loans converts to a variable rate, thus increasing the likelihood of prepayments on such loans subsequent to such conversion.

    The extent to which the yield to maturity of any Note may vary from the anticipated yield will depend upon the following factors:

    - the degree to which a Note is purchased at a discount or premium; and

    - the degree to which the timing of payments on the Note is sensitive to prepayments, liquidations and repurchases of the mortgage loans.

    A wide variety of factors, including economic conditions, the availability of alternative financing and homeowner mobility may also affect the Trust's prepayment experience for the mortgage loans. In particular, under Australian law, unlike the law of the United States, interest on loans used to purchase a principal place of residence is not ordinarily deductible for taxation purposes.

RATE OF PAYMENTS

    The weighted average life of a Note refers to the average amount of time that will elapse from the date of issuance of the Note to the date each dollar in respect of principal repayable under the Note is reduced to zero, weighted by the principal payment.

    Usually, greater than anticipated principal prepayments would reduce the aggregate outstanding principal balance of the mortgage loans more quickly than expected. As a consequence, aggregate interest payments on the mortgage loans would be substantially less than expected. Therefore, a higher rate of principal prepayments could result in a lower-than-expected yield to maturity on each related class of Notes purchased at a premium. Conversely, lower than anticipated principal prepayments would reduce the return to investors on any related classes of Notes purchased at a discount, in that principal payments on the mortgage loans would occur later than anticipated. The effect on your yield due to principal prepayments occurring at a rate that is faster or slower than the rate you anticipated will not be entirely offset by a subsequent similar reduction or increase in the rate of principal payments. The amount and timing of delinquencies and defaults on the mortgage loans and the recoveries, if any, on defaulted mortgage loans and foreclosed properties will also affect the weighted average life of the Notes.

PREPAYMENT RATE MODEL AND MODELING ASSUMPTIONS

    Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus is a "constant prepayment rate" model or "CPR." CPR represents an assumed constant rate of prepayment each month, expressed as a per annum percentage of the outstanding principal balance of the pool of mortgage loans for that month. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans for this series. None of the Seller, the Trust Manager nor the Issuer Trustee believes that any existing statistics of which it is aware provide a reliable basis for holders of the Notes to predict the amount or the timing of receipt of prepayments on the mortgage loans.

    Since the following tables were prepared on the basis of the modeling assumptions described in the next paragraph, there are discrepancies between characteristics of the actual mortgage loans in the pool for this series and the characteristics of the mortgage loans assumed in preparing the tables. Any discrepancy may have an effect upon the percentages of the outstanding principal balances and weighted average lives of the Notes set forth in the tables. In addition, since the actual mortgage loans in the Trust have characteristics that differ from those assumed in preparing the tables set forth below, the distributions of principal on the Notes may be made earlier or later than as indicated in the tables.

    For the purpose of the tables below, we have used the following modeling assumptions:


    - the Closing Date for the Notes is January 25, 2001;


    - payments on the Notes are made on the 20th day of each Quarter commencing in April 2001, regardless of the day on which the Payment Date actually occurs;

    - payments on the Notes are made in accordance with the priorities described in this prospectus;

    - the Scheduled Payments of principal and interest on the mortgage loans will be delivered on the first day of each month commencing in January 2001 with no defaults;

    - all prepayments are prepayments in full received on the last day of each month and include 30 days' interest on the outstanding principal balance of the mortgage loan;

    - Available Principal Collections are distributed according to the order of distribution described in this prospectus;

    - no optional termination is exercised, except for the line titled "Weighted Average Life-To Call (Years)" in the table;


    - the Determination Date is the 20th day of each January, April, July and October;



    - the amount of Redraws is zero and the Redraw Limit of the Redraw Facility is A$20,000,000 in each case; and



    - the exchange rate for conversion of $A to $US applied in the modeling assumptions is not necessarily the same as that stated under "U.S./Australian Dollar Presentation" in Part A of the prospectus.


    We do not expect that these modeling assumptions will be predictive of the mortgage loan pool's actual performance for this series. It is not likely that the mortgage loans will pay at any assumed CPR to maturity or that all mortgage loans will prepay at the same rate. In addition, the diverse remaining terms to maturity of the mortgage loans, which include recently originated mortgage loans, could produce slower or faster distributions of principal than as indicated in the tables at the assumed CPRs specified. This could be true even if the weighted average remaining term to maturity of the mortgage loans is the same as the weighted average remaining term to maturity of the assumptions described above. We urge investors to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed in this prospectus as well as other relevant assumptions.

    PERCENT OF INITIAL PRINCIPAL OUTSTANDING AT THE FOLLOWING PERCENTAGES OF
                            CONSTANT PREPAYMENT RATE


DATE                                0%        10%        15%        20%        25%        28%        30%        35%        45%
----                             --------   --------   --------   --------   --------   --------   --------   --------   --------
Initial Percent................      100%       100%       100%       100%       100%       100%       100%       100%       100%
January 20, 2002...............       98         88         83         78         73         70         68         63         53
January 20, 2003...............       95         77         68         60         53         49         46         40         28
January 20, 2004...............       92         67         56         47         38         34         31         25         15
January 20, 2005...............       89         58         46         36         28         24         21         16          8
January 20, 2006...............       86         51         38         28         20         16         14         10          4
January 20, 2007...............       83         44         31         22         15         11         10          6          2
January 20, 2008...............       79         38         25         16         10          8          6          4          1
January 20, 2009...............       76         32         20         13          7          5          4          2          1
January 20, 2010...............       72         28         17         10          5          4          3          1          0
January 20, 2011...............       68         24         13          7          4          3          2          1          0
January 20, 2012...............       64         20         11          5          3          2          1          1          0
January 20, 2013...............       60         17          8          4          2          1          1          0          0
January 20, 2014...............       55         14          7          3          1          1          1          0          0
January 20, 2015...............       51         12          5          2          1          0          0          0          0
January 20, 2016...............       46          9          4          2          1          0          0          0          0
January 20, 2017...............       41          8          3          1          0          0          0          0          0
January 20, 2018...............       36          6          2          1          0          0          0          0          0
January 20, 2019...............       30          4          2          1          0          0          0          0          0
January 20, 2020...............       25          3          1          0          0          0          0          0          0
January 20, 2021...............       19          2          1          0          0          0          0          0          0
January 20, 2022...............       13          1          0          0          0          0          0          0          0
January 20, 2023...............        7          1          0          0          0          0          0          0          0
January 20, 2024...............        1          0          0          0          0          0          0          0          0
January 20, 2025...............        0          0          0          0          0          0          0          0          0

Weighted Average Life--to
  Maturity (yrs)...............   13.485      6.626      5.018      3.954      3.212      2.870      2.674      2.266      1.695
Weighted Average Life--to
  Call (yrs)...................    6.547      4.683      3.985      3.408      2.927      2.613      2.428      2.073      1.537

                             ADDITIONAL INFORMATION

    The Trust Manager intends to file with the SEC additional yield tables and other computational materials, if any, for the Notes by means of a post-effective amendment to the registration statement of which this prospectus forms a part. The underwriters may prepare these tables and materials at the request of some prospective investors, based on assumptions provided by, and satisfying the special requirements of, these prospective investors. These tables and materials are preliminary in nature, and the information contained in them is subject to, and superseded by, the information in this prospectus.

                        LEGAL INVESTMENT CONSIDERATIONS

    The Class A Notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, because the originator of the mortgage loans is not subject to state or federal regulatory authority in the United States. Accordingly, some U.S. institutions with legal authority to invest in comparably rated securities based on such mortgage loans may not be legally authorized to invest in the Class A Notes. No representation is made as to whether the Class A Notes constitute legal investments under any applicable statute, law, rule, regulation or order for any entity whose investment activities are subject to investment laws and regulations or to review by any regulatory authorities. You are urged to consult with your counsel concerning the status of the Class A Notes as legal investments for you.

                              ERISA CONSIDERATIONS

    Subject to the conditions discussed under "ERISA Considerations" in part B of this prospectus, the Class A Notes are eligible for purchase by employee benefit plans. See "ERISA Considerations" in part B of this prospectus.

                              PLAN OF DISTRIBUTION

UNDERWRITING


    Subject to the terms and conditions set forth in the underwriting agreement among the National, the Issuer Trustee, the Trust Manager and Deutsche Banc Alex. Brown Inc., as representative of the underwriters, the Issuer Trustee has agreed to sell to the underwriters, and each of the underwriters have severally agreed to purchase, the principal amount of the Notes set forth opposite its name below:



                                                            PRINCIPAL AMOUNT
UNDERWRITER                                                  OF NOTES (US$)
-----------                                                 ----------------
Deutsche Banc Alex. Brown Inc.............................  $   529,500,000
J.P. Morgan Securities Inc................................  $   264,750,000
National Australia Bank Limited (London Branch)...........  $   264,750,000
                                                            ---------------
  Total...................................................  $ 1,059,000,000
                                                            ===============


    The underwriting agreement provides that the underwriters are obligated, subject to certain conditions in the underwriting agreement, to purchase all of the Class A Notes if any are purchased. In the event of default by an underwriter, the underwriting agreement provides that, in specific circumstances, the underwriting agreement may be terminated.


    The Class A Notes will also be offered by Banc of America Securities LLC, Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc., as dealers.


    The underwriters propose to initially offer the Class A Notes at the public offering price on the cover page of this prospectus and to selling group members at the public offering price less a concession not in excess of the amount set forth in the following table, expressed as a percentage of the relative principal balance. The underwriters and selling group members may reallow a discount not in excess of the amount set forth in the following table to other broker/dealers. After the initial public offering, the public offering price and concessions and discounts to broker/dealers may be changed by the representative of the underwriters.


                                                       SELLING     REALLOWANCE
                                                     CONCESSIONS    DISCOUNT
                                                     -----------   -----------
                                                        0.081%        0.050%



    The National estimates that the out-of-pocket expenses for this offering will be approximately US$1,997,000. Certain of such expenses will be reimbursed by the underwriters on the Closing Date.


    The representative, on behalf of the underwriters, may engage in transactions that stabilize, maintain or otherwise affect the price of the Class A Notes. The underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended.

    - Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position;

    - Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum;

    - Syndicate covering transactions involve purchases of the Class A Notes in the open market after the distribution has been completed in order to cover syndicate short positions; and


    - Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Class A Notes originally sold by a syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

    Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Class A Notes to be higher than it would otherwise be in the absence of these transactions. These transactions, if commenced, may be discontinued at any time.

    No representations is made as to the magnitude or direction of any effect that the transactions described above may have on the price of the Class A Notes.

    Pursuant to the underwriting agreement, the National and the Trust Manager have agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act, or contribute to certain payments which the underwriters may be responsible for.

    In the ordinary course of their respective businesses, some of the underwriters and some of their affiliates have in the past and may in the future engage in commercial and investment banking activities with the National and its affiliates.


    Deutsche Banc Alex. Brown Inc. is an affiliate of Deutsche Bank AG, one of the Currency Swap Providers. National Australian Bank Limited (London Branch) is the London, U.K. branch of the National.


OFFERING RESTRICTIONS

AUSTRALIA

    No offering circular, prospectus or other disclosure document in relation to any Class A Notes has been lodged with the Australian Securities and Investments Commission or the Australian Stock Exchange Limited. Each underwriter has severally represented and agreed that it:

    - has not (directly or indirectly) offered for subscription or purchase or issued invitations to subscribe for or buy nor has it sold the Class A Notes;


    - will not directly or indirectly offer for subscription or purchase or issue invitations to subscribe for or buy nor will it sell any Class A Notes; and


    - has not distributed and will not distribute any draft, preliminary or definitive offering memorandum, advertisements or other offering material relating to any Class A Notes;

in the Commonwealth of Australia, its territories or possessions, unless:


        (x) the minimum aggregate consideration payable by each offeree is at least A$500,000 (disregarding moneys lent by the Trust or its associates) or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 of the Corporations Law; and


        (y) such action complies with all applicable laws and regulations.

    Each underwriter further agrees that it will not sell Notes to, or invite or induce offers for the Notes from:

         (i) any associate of a National Party acting as an underwriter of the Class A Notes; or

        (ii) any other associate from time to time specified in writing to the Underwriter by a National Party.

    Each underwriter agrees to offer the Class A Notes for sale to, or to write offers to purchase the Class A Notes from:

         (i) at least 10 persons each of whom they reasonably believe to be a "qualified institutional buyer" (as defined in Rule 144A of the Securities Act) and not an associate of any other; or

        (ii) to at least 100 persons each of whom they reasonably believe either has acquired similar securities in the past or is likely to be interested in acquiring the Class A Notes.

UNITED KINGDOM

    Each underwriter has severally represented and agreed that it:

    - has not offered or sold and, prior to the date six months after the date of issue of the Class A Notes will not offer or sell, any of the Class A Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (as amended);

    - has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Class A Notes in, from, or otherwise involving the United Kingdom; and

    - has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Class A Notes, to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 (as amended) or is a person to whom the document may otherwise lawfully be issued or passed on.

OTHER JURISDICTIONS

    The distribution of this prospectus and the offering and sale of the Class A Notes in certain other foreign jurisdictions may be restricted by law. The Class A Notes may not be offered or sold, directly or indirectly, and neither this prospectus nor any form of application, advertisement or other offering material may be issued, distributed or published in any country or jurisdiction, unless permitted under all applicable laws and regulations. Each underwriter has agreed to comply with all applicable securities laws and regulations in each jurisdiction in which it purchases, offers, sells or delivers Class A Notes or possesses or distributes this prospectus or any offering material.

EXCHANGE CONTROLS AND LIMITATIONS

    Under temporary Australian foreign exchange controls, which may change in the future, payments by an Australian resident to, or on behalf of the following payees may only be made with Reserve Bank of Australia approval:

    - the Government of Iraq or its agencies or its nationals;

    - the authorities of the Federal Republic of Yugoslavia (Serbia and Montenegro) or its agencies, who are not residents of Australia;

    - the Government of Libya or any public authority or controlled entity of the Government of Libya, including any commercial, industrial or public utility undertaking owned or controlled by the Government of Libya or by a public authority of Libya;

    - the Taliban (also known as the Islamic Emirate of Afghanistan) or any undertaking owned or controlled, directly or indirectly, by the Taliban; or

    - the National Union for Total Independence of Angola as an organization, senior officials of UNITA or adult members of the immediate families of senior officials of UNITA.

                                  ANNOUNCEMENT

    By distributing or arranging for the distribution of this prospectus to the underwriters and the persons to whom this prospectus is distributed, the Trust Manager announces to the underwriters and each such person that:


    - the Class A Notes will initially be issued in the form of book-entry notes and will be held by Cede & Co., as nominee of DTC;


    - in connection with the issue, DTC will confer rights in the Class A Notes to the Class A Noteholders and will record the existence of those rights; and

    - upon the issuance of the Class A Notes in this manner, these rights will be created.

                          RATINGS OF THE CLASS A NOTES

    It is a condition to the issuance of the Class A Notes that they be rated "AAA" by Standard & Poor's and Fitch and "Aaa" by Moody's.

    Investors should evaluate the security ratings of the Notes independently from similar ratings on other types of securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies. The Class A Notes are pass-through debt securities. The rating does not address the expected schedule of principal repayments other than to say that principal will be returned no later than the final maturity date.

    The Trust Manager has not requested a rating on the Class A Notes by any rating agency other than Standard & Poor's, Fitch and Moody's. We cannot assure you as to whether any other rating agency will rate the Class A Notes, or, if it does, what rating would be assigned. A rating on the Class A Notes by another rating agency, if assigned at all, may be lower than the rating assigned to the Class A Notes by Standard & Poor's, Fitch and Moody's.

                                 LEGAL MATTERS

    Brown & Wood LLP, Washington DC, will pass upon some legal matters with respect to the Notes, including the material U.S. federal income tax matters, for the Trust Manager and the Issuer Trustee. Mallesons Stephen Jaques, Sydney, Australia, will pass upon some legal matters, including the material Australian tax matters, with respect to the Notes for the Trust Manager. Henry Davis York, Sydney, Australia, will pass upon some legal matters, including matters of Australian corporate law, with respect to the Issuer Trustee and the Security Trustee. Stroock & Stroock & Lavan LLP will pass upon some legal matters with respect to the Notes for the underwriters.

                        LISTING AND GENERAL INFORMATION

LISTING

    Application will be made to list the Class A Notes on the Luxembourg Stock Exchange. In connection with the listing application, legal notice relating to the issuance of the Class A Notes will be deposited prior to listing with the Registrar of the District Court in Luxembourg (GREFFIER EN CHEF DU TRIBUNAL D'ARRONDISSEMENT DE ET A LUXEMBOURG,) where copies thereof are available for inspection and may be obtained upon request, free of change. Copies of the above documents together with this prospectus and copies of the Transaction Documents will be made available for inspection at the main office of Kredietbank S.A. Luxembourg (the "Listing Agent") in Luxembourg. In addition, copies of the quarterly reports provided by the Trust Manager to the Class A noteholders (see "Reports to Noteholders" in part B of this prospectus), as well as any quarterly Form 8-Ks and annual Form 10-Ks prepared by the Trust Manager for the Trust and filed with the SEC under the Exchange Act, will also be on file for inspection at the main office of the Listing Agent in Luxembourg. The Trust Manager will also report to the Luxembourg Stock Exchange through the Listing Agent on each quarterly Payment Date the aggregate Invested Amount of Notes then outstanding. Kredietbank S.A. in Luxembourg will act as intermediary between the Luxembourg Stock Exchange and the Issuer Trustee and the holders of the Class A Notes.


    Once the Class A Notes have been so listed, trading of the Class A Notes may be effected on the Luxembourg Stock Exchange. The Class A Notes have been accepted for clearance through the facilities of DTC, Clearstream-Luxembourg and Euroclear. The International Securities Identification Number for the Class A Notes is US43760PAA21, the Common Code for the Class A Notes is 12337701 and the CUSIP number for the Class A Notes is 43760PAA2.


    The transactions contemplated in this prospectus were authorized by resolutions adopted by the Issuer Trustee on January 3, 2001.

    In the event the Class A Notes are listed on the Luxembourg Stock Exchange and definitive Notes are issued and the rules of the Luxembourg Stock Exchange require a Luxembourg transfer agent, the Luxembourg paying agent, Kredietbank S.A. Luxembourgeoise, will be appointed as a transfer agent.

AUTHORIZATION

    The Trust Manager has obtained all necessary consents, approvals and authorizations in connection with the issue and performance of the Class A Notes. The issue of the Class A Notes has been authorized by the resolutions of the board of directors of the Trust Manager and the Issuer Trustee.

                                                                    APPENDIX A-I

                       MORTGAGE LOAN POOL CHARACTERISTICS


    The information contained in this Appendix A-I forms an integral part of this prospectus and sets forth statistical information regarding the mortgage loan pool determined as of the Cut-off Date. The column "No. of Accounts" in the tables below refers to the number of mortgage loans in that classification. The column "Total Security Valuations" represents the latest recorded valuation on the Servicer's servicing system of the underlying mortgaged properties.


                       MORTGAGE LOAN POOL CHARACTERISTICS
                              YEAR OF ORIGINATION


                                                                        WEIGHTED
                        NO. OF     TOTAL SECURITY       TOTAL LOAN      AVERAGE    AVERAGE LOAN   % BY LOAN
YEAR OF ORIGINATION    ACCOUNTS   VALUATIONS (A$)      BALANCE (A$)     LTV (%)    BALANCE (A$)    BALANCE
-------------------    --------   ----------------   ----------------   --------   ------------   ---------
1997.................    5,648      870,838,272.86     378,978,863.47    53.29      67,099.66       19.70
1998.................    6,393    1,039,151,417.00     486,278,167.18    56.98      76,064.16       25.28
1999.................    7,881    1,291,731,121.87     667,404,745.00    61.88      84,685.29       34.70
2000.................    4,009      700,817,867.00     390,935,437.96    65.16      97,514.45       20.32
                        ------    ----------------   ----------------    -----      ---------      ------
Total:...............   23,931    3,902,538,678.73   1,923,597,213.61    59.62      80,380.98      100.00
                        ======    ================   ================    =====      =========      ======


                                     A-I-1

                    POOL PROFILE BY GEOGRAPHIC DISTRIBUTION


                                                                        WEIGHTED
                        NO. OF     TOTAL SECURITY       TOTAL LOAN      AVERAGE    AVERAGE LOAN   % BY LOAN
REGION                 ACCOUNTS   VALUATIONS (A$)      BALANCE (A$)     LTV (%)    BALANCE (A$)    BALANCE
------                 --------   ----------------   ----------------   --------   ------------   ---------
ACT Inner City.......      280       49,646,996.00      22,978,534.74    58.11       82,066.20       1.19
ACT Metro............      168       27,420,586.00      13,843,356.42    60.89       82,400.93       0.72
ACT Non-Metro........      140       21,532,500.00      10,608,945.72    58.23       75,778.18       0.55
NSW Inner City.......       14        4,249,400.00       2,153,554.90    55.93      153,825.35       0.11
NSW Metro............    3,739      936,413,076.00     395,252,174.50    54.44      105,710.66      20.55
NSW Non-Metro........    2,556      382,460,670.00     189,408,243.90    59.05       74,103.38       9.85
NT Inner City........      141       23,594,155.00      13,067,655.09    63.53       92,678.40       0.68
NT Non-Metro.........       43        7,150,270.00       4,084,285.94    64.12       94,983.39       0.21
QLD Inner City.......       11        2,179,357.00       1,263,857.30    63.66      114,896.12       0.07
QLD Metro............    2,395      354,613,381.86     180,026,445.96    60.35       75,167.62       9.36
QLD Non-Metro........    2,824      386,268,081.87     202,742,068.26    61.44       71,792.52      10.54
SA Inner City........        6          676,000.00         395,549.50    66.29       65,924.92       0.02
SA Metro.............    1,050      139,880,305.00      72,942,900.47    61.80       69,469.43       3.79
SA Non-Metro.........      435       43,801,079.00      25,216,498.47    64.35       57,968.96       1.31
TAS Inner City.......       13        1,469,250.00         844,541.32    62.34       64,964.72       0.04
TAS Metro............      190       24,091,400.00      13,871,454.82    64.30       73,007.66       0.72
TAS Non-Metro........      119       13,649,550.00       7,352,533.76    62.13       61,786.00       0.38
Vic Inner City.......       40        7,701,509.00       4,480,842.36    63.66      112,021.06       0.23
Vic Metro............    5,133      830,819,054.00     419,281,030.60    60.21       81,683.43      21.80
Vic Non-Metro........    1,769      204,086,714.00     108,911,967.55    61.57       61,566.97       5.66
WA Inner City........       27        4,802,000.00       2,826,672.26    65.79      104,691.57       0.15
WA Metro.............    2,267      357,105,352.00     190,345,000.62    63.11       83,963.39       9.90
WA Non-Metro.........      571       78,927,992.00      41,699,099.15    61.63       73,028.19       2.17
                        ------    ----------------   ----------------    -----      ----------     ------
Total:...............   23,931    3,902,538,678.73   1,923,597,213.61    59.62       80,380.98     100.00
                        ======    ================   ================    =====      ==========     ======


                                     A-I-2

                      POOL PROFILE BY BALANCE OUTSTANDING



                                                                              WEIGHTED
                              NO. OF     TOTAL SECURITY       TOTAL LOAN      AVERAGE    AVERAGE LOAN   % BY LOAN
 CURRENT LOAN BALANCE (A$)   ACCOUNTS   VALUATIONS (A$)      BALANCE (A$)     LTV (%)    BALANCE (A$)    BALANCE
---------------------------  --------   ----------------   ----------------   --------   ------------   ---------
0.00-24,999.99.............    1,106      146,519,368.00      24,387,202.13    23.56       22,049.91       1.27
25,000.00-49,999.99........    5,491      720,416,481.00     208,533,743.30    38.38       37,977.37      10.84
50,000.00-74,999.99........    6,221      849,936,394.87     389,130,700.56    54.13       62,551.15      20.23
75,000.00-99,999.99........    4,643      730,666,843.00     402,981,351.30    61.97       86,793.31      20.95
100,000.00-124,999.99......    3,219      587,896,531.00     359,171,104.93    66.75      111,578.47      18.67
125,000.00-149,999.99......    1,631      353,176,395.86     221,842,286.32    67.74      136,016.12      11.53
150,000.00-174,999.99......      710      182,120,555.00     114,425,642.73    67.53      161,162.88       5.95
175,000.00-199,999.99......      393      117,262,815.00      73,170,823.98    66.57      186,185.30       3.80
200,000.00-224,999.99......      207       73,523,919.00      43,825,444.01    65.06      211,717.12       2.28
225,000.00-249,999.99......      118       44,596,372.00      28,089,508.70    66.97      238,046.68       1.46
250,000.00-274,999.99......       63       26,745,754.00      16,451,189.42    65.42      261,129.99       0.86
275,000.00-299,999.99......       57       28,795,250.00      16,416,291.33    62.48      288,005.11       0.85
300,000.00-324,999.99......       32       16,782,000.00       9,970,204.76    62.89      311,568.90       0.52
325,000.00-349,999.99......       16        9,013,500.00       5,420,404.25    63.74      338,775.27       0.28
350,000.00-374,999.99......        5        2,690,000.00       1,775,156.59    67.57      355,031.32       0.09
375,000.00-399,999.99......        8        4,766,000.00       3,065,347.77    67.79      383,168.47       0.16
400,000.00-424,999.99......        3        2,000,000.00       1,241,497.16    63.09      413,832.39       0.06
425,000.00-449,999.99......        3        2,355,000.00       1,300,802.17    57.48      433,600.72       0.07
450,000.00-474,999.99......        3        1,878,000.00       1,398,339.23    74.70      466,113.08       0.07
475,000.00-499,999.99......        1          747,500.00         499,755.81    66.86      499,755.81       0.03
500,000.00-524,999.99......        1          650,000.00         500,417.16    76.99      500,417.16       0.03
                              ------    ----------------   ----------------    -----      ----------     ------
Total:.....................   23,931    3,902,538,678.73   1,923,597,213.61    59.62       80,380.98     100.00
                              ======    ================   ================    =====      ==========     ======


                                     A-I-3

                   POOL PROFILE BY LOAN TO VALUE RATIO (LTV)



                                                                              WEIGHTED
                              NO. OF     TOTAL SECURITY       TOTAL LOAN      AVERAGE    AVERAGE LOAN   % BY LOAN
      CURRENT LTV (%)        ACCOUNTS   VALUATIONS (A$)      BALANCE (A$)     LTV (%)    BALANCE (A$)    BALANCE
---------------------------  --------   ----------------   ----------------   --------   ------------   ---------
0.00-9.99..................      264       97,851,230.00       7,416,755.31     7.95       28,093.77       0.39
10.00-19.99................    1,637      391,220,317.00      60,189,545.50    15.91       36,768.20       3.13
20.00-29.99................    2,422      474,929,689.00     118,718,880.82    25.33       49,016.88       6.17
30.00-39.99................    2,785      491,326,064.87     171,952,095.31    35.23       61,742.22       8.94
40.00-49.99................    2,872      484,406,655.00     217,550,818.54    45.09       75,748.89      11.31
50.00-59.99................    3,217      500,511,334.00     275,193,650.86    55.13       85,543.57      14.31
60.00-69.99................    3,746      541,440,735.00     352,287,348.11    65.20       94,043.61      18.31
70.00-79.99................    4,849      661,354,025.00     496,928,884.87    75.24      102,480.69      25.83
80.00-89.99................    1,882      228,232,688.86     194,437,269.43    85.27      103,314.17      10.11
90.00-99.99................      257       31,265,940.00      28,921,964.86    92.52      112,536.83       1.50
                              ------    ----------------   ----------------    -----      ----------     ------
Total:.....................   23,931    3,902,538,678.73   1,923,597,213.61    59.62       80,380.98     100.00
                              ======    ================   ================    =====      ==========     ======


                                     A-I-4

                        POOL PROFILE BY YEAR OF MATURITY


                        NO. OF     TOTAL SECURITY       TOTAL LOAN      WEIGHTED AVERAGE   AVERAGE LOAN   % BY LOAN
YEAR OF MATURITY       ACCOUNTS   VALUATIONS (A$)      BALANCE (A$)         LTV (%)        BALANCE (A$)    BALANCE
----------------       --------   ----------------   ----------------   ----------------   ------------   ---------
2002.................        7        1,449,000.00         402,533.74         31.72          57,504.82       0.02
2003.................       24        4,127,500.00         737,298.51         32.74          30,720.77       0.04
2004.................       80       13,489,250.00       2,656,535.71         31.35          33,206.70       0.14
2005.................       97       15,902,650.00       3,362,512.39         29.30          34,665.08       0.17
2006.................      112       17,918,425.00       4,018,493.51         31.62          35,879.41       0.21
2007.................      297       43,015,749.00      11,263,272.87         34.39          37,923.48       0.59
2008.................      327       50,787,400.00      13,457,448.00         35.98          41,154.28       0.70
2009.................      402       62,980,443.00      18,485,247.25         38.57          45,983.20       0.96
2010.................      321       47,557,339.00      17,520,172.41         46.07          54,579.98       0.91
2011.................      221       33,539,600.00      12,672,337.86         47.32          57,340.90       0.66
2012.................      555       86,817,343.00      31,972,179.52         45.95          57,607.53       1.66
2013.................      506       79,586,548.00      31,690,114.71         49.10          62,628.69       1.65
2014.................      514       80,452,461.87      33,023,281.35         50.66          64,247.63       1.72
2015.................      383       61,703,592.00      25,908,646.87         51.83          67,646.60       1.35
2016.................      277       42,497,037.00      19,314,492.38         54.89          69,727.41       1.00
2017.................      588       92,511,072.00      39,063,877.33         51.40          66,435.17       2.03
2018.................      598       97,835,141.00      41,833,534.59         52.94          69,955.74       2.17
2019.................      782      125,219,122.00      57,244,396.39         55.61          73,202.55       2.98
2020.................      473       78,174,042.00      37,974,778.83         56.77          80,284.94       1.97
2021.................      322       53,393,160.00      26,501,365.20         58.18          82,302.38       1.38
2022.................    4,173      652,153,442.86     306,890,577.83         56.28          73,541.95      15.95
2023.................    4,464      728,841,843.00     368,648,357.19         59.65          82,582.52      19.16
2024.................    5,492      910,025,228.00     509,373,757.57         64.77          92,748.32      26.48
2025.................    2,916      522,561,290.00     309,582,001.60         67.47         106,166.67      16.09
                        ------    ----------------   ----------------         -----         ----------     ------
Total:...............   23,931    3,902,538,678.73   1,923,597,213.61         59.62          80,380.98     100.00
                        ======    ================   ================         =====         ==========     ======


                                     A-I-5

                          POOL PROFILE BY LOAN PURPOSE


                                                                        WEIGHTED
                        NO. OF     TOTAL SECURITY       TOTAL LOAN      AVERAGE    AVERAGE LOAN   % BY LOAN
LOAN PURPOSE           ACCOUNTS   VALUATIONS (A$)      BALANCE (A$)     LTV (%)    BALANCE (A$)    BALANCE
------------           --------   ----------------   ----------------   --------   ------------   ---------
Refinance............    9,035    1,454,645,966.87     692,929,823.62    57.42      76,693.95       36.02
Purchase Existing
  Dwelling...........    8,100    1,287,077,155.00     691,570,166.19    63.72      85,379.03       35.95
Investment...........    3,740      670,325,875.86     334,422,004.34    58.79      89,417.65       17.39
Home Improvement.....    2,567      412,533,410.00     161,731,027.83    52.09      63,003.91        8.41
Purchase New
  Dwelling...........      489       77,956,271.00      42,944,191.63    63.73      87,820.43        2.23
                        ------    ----------------   ----------------    -----      ---------      ------
Total:...............   23,931    3,902,538,678.73   1,923,597,213.61    59.62      80,380.98      100.00
                        ======    ================   ================    =====      =========      ======


                          POOL PROFILE BY AMORTIZATION


                                                                        WEIGHTED
                        NO. OF     TOTAL SECURITY       TOTAL LOAN      AVERAGE    AVERAGE LOAN   % BY LOAN
PAYMENT TYPE           ACCOUNTS   VALUATIONS (A$)      BALANCE (A$)     LTV (%)    BALANCE (A$)    BALANCE
------------           --------   ----------------   ----------------   --------   ------------   ---------
Monthly..............   16,111    2,711,162,864.87   1,325,250,546.50    59.46       82,257.50      68.89
Fortnightly..........    7,425    1,112,892,853.86     548,215,107.41    59.33       73,833.68      28.50
Weekly...............      395       78,482,960.00      50,131,559.70    66.93      126,915.34       2.61
                        ------    ----------------   ----------------    -----      ----------     ------
Total:...............   23,931    3,902,538,678.73   1,923,597,213.61    59.62       80,380.98     100.00
                        ======    ================   ================    =====      ==========     ======


                         MORTGAGE INSURER DISTRIBUTION


                                                                        WEIGHTED     AVERAGE
                        NO. OF     TOTAL SECURITY       TOTAL LOAN      AVERAGE        LOAN       % BY LOAN
MORTGAGE INSURER       ACCOUNTS   VALUATIONS (A$)      BALANCE (A$)     LTV (%)    BALANCE (A$)    BALANCE
----------------       --------   ----------------   ----------------   --------   ------------   ---------
GE Pool Insurance*...   20,689    3,505,170,605.87   1,607,445,031.48    55.29       77,695.64      83.56
GE Mortgage Insurance
  Pty Ltd............    1,979      241,192,361.00     192,987,690.83    81.66       97,517.78      10.03
GE Capital Mortgage
  Insurance
  Corporation
  (Australia) Pty
  Ltd................      673       86,417,998.00      72,036,830.75    85.56      107,038.38       3.74
Housing Loans
  Insurance
  Corporation........      590       69,757,713.86      51,127,660.55    75.74       86,657.05       2.66
                        ------    ----------------   ----------------    -----      ----------     ------
Total:...............   23,931    3,902,538,678.73   1,923,597,213.61    59.62       80,380.98     100.00
                        ======    ================   ================    =====      ==========     ======


------------------------


* Mortgage Loans covered by GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd pool insurance.


                                     A-I-6

                            POOL PROFILE BY PRODUCT


                                                                        WEIGHTED
                        NO. OF     TOTAL SECURITY       TOTAL LOAN      AVERAGE    AVERAGE LOAN   % BY LOAN
LOAN TYPE              ACCOUNTS   VALUATIONS (A$)      BALANCE (A$)     LTV (%)    BALANCE (A$)    BALANCE
---------              --------   ----------------   ----------------   --------   ------------   ---------
Fixed Rate*..........    8,358    1,434,579,893.87     786,287,540.85    63.53      94,076.04       40.88
Adjustable Rate......   15,573    2,467,958,784.86   1,137,309,672.76    56.91      73,030.87       59.12
                        ------    ----------------   ----------------    -----      ---------      ------
Total:...............   23,931    3,902,538,678.73   1,923,597,213.61    59.62      80,380.98      100.00
                        ======    ================   ================    =====      =========      ======


------------------------


* The term "fixed rate" mortgage loans as used in this prospectus does not have the same meaning as in U.S. mortgage securitizations, I.E., loans with a fixed interest rate for the life of the mortgage loan. Rather, the fixed rate mortgage loans in the Seller's portfolio have a fixed rate that is set for a shorter time period (generally not more than 10 years) than the life of the loan (generally 25 years) which then converts to a variable rate or can be refixed for a further period, again generally not more than 10 years.


                     DISTRIBUTION BY CURRENT INTEREST RATES


                                                                        WEIGHTED
                        NO. OF     TOTAL SECURITY       TOTAL LOAN      AVERAGE    AVERAGE LOAN   % BY LOAN
CURRENT RATE (%)       ACCOUNTS   VALUATIONS (A$)      BALANCE (A$)     LTV (%)    BALANCE (A$)    BALANCE
----------------       --------   ----------------   ----------------   --------   ------------   ---------
5.000--5.999.........      394       71,986,044.00      38,865,183.98    63.94      98,642.60        2.02
6.000--6.999.........    3,617      617,173,936.00     334,395,870.62    63.49      92,451.17       17.38
7.000--7.999.........    3,892      674,538,056.87     377,061,002.64    63.80      96,881.04       19.60
8.000--8.999.........   16,028    2,538,840,641.86   1,173,275,156.37    57.03      73,201.59       60.99
                        ------    ----------------   ----------------    -----      ---------      ------
Total:...............   23,931    3,902,538,678.73   1,923,597,213.61    59.62      80,380.98      100.00
                        ======    ================   ================    =====      =========      ======


                                     A-I-7

                                                                   APPENDIX A-II

                   TERMS AND CONDITIONS OF THE CLASS A NOTES

    The information contained in this Appendix A-II forms an integral part of this prospectus.


    The following, subject to amendments, are the terms and conditions of the Class A Notes, substantially as they will actually appear on the reverse of any Class A Notes. THE MATERIAL TERMS AND CONDITIONS OF THE CLASS A NOTES HAVE ALSO BEEN DESCRIBED UNDER "DESCRIPTION OF THE CLASS A NOTES" IN PART A OF THIS PROSPECTUS. Class A Notes will initially be issued in book entry form. Class A Notes in definitive form will only be issued in limited circumstances. While the Class A Notes remain in book entry form, the same terms and conditions govern them, except to the extent that they are appropriate only to the Class A Notes in definitive form. A SUMMARY OF THE PROVISIONS APPLICABLE TO THE CLASS A NOTES WHILE IN BOOK ENTRY FORM, INCLUDING THE CIRCUMSTANCES IN WHICH CLASS A NOTES IN DEFINITIVE FORM WILL BE ISSUED, IS SET OUT IN "DESCRIPTION OF THE CLASS A NOTES" IN PART A OF THIS PROSPECTUS.


    SECTIONS IN ITALICS ARE INCLUDED BY WAY OF EXPLANATION ONLY AND DO NOT CONSTITUTE PART OF THE TERMS AND CONDITIONS OF THE CLASS A NOTES.

1  GENERAL


    The issue of the US$1,059,000,000 Class A Mortgage Backed Floating Rate Notes due 2027 ("CLASS A NOTES") the A$20,000,000 Class B Mortgage Backed Floating Rate Notes due 2027 ("CLASS B NOTES") and certain Redraw Notes from time to time ("REDRAW NOTES") (together the "NOTES") by Perpetual Trustee Company Limited, ABN 42 000 001 007, ("PERPETUAL") in its capacity as trustee of the HomeSide Mortgage Securities Trust 2001-1 ("TRUST") (Perpetual in such capacity, the "ISSUER TRUSTEE") was authorised by a resolution of the board of directors of Perpetual passed on January 19, 2001.


    The Class A Notes:

    (a) are constituted by a Class A Note Trust Deed ("NOTE TRUST DEED") dated on or about January 24, 2001 made between the Issuer Trustee, HomeSide Global MBS Manager, Inc. ("GLOBAL TRUST MANAGER") and The Bank of New York, New York Branch ("NOTE TRUSTEE") as trustee for the several persons who are for the time being the owners of the Class A Notes (each a "CLASS A NOTEHOLDER" and together the "CLASS A NOTEHOLDERS"); and

    (b) are issued subject to, and with the direct or indirect benefit of, amongst other things:

       (i) a Master Trust Deed ("MASTER TRUST DEED") dated January 3, 2001 made between the Global Trust Manager and Perpetual, as amended from time to time;


       (ii) a Supplemental Deed ("SUPPLEMENTAL DEED") dated on or about January 24, 2001 made between National Australia Bank Limited,
           ABN 12 004 044 937 (generally the "BANK" and in its respective capacities under the Supplemental Deed the "SELLER" and the initial "SERVICER"), the Global Trust Manager, the Issuer Trustee and P.T. Limited ABN 67 004 454 666 ("SECURITY TRUSTEE");



       (iii) a Master Security Trust Deed ("MASTER SECURITY TRUST DEED") dated on or about January 3, 2001 made between the Issuer Trustee, the Global Trust Manager, the Note Trustee and the Security Trustee and a Deed of Charge ("DEED OF CHARGE") dated on or about January 3, 2001 between the same parties;


       (iv) the Note Trust Deed;

                                     A-II-1

       (v) these terms and conditions ("CLASS A NOTE CONDITIONS"); and

       (vi) the Agency Agreement (as defined below).


    (c) have certain defined terms, the meanings of which are contained in a Definitions Schedule ("DEFINITIONS SCHEDULE"), dated January 3, 2001 made between, amongst other parties, the Global Trust Manager, the Issuer Trustee, the Bank and the Note Trustee.


    Certain provisions of these Class A Note Conditions (including the definitions herein) are summaries of the Transaction Documents (as defined in CONDITION 3) and are subject to the detailed provisions of the Transaction Documents, a copy of each of which may be inspected as indicated in CONDITION 3.


    Payments of interest and principal, and the calculation of certain amounts and rates, under these Class A Note Conditions in respect of the Class A Notes will be made pursuant to an Agency Agreement ("AGENCY AGREEMENT") dated on or about January 24, 2001 made between the Issuer Trustee, the Note Trustee, the Global Trust Manager, The Bank of New York, New York Branch, as the initial principal paying agent and the calculation agent ("PRINCIPAL PAYING AGENT" and "CALCULATION AGENT") (together with any other paying agent appointed from time to time under the Agency Agreement, "PAYING AGENTS") and as the initial Class A note registrar ("CLASS A NOTE REGISTRAR") and The Bank of New York, London Branch and Kredietbank S.A. Luxembourgeoise as an initial paying agents.



    The Issuer Trustee has entered into two ISDA Master Agreements (each a "CURRENCY SWAP AGREEMENT") with National Australia Bank Limited and Deutsche Bank AG (New York Branch) (each a "CURRENCY SWAP PROVIDER") and the Global Trust Manager, each together with a schedule and a confirmation relating thereto in respect of the Class A Notes (each such confirmation documenting a "CURRENCY SWAP").


    The Class A Notes will on issue be listed on the Luxembourg Stock Exchange.

    "US$" means the lawful currency for the time being of the United States of America and "A$" means the lawful currency for the time being of the Commonwealth of Australia.


2  INTERPRETATION AND PAYMENT CALCULATIONS



2.1 INTERPRETATION


    In these Class A Note Conditions, unless the context otherwise requires:

    (a) a reference to a party includes that party's executors, administrators, successors, substitutes and assigns, including any person replacing that party by way of novation;

    (b) a reference to any regulation or to any section or provision thereof includes any statutory modification or re-enactment or any statutory provision substituted therefor and all ordinances, by-laws, regulations and other statutory instruments issued thereunder;

    (c) a reference to any document or agreement is a reference to such document or agreement as amended, varied, supplemented or replaced from time to time;

    (d) words importing the singular include the plural (and vice versa);

    (e) words denoting a given gender include all other genders; and

    (f) headings are for convenience only and do not affect the interpretation of these Class A Note Conditions.

                                     A-II-2

2.2 PAYMENT CALCULATIONS



    Except as expressly provided otherwise in these Class A Note Conditions, all payments in a given currency under these Class A Note Conditions will be rounded to the nearest cent in that currency.


3  CLASS A NOTEHOLDERS BOUND

    The Class A Noteholders are bound by, and are deemed to have notice of, all the provisions of the Transaction Documents. A copy of each Transaction Document is available for inspection, upon reasonable prior notice, during normal business hours on New York Business Days at the registered office for the time being of the Note Trustee (which is, at the date of these Class A Note Conditions, 101 Barclay Street, 21W, New York, New York, 10286).


    "TRANSACTION DOCUMENTS" means the Master Trust Deed insofar as it relates to the Trust, the Definitions Schedule insofar as it applies to the Trust, the Notice of Creation of Trust, the Supplemental Deed, each Support Facility, the Master Security Trust Deed insofar as it applies to the Trust, the Deed of Charge, the Dealer Agreement, the Underwriting Agreement, the Note Trust Deed, each Note, the Servicing Agreement insofar as it applies to the Trust, the Agency Agreement, the Delegation Deed, the Initial Sale Agreement, any Initial Offer to Sell, any Secondary Sale Agreement, the Secondary Offer to Sell and any other document which is agreed by the Global Trust Manager and the Issuer Trustee to be a Transaction Document in relation to the Trust.



    "DEALER AGREEMENT", "SUPPORT FACILITY", "NOTICE OF CREATION OF TRUST", "SERVICING AGREEMENT", "UNDERWRITING AGREEMENT", "DELEGATION DEED", "INITIAL SALE AGREEMENT", "INITIAL OFFER TO SELL", "SECONDARY SALE AGREEMENT" and "SECONDARY OFFER TO SELL" have the same respective meanings as in the Supplemental Deed or the Definitions Schedule, as the case may be. FURTHER DETAILS OF CERTAIN OF THESE DOCUMENTS ARE CONTAINED IN "DESCRIPTION OF THE CLASS A NOTES" IN PART A OF THIS PROSPECTUS AND "DESCRIPTION OF THE TRANSACTION DOCUMENTS" IN PART B OF THIS PROSPECTUS.


4  FORM, DENOMINATION AND TITLE OF AND TO, AND THE ISSUE OF DEFINITIVE, CLASS A
  NOTES

4.1 FORM AND DENOMINATION


    The Class A Notes will be issued in registered form, without interest coupons, in minimum denominations of US$100,000 and integral multiples of US$10,000 in excess thereof. The initial principal amount of each Class A Note ("INITIAL INVESTED AMOUNT" in relation to that Class A Note) will be stated on its face.


4.2 TITLE


    Title to the Class A Notes will only be shown on, and will only pass by registration in, the register ("CLASS A NOTE REGISTER") maintained by the Class A Note Registrar in accordance with the Agency Agreement. Class A Notes may be transferred, or may be exchanged for other Class A Notes in any authorised denominations and a like Invested Amount (as defined in CONDITION 6.4), upon the surrender of the Class A Notes to be transferred or exchanged, duly endorsed with or accompanied by a written instrument of transfer and exchange duly executed (with such execution guaranteed by an "eligible guarantor institution" meeting the requirements of the Class A Note Registrar) and the provision of such other documents as the Class A Note Registrar may reasonably require, to a specified office of the Class A Note Registrar (as set out at the end of these Note Conditions or otherwise notified to Class A Noteholders) subject to and in accordance with the Agency Agreement. No service charge may be made for any transfer or exchange, but the Class A Note Registrar may require payment by the Class A Noteholder of a sum sufficient to cover


                                     A-II-3
any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class A Notes. The Class A Note Registrar need not register transfers or exchanges of Class A Notes for a period of 30 days preceding the due date for any payment with respect to the Class A Notes or for a period, not exceeding 30 days, specified by the Note Trustee prior to any meeting, which includes Class A Noteholders, under the Master Trust Deed or the Master Security Trust Deed, as applicable. The Issuer Trustee, the Note Trustee, the Global Trust Manager, the Calculation Agent and each Paying Agent may accept the correctness of the Class A Note Register and any information provided to it by the Class A Note Registrar and is not required to enquire into its authenticity. None of the Issuer Trustee, the Note Trustee, the Global Trust Manager, the Calculation Agent, any Paying Agent or the Class A Note Registrar is liable for any mistake in the Class A Note Register or in any purported copy except to the extent that the mistake is attributable to (in the case of the Issuer Trustee or the Note Trustee) its own fraud, negligence or breach of trust or (in the case of the other parties) its fraud, negligence or material breach of obligation.


5  STATUS, SECURITY AND RELATIONSHIP BETWEEN THE CLASS A NOTES, THE CLASS B
  NOTES AND THE REDRAW NOTES

5.1 STATUS OF THE SECURITIES

    The Class A Notes are direct, secured (as described in CONDITION 5.2) limited recourse (as described in CONDITION 5.3) obligations of the Issuer Trustee.

    Any Redraw Notes are direct, secured, limited recourse obligations of the Issuer Trustee.

    The Class B Notes are direct, secured, limited recourse, subordinated obligations of the Issuer Trustee.

5.2 SECURITY


    The obligations of the Issuer Trustee under the Class A Notes are (amongst the other payment obligations of the Issuer Trustee comprising the Secured Moneys (as defined below)) secured, pursuant to the Master Security Trust Deed and the Deed of Charge, in favour of the Security Trustee as Trustee for the Secured Creditors (as defined below), by a fixed and floating charge ("CHARGE") over all of the assets and property, real and personal (including choses in action and other rights), tangible and intangible, present or future, of the Trust ("SECURED PROPERTY"). The Secured Property includes an equitable interest in certain housing loans, and related mortgages, acquired by the Issuer Trustee from HomeSide Mortgage Securities, Inc. ("DEPOSITOR"). The Charge is a first ranking security in the Secured Property.


    FURTHER DETAILS REGARDING THE SECURED PROPERTY ARE CONTAINED IN "DESCRIPTION OF THE POOL OF MORTGAGE LOANS--DETAILS OF THE POOL OF MORTGAGE LOANS" IN PART A OF THIS PROSPECTUS.


    "SECURED CREDITORS" and "SECURED MONEYS" have the same respective meanings as in the Deed of Charge.


5.3 LIMITED RECOURSE

    The liability of the Issuer Trustee to make interest and principal payments on the Class A Notes is limited, except in certain circumstances described in CONDITION 12, to the assets of the Trust available for this purpose in accordance with, and subject to the order of priority of payments in, the Supplemental Deed.


    The net proceeds of realisation of the assets and property of the Trust (including following an Event of Default) may be insufficient to pay all amounts due to the Class A Noteholders and any other amounts ranking in priority to or equally with amounts due to the Class A Noteholders. Except


                                     A-II-4
in the limited circumstances described in CONDITION 12, the assets of Perpetual held in its personal capacity will not be available for payment of any shortfall arising and all claims in respect of such shortfall will be extinguished. The assets of Perpetual held in its capacity as Trustee of any other Trust (including any other Trust established pursuant to the Master Trust Deed) will not in any circumstances be available to pay any amounts due to Class A Noteholders.



    None of the Bank, the Global Trust Manager, the Depositor, the Fixed Rate Swap Provider, the Basis Swap Provider, the Note Trustee, the Security Trustee, the Principal Paying Agent, any Paying Agent, the Calculation Agent, or any Currency Swap Provider amongst others, have any obligation to any Class A Noteholder for payment of any amount owed by the Issuer Trustee in respect of the Class A Notes.



    "EVENT OF DEFAULT" has the meaning given to it in the Deed of Charge. FOR A DESCRIPTION OF THIS EXPRESSION, SEE "GLOSSARY" IN PART B OF THIS PROSPECTUS.


5.4 NO PREFERENCE WITHIN THE CLASS A NOTES

    The Class A Notes rank equally and ratably and without any preference or priority among themselves.

5.5 ISSUE OF REDRAW NOTES


    Under the Supplemental Deed, the Issuer Trustee is entitled to issue debt securities ("REDRAW NOTES") from time to time at the direction of the Global Trust Manager. If on or prior to a Determination Date, the Global Trust Manager considers that the Principal Collections to be calculated on that Determination Date (determined prior to taking into account the proceeds of issue of any Redraw Notes on the immediately following Payment Date) are likely to be insufficient to meet in full any Redraws provided by the Seller during the preceding Collection Periods and due to be repaid or reimbursed to the Seller on the immediately following Payment Date, the Global Trust Manager may direct the Issuer Trustee to issue Redraw Notes for a principal amount specified in the direction. The Total Invested Amount (as hereinafter defined) of the Redraw Notes outstanding on any Determination Date must not exceed the amount specified by the Global Trust Manager and which is subject of a confirmation from each Current Rating Agency that such issue will not result in the reduction, qualification or withdrawal of the then ratings assigned to the Notes.



    "CURRENT RATING AGENCY", "COLLECTION PERIOD", "DETERMINATION DATE", "AVAILABLE PRINCIPAL COLLECTIONS", "REDRAWS", "REDRAW DRAWING", "PAYMENT DATE" and "REDRAW PRINCIPAL OUTSTANDING" have the same respective meanings as in the Supplemental Deed. FOR A DESCRIPTION OF THESE, SEE "DESCRIPTION OF THE CLASS A NOTES" IN PART A OF THIS PROSPECTUS.


    Prior to the occurrence of an Event of Default, under the Supplemental Deed and the Master Security Trust Deed:

    (i) the payment of interest on the Redraw Notes will rank equally and ratably with the payment of the relevant A$ Amount by the Issuer Trustee to the Currency Swap Providers which in turn will be applied to meet the payment of interest on the Class A Notes as explained in CONDITION 6.9); and

    (ii) the repayment of principal on the Redraw Notes will rank ahead of the payment of the relevant A$ Amount by the Issuer Trustee to the Currency Swap Providers which in turn will be applied to meet the repayment of principal on the Class A Notes as explained in CONDITION 7.2).


    Following the occurrence of an Event of Default, under the Master Security Trust Deed and the Supplemental Deed, the payment of amounts owing in relation to the Redraw Notes will rank


                                     A-II-5
ratably with the payment of amounts owing in relation to the Class A Notes (the amounts owing in respect of the Class A Notes will, for the purposes of determining distributions to, and allocations between, the Class A Noteholders and other Secured Creditors, be converted into A$ in accordance with the Master Security Trust Deed and the Supplemental Deed).


5.6 SUBORDINATION OF CLASS B NOTES


    Prior to the occurrence of an Event of Default, the payment of interest in relation to the Class B Notes is subordinated to, amongst other things, the payment of interest on the Class A Notes in accordance with the Supplemental Deed; and the repayment of the principal on the Class B Notes is, to a certain extent, subordinated to, amongst other things, the repayment of the principal on the Class A Notes in accordance with the calculations to be made of the amounts to be paid by the Issuer Trustee under the Supplemental Deed (in the case of the Class A Notes, the subordination of the Class B Notes is in respect of the relevant A$ amounts payable by the Issuer Trustee to the Currency Swap Providers which in turn will be applied to meet the payment of interest and the repayment of principal on the Class A Notes as explained, respectively, in CONDITIONS 6.9 and 7.2). FOR A DESCRIPTION OF THE ORDER OF APPLICATION OF AVAILABLE PROCEEDS UNDER THE TRUST, THE CONSEQUENT SUBORDINATION OF THE PAYMENT OF INTEREST AND REPAYMENT OF PRINCIPAL ON THE CLASS B NOTES, SEE "DESCRIPTION OF THE CLASS A NOTES--INTEREST ON THE NOTES" AND "--ALLOCATION OF PRINCIPAL TO CLASS A NOTES AND CLASS B NOTES", EACH IN PART A OF THIS PROSPECTUS.



    Following the occurrence of an Event of Default, in the distribution of the net proceeds (if any) arising from the enforcement of the Charge, any payment in relation to the Class B Notes will be subordinated to, amongst other things, payment of all amounts due in relation to the Class A Notes (the amounts owing in respect of the Class A Notes will, for the purposes of determining distributions to, and allocations between, the Noteholders and other Secured Creditors, be converted into A$ in accordance with the Master Security Trust
Deed). FOR A DESCRIPTION OF THE ORDER OF APPLICATION OF THE PROCEEDS OF THE ENFORCEMENT OF THE CHARGE UNDER THE MASTER SECURITY TRUST DEED, SEE "DESCRIPTION OF THE CLASS A NOTES--REDEMPTION OF THE NOTES UPON AN EVENT OF DEFAULT" IN
PART A OF THIS PROSPECTUS.


5.7 THE SECURITIES RANK EQUALLY EXCEPT AS PROVIDED IN THE TRANSACTION DOCUMENTS

    The Class A Notes, the Class B Notes and the Redraw Notes enjoy the same rights, entitlements, benefits and restrictions except as expressly provided in the Transaction Documents.

6  INTEREST

6.1 PERIOD OF ACCRUAL


    Each Class A Note accrues interest from (and including) January 25, 2001 ("CLOSING DATE") and ceases to accrue interest on (but excluding) the earliest of:


    (a) the date on which the Stated Amount (as hereinafter defined) of the Class A Note is reduced to zero and all accrued but previously unpaid interest is paid in full (including but not limited to the circumstances described in CONDITION 7.3 and 7.4);


    (b) the date on which the Class A Note is redeemed or repaid in full in accordance with CONDITION 7 (other than CONDITION 7.6), unless upon such date, payment is improperly withheld or refused, in which case the Class A Note will continue to bear interest in accordance with this CONDITION 6 (both before and after judgment) until (but excluding) whichever is the earlier of:


       (i) the day on which all sums due in respect of the Class A Note up to that day are received by or on behalf of the Class A Noteholder; and

                                     A-II-6

       (ii) the seventh day after notice is given to the Class A Noteholder (either in accordance with CONDITION 11.1 or individually) that, where required by CONDITION 8.2, such payment will be made, provided that upon such presentation payment is in fact made;



    (c) the date on which the Class A Note is deemed to be redeemed in accordance with CONDITION 7.6;


    (d) the date on which the Class A Noteholder renounces all of its rights to any amounts payable under or in respect that Class A Note; and

    (e) the Final Maturity Date (as defined in CONDITION 7.1).

    "STATED AMOUNT" in relation to:


    (a) a Class A Note on any Determination Date means an amount equal to:



       (i)  the Initial Invested Amount of that Class A Note;



       (ii) the aggregate of all amounts previously paid in relation to that Class A Note on account of principal pursuant to CONDITION 7.2(C); less



       (iii) the amount to be paid in relation to that Class A Note on account of principal on the next Payment Date pursuant to CONDITION 7.2(C); less



       (iv) the amount of any Principal Charge-offs to be allocated to that Class A Note on that Determination Date which will not be reimbursed on the immediately following Payment Date in accordance with the Supplemental Deed; LESS



       (v) (without double counting any Principal Charge-offs) any Carryover Principal Charge-offs in respect of that Class A Note, which have not been reimbursed on or before the immediately following Payment Date in accordance with the Supplemental Deed; and



    (b) a Class B Note or a Redraw Note on any Determination Date, has the meaning given to it in the Supplemental Deed.


6.2 INTEREST PERIODS

    The period that a Class A Note accrues interest in accordance with CONDITION
6.1 is divided into periods (each an "INTEREST PERIOD"). The first Interest Period for a Class A Note commences on (and includes) the Closing Date and ends on (but does not include) the first Payment Date thereafter. Each succeeding Interest Period for a Class A Note commences on (and includes) a Payment Date and ends on (but does not include) the next Payment Date. The final Interest Period for a Class A Note ends on (but does not include) the date on which interest ceases to accrue on the Class A Note pursuant to CONDITION 6.1.

    "BUSINESS DAY" means any day (other than a Saturday, a Sunday or a public holiday) on which banks are open for business in Melbourne, Sydney and New York City.

    "PAYMENT DATE" means the 20th day of each of January, April, July and October in each year (or, if such a day is not a Business Day, the next Business
Day). The first Payment Date is 20 April 2001 (or, if that day is not a Business Day, the next Business Day).

6.3 INTEREST RATE FOR THE CLASS A NOTES

    The rate of interest ("Interest Rate") payable from time to time in respect of a Class A Note and an Interest Period is the aggregate of USD-LIBOR-BBA (as hereinafter defined) for that Interest Period and the Margin (as hereinafter defined) in relation to the Class A Note.

                                     A-II-7

    "USD-LIBOR-BBA" for an Interest Period will be calculated by the Calculation Agent in accordance with paragraph (a) (or, if applicable, paragraph (b)) below (subject, in the case of the first Interest Period, to paragraph (c) below):

    (a) on the second Banking Day before the beginning of the Interest Period (a "RATE SET DATE") the Calculation Agent will determine the rate "USD-LIBOR-BBA" as the applicable Floating Rate Option under the Definitions of the International Swaps and Derivatives Association, Inc. ("ISDA") (the "ISDA Definitions") being the rate applicable to any Interest Period for three-month deposits in US dollars in the London inter-bank market which appears on the Rate Page (as hereinafter defined) as of 11.00am, London time, on the Rate Set Date;

    (b) if such rate does not appear on the Rate Page at that time, the USD-LIBOR-BBA for that Interest Period will be determined as if the Issuer Trustee and the Calculation Agent had specified "USD-LIBOR-Reference Banks" as the applicable Floating Rate Option under the ISDA Definitions. For this purpose "USD-LIBOR--Reference Banks" means that the rate for an Interest Period will be determined on the basis of the rates at which deposits in US dollars are offered by the Reference Banks (being four major banks in the London interbank market determined by the Calculation Agent) at approximately 11.00am, London time, on the Rate Set Date to prime banks in the London interbank market for a period of three months commencing on the first day of the Interest Period and in a Representative amount (as defined in the ISDA Definitions). The Calculation Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the USD-LIBOR-BBA for that Interest Period will be the arithmetic mean of the rates quoted by not less than two major banks in New York City, selected by the Calculation Agent and the Currency Swap Providers, at approximately 11.00am, New York City time, on that Rate Set Date for loans in US dollars to leading European banks for a period of three months commencing on the first day of the Interest Period and in a representative amount. If no such rates are available in New York City, then the USD-LIBOR--BBA for such Interest Period will be the most recently determined rate in accordance with paragraph (a); and

    (c) the USD-LIBOR-BBA for the first Interest Period will be the rate determined by linear interpolation calculated in accordance with paragraph (a) or, if applicable, paragraph (b) above with reference to the duration of the first Interest Period.

    "BANKING DAY" means any day on which banks are open for business in London and New York City, other than a Saturday, a Sunday or a public holiday in London or New York City.

                                     A-II-8

    "RATE PAGE" means Telerate Page 3750 or, if Telerate Page 3750 ceased to quote the relevant rate, such other page, section or part of Telerate as quotes the relevant rate and is selected by the Calculation Agent or, if there is no such page, section or part of such other page, section or part of a different screen information service as quotes the relevant rate selected by the Calculation Agent and approved by the Note Trustee.

    "MARGIN" in relation to a Class A Note means, subject to the following:


    (a) for the period from, and including, the Closing Date to, but excluding, the Call Option Date (as defined in CONDITION 7.3), 0.19% per annum; and



    (b) for the period from, and including, the Call Option Date to, but excluding, the date on which that Class A Note ceases to accrue interest in accordance with CONDITION 6.1, 0.38% per annum.


    If on or after the Call Option Date the Issuer Trustee, at the direction of the Global Trust Manager, proposes to exercise its option to redeem the Notes at their Stated Amount in accordance with CONDITION 7.3 on a Payment Date but is unable to do so because, following a meeting of Noteholders convened under the Master Trust Deed by the Global Trust Manager for this purpose, the Noteholders have not approved by an Extraordinary Resolution (as defined in CONDITION 9.1) the redemption of the Class A Notes at their Stated Amount, then the Issue Margin in relation to each Class A Note from, and including, that Payment Date to, but excluding, the date on which that Class A Note ceases to accrue interest in accordance with CONDITION 6.1, will remain at, or revert to, the Margin applying at the Closing Date.

    There is no maximum or minimum Interest Rate for the Class A Notes.

6.4 CALCULATION OF INTEREST ON THE CLASS A NOTES


    Interest on each Class A Note for an Interest Period (the "INTEREST AMOUNT") is calculated by applying the Interest Rate for that Class A Note for that Interest Period to the Invested Amount of that Class A Note on the first day of the Interest Period (after taking into account any reductions in the Invested Amount of that Class A Note on that day), by then multiplying such product by the actual number of days in the Interest Period divided by 360 and rounding the resultant figure down to the nearest cent.


    If any Interest Amount is not paid on the date when it is due and payable, then such unpaid Interest Amount will accrue interest in accordance with these Class A Note Conditions until paid in full.

    "INVESTED AMOUNT" in relation to a Class A Note means, on any Determination Date, the Initial Invested Amount of that Class A Note less the aggregate of all amounts previously paid, and to be paid on the next Payment Date, in relation to that Class A Note on account of principal pursuant to CONDITION 7.2(C).

6.5 DETERMINATION OF INTEREST RATE AND INTEREST AMOUNT

    The Calculation Agent will, as soon as practicable after 11.00 a.m. (London time or, if applicable, New York City time) on each Rate Set Date, determine the Interest Rate in relation to the Class A Notes, and calculate the Interest Amount, for the immediately succeeding Interest Period in accordance with, respectively, CONDITIONS 6.3 and 6.4. The determination of the Interest Rate, and the calculation of the Interest Amount, by the Calculation Agent in accordance with, respectively, CONDITIONS 6.3 and 6.4 will (in the absence of manifest error, wilful default or bad faith) be final and binding upon all parties.

                                     A-II-9

6.6 NOTIFICATION AND PUBLICATION OF INTEREST RATE AND INTEREST AMOUNT


    The Calculation Agent will cause the Interest Rate, the Interest Amount and the Principal Amount (as defined in CONDITION 7.2(C)) for each Interest Period, and the date of the next Payment Date, to be notified to the Issuer Trustee, the Global Trust Manager, the Note Trustee, the Currency Swap Providers, the Paying Agents and the Luxembourg Stock Exchange (for so long as the Class A Notes are listed on the Luxembourg Stock Exchange, on or as soon as practical after the Calculation Agent has determined the Interest Rate and calculated the Interest Amount or on such earlier date as the Luxembourg Stock Exchange may require (for so long as the Class A Notes are listed on the Luxembourg Stock Exchange) and will cause the same to be published in accordance with CONDITION 11.2 as soon as possible after that notification. The Interest Amount and the Payment Date may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without notice in the event of an extension or shortening of the Interest Period. If following the occurrence of an Event of Default (as defined in CONDITION 5.3), the Security Trustee declares in accordance with the Master Security Trust Deed that the Class A Notes are immediately due and payable, the Interest Rate in respect of the Class A Notes will nevertheless continue to be calculated by the Calculation Agent in accordance with this Condition 6.6, but no publication of the Interest Rate so calculated needs to be made unless the Note Trustee otherwise requires.



    FOR A DESCRIPTION OF THE EXPRESSION "EVENT OF DEFAULT" SEE "GLOSSARY" IN PART B OF THIS PROSPECTUS.


6.7 DETERMINATION OR CALCULATION BY THE NOTE TRUSTEE

    If the Calculation Agent at any time for any reason does not determine the Interest Rate in respect of the Class A Notes, or calculate the Interest Amount, in accordance with this CONDITION 6, the Note Trustee will do so and each such determination or calculation by the Note Trustee will be as if made by the Calculation Agent. In doing so, the Note Trustee will apply the foregoing provisions of this CONDITION 6, with any necessary consequential amendments, to the extent that it can and in all other respects it will do so in such a manner as it considers to be fair and reasonable in all the circumstances.

6.8 CALCULATION AGENT


    The Issuer Trustee will procure that, for so long as any of the Class A Notes remain outstanding, there will at all times be a Calculation Agent. The Global Trust Manager may, with the prior written approval of the Note Trustee and the Issuer Trustee, terminate the appointment of the Calculation Agent at any time by giving not less than 45 days' notice in writing to, amongst others, the Calculation Agent. Notice of that termination will be given by the Issuer Trustee to the Class A Noteholders in accordance with CONDITION 11.1. If any person is unable or unwilling to continue to act as the Calculation Agent, or if the appointment of the Calculation Agent is terminated, the Issuer Trustee, at the direction of the Global Trust Manager, will appoint a successor Calculation Agent to act as such in its place, provided that neither the resignation nor removal of the Calculation Agent will take effect:



(a) until a successor approved by the Note Trustee and the Issuer Trustee has been appointed; and



(b) if as a result there would cease to be Agents as required by these Class A Note Conditions, and provided further that there must at all times be a Paying Agent in Luxembourg.



    Notice of the appointment of the successor shall be given by the Issuer Trustee to the Class A Noteholders in accordance with CONDITION 11.1. The initial Calculation Agent and its specified office are set out at the end of these Class A Note Conditions.



    "AGENT" and "PAYING AGENT" have the meanings given to them in the Definitions Schedule.


                                    A-II-10

6.9 PAYMENT OF THE INTEREST AMOUNT


    The Interest Amount for each Interest Period in relation to a Class A Note is payable in arrears in US$ on the relevant Payment Date. On each Payment Date prior to the occurrence of an Event of Default, the Issuer Trustee must:


    (a) to the extent that there are funds available for this purpose in accordance with the Supplemental Deed pay, in accordance with the directions of the Global Trust Manager, the A$ Class A Interest Amount in relation to that Payment Date to the Currency Swap Providers in accordance with each Currency Swap;

    (b) to the extent of the payment received under paragraph (a) above, direct each the Currency Swap Provider to pay the interest due on the Class A Notes on each Payment Date to the Paying Agents in accordance with the Agency Agreement and each Currency Swap; and


    (c) direct each Paying Agent to pay the interest due on the Class A Notes from the amounts received from the Currency Swap Providers ratably amongst the Class A Notes based on their Invested Amounts towards the Interest Amount in relation to each Class A Note in relation to the relevant Interest Period in accordance with, and subject to, these Class A Note Conditions and the Agency Agreement.


    "A$ CLASS A INTEREST AMOUNT" has the same meaning as in the Supplemental Deed. THE METHOD FOR CALCULATING THIS, THE ORDER OF APPLICATION OF AVAILABLE FUNDS FOR PAYMENT OF INTEREST DUE ON THE CLASS A NOTES ON A PAYMENT DATE AND OTHER PAYMENTS RANKING IN PRIORITY TO, OR EQUALLY WITH, PAYMENT OF THOSE AMOUNTS ON A PAYMENT DATE UNDER THE SUPPLEMENTAL DEED ARE EXPLAINED IN "DESCRIPTION OF THE CLASS A NOTES--DISTRIBUTION OF TOTAL AVAILABLE INCOME" IN PART A OF THIS PROSPECTUS.

7  REDEMPTION

7.1 FINAL REDEMPTION OF THE CLASS A NOTES


    Unless previously redeemed (or deemed to be redeemed) in full, the Issuer Trustee will redeem the Class A Notes at their then Stated Amount (without double counting), together with all then accrued but unpaid interest, on the Payment Date occurring in January 2027 ("FINAL MATURITY DATE").


7.2 PART REDEMPTION OF CLASS A NOTES


    Subject to CONDITIONS 7.3, 7.4 and 7.6, on each Payment Date prior to the occurrence of an Event of Default, until the Stated Amount of the Class A Notes, together with all their accrued but unpaid interest, is reduced to zero, the Issuer Trustee must:



    (a) pay, in accordance with the directions of the Global Trust Manager, the A$ Class A Principal (if any) payable in relation to that Payment Date to the Currency Swap Providers in accordance with each Currency Swap;



    (b) to the extent of the payment received under paragraph (a) above, direct each Currency Swap Provider to pay on each Payment Date to the Principal Paying Agent in accordance with the Agency Agreement the US$ equivalent of the amount of the A$ Class A Principal (such US$ Equivalent of the A$ Class A Principal Amount being the "CLASS A PRINCIPAL AMOUNT") received by the Currency Swap Providers from the Issuer Trustee on that Payment Date; and



    (c) direct each Paying Agent to pay the Class A Principal Amount from the amounts received from the Currency Swap Providers ratably amongst the Class A Notes towards the repayment of the Stated Amount of the Class A Notes in accordance with, and subject to, these Class A Note Conditions and the Agency Agreement ("PRINCIPAL AMOUNT"). Such a payment towards the Stated Amount on a Class A Note will constitute a redemption of the


                                    A-II-11

       Class A Note in part to the extent of such repayment and, upon such repayment, the obligations of the Issuer Trustee with respect to the Class A Note will be discharged to the extent of such repayment.



    "A$ CLASS A PRINCIPAL AMOUNT" has the same meanings as in the Supplemental Deed. THE METHOD FOR CALCULATING THIS AND THE OTHER PAYMENTS RANKING IN PRIORITY TO OR EQUALLY WITH THE PAYMENT OF THE A$ CLASS A PRINCIPAL AMOUNT ON A PAYMENT DATE UNDER THE SUPPLEMENTAL DEED ARE EXPLAINED IN "DESCRIPTION OF THE CLASS A NOTES--DISTRIBUTION OF TOTAL AVAILABLE INCOME" IN PART A OF THIS PROSPECTUS.


7.3 CALL OPTION


    The Issuer Trustee will, subject to the other provisions of this CONDITION 7, when directed by the Global Trust Manager (at the Global Trust Manager's option), redeem all, but not some only, of the Notes at their then Invested Amount (without double counting), subject to the following, together with all accrued but unpaid interest in respect of the Notes to (but excluding) the date of redemption, on any Payment Date falling on or after the earlier of


    (a) the Payment Date falling in April 2008 ("CALL OPTION DATE"), and


    (b) the Payment Date on which the aggregate Outstanding Principal Balance of all Housing Loans referable to the Purchased Mortgage Loans (calculated as at the end of the immediately preceding Collection Period) is less than 10% of the aggregate Outstanding Principal Balance of all Housing Loans referable to the Purchased Mortgage Loans on the Closing Date.



    Notwithstanding the foregoing, the Issuer Trustee may redeem the Notes at their Stated Amount on a Call Option Date, instead of at their Invested Amount (without double counting), together with accrued but unpaid interest in respect of the Notes to (but excluding) the date of redemption, if so approved by an Extraordinary Resolution (as defined in CONDITION 9.1) of the Noteholders.



    However, the Issuer Trustee will not redeem the Notes unless it is in a position on the relevant Payment Date to repay the then Invested Amounts or the Stated Amounts (without double counting), as required, of the Notes together will all accrued but unpaid interest to (but excluding) the date of redemption and to discharge all its liabilities in respect of amounts which are required under the Master Security Trust Deed and the Supplemental Deed to be paid in priority to or equally with the Notes as if the Deed of Charge in respect of the Trust were enforced.



    The Issuer Trustee will give not more than 60 nor less than 45 days' notice (which will be irrevocable) of the Payment Date on which a proposed redemption under this CONDITION 7.3 will occur to the Seller, the Note Trustee, the Principal Paying Agent, the Class A Note Registrar, the Calculation Agent and the Class A Noteholders in accordance with CONDITION 11.1.



    "OUTSTANDING PRINCIPAL BALANCE" and "PURCHASED MORTGAGE LOANS" and "HOUSING LOANS"have the same respective meanings given to them in the Definitions Schedule.


7.4 REDEMPTION FOR TAXATION OR OTHER REASONS


    If the Global Trust Manager satisfies the Issuer Trustee and the Note Trustee immediately prior to giving the notice referred to below that by virtue of a change in law of the Commonwealth of Australia or any of its political subdivisions or any of its authorities or any other jurisdiction to which the Issuer Trustee becomes subject (a "RELEVANT JURISDICTION") or the application or official interpretation thereof, from that in effect on the Closing Date, either:



    (a) on the next Payment Date the Issuer Trustee will be required to deduct or withhold from any payment of principal or interest in respect of the Notes, including corresponding payments under any Currency Swap any amount for or on account of any present or


                                    A-II-12
       future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by a Relevant Jurisdiction; or



    (b) On the next Payment Date the total amount payable in respect of interest in relation to any of the Mortgage Loans for a Collection Period ceases to be receivable (whether or not actually received) by the Issuer Trustee by reason of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by a Relevant Jurisdiction, and, in each case, such obligation cannot be avoided by the Issuer Trustee taking reasonable measures available to it, the Issuer Trustee must, when so directed by the Global Trust Manager (at the Global Trust Manager's option), redeem all, but not some only, of the Notes on any subsequent Payment Date at their then Invested Amount (without double counting), subject to the following, together with accrued but unpaid interest in respect of the Notes to (but excluding) the date of redemption. Notwithstanding the foregoing, the Issuer Trustee may redeem the Notes at their Stated Amount, instead of at their Invested Amount (without double counting), together with accrued unpaid interest in respect of the Notes to (but excluding) the date of redemption, if so approved by an Extraordinary Resolution (as defined in CONDITION 9.1) of the Noteholders.



    The Global Trust Manager will not direct the Issuer Trustee to, and the Issuer Trustee will not, so redeem the Notes unless the Issuer Trustee is in a position on such Payment Date to repay in respect of the Notes their then Invested Amount or Stated Amount (without double counting), as required, together with all accrued but unpaid interest to (but excluding) the date of redemption and to discharge all its liabilities in respect of amounts which are required under the Master Security Trust Deed and the Supplemental Deed to be paid in priority to or equally with the Notes as if the Deed of Charge in respect of the Trust was enforced.



    The Issuer Trustee will give not more than 60 nor less than 45 days' notice (which will be irrevocable) of the Payment Date on which a proposed redemption under this CONDITION 7.4 will occur to the Note Trustee, the Seller, the Principal Paying Agent, the Class A Note Registrar, the Calculation Agent and the Class A Noteholders in accordance with CONDITION 11.1.



    If an event referred to in paragraph (a) of this CONDITION 7.4 occurs in respect of only the Class A Notes (and not any other Notes) and as a result thereof the Issuer Trustee gives notice in accordance with this CONDITION 7.4 that it proposes to redeem all of the Notes on the Payment Date referred to in that notice, the Class A Noteholders may by an Extraordinary Resolution (as defined in CONDITION 10.3) in accordance with the Note Trust Deed elect that they do not require the Issuer Trustee to redeem the Notes. If the Class A Noteholders make such an election they (or the Note Trustee on their behalf) must notify the Issuer Trustee and the Global Trust Manager not less than 21 days before the proposed Payment Date for the redemption of the Notes. Upon receipt of such a notice, the Issuer Trustee must not so redeem the Notes.


7.5 CERTIFICATION


    For the purpose of any redemption made under CONDITION 7.3 or 7.4, the Issuer Trustee and the Note Trustee may rely on any certificate of an Authorised Person (as defined in the Master Trust Deed) of the Global Trust Manager that the Issuer Trustee will be in a position to repay in respect of the Class A Notes their then Invested Amount or Stated Amount (without double counting), as applicable, together with all accrued but unpaid interest to (but excluding) the date of redemption and to discharge all its liabilities in respect of amounts required under the Master Security Trust Deed to be paid in priority to or equally with the Class A Notes as if the Deed of Charge in respect of the Trust was enforced.


                                    A-II-13

7.6 REDEMPTION ON FINAL PAYMENT

    Upon a final distribution being made in respect of the Class A Notes under these Class A Note Conditions or clause 14.18 of the Supplemental Deed, the Class A Notes will thereupon be deemed to be redeemed and discharged in full and any obligation to pay any accrued but then unpaid Class A Interest Amount or any then unpaid Invested Amount, Stated Amount or other amounts in relation to the Class A Notes will be extinguished in full.


    FOR A DESCRIPTION OF THE CIRCUMSTANCES IN WHICH A FINAL DISTRIBUTION WILL BE MADE IN RESPECT OF THE CLASS A NOTES SEE "DESCRIPTION OF THE CLASS A NOTES--REDEMPTION OF THE NOTES FOR TAXATION OR OTHER REASONS"; "--REDEMPTION OF THE NOTES UPON AN EVENT OF DEFAULT"; "--OPTIONAL REDEMPTION OF THE NOTES" AND "--REDEMPTION UPON FINAL PAYMENT", EACH IN PART A OF THIS PROSPECTUS.


7.7 CANCELLATION

    All Class A Notes redeemed in full (or deemed to be redeemed in full) pursuant to the above Class A Note Conditions will be cancelled and may not be resold or reissued.

7.8 NO PAYMENT IN EXCESS OF STATED AMOUNT

    Subject to CONDITIONS 7.3 and 7.4, no amount of principal will be paid in respect of a Class A Note in excess of the Stated Amount of the Class A Note.

7.9 CALCULATION OF CLASS A PRINCIPAL AMOUNTS, STATED AMOUNTS AND OTHER AMOUNTS

    (a) No later than two Business Days prior to each Payment Date, the Global Trust Manager will determine:

         (i) the amount of any Class A Principal Amount payable in respect of each Class A Note on the Payment Date;


        (ii) the Stated Amount and Invested Amount of each Class A Note as at the first day of the Interest Period commencing on the Payment Date (after deduction of any Class A Principal Amounts due to be paid in respect of such Class A Notes on that Payment Date and after making any other Adjustment to the Stated Amount or the Invested Amount (as the case may be) of the Class A Note in accordance with these Class A Note Conditions on or with effect from that Payment Date; and



        (iii) the amount of interest payment to be made on the Payment Date applicable to each Class A Note.


    (b) The Global Trust Manager will notify the Issuer Trustee, the Note Trustee, the Principal Paying Agent, the Calculation Agent, the Class A Note Registrar and the Luxembourg Stock Exchange (for so long as the Class A Notes are listed on the Luxembourg Stock Exchange) as soon as practical (and in any event by not later than two Business Days prior to the Payment Date or on such earlier date as the Luxembourg Stock Exchange may require (for so long as the Class A Notes are listed on the Luxembourg Stock Exchange)) of each determination of an amount or percentage referred to in CONDITION 7.9(A) and will cause details of each of those determinations to be published in accordance with CONDITION 11.2 as soon as practical after that notification. If no Class A Principal Amount is due to be paid on the Class A Notes on any Payment Date the Global Trust Manager will cause a notice to be given in accordance with CONDITION 11.2 as soon as practicable (and in any event by no later than the relevant Payment Date).

    (c) If the Global Trust Manager does not at any time for any reason make one or more of the determinations referred to in CONDITION 7.9(A), the Calculation Agent (or, failing the

                                    A-II-14

       Calculation Agent, the Note Trustee) must make such determinations in accordance with this Condition 7.9 (but based on the information in its possession) and each such determination will be deemed to have been made by the Global Trust Manager.

8  PAYMENTS

8.1 METHOD OF PAYMENT

    Any installment on account of interest or principal payable on any Class A Note which is punctually paid or duly provided for by or on behalf of or at the direction of the Issuer Trustee to the Paying Agents on the applicable Payment Date shall be paid to the person in whose name such Class A Note is registered on the relevant Record Date (as defined below), by wire transfer in immediately available funds to the account designated by such person or, if such person so requests in writing, by cheque mailed first-class, postage prepaid, to such person's address as it appears on the Class A Note Register on such Record Date.

    "RECORD DATE" in relation to a Payment Date or any other date for any payment to be made in respect of a Class A Note means the day which is the date which is two business days before a Payment Date.

8.2 SURRENDER ON FINAL PAYMENT

    Prior to a final distribution being made in respect of the Class A Notes under clause 14 of the Supplemental Deed, the Note Trustee must notify the Class A Noteholders on the relevant Record Date of the date upon which the Note Trustee expects that final distribution to be made and specify if that such final distribution will be payable only upon surrender of the relevant Class A Note to a Paying Agent at its specified office. No such final distribution will be made other than upon the surrender of the relevant Class A Notes and none of the Issuer Trustee, the Note Trustee, the Security Trustee or any Paying Agent will be liable to pay any additional amount to any Class A Noteholder as a result of any delay in payment due to a Class A Note not having been surrendered in accordance with this CONDITION 8.2.


    FOR A DESCRIPTION OF THE CIRCUMSTANCES IN WHICH A FINAL DISTRIBUTION WILL BE MADE IN RESPECT OF THE CLASS A NOTES SEE "DESCRIPTION OF THE CLASS A NOTES--REDEMPTION OF THE NOTES FOR TAXATION OR OTHER REASONS"; "--REDEMPTION OF THE NOTES UPON AN EVENT OF DEFAULT"; "--OPTIONAL REDEMPTION OF THE NOTES" AND "--REDEMPTION UPON FINAL PAYMENT", EACH IN PART A OF THIS PROSPECTUS.


8.3 PAYING AGENTS

    The initial Paying Agents and their respective specified offices are set out at the end of these Class A Note Conditions.


    The Issuer Trustee, at the direction of the Global Trust Manager, may with the prior written approval of the Note Trustee, terminate the appointment of any Paying Agent in accordance with the Agency Agreement and appoint additional or other Paying Agents, provided that:


    (a) it will at all times maintain a Paying Agent in Luxembourg; and

    (b) notice of any termination or appointment of a Paying Agent or of any change in the office through which any Paying Agent will act will be given to the Class A Noteholders in accordance with CONDITION 11.1.

8.4 TAXATION

    All payments in respect of the Class A Notes will be made without withholding or deduction for, or on account of, any present or future taxes, duties or charges of whatsoever nature unless the

                                    A-II-15

Issuer Trustee or any Paying Agent is required by any applicable law to make such a withholding or deduction. In that event the Issuer Trustee or that Paying Agent (as the case may be) will, after making such withholding or deduction, account to the relevant authorities for the amount so required to be withheld or deducted. Neither the Issuer Trustee nor any Paying Agent nor the Note Trustee will be obliged to make any additional payments in respect of the relevant
Class A Notes in relation to the withholding or deduction. Immediately after becoming aware that such a withholding or deduction is or will be required, the Issuer Trustee will notify the Note Trustee, the Principal Paying Agent and the Class A Noteholders in accordance with CONDITION 11.1, thereof.

8.5 PRESCRIPTION

    A Class A Note will become void in its entirety unless surrendered for payment within a period of 10 years from the Relevant Date in respect of any payment of principal or interest thereon the effect of which will be to reduce the Stated Amount of, and all accrued but unpaid interest on, that Class A Note to zero. After the date on which a Class A Note becomes void in its entirety, no claim can be made in respect of it.


    "RELEVANT DATE" in respect of a Class A Note means the date on which a payment in respect thereof first becomes due or (if the full amount of the moneys payable in respect of the Class A Notes which is due on or before that date has not been duly received by the Principal Paying Agent or the Note Trustee on or prior to such date) the date on which, the full amount of such moneys having been so received.


8.6 NOTIFY LATE PAYMENTS

    In the event of the unconditional payment to the Principal Paying Agent or the Note Trustee of any sum due in respect of the Class A Notes or any of them being made after the due date for payment thereof, the Issuer Trustee will forthwith give or procure to be given notice to the Class A Noteholders in accordance with CONDITION 11.1 that such payment has been made.

8.7 ROUNDING OF PAYMENTS


    All payments made to Class A Noteholders will be rounded down to the nearest cent.


9  ENFORCEMENT FOLLOWING OCCURRENCE OF AN EVENT OF DEFAULT

9.1 ENFORCEMENT

    The Master Security Trust Deed provides that at any time after the Security Trustee becomes actually aware of the occurrence of an Event of Default, the Security Trustee will (subject to CONDITION 10.4 and subject to being appropriately indemnified), if so directed by an Extraordinary Resolution of the Voting Secured Creditors, declare the Notes immediately due and payable (in which case, subject to CONDITION 12, the Stated Amount of, and all accrued but unpaid interest in relation to, the Class A Notes will become immediately due and payable) and enforce the Charge.

    Subject to being indemnified in accordance with the Master Security Trust Deed and to the provisions of CONDITION 9.2, the Security Trustee will take all action necessary to give effect to any direction in accordance with the foregoing and will comply with all such directions.


    "VOTING SECURED CREDITORS" have the same respective meanings as in the Definitions Schedule. FOR A DESCRIPTION OF THIS EXPRESSION, SEE "GLOSSARY" in part B of this prospectus.


                                    A-II-16

9.2 SECURITY TRUSTEE MAY ENFORCE CHARGE WITHOUT DIRECTION

    After the Security Trustee becomes actually aware of the occurrence of an Event of Default, the Security Trustee must not enforce the Deed of Charge in accordance with the Master Security Trust Deed without an Extraordinary Resolution of the Voting Secured Creditors unless, in the opinion of the Security Trustee, the delay required to obtain the consent of the Voting Secured Creditors would be prejudicial to the interests of those Voting Secured Creditors as a class.

9.3 PRIORITY OF PAYMENTS FROM PROCEEDS FROM THE ENFORCEMENT OF THE CHARGE

    Following the enforcement of the Charge, all moneys received in connection with the Master Security Trust Deed and the Charge by the Security Trustee or by any receiver appointed in relation to the Secured Property pursuant to the provisions of the Master Security Trust Deed and the Deed of Charge are to be applied, subject to the Master Security Trust Deed, in accordance with the order of priority contained in the Supplemental Deed. FOR A DESCRIPTION OF THE ORDER OF PRIORITY CONTAINED IN THE SUPPLEMENTAL DEED AND THE PAYMENT OF AMOUNTS THAT RANK IN PRIORITY TO OR EQUALLY WITH THE CLASS A NOTES, SEE THE "DESCRIPTION OF THE CLASS A NOTES--REDEMPTION OF THE NOTES UPON AN EVENT OF DEFAULT" IN PART A OF THIS PROSPECTUS.

9.4 SECURITY TRUSTEE AND NOTE TRUSTEE NOT LIABLE FOR LOSS ON ENFORCEMENT


    Except in the case of fraud, negligence or breach of Trust (in the case of the Security Trustee) and, subject to the mandatory provisions of the Trust Indenture Act, fraud, negligence (except as specifically provided in the Trust Indenture Act), fraud, negligence or breach of Trust (in the case of the Note Trustee), neither the Note Trustee or the Security Trustee is liable for any decline in the value, nor any loss realised upon any sale or other disposition made under the Master Security Trust Deed of any Secured Property or any other property which is charged to the Security Trustee in respect of or relating to the obligations of the Issuer Trustee or the Class A Notes or relating in any way to the Secured Property. Without limitation, neither the Note Trustee nor the Security Trustee will be liable for any such decline or loss directly or indirectly arising from its acting, or failing to act, as a consequence of an opinion reached by it which, in the case of the Note Trustee, is based in good faith on advice received by it in accordance with the applicable requirements of the Note Trust Deed (and the Trust Indenture Act) or the Master Security Trust Deed, as the case may be. In respect of the Security Trustee only, the Security Trustee is not liable for any omission, delay or mistake or any loss or irregularity in or about the exercise, attempted exercise, non-exercise or purported exercise of any of its powers under the Master Security Trust Deed or the Deed of Charge except to the extent caused or contributed to by any fraud, negligence or breach of trust on the part of the Security Trustee.


    "TRUST INDENTURE ACT" means the Trust Indenture Act 1939 of the United States of America as in force at the date of the Note Trust Deed.

9.5 DIRECTIONS FROM CLASS A NOTEHOLDERS TO NOTE TRUSTEE FOLLOWING EVENT OF
  DEFAULT

    If an Event of Default has occurred and is known to the Note Trustee, the Note Trustee must:

    (a) notify each Class A Noteholder of the Event of Default within 90 days (or such shorter period as may be required by the rules of the Luxembourg Stock Exchange, for so long as the Class A Notes are listed on the Luxembourg Stock Exchange, or the rules of any other stock exchange on which the Class A Notes are listed) after becoming aware of the Event of Default, provided that, except in the case of a default in payment of principal or interest on any Class A Note, the Note Trustee may withhold such notice if and so long as the board of directors, the executive committee or a Trust committee of its directors and/or its

                                    A-II-17
       authorised officers under the Note Trust Deed in good faith determine that withholding the notice is in the interest of the Class A Noteholders;

    (b) if a meeting of Voting Secured Creditors is to be held under the Master Security Trust Deed, determine whether it proposes to seek directions from the Class A Noteholders as to how to vote at that meeting and, if so, whether it proposes to instruct the Security Trustee to delay the holding of that meeting while it obtains such directions from the Class A Noteholders; and

    (c) vote at any meeting of Voting Secured Creditors held under the Master Security Trust Deed.

    In acting in accordance with the directions of the Class A Noteholders, the Note Trustee must exercise its votes for or against any proposal to be put to a meeting of Voting Secured Creditors under the Master Security Trust Deed in the same proportion as that of the aggregate Invested Amounts of the Class A Notes held by Class A Noteholders who have directed the Note Trustee to vote for or against such a proposal.

    If any of the Class A Notes remain outstanding and are due and payable otherwise than by reason of a default in payment of any amount due on the Class A Notes, the Note Trustee must not vote at a meeting of Voting Secured Creditors under the Master Security Trust Deed to, or otherwise direct the Security Trustee, to dispose of the Secured Property unless:

    (a) a sufficient amount would be realised to discharge in full all amounts owing to the Class A Noteholders in respect of the Class A Notes and any other amounts owing by the Issuer Trustee to any other person ranking in priority to or with the Class A Notes; or

    (b) the Note Trustee is of the opinion, reached after considering at any time and from time to time the advice of a merchant bank or other financial adviser selected by the Note Trustee, that the cash flow receivable by the Issuer Trustee (or the Security Trustee under the Master Security Trust Deed) will not (or that there is a significant risk that it will not) be sufficient, having regard to any other relevant actual, contingent or prospective liabilities of the Issuer Trustee, to discharge in full in due course all the amounts referred to in paragraph (a).

    The Note Trustee need not do anything to find out if an Event of Default has occurred. Until it has actual knowledge or express notice to the contrary, the Note Trustee may assume that no such event has occurred and that the Issuer Trustee and each other party to the Transaction Documents is performing all its obligations under the Note Trust Deed and the Class A Notes.

9.6 ONLY SECURITY TRUSTEE MAY ENFORCE CHARGE

    Only the Security Trustee may enforce the Charge and neither the Note Trustee nor any Class A Noteholder (nor any other Secured Creditor) is entitled to proceed directly against the Issuer Trustee to enforce the performance of any of the provisions of the Master Security Trust Deed, the Note Trust Deed, the Class A Notes or any other applicable Transaction Document, except as provided for in the Master Security Trust Deed, the Note Trust Deed, the Master Trust Deed and the Supplemental Deed. The Security Trustee is not required to act in relation to the enforcement of the Charge unless its liability is limited in a manner reasonably satisfactory to it or, if required by the Security Trustee (in its absolute discretion), it is adequately indemnified from the Secured Property or the Security Trustee receives from the Voting Secured Creditors an indemnity in a form reasonably satisfactory to the Security Trustee (which may be by way of an Extraordinary Resolution of the Voting Secured Creditors) and is put in funds to the extent necessary.

                                    A-II-18

9.7 EXERCISE OF CLASS A NOTEHOLDER RIGHTS BY NOTE TRUSTEE

    The rights, remedies and discretions of the Class A Noteholders under the Note Trust Deed and the Master Security Trust Deed including all rights to vote or to give an instruction or consent, can only be exercised by the Note Trustee on behalf of the Class A Noteholders in accordance with the Note Trust Deed and the Master Security Trust Deed. The Security Trustee may rely on any instructions or directions given to it by the Note Trustee as being given on behalf of the Class A Noteholders from time to time and need not inquire whether any such instructions or directions are in accordance with the Note Trust Deed, whether the Note Trustee or the Class A Noteholders from time to time have complied with any requirements under the Note Trust Deed or as to the reasonableness or otherwise of the Note Trustee.

10  MEETINGS OF VOTING SECURED CREDITORS, DIRECTIONS OF CLASS A NOTEHOLDERS,
  MODIFICATIONS, CONSENTS, WAIVERS AND INDEMNITIES

10.1 MEETINGS OF VOTING SECURED CREDITORS

    The Master Security Trust Deed contains provisions for convening meetings of the Voting Secured Creditors to, among other things, enable the Voting Secured Creditors to direct or consent to the Security Trustee taking or not taking certain actions under the Master Security Trust Deed; for example to enable the Voting Secured Creditors, following the occurrence of an Event of Default, to direct the Security Trustee to declare the Class A Notes immediately due and payable and/or to enforce the Charge.

10.2 DIRECTIONS OF CLASS A NOTEHOLDERS

    Under the Note Trust Deed the Note Trustee may seek directions from the Class A Noteholders from time to time, including following the occurrence of an Event of Default. The Note Trustee shall not be responsible for having acted in good faith on a resolution purporting to have been passed at a meeting of Class A Noteholders in respect of which minutes have been made and signed even if it is later found that there was a defect in the constitution of the meeting or the passing of the resolution or that the resolution was not valid or binding on the Class A Noteholders.


    If the Note Trustee is entitled under the Master Trust Deed or the Master Security Trust Deed to vote at any meeting on behalf of Class A Noteholders, the Note Trustee must vote in accordance with the directions of the Class A Noteholders and otherwise in its absolute discretion. In acting in accordance with the directions of Class A Noteholders, the Note Trustee must exercise its votes for or against any proposal to be put to a meeting in the same proportion as that of the aggregate Invested Amounts of the Class A Notes held by Class A Noteholders who have directed the Note Trustee to vote for or against that proposal.


10.3 AMENDMENTS TO NOTE TRUST DEED AND CLASS A NOTES

    Pursuant, and subject, to the Note Trust Deed and subject to any approval required by law, the Note Trustee, the Global Trust Manager and the Issuer Trustee may together agree, without the consent or sanction of any Class A Noteholder, by way of supplemental deed to alter, add to or revoke (each a "MODIFICATION") any provision of the Note Trust Deed or the Class A Notes

                                    A-II-19

(including these Class A Note Conditions) so long as such modification is not a Payment Modification (as defined below) and such modification in the opinion of the Note Trustee:

    (a) is necessary or expedient to comply with the provisions of any statute or regulation or with the requirements of any governmental agency;

    (b) is made to correct a manifest error or ambiguity, or is to correct inconsistency between the provisions of any Transaction Document and the description of the provisions thereof in the related prospectus, or is of a formal, technical or administrative nature only;

    (c) is appropriate or expedient as a consequence of an amendment to any statute or regulation or altered requirements of any governmental agency or any decision of any court (including, without limitation, a modification which is in the opinion of the Note Trustee appropriate or expedient as a consequence of the enactment of a statute or regulation or an amendment to any statute or regulation or ruling by the Australian Commissioner or Deputy Commissioner of Taxation or any governmental announcement or statement or any decision of any court, in any case which has or may have the effect of altering the manner or basis of taxation of Trusts generally or of Trusts similar to the Trust or the Trust constituted under the Note Trust Deed); or

    (d) and the Issuer Trustee is otherwise desirable for any reason and:

       (i) is not in the opinion of the Note Trustee likely, upon coming into effect, to be materially prejudicial to the interests of Class A Noteholders; or

       (ii) if it is in the opinion of the Note Trustee likely, upon coming into effect, to be materially prejudicial to the interests of the Class A Noteholders, the consent of an Extraordinary Resolution of the Class A Noteholders to the alteration, addition or resolution has been obtained. For the purpose of determining whether there has been an Extraordinary Resolution of the Class A Noteholders consenting to an alteration, addition or revocation, Class A Notes which are beneficially owned by the Issuer Trustee or the Global Trust Manager or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer Trustee or the Global Trust Manager, shall be disregarded.

    The Global Trust Manager must give the Current Rating Agencies (as defined in the Supplemental Deed) 5 Business Days' prior notice of any such modification. The Note Trustee will be entitled to assume that any proposed modification, other than a Payment Modification, will not be materially prejudicial to the interest of Class A Noteholders if each of the Designated Rating Agencies confirms in writing that if the modification is effected this will not lead to a reduction, qualification or withdrawal of the then rating given to the Class A Notes by that Current Rating Agency.

    Pursuant to the Note Trust Deed, the Note Trustee may concur with the Issuer Trustee and the Global Trust Manager in making or effecting any Payment Modification if and only if the consent has first been obtained of each Class A Noteholder to such Payment Modification.

    Any Supplemental Deed that effects any such modifications must conform to the requirements of the Trust Indenture Act and copies of any such Supplemental Deed must be distributed by the Issuer Trustee to the Class A Noteholders in accordance with CONDITION 11.1 as soon as reasonably practicable after the modifications have been made.

                                    A-II-20

    "PAYMENT MODIFICATION" means any alteration, addition or revocation of any provision of the Transaction Documents or the Class A Notes (including the Class A Note Conditions) which modifies:

    (a) the amount, timing, place, currency or manner of payment of principal or interest in respect of the Class A Notes including, without limitation, any modification to the Stated Amount, Invested Amount, Interest Rate or Final Maturity Date in respect of the Class A Notes or to CONDITIONS 6.9 and 7.2, or which would impair the rights of Class A Noteholders to institute suit for enforcement of such payment on or after the due date for such payment;

    (b) the definition of the term "Extraordinary Resolution," clause 21.4 of the Note Trust Deed or the circumstances in which the consent or direction of a Special Majority of Class A Noteholders is required;

    (c) clause 14.18 of the Supplemental Deed; or

    (d) the requirements for altering, adding to or revoking any provision of the Note Trust Deed or the Class A Notes (including the Class A Note Conditions).

    "EXTRAORDINARY RESOLUTION" has the meaning given in the Definitions
Schedule.


    FOR A FURTHER DESCRIPTION OF THE MODIFICATIONS WHICH CONSTITUTE A PAYMENT MODIFICATION SEE "GLOSSARY" IN PART B OF THIS PROSPECTUS.


10.4 WAIVERS, ETC.

    The Security Trustee may, in accordance with the Master Security Trust Deed and without the consent or sanction of the Voting Secured Creditors (but not in contravention of an Extraordinary Resolution of the Voting Secured Creditors), waive or ignore any breach or proposed breach or determine that any event that would otherwise be an Event of Default will not be treated as such if such action, in its opinion, will not be predjudicial to the interests of the Secured Creditors.

    The Note Trustee may, without the consent of the Class A Noteholders and without prejudice to its rights in respect of any subsequent breach, from time to time and at any time, if in its opinion the interests of the Class A Noteholders will not be materially prejudiced thereby, waive or authorize, on such terms as seem expedient to it, any breach or proposed breach by the Issuer Trustee of the Note Trust Deed or these Class A Note Conditions provided that the Note Trustee shall not do so in contravention of an express direction given by an Extraordinary Resolution or a request made pursuant to Condition 10.1. No such direction or request will affect a previous waiver, authorization or determination. Any such waiver, authorization or determination shall be binding on the Class A Noteholders and, if the Note Trustee so requires, will be notified to the Class A Noteholders as soon as practicable.

10.5 INDEMNIFICATION AND EXONERATION OF THE NOTE TRUSTEE AND THE SECURITY
TRUSTEE

    The Note Trust Deed and the Master Security Trust Deed contain provisions for the indemnification of the Note Trustee and the Security Trustee (respectively) and for their relief from responsibility, including provisions relieving them from taking proceedings to realise the security and to obtain repayment of the Class A Notes unless indemnified to their satisfaction. Each of the Note Trustee and the Security Trustee is entitled, subject in the case of the Note Trustee to the mandatory provisions of the Trust Indenture Act, to enter into business transactions with the Issuer Trustee and/or any other party to the Transaction Documents without accounting for any profit resulting from such transactions.

                                    A-II-21

    Subject to the mandatory provisions of the Trust Indenture Act, the Note Trustee shall not be responsible for any loss, expense or liability occasioned to the Secured Property or any other property or in respect of all or any of the moneys which may stand to the credit of the Collections Account (as defined in the Supplemental Deed) from time to time however caused (including, without limitation, where caused by an act or omission of the Security Trustee) unless that loss is occasioned by the fraud, negligence or breach of Trust of the Note Trustee. The Security Trustee is not, nor is any receiver appointed in relation to the Secured Property pursuant to the provisions of the Master Security Trust Deed, liable or otherwise accountable for any omission, delay or mistake or any loss or irregularity in or about the exercise, attempted exercise, non-exercise or purported exercise of any of the powers of the Security Trustee or of the receiver under the Master Security Trust Deed except for fraud, negligence or breach of Trust.

    Except in the case of fraud, negligence (except as specifically provided in the Trust Indenture Act), or breach of Trust, and subject to the mandatory provisions of the Trust Indenture Act, the Note Trustee may act on the opinion or advice of, or information obtained from, any expert (including any lawyer, valuer, banker, broker, accountant, credit rating agency or lead manager) and shall not be responsible to anyone for any loss occasioned by so acting to the extent it complies with any applicable requirements of the Note Trust Deed or the Trust Indenture Act.

    Any such opinion, advice or information may be sent or obtained by letter, telex or facsimile transmission and the Note Trustee will not be liable to any Class A Noteholder, amongst others, for acting in good faith on any opinion, advice or information purporting to be conveyed by such means even if it contains some error which is not a manifest error or is not authentic.

11  NOTICES

11.1 GENERAL

    Subject to CONDITION 11.2 all notices, other than notices given in accordance with the following paragraph and CONDITION 11.3, to Class A Noteholders will be deemed given if in writing and mailed, first-class, postage prepaid to each Class A Noteholder, at his or her address as it appears on the Class A Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Class A Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Class A Noteholder will affect the sufficiency of such notice with respect to other Class A Noteholders, and any notice that is mailed in the manner herein provided will conclusively be presumed to have been duly given.

    A notice may be waived in writing by the relevant Class A Noteholder, either before or after the event, and such waiver will be the equivalent of such notice. Waivers of notice by Class A Noteholders will be filed with the Note Trustee but such filing will not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

    Any such notice will be deemed to have been given on the date such notice is deposited in the mail.

    In case, by reason of the suspension of regular mail services as a result of a strike, work stoppage or similar activity, it is impractical to mail notice of any event to Class A Noteholders when such notice is required to be given, then any manner of giving such notice as the Issuer Trustee directs the Note Trustee will be deemed to be a sufficient giving of such notice.


    In addition to the above, notices to the Class A Noteholders shall be valid if published in a leading daily newspaper in the City of New York, in London, and, for so long as the Notes are listed on the Luxembourg Stock Exchange, in Luxembourg. It is expected that publication will be made in


                                    A-II-22
the City of New York in THE WALL STREET JOURNAL, in London in the FINANCIAL TIMES, and in Luxembourg in the LUXEMBOURGER WORT. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once, on the date of the first such publication.


11.2 BOOK-ENTRY NOTES


    Unless and until the Class A Definitive Notes have been issued in definitive form, whenever a notice or other communication to the Class A Noteholders is required under the Note Trust Deed or any other Transaction Document all such notices and communications must be given to The Depositary Trust Company and are not required to be given to the beneficial owners of the Class A Notes. Any such notice given to the Depository Trust Company shall also be published in accordance with the requirements set forth in the last paragraph of CONDITION 11.1.



    "CLASS A DEFINITIVE NOTE" has the same meaning as in the Supplemental Deed.


11.3 CLASS A NOTE INFORMATION


    Any notice specifying a Payment Date, an Interest Rate in relation to the Class A Notes, a Class A, a Class A Principal Amount (or the absence of a
Class A Principal Amount), an Invested Amount, a Stated Amount, or any other matter permitted to be given in accordance with this CONDITION 11.3, will be deemed to have been duly given if the information contained in the notice appears on the relevant page of the Reuters Screen or the Electronic information system made available to its subscribers by Bloomberg, L.P. or another similar electronic reporting service approved by the Note Trustee in writing and notified to Class A Noteholders pursuant to CONDITION 11.1 (the "RELEVANT SCREEN"). Any such notice will be deemed to have been given on the first date on which such information appeared on the Relevant Screen. If it is impossible or impracticable to give notice in accordance with this paragraph then notice of the matters referred to in this Condition will be given in accordance with CONDITION 11.1.


12  LIMITATION OF LIABILITY OF THE ISSUER TRUSTEE


    (a) The Issuer Trustee enters into each Transaction Document and issues the Class A Notes, only in its capacity as Trustee of the Trust and in no other capacity. A liability arising under or in connection with the Class A Notes, a Transaction Document or the Trust is limited to and can be enforced against the Issuer Trustee only to the extent to which it can be satisfied out of the assets of the Trust out of which the Issuer Trustee is actually indemnified for the liability. This limitation of the Issuer Trustee's liability applies despite any other provision of any Transaction Document (other than paragraph (c) below) and extends to all liabilities and obligations of the Issuer Trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to a Transaction Document, the Class A Notes or the Trust.



    (b) In relation to the Trust, no person (including, without limitation, any Unitholder or Secured Creditor other than the Issuer Trustee) may sue the Issuer Trustee in any capacity other than as Trustee of the Trust including seeking the appointment of a receiver (except in relation to the assets of the Trust), or a liquidator, an administrator or any similar person to the Issuer Trustee or prove in any liquidation, administration or arrangements of or affecting the Issuer Trustee (except in relation to the assets of the Trust).



    (c) The provisions of this CONDITION 12 will not apply to any obligation or liability of the Issuer Trustee to the extent that it is not satisfied because under the Master Trust Deed or the Supplemental Deed or by operation of law there is a reduction in the extent of the Issuer


                                    A-II-23

       Trustee's indemnification out of the assets of the Trust as a result of the Issuer Trustee's fraud, negligence or breach of Trust.



    (d) It is acknowledged that the Relevant Parties (as defined in the Definitions Schedule) are responsible under the Transaction Documents in relation to the Trust for performing a variety of obligations relating to the Trust. No act or omission of the Issuer Trustee (including any related failure to satisfy its obligations or breach of a representation or warranty under any Transaction Documents or the Class A Notes) will be considered fraud, negligence or breach of trust of the Issuer Trustee for the purpose of paragraph (c) to the extent to which the act or omission was caused or contributed to by any failure by a Relevant Party or any other person who provides services in respect of the Trust to fulfil its obligations relating to the Trust or by any other act or omission of a Relevant Party or any other such person regardless of whether or not the act or omission is purported to be done on behalf of the Issuer Trustee.



    (e) No attorney, agent, receiver or receiver and manager appointed in accordance with any Transaction Document has authority to act on behalf of the Issuer Trustee in a way which exposes the Issuer Trustee to any liability in excess of that contemplated under this CONDITION 12, and no act or omission of any such person will be considered fraud, negligence or breach of trust of the Issuer Trustee for the purpose of paragraph (c).


    (f) The Issuer Trustee is not obliged to do anything or refrain from doing anything under or in connection with these Class A Note Conditions or any other Transaction Document (including incur a liability) unless the Issuer Trustee's liability is limited in the same manner as set out in this CONDITION 12.

13  GOVERNING LAW

    The Notes and the Transaction Documents (other than the Underwriting Agreement) are governed by, and will be construed in accordance with, the laws of the Australian Capital Territory of the Commonwealth of Australia. Each of the Issuer Trustee and the Global Trust Manager has in the Note Trust Deed irrevocably agreed for the benefit of the Note Trustee and the Class A Noteholders that the courts of the Australian Capital Territory are to have non-exclusive jurisdiction to settle any disputes which may arise out of or in connection with the Note Trust Deed and the Class A Notes.

                                    A-II-24

                                     AGENTS

PRINCIPAL PAYING AGENT AND
  CALCULATION AGENT:                     The Bank of New York, New York Branch
                                         101 Barclay Street, 21W
                                         New York, New York 10286

CLASS A NOTE REGISTRAR:                  The Bank of New York, New York Branch
                                         101 Barclay Street, 21W
                                         New York, New York 10286

                                         or

                                         c/o The Bank of New York, London Branch
                                         48th Floor
                                         One Canada Square
                                         London E14 5AL

                                         The Bank of New York, New York Branch
                                         101 Barclay Street, 21W
                                         New York, New York 10286

PAYING AGENT:                            The Bank of New York, London Branch
                                         48th Floor
                                         One Canada Square
                                         London E14 5AL

LUXEMBOURG PAYING AGENT:                 Kredietbank S.A. Luxembourgeoise
                                         43 Boulevard Royal
                                         L-2955 Luxembourg

                                    A-II-25

   PART B: GENERAL INFORMATION REGARDING THE HOMESIDE SECURITIZATION PROGRAM
             AND THE SERIES OF NOTES THAT MAY BE ISSUED THEREUNDER

                       HOMESIDE MORTGAGE SECURITIES, INC.
                                   DEPOSITOR

                       HOMESIDE GLOBAL MBS MANAGER, INC.
                                 TRUST MANAGER

                             MORTGAGED BACKED NOTES
                     ISSUABLE IN SERIES BY SEPARATE TRUSTS

                            ------------------------

EACH SERIES OF NOTES:                          EACH TRUST:

-  will consist of one or more classes of      -  will own a pool of mortgage loans secured
   mortgage backed notes secured by the           by mortgages on residential properties
   assets of a trust;                             located in Australia; and

-  will receive principal and interest only    -  may have rights to various forms of credit
   from payments collected on the assets of       enhancement described in part A or part B
   the related trust; and                         of this prospectus.

- will not be insured or guaranteed by any government agency or instrumentality and will be obligations of the entity acting as issuer trustee only in its capacity as trustee of the related trust.

                            ------------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               TABLE OF CONTENTS
                                   FOR PART B


                                                                PAGE
                                                              --------
Important Notice About Information Presented in this
  Prospectus................................................      B-1
HomeSide Securitization Program.............................      B-2
National Australia Bank Limited.............................      B-2
The Depositor...............................................      B-3
The Trust Manager...........................................      B-3
The Issuer Trustee..........................................      B-3
The Servicer................................................      B-3
The Trusts..................................................      B-3
  Establishing the Trusts...................................      B-3
The Assets of the Trusts....................................      B-4
  Assets of the Trusts......................................      B-4
  The Mortgage Assets.......................................      B-4
The Seller..................................................      B-5
  Transfer and Assignment of the Mortgage Loans.............      B-5
  Representations, Warranties and Eligibility Criteria......      B-5
  The Seller's Representations..............................      B-5
  Breach of Representations and Warranties..................      B-6
The Seller's Residential Loan Program.......................      B-7
  Australian Residential Mortgage Loans Generally...........      B-7
  The Mortgage Loans........................................      B-7
  Origination...............................................      B-8
  Underwriting Process......................................      B-9
  Features and Options; Loan Types..........................     B-13
  Redraw Mortgage Loans.....................................     B-14
Description of the Notes....................................     B-14
  General...................................................     B-14
  Distributions.............................................     B-14
  Distributions of Interest.................................     B-15
  Distributions of Principal................................     B-15
  Form of the Notes.........................................     B-15
  Definitive Notes..........................................     B-20
  Withholding or Tax Deductions.............................     B-20
  Redemption of the Notes for Taxation or Other Reasons.....     B-20
  Repayment of the Notes upon an Event of Default under the
    Master Security Trust Deed..............................     B-21
  Optional Repurchase of the Mortgage Loans.................     B-21
  Termination of the Trust..................................     B-21
  Prescription..............................................     B-22
  Voting and Consent of Noteholders.........................     B-22
  Reports to Noteholders....................................     B-22
  Liquidity Facility........................................     B-24

                                                                PAGE
                                                              --------
  Redraw Facility...........................................     B-24
Credit Enhancement..........................................     B-24
Prepayment and Yield Considerations.........................     B-24
  General...................................................     B-24
  Prepayments...............................................     B-24
  Rate of Payment...........................................     B-25
Powers, Duties and Liabilities under the Transaction
  Documents.................................................     B-25
  The Issuer Trustee........................................     B-25
  The Trust Manager.........................................     B-27
  The Note Trustee..........................................     B-29
  The Security Trustee......................................     B-30
Description of Transaction Documents........................     B-31
  Trust Accounts............................................     B-31
  Pre-funding Account.......................................     B-32
  Accumulation of Principal; Additional Notes...............     B-32
  Interest Rate Swaps.......................................     B-32
  Currency Swaps............................................     B-33
  The Master Security Trust Deed............................     B-33
  The Servicing Agreement...................................     B-38
  Modifications and Amendments..............................     B-42
Use of Proceeds.............................................     B-43
Legal Aspects of the Mortgage Loans.........................     B-43
  General...................................................     B-43
  Types of Security.........................................     B-44
  Taking Security over Land.................................     B-45
Enforcement of Registered Mortgages.........................     B-46
  Enforcement generally.....................................     B-46
  Penalties and prohibited fees.............................     B-47
  Bankruptcy................................................     B-47
  Environmental considerations..............................     B-48
  Tax Treatment of Interest on Australian Mortgage Loans....     B-48
  The Seller as Mortgagee...................................     B-49
  Insolvency Considerations.................................     B-49
Australian Consumer Credit Code.............................     B-49
Material United States Federal Income Tax Consequences......     B-51
  Overview..................................................     B-51
  General...................................................     B-52
  Interest Income on the Notes..............................     B-52
  Sale of Notes.............................................     B-52
  Market Discount...........................................     B-53

                                                                PAGE
                                                              --------
  Premium...................................................     B-54
  Backup Withholding Taxes..................................     B-54
  Tax Consequences to Foreign Noteholders...................     B-54
  Foreign Tax Credit........................................     B-55
Material Australian Tax Consequences........................     B-55
  Australian Taxation.......................................     B-55
  Other Taxes...............................................     B-58
  Tax Reform Proposals......................................     B-59
ERISA Considerations........................................     B-59
Enforcement of Foreign Judgments in Australia...............     B-61
Legal Investment Considerations.............................     B-61
Where You Can Find More Information.........................     B-62
Ratings of the Notes........................................     B-62
Plan of Distribution........................................     B-62
Legal Matters...............................................     B-63
Glossary....................................................    B-G-1
Appendix B: Global Clearance and Settlement Procedures......    B-I-1

        IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

    We describe the notes in two separate parts: (1) part A, which describes the specific terms of your series of notes and (2) part B, which provides general information regarding the Homeside Securitization Program, some of which, in limited instances, may not apply to the trust which has issued your series of notes described in part A.

    Neither part A nor part B contains all of the information included in the registration statement. The registration statement also includes copies of the various agreements referred to in this prospectus. You may obtain copies of these documents for review. See "Where You Can Find More Information" in part B of this prospectus.

    Part A of this prospectus includes, among other things, the following information regarding your series of notes:

    - the principal amount, interest rate, authorized denominations and maturity date of each class of notes of that series offered under this prospectus;

    - the method for calculating the amount of interest and principal to be paid to each class of notes offered under this prospectus, and the timing and order of priority of such interest and principal payments for each class of notes of that series;

    - information concerning the pool of mortgage loans and other assets of the trust;

    - information regarding the risk factors relating to the notes of that series offered under this prospectus; and

    - the particulars of the plan of distribution for each class of notes of that series offered under this prospectus.

    We include cross-references in this prospectus to captions where further related discussions appear. The preceding Table of Contents and the Table of Contents included in part A of this prospectus provide the pages on which these captions are located. YOU CAN FIND DEFINITIONS OF THE CAPITALIZED TERMS USED IN THIS PART B OF THE PROSPECTUS UNDER THE CAPTION "GLOSSARY" AT THE END OF THIS PROSPECTUS.

                            ------------------------

                        HOMESIDE SECURITIZATION PROGRAM

    The HomeSide Securitization Program (the "Program") was established by HomeSide Global MBS Manager, Inc. (the "Trust Manager") to execute securitizations from time to time of:

    - registered first ranking mortgage loans secured by one- to four-family owner-occupied and non-owner occupied residential properties located in the Commonwealth of Australia and originated by the National Australia Bank Limited (the indirect parent of the Trust Manager and the Depositor referred to below); and

    - first lien mortgage loans secured by one- to four-family owner-occupied and non-owner occupied residential properties located in the United States and originated or acquired by HomeSide Lending, Inc. (an affiliate of the Depositor and the Trust Manager).

    Each securitization will involve the creation of a separate trust by the Trust Manager and the deposit therewith of the related mortgage loans by HomeSide Mortgage Securities, Inc. (the "Depositor"). Each trust will be separate and distinct from any other trust under the Program, and the assets of each trust will not be available to meet the liabilities of any other trust.

    THIS PROSPECTUS DESCRIBES SECURITIZATIONS SOLELY IN RESPECT OF THE AUSTRALIAN MORTGAGE LOANS.

                        NATIONAL AUSTRALIA BANK LIMITED

    Together with its subsidiaries, National Australia Bank Limited (collectively, "the National") is an international financial services group providing a comprehensive and integrated range of financial products and services across four continents and 15 countries. Globally, as at September 30, 2000, the National had:

    - total balance sheet assets of A$344 billion;

    - total deposits and other borrowings of A$185,097 million;

    - total regulatory capital of A$22,145 million;

    - over A$60 billion in assets under management and administration;

    - A$285 billion in assets under custody and administration; and

    - more than 12 million customers.

    The National is the largest financial services institution listed on the Australian Stock Exchange and was the 22nd largest financial services company in the world by profitability (Fortune 500, July 2000).

    The National's operating profit after tax and before abnormals for the twelve months ended September 30, 2000 was A$3,377 million.

    From an operation based almost entirely in Australia in 1986, the National now has 46.0% of its assets outside Australia, which generated 48.5% of the National's operating revenue and 47.3% of the National's operating profit after tax and before abnormal items for the year ended September 30, 2000.

    On June 30, 2000 the National completed the acquisition of MLC, an Australian funds management and insurance group, for A$4.6 billion in cash. The National is now the largest manager of retail funds in Australia and has substantial insurance activities.

    This diversification in income streams has led to an increase in the National's other operating income and reduced the reliance on net interest income. As a result, 50.6% of the National's operating income for the year ended September 30, 2000, was derived from non-interest sources.

    As of September 30, 2000, the National has a long term credit rating of AA from each of Standard & Poor's Rating Group ("S&P") and Fitch, Inc ("Fitch") and Aa3 from Moody's Investor Service, Inc. ("Moody's") and a short term credit rating of A1+ from S&P, F1+ from Fitch and P-1 from Moody's.

    The National currently files periodic reports with the SEC pursuant to the Exchange Act. The 2000 Annual Report of the National on Form 20-F was filed with the SEC on November 14, 2000. The National will provide without charge to each person to whom this prospectus is delivered, on the request of any such person, a copy of the Form 20-F referred to above. Written requests should be directed to: National Australia Bank Limited, Level 24, 500 Bourke Street, Melbourne, Victoria, 3000.

    The Australian banking activities of the National come under the regulatory supervision of the Australian Prudential Regulation Authority.

    All the mortgage loans will have been originated by the National.

                                 THE DEPOSITOR

    HomeSide Mortgage Securities, Inc. ("HomeSide Mortgage" or the "Depositor") was incorporated in July 1989 in the state of Delaware. HomeSide Mortgage is a wholly owned indirect subsidiary of the National.

                               THE TRUST MANAGER

    The Trust Manager was incorporated in June 2000 in the State of Delaware and is a wholly owned indirect subsidiary of the National. The Trust Manager has the power to appoint a third party (including an affiliate of the Trust Manager) to perform certain of the functions imposed on the Trust Manager under the Master Trust Deed and the relevant supplemental deed. The Trust Manager will remain liable for the performance of all of the management obligations notwithstanding any such appointment.

                               THE ISSUER TRUSTEE

    Part A of this prospectus identifies the entity that will serve as issuer trustee. The issuer trustee with respect to each series will act as trustee of the related trust and, in such capacity, as issuer of the notes for such series under the terms set out in the transaction documents for that series.

                                  THE SERVICER

    The National, through its division HomeSide (in this capacity, we refer to the National as the "Servicer") will act as Servicer of the mortgage loans. The Servicer will be responsible for the servicing and administration of the mortgage loans as described in parts A and B of this prospectus. The Servicer or any successor servicer may contract with sub-servicers or third parties, to perform all or a portion of the servicing functions on behalf of the Servicer. See "Servicing--Servicing of Mortgage Loans" in part A of this prospectus and "Description of Transaction Documents--The "Servicing Agreement" in part B of this prospectus.

                                   THE TRUSTS

ESTABLISHING THE TRUSTS

    Each trust established under the Program will be a common law trust. The general terms of each trust established under the Program will be as set out in the Master Trust Deed and the specific terms will be provided by a supplemental deed relating to that trust. Part A of this prospectus includes a detailed description of the supplemental deed pursuant to which the notes of a particular series will be issued.

    Each supplemental deed relating to a trust will, among other things:

    - specify the terms of the notes; and

    - establish the cash flow allocation.

                            THE ASSETS OF THE TRUSTS

ASSETS OF THE TRUSTS

    The assets of the trust are described in detail in part A of this prospectus. Generally, under the Program, the assets of a trust may include any or all of the following:

    - a pool of mortgage loans, mortgages and relevant collateral securities including:

       - principal payments paid or payable on the mortgage loans at any time after the applicable cut-off date;

       - interest and fee payments paid or payable on the mortgage loans from the applicable cut-off date;

       - rights under any lenders' mortgage insurance policies relating to the mortgage loans;

       - amounts on deposit in the accounts established in connection with the creation of the trust and the issuance of the related series of notes, including the related collections account, and any Authorized Investments in which these amounts are invested;

       - the issuer trustee's rights under the transaction documents for that trust; and

       - rights under any form of applicable credit enhancement.

The actual mortgage loans to be included in the trust are described in detail in part A of this prospectus and Appendix A-I thereto.

    The notes will be obligations of the issuer trustee only in its capacity as trustee of the related trust and in no other capacity. The assets of the trust described in part A will serve as collateral only for that series of notes and any other obligations of the issuer trustee owed to secured creditors of that trust. Holders of a series of notes may only proceed against the collateral securing that series of notes in the case of a default on that series of notes and may not proceed against any other assets of the National, HomeSide Mortgage or any of their affiliates or the assets of any other trust.

THE MORTGAGE ASSETS

    The National will originate the mortgage loans in the ordinary course of its business. Each mortgage loan will be one of the types of products described in "The Seller's Residential Loan Program" in part B of this prospectus or another type of product described in part A of this prospectus. Each mortgage loan may have some or all of the features and options described in the "The Seller's Residential Loan Program" in part B of this prospectus. Part A of this prospectus describes any additional features and options of the mortgage loans.

    Part A of this prospectus provides specific information with respect to the mortgage loans that are assets of the related trust as of the cut-off date including, among other things, and to the extent relevant:

    - the aggregate outstanding principal balance of the mortgage loans included in the assets of the related trust;

    - the range and average outstanding principal balance of the mortgage loans;

    - the range and weighted average interest rate on the mortgage loans, and, in the case of variable rate loans, the range and weighted average of the current interest rates, if any;

    - the percentage by outstanding principal balance as of the cut-off date of mortgage loans that accrue interest at variable or fixed interest rates;

    - the weighted average original and remaining term-to-stated maturity of the mortgage loans;

    - the year of origination of the mortgage loans;

    - the range and weighted average of loan-to-value ratios for the mortgage loans; and

    - the geographic distribution of any mortgaged properties securing the mortgage loans.

                                   THE SELLER

    The mortgage loans included in the assets of a trust under the Program will have been originated by the National (in this capacity, we refer to the National as the "Seller").

TRANSFER AND ASSIGNMENT OF THE MORTGAGE LOANS

    On the closing date for a trust, the Seller will equitably assign the mortgage loans and related rights to the Depositor who will in turn equitably assign such loans and rights to the issuer trustee for the applicable trust. After the latter equitable assignment, the issuer trustee will be entitled to receive collections on the mortgage loans. If a Title Perfection Event occurs, the issuer trustee must use the irrevocable power of attorney granted by the Seller to take the actions necessary to protect the issuer trustee's interest in, and title to the mortgage loans. The Trust Manager, the Depositor, the Servicer and the Seller will agree to assist the issuer trustee in taking any of those actions.

REPRESENTATIONS, WARRANTIES AND ELIGIBILITY CRITERIA

    The Seller will make representations and warranties to the Depositor with respect to the mortgage loans equitably assigned by it. The Depositor will in turn assign such rights and remedies to the issuer trustee. All material representations and warranties of the Seller are described in this prospectus.

    The issuer trustee has not investigated or made any inquiries regarding the accuracy of these representations and warranties and has no obligation to do so. The issuer trustee is entitled to rely entirely upon the representations and warranties as being correct, unless an officer involved in the administration of the trust has actual notice to the contrary.

THE SELLER'S REPRESENTATIONS

    The Seller will represent and warrant to the Depositor (and the Depositor will assign the benefit of those representations and warranties to the issuer trustee), among other things, that:

    As of the closing date of the applicable trust:

    - it is the sole legal and beneficial owner of each mortgage loan, free and clear of any security interest;

    - at the time each mortgage loan and mortgage document was entered into, it complied in all material respects with all applicable laws; and

    - each mortgage loan satisfies the following "eligibility criteria":

       - it is due from a Qualifying Debtor, I.E., a borrower who is not dead, bankrupt, insane or the subject of an Insolvency Event;

       - it is repayable in Australian dollars;

       - the term of the related mortgage loan does not exceed 30 years;

       - it is freely capable of being dealt with by the Seller as contemplated by any Initial Sale Agreement and any Initial Offer to Sell;

       - each related mortgage loan is secured by a mortgage over land which is either:

           - a first ranking mortgage; or

           - a second ranking mortgage where:

               - there are two mortgages over the land securing the mortgage loan and the Seller is the first mortgagee; and

               - the first ranking mortgage is also being acquired by the
                 Depositor;

       - the land subject to a mortgage has erected on it a residential dwelling which is not under construction;

       - each mortgage loan is, or will be by the applicable Closing Date, insured under a policy of lender's mortgage insurance;

       - no mortgage loan is 31 days or more delinquent as of the relevant cut-off date;

       - no mortgage loan was made to an employee of the Seller or its affiliates with a concessional rate of interest;


       - each mortgage loan is fully drawn (other than the extent to which redraws are available to the borrower under that loan) at the cut-off date;



       - it has a total principal amount outstanding of no more than A$505,000 as at the cut-off date;


       - it is scheduled to mature at least 1 year prior to the final maturity date of the notes; and


    - together with the related mortgage, it has been or will be duly stamped;
      and


    - it is lawfully entitled to assign the mortgage loan according to the terms of the Initial Offer to Sell.

BREACH OF REPRESENTATIONS AND WARRANTIES

    If the Seller, the Depositor or the issuer trustee becomes aware during the 120 day period after the closing date that a representation or warranty made by the Seller relating to any mortgage loan or mortgage is materially incorrect, it must notify the other parties and the rating agencies within 5 business days of becoming aware. If the Seller gives or receives this notice no later than 5 business days prior to the 120th day after the closing date for the related trust and if the breach is not waived or remedied to the satisfaction of the issuer trustee within that period of 5 business days or any longer period that the issuer trustee permits, then without any action being required by either party, the Seller shall repurchase the affected mortgage loan and mortgage from the Depositor (and the Depositor must repurchase the affected mortgage loan and mortgage from the Issuer Trustee) for an amount generally equal to its unpaid principal balance at the date of repurchase plus any unpaid accrued interest thereon.

                     THE SELLER'S RESIDENTIAL LOAN PROGRAM

AUSTRALIAN RESIDENTIAL MORTGAGE LOANS GENERALLY

    Australia has a highly competitive market for residential mortgage loans with a diversity of lenders. The largest lenders are banks, with smaller market shares held by mortgage managers, building societies and other lenders.

    Many lenders offer a diversity of product types. Most common are loans with a variable interest rate set either at the discretion of the lender or by reference to a market benchmark. Fixed interest rate loans are also available. These are not amortizing loans that have a fixed interest rate for the life of the loan. Some fixed rate loans amortize over a 25- or 30-year life, but have a fixed rate that is set for a shorter period (generally not more than 10 years) and then may either reset for a further equivalent period each time the fixed rate period expires or reset to a variable interest rate. Fixed rate interest only loans are also offered, generally with a term of not more than 10 years.

    Many variable rate loans offer the borrower a variety of features, including the ability to redraw prepaid funds, and the ability to switch to and from a fixed interest rate from time to time. In many instances the interest rate is fixed at an introductory or "honeymoon" rate for an initial period (often
1 year) and then reverts to the current variable rate.

    Under most loans, the lender has full recourse to the borrower, and has a claim against the borrower as an unsecured creditor if the proceeds of sale of the property do not cover the full amount owing in respect of the loan. Lenders make extensive use of mortgage insurance for loans with high loan to value ratios.

THE MORTGAGE LOANS

    The Seller's residential loan products have a wide variety of payment characteristics and are within the broad classification of one- to four-family mortgage loans. The loans will have various maturities, interest rates, and amortization schedules, among other characteristics, and will be described in detail in part A of this prospectus.

    All the mortgage loans that are securitized under the Program will be secured by registered first ranking mortgages on one- to four- owner-occupied or non-owner occupied residential properties located in the Commonwealth of Australia. The mortgaged properties may consist of detached individual units, condominiums, townhouses, row houses, duplexes and other attached dwelling units. If specified in part A of this prospectus, the mortgage loans may be secured by mortgages creating a lien on a borrower's leasehold interest in real property. See "Legal Aspects of the Mortgage Loans" in this part B of this prospectus.

    Mortgage loans originated by the Seller may bear interest at (1) a rate per annum that is subject to periodic adjustment, as frequently as daily, as announced by the Seller from time to time; (2) a fixed rate per annum for a specified interval (generally 2, 3, 4, 5 or ten years) which then resets to new fixed rates for successive intervals; or (3) an initial fixed rate per annum which, after a specified period, may convert to a rate described in (1) above.

    As described below, the scheduled payment due on certain mortgage loans is calculated at origination for the first year of the loan and is generally subject to annual adjustment thereafter. As a result, since the rate at which interest accrues may vary more frequently than adjustments to the scheduled payment, the amount of interest accrued on a loan may exceed the required scheduled payment. The resulting shortfall will be added to the outstanding principal balance of the loan, thus causing the loan to experience negative amortization. There is no limit to the extent to which a loan can negatively amortize; however, the annual adjustments to the scheduled payments of the mortgage loan will have the effect of reducing the interest shortfall caused by negative amortization.

As a result of negative amortization, the final payment of any mortgage loan may be significantly larger than its previous scheduled payments.

    Scheduled payments may be calculated on a level debt service basis to fully amortize the loan over its term or may be calculated on the basis of an amortization schedule that is longer (or shorter) than the loan term. To the extent an amortization schedule for a loan exceeds the loan's actual term, the borrower may be required to make a "balloon" payment at maturity (which may be significantly larger than a borrower's scheduled payments). Under the payment terms of certain loans ("interest-only loans") no principal is due until the maturity of the loan.

    Proceeds of the mortgage loans may be used by borrowers to acquire the related mortgaged property or may be used to refinance existing mortgage loans. Certain mortgage loans may have been the subject of refinancing for the purpose of removing equity. See "--Features and Options; Loan Types" below. Prepayments of principal may be subject to a prepayment fee (which may be fixed or which may decline over time). Certain loans may have due on sale clauses. Others may be assumable by persons meeting the Seller's then applicable criteria.

    In certain significant respects, the mortgage loans differ from mortgage loans offered by other lenders in other jurisdictions. Some of the principal differences are:

    - VARIABLE RATE LOANS: The Seller's variable rate loans are not tied to an objective index (E.G., LIBOR), but rather are determined from time to time by the Seller in its own judgment. See "Risk Factors" in part A of this prospectus.

    - REDRAWS: As described below under "--Redraw Mortgage Loans and the Redraw Facility," borrowers under certain mortgage loans are able to "Redraw" (or request additional advances) on their mortgage loans.

    - FIXED MORTGAGE RATES: The Seller does not originate "fixed rate" principal and interest loans in the traditional sense (I.E., mortgage loans that are issued with a single, specified rate for the term of the loan). Instead, as described above, the Seller originates loans that bear a fixed rate of interest for a specified period, but which may then reset for successive periods. Therefore, the interest rate for a "fixed" rate loan may decline or increase over time.

    - SCHEDULED PAYMENTS: Required weekly, bi-weekly or monthly scheduled payments of principal and/or interest (collectively, "Scheduled Payments") on certain mortgage loans are not calculated on a level payment basis giving effect to the loan's interest rate and term, but rather are calculated on the basis of a "Reference Rate" described below under "--Features and Options; Loan Types." In certain cases, the Scheduled Payments are subject to increase on an annual basis in connection with the borrower's yearly mortgage review.

ORIGINATION

    The Seller originates Australian residential mortgage loans in two ways:

    - through its retail network; and

    - through approved mortgage brokers.

    The following discussion summarizes the underwriting standards applicable to the mortgage loans and describes certain key features and characteristics of the loans. These standards, features and characteristics are under regular review and may change from time to time as a result of business, legislative or regulatory changes.

    Where circumstances warrant, giving overall consideration of the strength of the application, a mortgage loan may be made with high level approval where certain elements are outside the Seller's normal underwriting criteria.

UNDERWRITING PROCESS

MORTGAGE LOANS ORIGINATED THROUGH THE NATIONAL'S RETAIL NETWORK IN AUSTRALIA

    Mortgage loans produced through the National's retail network are considered for origination on the basis of a rate internally calculated by the National designed to determine an applicant's capacity to repay a loan. The rate is set at a value that best estimates an average interest rate applicable to mortgage loans in the foreseeable future. Such rate, however, bears no relationship to the actual interest rate charged on the mortgage loan. Regardless of the determined rate, applicants must demonstrate the capacity to repay the mortgage loan and satisfy all other commitments including general living expenses. Scheduled Payments are calculated on the basis of the current interest rate. As a general rule, but which is subject to change from time to time, Scheduled Payments cannot exceed 25% of the applicant's gross monthly income, although higher payments may be allowed for higher quality and low risk applicants. Reliance is not placed on irregular income (such as over-time) to meet fixed commitments.

    Mortgage loan proceeds may only be applied for owner occupied, investment or personal purposes, and for the purchase, construction or renovation of a residential or investment property. Construction loans are not securitized until construction is completed. Personal debts may be consolidated into a mortgage loan provided that a first registered mortgage is held over the borrower's principal residence. Providing a sound history (minimum 1 year) is held with another financial institution, the National will consider refinancing debts.

    The minimum loan amount available is ten thousand dollars (A$10,000). There is no maximum amount (subject to security and capacity to repay). For mortgage loans, the National lends to a maximum of 95% of the market value of the property. Lender's mortgage insurance is mandatory for all loans where the loan-to-value ratio exceeds 80%. The insurance provides 100% coverage against loss on the entire loan. The minimum term for a mortgage loan is 1 year. The maximum term is 25 years.

    The National determines the market value of the property provided as security by reference to the current realizable value of the property on a sale basis (where both the buyer and Seller would be willing and legitimate participants). A margin is deducted as a contingency against realization under adverse conditions.

    An external appraisal is not considered mandatory:

    - when the value of the property is confirmed by sighting a contract of sale no more than 5 years old;


    - where the property is in the State of New South Wales and the total borrowings do not exceed four hundred thousand dollars (A$400,000); or


    - if the property is not in the State of New South Wales and the total borrowings do not exceed three hundred thousand dollars (A$300,000).

    Appraisals by certain staff of the National are completed when a customer does not have 20% equity in the property, or if the property has not been valued in the past 5 years.

    If any doubt exists as to the market value of a property a physical inspection is to be completed by the National. For Building in the Course of Erection ("BICOE") loans, a final internal inspection is mandatory.

MORTGAGE LOANS ORIGINATED THROUGH APPROVED BROKERS

    The National, trading as HomeSide Lending ("HomeSide Lending"), also originates mortgage loans through approved mortgage brokers. In underwriting the mortgage loans, HomeSide Lending utilizes an internally calculated rate in the same manner as the National described above. Again, the rate is set at a value that best estimates an average interest rate applicable to mortgage loans in the foreseeable future and bears no relationship to the actual interest rate charged on the mortgage loan. As a general rule, but subject to change from time to time, the Scheduled Payments (annualized) may not exceed 25% of the applicant's gross monthly income, although higher payments may be allowed for higher quality and low risk applicants. Reliance is not placed on irregular income (such as over-time or higher duties) to meet fixed commitments.

    Mortgage loan proceeds may only be applied for owner occupied or investment purposes. A mortgage loan may be approved for the purchase, construction or renovation of a residential or investment property. Personal debts may be consolidated into a mortgage loan provided that a first registered mortgage is held over the borrower's principal residence. Providing a sound history (minimum 6 months) is held with another financial institution, HomeSide Lending is willing to look at refinancing debts. Any Redraw provided in respect of such a mortgage loan may, however, be used for business or other purposes.

    For mortgage loans, HomeSide Lending lends to a maximum of 95% of the market value of the property. Lender's mortgage insurance is obtained for all loans where the loan to valuation exceeds 80%. The insurance provides 100% coverage against loss on the entire loan. The minimum term for a mortgage loan is 1 year. The maximum term for a mortgage loan is 25 years.

    HomeSide Lending takes a first registered mortgage over suitable residential property as security for its mortgage loans.

    HomeSide Lending determines the market value of property provided as security by reference to the current realizable value of the property on a sale basis (where both the buyer and Seller would be willing and legitimate participants). A margin is deducted as a contingency against realization under adverse conditions.

    An external appraisal is not considered mandatory:

    - when the value of the property is confirmed by sighting a contract of sale nor more than 5 years old;


    - where the property is in the State of New South Wales and the total borrowings do not exceed four hundred thousand dollars (A$400,000); or


    - if the property is not in the State of New South Wales and the total borrowings do not exceed three hundred thousand dollars (A$300,000).

    External appraisals are completed when a customer does not have 20% equity in the property, if the property has not been valued in the past 5 years, or if doubt exists as to the market value of a property.

    In addition, if any doubt exists as to the market value of a property a physical inspection is to be completed by HomeSide Lending.

CREDIT AND LENDING PROCEDURES

    The following is a summary description of the credit and lending procedures adopted by the National and HomeSide Lending.

    A bank officer is the intermediary for a National home loan customer at all times until the loan is underwritten. The bank officer initially reviews with the customer his or her borrowing needs and credit situation and recommends the most appropriate loan product. A program called "NABCalc" is used which calculates the customer's repayment schedule and indicates how much the customer can borrow. An application form is then completed and the information is input into a decision tool called "AutoLOC." HomeSide Lending utilizes the same credit and lending processes adopted by the National, including the use of the decision tool AutoLOC, for those loans originated through the brokers.

    The decision tool AutoLOC assists in the application process by retrieving existing National customers' data and account performance from relevant source systems, then obtaining credit bureau data from the relevant credit reference agency.

    The AutoLOC decision process then utilizes the above and applies business rules, via logic trees, to each of the application's characteristics. Example business rules include a minimum required application score and the application of current business/lending policy. Each application characteristic is allocated a score. These scores are then totalled to arrive at an overall application score.

    The AutoLOC process will then return one of three results: Accept, Decline or Refer. If a decline or refer result is obtained, these applications may be referred to a specialist employee who is afforded sufficient review authority to review and, where appropriate, override the AutoLOC decision.

    All National home loan applications are subject to underwriting criteria guidelines that are used in assessing home loans. The criteria are intended as a guide and are used in determining the suitability of loan applicants. HomeSide Lending utilizes the same lending and assessment processes as the National. Criteria guidelines include:

    - applicant be a minimum of 18 years of age;

    - legal capacity of the applicant of entering into the loan contract;

    - employment/eligible income sources;

    - satisfactory credit checks;

    - satisfactory savings history/loan repayment history;

    - sound asset/liability position; and

    - capacity to repay the loan.

    It is a requirement that an applicant's income be verified by three consecutive pay slips, recent tax returns or the most recent financial statements for self-employed applicants.

    All bank officers involved in assessing/approving mortgage loans have ready access to the National's lending manuals. Any significant change or review of underwriting policy is updated immediately and communicated to such officers via a credit bulletin. Other changes or amendments are forwarded on a periodic basis.

    If lender's mortgage insurance is required, the bank officer makes all arrangements for lender's mortgage insurance.

    If the loan is declined, the bank officer has the opportunity to have the application reviewed a second time by credit controllers. Credit controllers are experienced lending officers who have been given authority to review and approve applications that may be outside bank policy. If the loan is still declined, the National formally advises the customer in writing.

    If the loan is approved (by either AutoLOC or the credit controllers), the application is then transferred for further processing to one of the National's centralized lending services center. The lending services center is responsible for preparing the appropriate loan documentation, checking that the security is in order, administering settlement, and drawing down of the loans. Once an application is received at the lending services center. A title search is ordered and valuation requested if necessary.

    Loan documentation is then prepared and a copy is forwarded to the customer and a copy to the appropriate bank officers. The contracts are prepared using a system called "Docprep" which allows the customer's personal data to be entered but prohibits the bank officer from further modifying the contract from terms previously approved by the lending services centre.

    The bank officers supervise the loan signing and closing procedures for which customers are encouraged to seek independent legal advice prior to closing. Once all documentation is signed, it is returned to the lending services center for preparations of the file for settlement.

    For HomeSide Lending, the regionalized production team is responsible for preparing the appropriate documents, checking that the security is in order, drawing down of the loans, continued loan maintenance and account control. A valuation is requested if necessary. The loan documentation is then prepared and a copy is forwarded to the customer for signing. Once the loan documentation is signed and returned, the regionalized production team instructs an external law firm to conduct a title search (if the production team has not already done so) and to prepare the mortgage documentation.

    After settlement has been effected the loan is drawn down and fees charged. All the loan documentation is then filed in a central file room and the title is sent away for stamping and registration. Once returned from the titles office, it too is filed centrally.

    Home loans may be approved up to 95% of the loan-to-valuation ratio. Lenders mortgage insurance is mandatory for home loans where the loan-to-valuation ratio exceeds 80%. Where the loan-to-valuation ratio exceeds 80% it is mandatory that a physical internal inspection or a valuation of the security be held. An "open" policy has been negotiated with the National's preferred insurer, GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd ("GEMICO"), a subsidiary of GE Capital, which provides the National with the ability to write lenders mortgage insurance to 90% or less without prior approval. The "open' policy agreement, held with GEMICO, is subject to the following conditions:

    - the home loan must be approved by the National's credit scoring system, AutoLOC;

    - the loan-to-value ratio must be 90% or less;

    - loan amount is less than or equal to A$500,000 for all areas; and

    - the security must be a registered mortgage held over a suitable residential property (less than 10 hectares) located in:

       - a town where the National is represented;

       - a town with a population of at least 7,500; or

       - a metropolitan area of a capital city.

    Although GEMICO is the National's preferred insurer, the National will accept the following insurers should a customer insist on using them:

    - PMI Mortgage Insurers;

    - Royal & Sun Alliance Insurance Australia Limited; or

    - CGU Lenders Mortgage Insurance.

    Applications with loan-to-value ratios in excess of 90% are forwarded to GEMICO for approval on a case by case basis.

FEATURES AND OPTIONS; LOAN TYPES

    Depending on the loan type, Scheduled Payments can consist of either principal and interest or interest only. Interest on the mortgage loans is calculated on a daily "simple" interest basis, and is payable in advance or in arrears. Scheduled Payments on the mortgage loans are made in arrears on a weekly, bi-weekly or monthly basis. Interest may be paid up to annually in advance on interest-only mortgage loans.

    For variable rate loans, prepayments may be made at any time without any prepayment penalty.

    For fixed rate loans, a prepayment penalty is generally charged to the borrower where the full amount of the fixed rate loan is prepaid but may be charged to the borrower in other circumstances.

    Unlike conventional Australian mortgage loans (such as HomeSide Lending's loans), Scheduled Payments for many of the National's variable rate mortgage loans are calculated on the basis of a Reference Rate. The Reference Rate is not the per annum interest rate applicable to the loan, but is a rate designed to produce Scheduled Payments that reflect the borrower's preference and capacity to pay the loan. On each anniversary of the loan, Scheduled Payments are generally increased by the difference between the prevailing loan interest rate and the Reference Rate, provided the loan rate is higher than the Reference Rate. For example, if on the first anniversary of a mortgage loan, its interest rate is 10% per annum and the Reference Rate is 8% per annum, then Scheduled Payments would increase by two percent. Thus, if the initial Scheduled Payment is A$800 per month, then the payment would increase to A$816 per month. If the loan interest rate is equal to or below the Reference Rate, Scheduled Payments do not change. Such Reference Rate is agreed to by the National and the borrower at the time the mortgage loan is entered into and is set at a rate between a minimum (currently 5%) and the prevailing interest rate.

    While interest on the mortgage loan is calculated daily at the prevailing interest rate, the actual Scheduled Payments do not change with changes to interest rates. The only change in required Scheduled Payments is as a result of the annual loan review, which may include a Reference Rate adjustment, or as a result of a Redraw by the borrower or an agreed loan variation. See "--Redraw Mortgage Loans and the Redraw Facility" below.

    With respect to certain mortgage loans, the security pledged to secure the mortgage loan may be changed at the customer's request (without the need to write a new loan or contract). In all cases, the replacement security must be an approved residential home. Any change in security is at the discretion of the National or HomeSide Lending.

    Certain mortgage loans originated by the National and HomeSide Lending provide the borrower with the right to convert the variable rate at which interest accrues to a fixed rate, and visa versa. In certain cases, exercise of such right is conditional on the payment of a fee. In other cases, the right is subject to the National's or HomeSide Lending's approval.

    Loan Trimmer and 100% Offset are product features that enable deposit accounts to be linked to certain National and HomeSide Lending mortgage loan accounts.

    Loan Trimmer provides customers with the means to offset interest normally earned on deposits against the interest payable on certain mortgage loans. No interest is earned on the deposits. Instead, the interest rate that would have otherwise applied to the deposit account is used to reduce the interest rate charged on the mortgage loan.

    100% Offset provides customers with the means to offset the balance of deposit accounts against the balance of certain home loans for interest calculation purposes. Interest is only charged on the amount by which the outstanding principal balance exceeds the balance of the linked deposit account.

REDRAW MORTGAGE LOANS

    Certain variable rate mortgage loans ("Redraw Mortgage Loans") provide the borrower with the ability to draw additional amounts ("Redraws") under the loan provided certain criteria are met. In the case of mortgage loans originated by HomeSide Lending, the aggregate amount that may be advanced (or "Redrawn") at any time is limited to the difference between the current outstanding principal balance and the scheduled balance at that time (which, in general terms, will be equal to the amount of principal prepayments previously made by the borrower). With respect to mortgage loans originated by the National, the aggregate amount that may be Redrawn at any time, is limited to the amount by which a "notional balance" specified for such date exceeds the outstanding principal balance. Generally, the notional balance for any date is calculated on the basis of a principal balance schedule that amortizes the loan as if a 10% interest rate applied over the loan term.

    Under each Redraw Mortgage Loan, the Seller has reserved the discretion to cancel its obligation to provide Redraws. If the right is cancelled, the borrower is still entitled to request a Redraw, but the Seller is not obligated to approve the request.

    To the extent described in part A of this prospectus, the Seller may be reimbursed by the applicable trust for any Redraws made by the Seller to the applicable borrower. If so specified in part A of this prospectus, the trust may finance any such reimbursement by issuing additional notes, bonds or other indebtedness or by other means.

                            DESCRIPTION OF THE NOTES

    The specific terms of a series of notes of a trust are described in detail in part A of this prospectus. This summary describes the general provisions which may be applicable to notes issued under the Program. The summary is subject to, and qualified in its entirety by reference to, the terms and conditions of the notes and the provisions of the transaction documents for the related trust.

GENERAL

    The issuer trustee will issue the notes of a trust on the applicable closing date pursuant to a direction from the Trust Manager to the issuer trustee to issue the notes and the terms of the transaction documents. The laws of the Australian Capital Territory will govern the notes. Two or more classes of notes may be issued in respect of a trust which differ as to the timing, sequential order, priority of payment, interest rate or amount of distributions of principal or interest or both or the jurisdiction in which these classes of notes may be offered. Not all classes of notes issued in respect of a trust may be offered under this prospectus, but rather may be offered through one or more non-registered offerings outside the United States or private placements.

DISTRIBUTIONS

    Distributions on the notes of a trust will be made on each payment date as specified in part A of this prospectus. Payment dates on notes issued under the Program may be monthly, quarterly or at another interval. The timing and priority of payment, interest rate and amount of or method of determining payments of interest and principal on each class of notes of a trust is described in part A of this prospectus. The rights of holders of any class of notes to receive payments of principal and interest may be senior, subordinate or equal to the rights of holders of any other class or classes of notes of such trust, as described in part A of this prospectus.

DISTRIBUTIONS OF INTEREST

    Each class of notes of a trust, other than any classes of principal-only notes, will accrue interest from the date and at the interest rate described in part A of this prospectus. Each class of notes of a trust may have a different interest rate, which in each case may be fixed, variable or adjustable, or any combination of the foregoing.

DISTRIBUTIONS OF PRINCIPAL

    Distributions of principal will be made, and losses on the mortgage loans will be allocated, on each payment date to the holders of the class or classes of notes of that trust until the outstanding principal balance of those notes have been reduced to zero. Distributions of principal with respect to one or more classes of notes may be made at a rate that is faster, and, in some cases substantially faster, than the rate at which payments or other collections of principal are received on the mortgage loans and applied to other classes of notes in the related trust. Distributions of principal with respect to one or more classes of notes may not commence until the occurrence of certain events, including the retirement of one or more other classes of notes of the same trust, or may be made at a rate that is slower, and, in some cases substantially slower, than the rate at which payments or other collections of principal are received on the mortgage loans in the related trust. Distributions of principal with respect to one or more classes of notes may be made, subject to available funds, based on a specified principal payment schedule.

FORM OF THE NOTES

    Each class of notes of a trust offered under this prospectus will be issued in minimum denominations specified in part A of this prospectus. All classes of notes offered under this prospectus will be issued only in book-entry format through the facilities of The Depository Trust Company, known as DTC. Accordingly, investors will not have the right to receive physical certificates evidencing their ownership except in certain limited circumstances. Instead, the issuer trustee will issue the notes in the form of global certificates, which will be held by DTC or its nominee or a similar institution. Financial institutions that are direct or indirect participants in DTC will record beneficial ownership of a certificate by individual investors in the authorized denominations.

    BOOK-ENTRY REGISTRATION

    In the case of book-entry notes, all references to actions by the noteholders will refer to actions taken by DTC upon instructions from its participating organizations and all references in this prospectus to distributions, notices, reports and statements to noteholders will refer to distributions, notices, reports and statements to DTC or its nominee, as the registered noteholder, for distribution to owners of the notes in accordance with DTC's procedures.

    Investors may hold their interests in the notes through DTC, in the United States, Clearstream Luxembourg or Euroclear, in Europe, if they are participants in those systems, or indirectly through organizations that are participants in those systems. In the case of Australian dollar notes, interests in notes may also be held through Austraclear in Australia (by virtue of Austraclear's participation in Clearstream-Luxembourg and Euroclear) by a member of Austraclear or through an organization that is a member of Austraclear. References to Austraclear in this section will only apply if part A of this prospectus specifies that noteholders may hold their interests through Austraclear. Cede & Co., as nominee for DTC, will be the registered owner of all the book-entry notes. Clearstream-Luxembourg and Euroclear will hold omnibus positions on behalf of their respective participants (including, where applicable, Austraclear), through customers' securities accounts in Clearstream-Luxembourg's and Euroclear's names on the books of their respective depositaries. The depositaries in turn will hold the positions in customers' securities accounts in the depositaries' name on the books of DTC. Citibank, N.A. will act as depositary for Clearstream-Luxembourg, and Morgan Guaranty Trust Company of New York will act as depositary for Euroclear.

    DTC has advised the Trust Manager that it is:

    - a limited-purpose trust company organized under the New York Banking Law;

    - a "banking organization" within the meaning of the New York Banking Law;

    - a member of the Federal Reserve System;

    - a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

    - a "clearing agency" registered under the provisions of Section 17A of the Exchange Act.

    DTC holds securities for its participants and facilitates the clearance and settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic book-entry changes in its participants' accounts. This eliminates the need for physical movement of securities. DTC participants include securities brokers and dealers banks, trust companies, clearing corporations and other organizations. Indirect access to the DTC system is also available to others including securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

    Transfers between participants on the DTC system will occur in accordance with DTC rules. Transfers between participants on the Clearstream-Luxembourg system and participants on the Euroclear system and between participants in Austraclear will occur in accordance with the relevant rules and operating procedures. SEE APPENDIX B (GLOBAL CLEARANCE AND SETTLEMENT PROCEDURES) OF
PART B OF THIS PROSPECTUS FOR THE RULES GOVERNING CROSS-MARKET TRANSFERS BETWEEN PERSONS HOLDING BOOK-ENTRY NOTES DIRECTLY OR INDIRECTLY THROUGH DTC, ON THE ONE HAND, AND DIRECTLY OR INDIRECTLY THROUGH CLEARSTREAM-LUXEMBOURG PARTICIPANTS OR EUROCLEAR PARTICIPANTS (INCLUDING, WHERE APPLICABLE, AUSTRACLEAR), ON THE OTHER HAND.

    Purchases of notes held through the DTC system must be made by or through DTC participants, which will receive a credit for the notes on DTC's records. The ownership interest of each actual beneficial owner of a note (a "Note Owner") is in turn to be recorded on the DTC participants' and indirect participants' records. Note Owners will not receive written confirmation from DTC of their purchase. However, Note Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC participant or indirect participant through which the Note Owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of DTC participants acting on behalf of the Note Owners. Note Owners will not receive notes representing their ownership interest in notes unless definitive instruments are issued in the circumstances set out below. Transfers of ownership to persons or entities that do not participate in the book-entry system may be limited due to the lack of physical certificates. In addition, issuance of the notes in book-entry form may reduce the liquidity of the notes in the secondary market because some potential investors may be unwilling to purchase notes for which they cannot obtain physical certificates.

    To facilitate subsequent transfers, all securities deposited by DTC participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of securities with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual Note Owners of the notes; DTC's records reflect only the identity of the DTC participants to whose accounts the notes are credited, which may or may not be the actual beneficial owners of the notes. The DTC participants will remain responsible for keeping account of their holdings on behalf of their customers.

    Conveyance of notices and other communications by DTC to DTC participants, by DTC participants to indirect participants, and by DTC participants and indirect participants to Note Owners will be governed by arrangements among them and by any statutory or regulatory requirements as may be in effect from time to time.

    Neither DTC nor Cede & Co. will consent or vote on behalf of the notes. Under its usual procedures, DTC mails an omnibus proxy to the issuer trustee as soon as possible after the "record date," which assigns Cede & Co.'s consenting or voting rights to those DTC participants to whose accounts the notes are credited on the record date, identified in a listing attached to the proxy.

    Principal and interest payments on the notes will be made to DTC. DTC's practice is to credit its participants' accounts on the applicable payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that payment date. Standing instructions, customary practices, and any statutory or regulatory requirements as may be in effect from time to time will govern payments by DTC participants to Note Owners. These payments will be the responsibility of the DTC participant and not of DTC, the issuer trustee, the note trustee or the paying agents. Payment of principal and interest to DTC is the responsibility of the issuer trustee, disbursement of the payments to DTC participants is the responsibility of DTC, and disbursement of the payments to Note Owners is the responsibility of DTC participants and indirect participants.

    Reports on each trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to the Note Owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC and its participants.

    DTC will take any action permitted to be taken by Note Owners at the direction of one or more financial intermediaries to whose DTC accounts the book-entry notes are credited. Clearstream-Luxembourg and Euroclear will follow their rules and procedures in taking any action permitted to be taken by the holders of the book-entry notes on behalf of its participants. Austraclear will follow its rules and procedures in giving instructions to Clearstream-Luxembourg and Euroclear (as a participant in those systems) in relation to the taking of any such action. The ability of Clearstream-Luxembourg and Euroclear to take action on behalf of Note Owners will also depend upon the ability of their depositaries to effect the actions on their behalf through DTC. DTC may take actions, at the direction of its participants that may conflict with actions taken by or on behalf of other Note Owners.

    DTC may discontinue providing its services as securities depository for the notes at any time by giving reasonable notice to the paying agents. Under these circumstances, if a successor securities depository is not obtained, definitive notes are required to be printed and delivered.

    According to DTC, the foregoing information about DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

    Clearstream-Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream-Luxembourg holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream-Luxembourg participants through electronic book-entry changes in accounts of Clearstream-Luxembourg participants, thereby eliminating the need for physical movement of notes. Transactions may be settled in Clearstream-Luxembourg in any of 32 currencies, including U.S. dollars.

    Clearstream-Luxembourg participants are financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, and clearing corporations. Indirect access to Clearstream-Luxembourg is also available to others, including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream-Luxembourg participant, either directly or indirectly.

    The Euroclear system was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. This eliminates the need for physical movement of notes. Transactions may be settled in any of 32 currencies, including U.S. dollars.

    The Euroclear system is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office, the Euroclear operator, under contract with Euroclear Clearance System, Societe Cooperative, a Belgium cooperative corporation, the Euroclear cooperative. All operations, are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the Euroclear cooperative. The board of the Euroclear cooperative establishes policy for the Euroclear System.

    Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear system is also available to other firms that maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

    Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system. These terms and conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments for securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. The Euroclear operator acts under these terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

    Austraclear began operations in 1984. Austraclear Limited is an unlisted public company owned by financial institutions and other market participants and operates the national central securities depositary to the Australian money market and registry for semi-government and private sector debt securities lodged in Austraclear. Through its proprietary Financial Transactions Recording and Clearance System software, Austraclear electronically clears and settles most debt securities in the Australian money market and capital market, excluding those issued by the Australian Commonwealth Government.

    The rights and obligations of Austraclear and members of the Austraclear system are created by contract, as evidenced through the Austraclear Regulations and Operating Manual, User Guides and instructions and directions contained within the Austraclear system.

    A wide range of eligible debt instruments may be "lodged" in Austraclear and, if they are in bearer form, immobilized in Austraclear's branch offices in Sydney and Melbourne, if they are in registered or book-entry form, registered in the name of Austraclear Limited on the register maintained by the issuer of those debt instruments. Through the Austraclear system, ownership of these debt instruments is transferred electronically via book-entry changes without the need for physical delivery. Real-time settlement of cash transactions is facilitated by a real-time gross settlement system, operated by Australia's central bank, the Reserve Bank of Australia, and developed in conjunction with Austraclear.

    Austraclear relies upon both parties to a transaction entering details into computer terminals that Austraclear then matches before effecting settlement. As well as facilitating securities settlements Austraclear also provides members with the ability to make high-value funds transfers independent of the need for a corresponding securities transfer.

    As transactions currently processed through Austraclear are ordinarily made on a real time gross settlement basis, all high-value and time critical inter-bank payments, including the cash settlement of transactions in debt securities, will, in the ordinary course, be settled individually on a real time gross basis through institutions' exchange settlement accounts with the Reserve Bank of Australia. In such cases a payment will be settled only if the paying institution has an adequate balance in the exchange settlement account it maintains with the Reserve Bank of Australia. Once that payment is made, it is irrevocable in the sense that it is protected from recall by the remitter or dishonor by the paying institution. This allows for true delivery versus payment to take place; that is, securities and cash transfers occur simultaneously, counterparties to the transactions will own either securities or cash and finality is immediate. If the real-time gross settlement system operated by the Reserve Bank of Australia is not available for any reason, payments will be settled on a multilateral not deferred basis in accordance with the Austraclear Regulations and Operating Manual and the Payment Systems and Netting Act 1998 of Australia.

    Austraclear has recently become a participant in the Euroclear system and Clearstream-Luxembourg, and consequential changes to the Austraclear Regulations and Operating Manual have been made. The amendments will provide for members of the Austraclear system to lodge, take or "uplift" and record transactions in respect of entitlements to certain Australian dollar bonds, notes, certificates of deposit and commercial paper issued in the Euromarkets ("Eurosecurities"). Members of Austraclear will acquire a "Euroentitlement," or equitable interest, in the rights which Austraclear acquires to the relevant Eurosecurities. A Euroentitlement will be created when a Eurosecurity is lodged in Austraclear by the member arranging for the transfer of the Eurosecurity to Austraclear's account with Euroclear or Clearstream-Luxembourg, as applicable. It will not be possible for members to subscribe for a Eurosecurity through Austraclear. Once a Euro security is lodged with Austraclear the member can deal with the resulting Euroentitlement in much the same way as other securities lodged in Austraclear.

    Austraclear will establish a separate account in Australia through which it will receive and disburse payments to members who hold Euroentitlements. Payments received by Austraclear in respect of Eurosecurities relating to Euroentitlements will be paid by Austraclear to the relevant member for value on the same day that payment is made available to Clearstream-Luxembourg and Euroclear. Euroentitlements will be able to be uplifted from the Austraclear System by Austraclear transferring the related Eurosecurity to the account of another participant in Euroclear or Clearstream-Luxembourg, as applicable.

    At present the provisions do not provide for a two-way link. The provisions will only apply to securities issued in the Euromarkets. Accordingly, the new arrangements will not apply to debt instruments, issued in the Australian domestic markets.

    Distributions on the notes held through Clearstream-Luxembourg or Euroclear or Austraclear will be credited to the cash accounts of Clearstream-Luxembourg participants or Euroclear participants (including, where applicable, Austraclear) in accordance with the relevant system's rules and procedures, to the extent received by its depositary. These distributions must be reported for tax purposes in accordance with United States tax laws and regulations. Clearstream-Luxembourg or Euroclear, as the case may be, will take any other action permitted to be taken by a noteholder on behalf of a Clearstream-Luxembourg participant or Euroclear participant (including, where applicable, Austraclear) only in accordance with its rules and procedures, and depending on its depositary's ability to effect these actions on its behalf through DTC. Austraclear will follow its rules and procedures in giving instructions to Clearstream-Luxembourg and Euroclear (as a participant in those systems) in relation to the taking of any such action.

    Although DTC, Clearstream-Luxembourg, Euroclear and Austraclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream-Luxembourg, Euroclear and Austraclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

    None of the issuer trustee, the Trust Manager, the Servicer nor the note trustee will have any responsibility for any aspect of the records relating to or payments made on account of ownership interests of the book-entry notes held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to ownership interest.

DEFINITIVE NOTES

    If one of the following events occurs:

    - DTC or any replacement clearing agency, advises the note trustee properly in writing that DTC or such replacement clearing agency is no longer willing or able to discharge its responsibilities as depository for the notes, and the Trust Manager is not able to locate a qualified successor;

    - the Trust Manager, at its option, advises the issuer trustee, the note trustee, the paying agent, if any, and DTC or any replacement clearing agency in writing that a class of definitive notes are to be issued in replacement of a class of book-entry notes; or


    - an event of default under the master security trust deed and the deed of charge in respect of that trust has occurred and is continuing and the beneficial owners of notes with an aggregate invested amount of greater than 50% of the aggregate invested amount of all of that class of notes, advise the issuer trustee, through DTC or any replacement clearing agency, that the continuation of a book-entry system is no longer in the best interests of the beneficial owners of that class of notes, then the issuer trustee, at the direction of the Trust Manager, must within 30 days of such event instruct DTC (or its replacement) to notify all of its participants of the occurrence of the event and of the availability of definitive notes. DTC will then surrender the book-entry notes and provide the relevant registration instructions to the issuer trustee. The issuer trustee will then issue and execute and the note trustee will authenticate and deliver definitive notes of the same aggregate invested amount as those book-entry notes. Any notes issued in definitive form will be serially numbered. Thereafter the issuer trustee will recognize the holders of the definitive notes as noteholders.

WITHHOLDING OR TAX DEDUCTIONS

    All payments on the notes will be made without withholding or tax deduction for, or on account of, any present or future taxes, duties or charges of whatever nature unless the issuer trustee or any paying agent is required by applicable law to make a payment on the notes subject to any withholding or deduction for, or on account of, any present or future taxes, duties or charges of whatsoever nature. If the issuer trustee or the paying agent, as the case may be, shall make a payment after making a withholding or deduction, it shall account to the relevant authorities for the amount so required to be withheld or deducted. Neither the issuer trustee nor any paying agent will be obligated to make any additional payments to holders of the notes with respect to that withholding or deduction.

REDEMPTION OF THE NOTES FOR TAXATION OR OTHER REASONS

    If the Trust Manager satisfies the issuer trustee and the note trustee, immediately prior to giving the notice to the noteholders as described in this section, that because of a change in law in

Australia or any other jurisdiction to which the issuer trustee becomes subject from that in effect on the Closing Date either:

    - on the next payment date the issuer trustee would be required to deduct or withhold from any payment of principal or interest in respect of the notes, including corresponding payments under any currency swap, any amount for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by the Commonwealth of Australia or any of its political sub-divisions or any of its authorities; or

    - on the next payment date the total amount of interest payable in relation to the mortgage loans for a collection period ceases to be receivable, whether or not actually received by the issuer trustee during that collection period by reason of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by the Commonwealth of Australia or any of its political sub-divisions or any of its authorities, then, on terms described in part A of this prospectus, the issuer trustee may provide for the redemption of specified notes if, in each case, such obligation cannot be avoided by the issuer trustee taking reasonable measures.

REPAYMENT OF THE NOTES UPON AN EVENT OF DEFAULT UNDER THE MASTER SECURITY TRUST
  DEED

    If an event of default occurs under the master security trust deed and the deed of charge in respect of a trust while the notes for that trust are outstanding, the security trustee may enforce the security created over the assets of that trust. The security trustee must enforce the security, if it is directed to do so by the voting secured creditors. See "Description of Transaction Documents--The Master Security Trust Deed" in part B of this prospectus. The enforcement of the security can include the sale of some or all of the mortgage loans. No assurance can be given that the security trustee will be able to sell the mortgage loans for their unpaid balance. Accordingly, the security trustee may not be able to realize the full value of the mortgage loans and this may have an impact on the issuer trustee's ability to repay all amounts outstanding in relation to the notes for that trust. The proceeds from the enforcement of the security will be distributed toward the redemption of the notes in the manner and priority set forth in part A of this prospectus.


OPTIONAL REPURCHASE OF THE MORTGAGE LOANS


    The Seller may repurchase all of the mortgage loans held in a trust. The Seller may only exercise this option on or after a date specified in part A of this prospectus or on or after the payment date after which the aggregate outstanding principal balance amount of the mortgage loans in the trust is less than the percentage specified in part A of this prospectus of the aggregate outstanding principal balance of the mortgage loans for that trust as of the closing date.

TERMINATION OF THE TRUST

    Each trust will continue until, and shall terminate on the earliest of:

    - the date which is 80 years after its date of constitution;

    - the date on which the trust is terminated under the Master Trust Deed or the supplemental deed for the Trust or at law; and

    - following the occurrence of an event of default in respect of the trust, the date on which the security trustee has notified the issuer trustee that it has enforced the deed of charge in respect of the trust and distributed all amounts which it is required to distribute under the master security trust deed.

PRESCRIPTION

    A note will be void in its entirety if not surrendered for payment within ten years of the date on which the final payment on the note is due. The effect of voiding a note is to reduce the principal balance and any unpaid interest of that note to zero. After the date on which a note becomes void in its entirety, no claim may be made on it.

VOTING AND CONSENT OF NOTEHOLDERS

    The Master Trust Deed and the note trust deed for each trust will contain provisions for each relevant class of noteholders to consider any matter affecting their interests. In general, the holders of a majority of the aggregate outstanding principal balance of a class of notes may take or consent to any action permitted to be taken by that class of noteholders under the Master Trust Deed or the related note trust deed, as the case may be. Notwithstanding the foregoing, the consent by an Extraordinary Resolution of any class of notes offered under this prospectus shall be required to accomplish the following:

    - direct the note trustee to direct the security trustee to enforce the deed of charge in accordance with the master security trust deed;

    - override any waiver by the note trustee of a breach of any provisions of the transaction documents or an event of default under the master security trust deed; or

    - alter, add, or modify the terms and conditions of a class of notes or the provisions of any of the transaction documents if the alteration, addition or modification is, in the opinion of the note trustee, materially prejudicial or likely to be materially prejudicial to a class of noteholders, other than to correct a manifest error or ambiguity in such terms and conditions or any of the transaction documents relating to such class of notes, or to correct inconsistency between the provisions contained in any such documents and the description of the provisions thereof in the related prospectus, or to comply with the law, and shall include any modification which would have the effect of changing the maturity date of a class of notes.

    Any action taken by an Extraordinary Resolution of a class of noteholders shall be binding on all noteholders of such class, both present and future.

    Under applicable Australian laws and the applicable charter documents of the issuer trustee, there are no limitations imposed on the rights of Australian non-residents or other foreign owners to hold the notes or exercise their vote with respect to the notes or otherwise affecting the remittance of interest to non-resident holders of notes other than the possible, but unlikely, occurrence of currency exchange controls.

REPORTS TO NOTEHOLDERS

    For each trust, on each determination date, the Trust Manager will, in respect of the collection period ending before that determination date, deliver to the paying agents, the note trustee and the issuer trustee, a noteholder's report generally setting forth, to the extent applicable for the series, among other things:

    - the invested amount and the stated amount of each class of notes;

    - the interest rates on the notes for the related interest period;

    - the interest payments and principal distributions on each class of notes;

    - the total available income;

    - the aggregate outstanding principal balance of the mortgage loans;

    - the delinquency and loss statistics with respect to the mortgage loans;

    - the redraw shortfall, if any;

    - the amount of any shortfall in total available interest and income collections;

    - the amount of any liquidity facility advances, if any, for that payment date, together with all liquidity facility advances in relation to the preceding determination date;

    - the amount of principal collections that are available for distribution on a payment date;

    - the redraw note amount, if any;

    - the amount of any principal draw, if any;

    - the charge-offs for each class of notes and the redraw facility principal; and

    - any other items of information applicable to a particular series of notes.

    Unless and until definitive notes are issued, Note Owners will receive reports and other information provided for under the transaction documents only if, when and to the extent provided by DTC and its participating organizations.

    Unless and until definitive notes are issued, the Trust Manager will prepare and send to the principal paying agent, for forwarding to DTC, periodic and annual unaudited reports containing information concerning each trust and series of notes offered under this prospectus. DTC and its participants will make such reports available to Note Owners in accordance with the rules, regulations and procedures creating and affecting DTC. Upon the issuance of definitive notes, these reports will be sent directly to each noteholder. These reports will not constitute financial statements prepared in accordance with generally accepted accounting principles.

    The Trust Manager will file with the SEC the periodic reports as are required under the Exchange Act, and the rules and regulations of the SEC under the Exchange Act. However, in accordance with the Exchange Act and the rules and regulations of the SEC under the Exchange Act, the Trust Manager expects that the obligation to file these reports will be terminated after a period of time.

LIQUIDITY FACILITY

    To the extent described in part A of this prospectus, the Trust Manager may obtain for the notes of any series liquidity facilities to prevent interruptions of cashflow to the trust. The terms of any such facility, and the providers thereof, will be described in part A of this prospectus.

REDRAW FACILITY

    To the extent described in part A of this prospectus, the Trust Manager may obtain for the notes of any series redraw facilities to permit the reimbursement by the issuer trustee to the Seller of amounts redrawn by borrowers. The terms of any such facility, and the providers thereof, will be described in part A of this prospectus.

                               CREDIT ENHANCEMENT

    Under each series of notes issued under the Program, credit enhancement generally will be provided for one or more classes of notes in the related trusts. PART A OF THIS PROSPECTUS DESCRIBES IN DETAIL THE CREDIT ENHANCEMENT APPLICABLE TO THE SERIES OF NOTES OFFERED BY PART A OF THIS PROSPECTUS. Credit enhancement is intended to enhance the likelihood of full payment of principal and interest due and to decrease the likelihood that noteholders will experience losses. Unless otherwise specified, the credit enhancement for a class of notes will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and accrued interest. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, noteholders will bear their allocated share of losses, as described in part A of this prospectus.

                      PREPAYMENT AND YIELD CONSIDERATIONS

GENERAL

    The rate of principal payments and aggregate amount of distributions on the notes and the yield to maturity of the notes will relate to the rate and timing of payments of principal on the mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults by the borrower, casualties, condemnations and repurchases by the Seller. Subject to the payment of applicable fees, the mortgage loans may be prepaid by the borrowers at any time.

PREPAYMENTS

    Prepayments, liquidations and repurchases of the mortgage loans, including the optional repurchase of the remaining mortgage loans in connection with the termination of a trust, will result in early distributions of principal amounts on the notes.

    Since the rate of payment of principal of the mortgage loans cannot be predicted and will depend on future events and a variety of factors, we cannot assure you as to the rate of payment or the rate of principal prepayments. The extent to which the yield to maturity of any note may vary from the anticipated yield will depend upon the following factors:

    - the degree to which a note is purchased at a discount or premium; and

    - the degree to which the timing of payments on the note is sensitive to prepayments, liquidations and repurchases of the mortgage loans.

    A wide variety of factors, including economic, demographic, geographic, legal, tax, social and other factors may affect the trust's prepayment experience with respect to the mortgage loans. For example, under Australian law, unlike the law of the United States, interest on loans used to purchase a principal place of residence is not ordinarily deductible for taxation purposes.

    There is, however, no assurance that the prepayment of the mortgage loans included in the related trust will conform to any level of any prepayment standard or model specified in part A of this prospectus.

RATE OF PAYMENT

    The weighted average life of a note refers to the average amount of time that will elapse from the date of issuance of the note to the date the amount in respect of principal repayable under the note is reduced, to zero.

    Usually, greater than anticipated principal prepayments will increase the yield on notes purchased at a discount and will decrease the yield on notes purchased at a premium. The effect on yield due to principal prepayments occurring at a rate that is faster or slower than the rate anticipated will not be entirely offset by a subsequent similar reduction or increase, as applicable, in the rate of principal payments. The amount and timing of delinquencies and defaults on the mortgage loans and the recoveries, if any, on defaulted mortgage loans and foreclosed properties will also affect the weighted average life of the notes.

         POWERS, DUTIES AND LIABILITIES UNDER THE TRANSACTION DOCUMENTS

THE ISSUER TRUSTEE

    Part A of this prospectus identifies the entity who will act as issuer trustee for the relevant trust and, in such capacity, as issuer of the notes of that trust on the terms set out in the Master Trust Deed and the supplemental deed.

    POWERS

    The transaction documents confer on the issuer trustee certain rights, powers and discretions over and in respect of the trust assets. In most cases, the issuer trustee is only empowered to act where directed to do so by the Trust Manager who in turn cannot give a direction that could reasonably be expected to adversely effect the rating of notes. The Trust Manager is normally required to give the issuer trustee formal directions, and the issuer trustee is not required to take any action unless it has received such a direction. For example, the issuer trustee's ability to invest in Authorized Investments, to issue notes and enter into support facilities may only be exercised upon a receipt of a formal direction from the Trust Manager.

    The Master Trust Deed expressly permits the issuer trustee to appoint the Servicer to retain custody of the mortgage documents in accordance with the servicing agreement, and for the issuer trustee to lodge documents with the Servicer.

    DUTIES

    The issuer trustee must act honestly and in good faith and exercise such diligence and prudence as a prudent person of business would exercise in performing its express functions and exercising its discretions under the Master Trust Deed. It must keep each trust separate from the others and do everything necessary to ensure it can comply with its obligations under the transaction documents.

    In particular the issuer trustee has the duty to maintain a register of Authorized Investments and other assets of each trust and to keep or ensure that the Trust Manager keeps accounting records which correctly record and explain all amounts paid and received by the issuer trustee on behalf of each trust.

    The issuer trustee is required to act continuously as trustee of the trust until the trust is terminated as provided by the Master Trust Deed or the issuer trustee has retired or been removed from office.

    The Master Trust Deed creates a mechanism for the establishment of trusts from time to time for the purposes of the issuance of a separate series of notes for each trust. The beneficial interest in the assets of a trust is divided into residual capital units and residual income units. Certain restrictions are imposed on the Unit Holders. For example, a Unit Holder is not entitled to interfere with any powers of the Trust Manager or the issuer trustee under the Master Trust Deed. The rights, claim and interest of the Unit Holders rank after and are subject to the interests of the secured creditors, of the relevant trust.

    Under the Master Trust Deed:

    - the issuer trustee has no duty, and is under no obligation, to investigate whether a Trust Manager's default, a servicer termination event or a Title Perfection Event has occurred in relation to any trust other than where it has actual notice; and

    - in the absence of actual knowledge to the contrary, the issuer trustee is entitled to rely conclusively on, and is not required to investigate any notice, report, certificate or representation of or by the Seller, Servicer or Trust Manager or any calculation by the Trust Manager.

    The issuer trustee will be considered to have knowledge or notice of or be aware of any matter or thing if the issuer trustee has knowledge, notice or awareness of that matter or thing by virtue of the actual notice or awareness of the officers or employees of the issuer trustee who have day-to-day responsibility for the administration of a trust.

    ANNUAL COMPLIANCE STATEMENT

    The Trust Manager, on behalf of the issuer trustee, will deliver to the note trustee annually a written statement as to the fulfillment of the issuer trustee's obligations under the transaction documents for each series.

    ISSUER TRUSTEE FEES AND EXPENSES

    The issuer trustee will receive a fee and be reimbursed for all expenses incurred in connection with the performance of its obligations in respect of the trust out of the assets of the trust for that series, but not general overhead costs and expenses.

    REMOVAL OR RETIREMENT OF THE ISSUER TRUSTEE

    The issuer trustee is required to retire as trustee of a trust after a direction from the Trust Manager in writing following an "issuer trustee default" in relation to that trust.

    The issuer trustee will bear the reasonable costs of its removal if it is removed because of its default. The issuer trustee will indemnify the Trust Manager and each trust for these costs. These costs are not payable out of the assets of any trust.

    The Trust Manager is entitled to appoint a replacement trustee by deed on removal or retirement of the issuer trustee if that appointment will not in the reasonable opinion of the Trust

Manager materially prejudice the interests of noteholders. Until the appointment is completed the Trust Manager must act as issuer trustee and will be entitled to the issuer trustee's fee for the period it so acts as issuer trustee.

    The issuer trustee may retire on giving to the Trust Manager, not less than three months' notice in writing, or such other period as the Trust Manager and the issuer trustee may agree, of its intention to do so.

    Upon retirement, the Trust Manager must appoint a successor trustee who may be the Trust Manager, and whose appointment will not materially prejudice the interests of noteholders. If a successor trustee has not been appointed by the end of the 60 days' notice period, then the issuer trustee may appoint a successor trustee.

    LIMITATION OF THE ISSUER TRUSTEE'S LIABILITY AND INDEMNIFICATION

    The issuer trustee will not be liable personally for any losses, costs, liabilities or claims arising from the failure to pay moneys on the due date for payment for any loss howsoever caused in respect of any trust or to the secured creditors of the relevant trust or the Unit Holders or any other person, except to the extent caused by the fraud, negligence, or breach of trust on the issuer trustee's part.

    The issuer trustee acts as trustee and issues the notes of a trust only in its capacity as trustee of that trust and in no other capacity. A liability arising under or in connection with the transaction documents or the applicable trust can be enforced against the issuer trustee only to the extent to which it can be satisfied out of the assets of the applicable trust out of which the issuer trustee is actually indemnified for the liability. Subject to the following sentence, this limitation of the issuer trustee's liability applies despite any other provision of the transaction documents and extends to all liabilities and obligations of the issuer trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to the transaction documents. The limitation will not apply to any obligation or liability of the issuer trustee to the extent that it is not satisfied because under the Master Trust Deed or a supplemental deed or by operation of law there is a reduction in the extent of the issuer trustee's indemnification out of the assets of the applicable trust as a result of the issuer trustee's fraud, negligence or breach of trust.

    The Master Trust Deed also contains other provisions which regulate the issuer trustee's liability to noteholders and other creditors.

    Among other things, the issuer trustee has no duty to supervise or investigate the actions of the Trust Manager, the Servicer or any other person, or any of their successors or assigns, in relation to their respective duties or obligations under the transaction documents, or any other person's failure to carry out an agreement with the issuer trustee with respect to a trust.

    The issuer trustee will be indemnified out of the assets of the applicable trust against all losses and liabilities incurred by the issuer trustee in properly performing any of its duties or exercising any of its powers under the transaction documents in relation to that trust except to the extent a loss or liability arises from the issuer trustee's fraud, negligence or breach of trust.

THE TRUST MANAGER

    POWERS

    The Trust Manager will have full and complete powers of management of the trusts. The issuer trustee has no duty to supervise the Trust Manager in the performance of its functions and duties, or the exercise of its discretions.

    The Trust Manager has the absolute discretion to recommend Authorized Investments to the issuer trustee and direct the issuer trustee in relation to those Authorized Investments.

    The Trust Manager has the power to appoint a third party (including an affiliate of the Trust Manager) to perform certain of the functions imposed on the Trust Manager under the Master Trust Deed and the relevant supplemental deed. The Trust Manager will remain liable for the performance of its obligations notwithstanding any such appointment.

    TRUST MANAGER'S FEES

    The Trust Manager will receive a fee out of the assets of the trust for acting as Trust Manager under the transaction documents.

    REMOVAL OR RETIREMENT OF THE TRUST MANAGER

    The Trust Manager shall retire as Trust Manager if the issuer trustee so directs in writing following a "trust manager's default." The Trust Manager shall bear the reasonable costs of its removal after a trust manager's default. The Trust Manager has agreed to indemnify the issuer trustee and each trust for those costs.

    The Trust Manager may resign on giving to the issuer trustee, not less than 3 months' notice in writing, or such other period as the Trust Manager and the issuer trustee may agree, of its intention to do so.

    On retirement or removal of the Trust Manager, the Trust Manager may appoint another Trust Manager subject to the approval of the issuer trustee and any approval required by law, provided the appointment will not, in the reasonable opinion of the issuer trustee, materially prejudice the interests of the noteholders. If the Trust Manager does not propose a replacement at least
30 days before the Trust Manager proposes to retire or the issuer trustee does not approve of the replacement proposed by the Trust Manager, the issuer trustee may appoint a new manager as at the date of the proposed retirement. Until the appointment of any replacement manager is complete, the issuer trustee must act as the Trust Manager until a successor is appointed.

    LIMITATION OF TRUST MANAGER'S LIABILITY AND INDEMNIFICATION

    The principal limitations on the Trust Manager's liability are set out in full in the Master Trust Deed. These include the following limitations:

    - the Trust Manager will be indemnified out of each trust in respect of any liability, cost or expense properly incurred by it in its capacity as Trust Manager of that trust, other than general overhead costs and expenses;

    - subject to the Master Trust Deed, if the Trust Manager relies in good faith on a written opinion or advice of service providers to the relevant Trust such as attorneys, brokers, accountants, financial advisers and other experts it will not be liable for any malfeasance on the part of that person except where that person is not independent of the Trust Manager;

    - in the absence of fraud, negligence or material breach of obligation on its part, the Trust Manager will not be liable personally in the event of a failure to pay moneys on the due date of payment for any loss however caused in relation to a trust to the secured creditors of the relevant trust or the Unit Holders or any other person; and

    - the Trust Manager will not be personally liable to indemnify the issuer trustee or make any payments to any other person in relation to the trusts except that there will be no limit on the Trust Manager's liability for any fraud, negligence or material breach of obligation by it in its capacity as the Trust Manager of the trusts.

THE NOTE TRUSTEE

    Part A of this prospectus identifies the entity that will serve as note trustee for the applicable series of notes offered under this prospectus. The note trustee has the duties and obligations of an indenture trustee under the Trust Indenture Act of 1939 to protect and enforce the rights of noteholders with respect to the notes and the underlying security. The note trustee and every other person properly appointed by it or to whom any of its functions are delegated under the note trust deed will be entitled to indemnification from the assets of the applicable trust against any loss, liability, expense, cost, damage, or demand incurred by, or made against, the note trustee arising out of, or in relation to, or in connection with, its appointment or the exercise of its functions, provided that the indemnification will not extend to any liability arising from any fraud, negligence or breach of trust by the note trustee.

    The note trustee will at all times be a corporation or association, organized and doing business under the laws of the United States of America, any individual State or the District of Columbia, authorized under those laws to exercise corporate trust powers, having a combined capital of at least U.S.$50,000,000, as set forth in its most recent published annual report of condition, and subject to supervision or examination by Federal or State authority. The note trustee may also, if permitted by the SEC, be organized under the laws of a jurisdiction other than the United States, provided that it is authorized under such laws to exercise corporate trust powers and is subject to examination by authority of such jurisdictions substantially equivalent to the supervision or examination applicable to a trustee in the United States.

    The note trustee may resign after giving at least three months written notice to the issuer trustee, the Trust Manager, the security trustee and each applicable rating agency, which written notice will expire no less than 30 days before any due date for payment of any notes. The issuer trustee may also remove the note trustee immediately by written notice to the note trustee and each rating agency if, among other things:

    - the note trustee becomes insolvent;

    - the note trustee ceases its business;


    - more than 50% of the issued share capital of the Note Trustee or the effective control of the Note Trustee alters from the position at the date of execution of the Note Trust Deed unless approved by the Trust Manager;


    - the note trustee fails to comply with any of its obligations under any transaction document with respect to the applicable trust and the issuer trustee determines that this failure has had, or if continued, will have, an "adverse effect," and if capable of remedy, the note trustee does not remedy this failure within 14 days after the earlier of the following:

       - the note trustee becoming aware of this failure; and

       - receipt by the note trustee of written notice with respect to this failure from either the issuer trustee or the Trust Manager; or

       - the note trustee fails to satisfy any obligation imposed on it under the Trust Indenture Act of 1939 of the United States, as amended, with respect to a trust or the note trust deed.

    If there is an event of default under the notes, the note trustee may be required to resign by virtue of its obligations under the Trust Indenture Act of 1939. In addition, an Extraordinary Resolution of a class of notes may require the issuer trustee to remove the note trustee.

    Any resignation or removal of the note trustee and appointment of a successor note trustee will not become effective until acceptance of the appointment by a successor note trustee and confirmation by the rating agencies that such appointment will not cause a downgrading, qualification or withdrawal of the then current ratings of the notes.

THE SECURITY TRUSTEE

    GENERAL

    The security trustee is appointed to act as trustee on behalf of the Secured Creditors and holds the benefit of the deed of charge over the assets of a trust for each applicable Secured Creditor on the terms and conditions of the master security trust deed and the deed of charge.

    DUTIES AND LIABILITIES OF THE SECURITY TRUSTEE

    The master security trust deed contains a range of provisions regulating the scope of the security trustee's duties and liabilities. These include the following:

    - The security trustee is not responsible for the adequacy or enforceability of the master security trust deed or other transaction documents.

    - The security trustee is not required to exercise its powers under the master security trust deed without being directed to do so by an extraordinary resolution of the Voting Secured Creditors, but may act, with prior written notice to the Voting Secured Creditors, in the best interests of the secured creditors of the trust.

    - The security trustee may rely on documents provided by the issuer trustee or Trust Manager and the advice of consultants and advisors.

    - The security trustee is not required to monitor whether an event of default under the master security trust deed has occurred or compliance by the issuer trustee or Trust Manager with the transaction documents.

    - The security trustee is not required to act unless its liability is limited in a manner satisfactory to it.

    - Unless required by a transaction document, the security trustee need not give Secured Creditors information concerning the issuer trustee which comes into the possession of the security trustee.

    - The security trustee has no duties or responsibilities except those expressly set out in the master security trust deed or the deed of charge.

    - The security trustee in its capacity as a Secured Creditor can exercise its rights and powers as such as if it were not acting as the security trustee. It and its affiliates may engage in any kind of business with the issuer trustee, the Trust Manager, other Secured Creditors and others as if it were not security trustee and may receive consideration for services in connection with any transaction document or otherwise without having to account to the Secured Creditors.

    LIMITATIONS OF ACTIONS BY THE SECURITY TRUSTEE

    The security trustee is not obliged to take any action, give any consent or waiver or make any determination under the master security trust deed or a deed of charge without being directed to do so by extraordinary resolution of the Voting Secured Creditors in accordance with the master security trust deed. The security trustee is not obligated to act unless it obtains an indemnity and funds have been deposited on behalf of the security trustee to the extent to which it may become liable for the relevant enforcement actions.

    If the security trustee convenes a meeting of the Voting Secured Creditors, or is required by an extraordinary resolution of the Voting Secured Creditors to take any action under the master security trust deed, and advises the Voting Secured Creditors that it will not act in relation to the enforcement of the master security trust deed and the relevant deed of charge unless it is personally indemnified by the Voting Secured Creditors to its reasonable satisfaction against all actions, proceedings, claims and demands to which it may render itself liable, and all costs, charges, damages and expenses which it may incur in relation to the enforcement of the master security trust deed and the relevant deed of charge and is put in funds to the extent to which it may become liable, including costs and expenses, and the Voting Secured Creditors refuse to grant the requested indemnity, or put the security trustee in funds, then the security trustee is not obliged to act in relation to that enforcement under the master security trust deed and the relevant deed of charge.

    The security trustee will not be liable for any decline in the value, nor any loss realized upon any sale or other dispositions made under the master security trust deed, of any secured property or any other property charged to the security trustee by any person in respect of or relating to the obligations of any person in respect of the issuer trustee or the secured money or relating in any way to the secured property or for any such decline in value directly or indirectly arising from its acting, or failing to act, as a consequence of an opinion reached by it, or for any omission, delay or mistake or any loss or irregularity in connection with any of its powers under the Master Security Trust Deed or a deed of charge, except for the fraud, negligence or breach of trust of the security trustee.

    The security trustee is not liable for any loss, costs, damages or expenses arising from its acts or omissions, or those of the issuer trustee or Trust Manager, or its reliance upon the issuer trustee or Trust Manager, to any Secured Creditor or other person except to the extent the security trustee is actually indemnified out of the secured property, or out of funds held for that purpose, or for any other act or omission on its part. The only exception is where and to the extent the relevant matter is due to the fraud, negligence or breach of trust of the security trustee.

                      DESCRIPTION OF TRANSACTION DOCUMENTS

    THE FOLLOWING SUMMARY DESCRIBES THE ADDITIONAL MATERIAL TERMS OF THE TRANSACTION DOCUMENTS. THE SUMMARY IS SUBJECT TO THE PROVISIONS OF THE TRANSACTION DOCUMENTS. WITHIN FIFTEEN DAYS AFTER THE CLOSING DATE FOR EACH SERIES OF NOTES, THE TRUST MANAGER WILL FILE WITH THE SEC COPIES OF EACH OF THE MATERIAL TRANSACTION DOCUMENTS ON A CURRENT REPORT ON FORM 8-K REPORT.

TRUST ACCOUNTS

    For each trust, the issuer trustee will establish and maintain pursuant to the Master Trust Deed and any related supplemental deed a relevant collections account with a bank meeting the requirements specified in part A to this prospectus. The issuer trustee will open each collections account in its name and in its capacity as trustee of the trust. These accounts will not be used for any purpose other than for the applicable trust.

    The Trust Manager shall have the discretion and duty to recommend to the issuer trustee, in writing, the manner in which any moneys forming part of a trust shall be invested in Authorized Investments and what purchases, sales, transfers, exchanges, collections, realizations or alterations of trust assets shall be effected and when and how the same should be effected. Each investment of moneys on deposit in a trust's accounts shall be in Authorized Investments that will mature not later than the business day before the applicable payment date.

PRE-FUNDING ACCOUNT


    With respect to a series of notes under the Program, the issuer trustee may, on behalf of a trust, establish a pre-funding account relating to that issue of notes pursuant to the Master Trust Deed. A pre-funding arrangement will be applicable to the notes described in part A only if specified in such part. The issuer trustee may deposit all or a portion of the proceeds received by the issuer trustee in connection with the issue of one or more classes of notes of the related trust in the pre-funding account. The amount that may be initially deposited into a pre-funding account may be up to 35% of the aggregate principal amount of the notes issued in relation to that trust. The amounts on deposit in any pre-funding account may be invested only in investments deemed acceptable by the rating agencies as consistent with the applicable ratings on the notes. The amounts on deposit in the pre-funding account will be used by the issuer trustee to purchase additional mortgage loans that could not be delivered by the Seller following the closing date for the related notes. Unless otherwise specified in part A of this prospectus, the specified period for the acquisition by the issuer trustee of additional mortgage loans will not exceed three months from the closing date for that issue of notes. Any funds in the pre-funding account that are not used to purchase additional mortgage loans by the end of the specified period will be applied as a mandatory prepayment of the related class or classes of notes as specified in part A of this prospectus. Any additional mortgage loans purchased by the issuer trustee will conform to the eligibility criteria. The underwriting standards for additional mortgage loans that will be acquired with amounts from the pre-funding account will comply with the standards set forth under "The Seller's Residential Mortgage Loan Program--Underwriting Process" in part B of this prospectus.


ACCUMULATION OF PRINCIPAL; ADDITIONAL NOTES


    With respect to a series of notes under the Program, for a specified period (the "Accumulation Period"), all or a portion of principal collections in respect of that series of notes (and, if specified, other amounts) may be deposited in an account or fund (a "Funding Account") pursuant to the Master Trust Deed. Amounts on deposit in the Funding Account will be applied to make principal distributions on one or more classes of notes of the related series when due or when otherwise specified. If a series includes more than one class of notes, each class may have a different Accumulation Period, a separate Funding Account and different allocation of amounts included therein. Additionally, if specified, the trust for a series of notes will be permitted from time to time following the applicable closing date to issue and sell additional notes. The proceeds from any issuance and sale will be applied to the repayment of one or more classes of notes on specified payment dates. Such arrangement will be applicable to a series of notes described in part A of this prospectus only if so specified in that part.


INTEREST RATE SWAPS

    With respect to a series of notes under the Program, the issuer trustee may enter into one or more variable rate basis swaps and fixed rate basis swaps with one or more interest rate swap providers. The actual swap agreements may vary for each series of notes depending upon the types of mortgage loan products included in the related trust. Such swap agreements will be applicable to a series of notes described in part A of this prospectus only if so specified in that part.

CURRENCY SWAPS

    With respect to a series of notes under the Program, the issuer trustee will enter into one or more currency swaps with one or more currency swap providers. Collections on the mortgage loans will be denominated in Australian dollars and amounts received under any variable rate basis swap and any fixed rate basis swaps are likely to be denominated in Australian dollars. However, in most instances, the payment obligations of the issuer trustee on the notes will be denominated in United States dollars and calculated on a different basis (for example, by reference to LIBOR). In these cases, to hedge its currency and basis exposure, the issuer trustee may enter into one or more swap agreements with the currency swap providers. The actual swap agreements may vary for each trust. Such an agreement will be applicable to a series of notes described in part A of this prospectus only if so specified in that part.

THE MASTER SECURITY TRUST DEED

    GENERAL

    Part A of this prospectus identifies the entity that will serve as security trustee for the relevant trust. The issuer trustee will grant a first ranking fixed and floating charge, registered with the Australian Securities and Investments Commission, over all of the assets of that trust in favor of the security trustee. Such charge will secure the issuer trustee's obligations to the noteholders, the Trust Manager, the security trustee, the Servicer, the Seller, the note trustee, any paying agent any swap provider, and any provider of a support facility. These secured parties are collectively known as the "Secured Creditors."

    NATURE OF THE CHARGE

    The security created by the master security trust deed and deed of charge in relation to a trust is a "fixed and floating charge." It operates as a fixed charge over certain assets and a floating charge over other assets. In particular, it operates as a fixed charge over interests in real property (other than the mortgage loans), book debts, etc. It operates as a floating charge over the issuer trustee's interest in the mortgage loans, the proceeds of any book debts and all of the property secured under the charge not specifically referred to as being subject to the fixed charge. A floating charge over assets should be distinguished from a fixed charge over assets.

    A person may not deal with its assets over which it has granted a fixed charge without the consent of the person to whom the charge is granted (in this case, the security trustee). Fixed charges are usually given over real property, marketable securities and other assets which may not be disposed of or otherwise dealt with by such person.

    A floating charge does not attach to specific assets but instead "floats" over a class of assets which may change from time to time. The person granting the floating charge may deal with those assets and give third parties title to those assets free from any encumbrance, provided such dealings and transfers of title are in the ordinary course of the such person's business. The issuer trustee has agreed not to dispose of or create interests in the assets of any trust subject to a floating charge except as permitted by the transaction documents and the Trust Manager has agreed not to direct the issuer trustee to take any such actions. If the issuer trustee disposes of any of the trust assets, including any mortgage loan, as permitted by the transaction documents, the person acquiring the property will take it free of the floating charge. The floating charge granted over the trust assets will "crystallize," which means it becomes a fixed charge, upon the occurrence of specific events set out in the master security trust deed and the deed of charge, including notice to the issuer trustee by the security trustee, or following an event of default under the master security trust deed. On crystallization of a floating charge, the issuer trustee may not deal with the assets of the trust without the consent of the security trustee.

    If a floating charge has crystallized, the security trustee may at any time release any asset from a fixed charge by notice to the issuer trustee and relevant rating agency. Following that release, the asset will again be subject to the floating charge.

    EVENTS OF DEFAULT

    Each of the following is an event of default under the master security trust deed and deed of charge for a series of notes:


    - the issuer trustee fails to pay or repay any amount due under any senior class of notes or any junior class of notes (after all senior classes of notes have been repaid or redeemed in full) or any transaction document within ten business days of the date for payment or repayment of such amount;


    - the issuer trustee is (for any reason) not fully entitled to exercise its right of indemnity against the assets of the trust and the circumstances are not rectified to the reasonable satisfaction of the security trustee within 14 days of notice;

    - the issuer trustee fails to perform or observe any other provisions, other than the obligations already referred to in this events of default section, of a transaction document where such failure will have a Material Adverse Effect and that default is not remedied within 30 days after written notice from the security trustee requiring the failure to be remedied;

    - an Insolvency Event occurs relating to the issuer trustee, in its capacity as trustee of the trust and the issuer trustee is not replaced (by either the Trust Manager or a replacement trustee) in accordance with the Master Trust Deed within 30 days of such Insolvency Event;

    - the charge created by the master security trust deed and deed of charge is not or ceases to be a first ranking charge over the assets of the trust, or is or becomes wholly or partly void, voidable or unenforceable;

    - all or any part of any transaction document, is terminated other than an interest rate swap, a redraw facility or a currency swap, in respect of a termination because of an action of a taxing authority or a change in tax law, or is or becomes void, illegal, invalid, unenforceable or of limited force and effect, or a party becomes entitled to terminate, rescind or avoid all or part of any transaction document, other than an interest rate swap, or a redraw facility or a currency swap, in respect of a termination because of an action of a taxing authority or a change in tax law;

    - without the prior consent of the security trustee, that consent being subject, in accordance with the terms of the master security trust deed, to the prior written consent of the Secured Creditors:

       - the trust is wound up, or the issuer trustee is required to wind up the trust under the Master Trust Deed or applicable law, or the winding up of the trust commences;

       - the trust is held or is conceded by the issuer trustee not to have been constituted or to have been imperfectly constituted; or

       - the issuer trustee ceases to be authorized to hold the property of the trust in its name and perform its obligations under the transaction documents.

    Where the security trustee becomes aware of the occurrence of an event of default, it must:

       - notify the issuer trustee, the Secured Creditors and the rating agencies that to the extent the property secured by the charge was subject to a floating charge, the charge has taken effect as a fixed charge;

       - notify the Secured Creditors as to the nature of the event of default, and advise of any steps being taken to remedy the event of default; and

       - do such things as are necessary to convene a meeting of Voting Secured Creditors at which it shall seek directions from the Voting Secured Creditors by way of extraordinary resolution of such Voting Secured Creditors regarding the action it should take as a result of that event of default.

    MEETINGS OF VOTING SECURED CREDITORS

    The master security trust deed contains provisions for convening meetings of the Voting Secured Creditors to enable the Voting Secured Creditors to direct or consent to the security trustee taking or not taking certain actions under the master security trust deed, including directing the master security trustee to enforce the master security trust deed and the deed of charge in respect of the trust.

    VOTING PROCEDURES

    Every question submitted to a meeting of Voting Secured Creditors shall be decided in the first instance by a show of hands. If a show of hands results in a tie, the chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes, if any, to which he may be entitled as a Voting Secured Creditor or as a representative. A representative is, in the case of any noteholder, a person or body corporate appointed as a proxy for that noteholder. On a show of hands, every person holding, or being a representative holding or representing other persons who hold, secured moneys shall have one vote except that any person attending as a proxy shall represent each noteholder who has directed the proxy to vote on its behalf under the note trust deed. On a poll, every person who is present shall have a number of votes calculated by dividing the outstanding principal balance of notes held by that person on the relevant day by A$10.

    A resolution of all the Voting Secured Creditors, including an extraordinary resolution, may be passed, without any meeting or previous notice being required, by an instrument or notes in writing which have been signed by the required majority of the Voting Secured Creditors.

    ENFORCEMENT OF THE CHARGE

    Upon the occurrence of an event of default or certain other events, including failure to pay certain taxes, the charge (to the extent it is not a fixed charge or has not already taken effect as a fixed charge) takes effect as a fixed charge immediately.

    The security trustee may then, upon receiving instructions from a meeting of Voting Secured Creditors, take action which may include:

    - declaring secured money immediately due and payable;


    - appointing a receiver;


    - selling secured property, if the security trustee has agreed to do so; or

    - such other steps as the Voting Secured Creditors may specify and the security trustee agrees to.

    The security trustee may, and if directed by no less than 90% of Voting Secured Creditors must, at any time after the charge has taken effect as a fixed charge, give notice to the issuer trustee that it no longer requires the charge to operate as a fixed charge over specified property.

    No Secured Creditor is entitled to enforce the charge under the master security trust deed and deed of charge, or appoint a receiver or otherwise exercise any power conferred by any applicable law on charges, otherwise than in accordance with the master security trust deed and the deed of charge unless the security trustee fails to act as obliged.

    THE NOTE TRUSTEE AS VOTING SECURED CREDITOR

    The note trustee may, without the consent of the noteholders, determine that any condition, event or act which with the giving of notice, lapse of time or the issue of a certificate would constitute an event of default under the master security trust deed shall not, or shall not subject to specified conditions, be treated as such. The note trustee shall not exercise any of these powers in contravention of any express direction given in writing by noteholders representing at least 75% of the aggregate outstanding principal balance of the notes offered under this prospectus. Any modification to a transaction document, waiver, authorization or determination by the note trustee shall be binding on the noteholders and, unless the note trustee agrees otherwise, the Trust Manager on behalf of the issuer trustee shall notify the noteholders for the affected series of the modification, waiver, authorization or determination as soon as practicable thereafter.

    If an event of default under the master security trust deed occurs and is continuing, the note trustee shall deliver to each noteholder notice of the event of default within 90 days of the date of occurrence of the event of default, provided that, except in the case of a default in payment of interest and principal on the notes, the note trustee may withhold the notice if and so long as it determines in good faith that withholding the notice is in the interests of the relevant class of noteholders.

    The rights, remedies and discretion of the noteholders under the master security trust deed, including all rights to vote or give instructions or consents to the security trustee and to enforce its undertakings and warranties, may only be exercised by the note trustee on behalf of the noteholders except in the circumstances specified in the master security trust deed. The security trustee may rely on any instructions or directions given to it by the note trustee as being given on behalf of the noteholders without inquiry about compliance with the note trust deed.

    The note trustee shall not be bound to vote under the master security trust deed, or otherwise direct the security trustee under the master security trust deed or to take any proceedings, actions or steps under, or any other proceedings pursuant to or in connection with the master security trust deed, the note trust deed or any notes unless directed or requested to do so in writing by the noteholders representing at least 75% of the aggregate outstanding principal balance of the notes and then only if the note trustee is indemnified to its satisfaction against all action, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages and expenses which it may incur by so doing.

    If any of the notes remain outstanding and are due and payable otherwise than by reason of a default in payment of any amount due on the notes, the note trustee must not vote under the master security trust deed to, or otherwise direct the security trustee to, dispose of the secured property unless either:

    - a sufficient amount would be realized to discharge in full all amounts owing to the noteholders, and any other amounts payable by the issuer trustee ranking in priority to or equal with the notes; or

    - the note trustee is of the opinion, reached after considering at any time and from time to time the advice of a merchant bank or other financial adviser selected by the note trustee, that the cash flow receivable by the issuer trustee or the security trustee under the master security trust deed will not, or that there is a significant risk that it will not, be sufficient, having regard to any other relevant actual, contingent or prospective liabilities of the issuer trustee, to discharge in full in due course all the amounts referred to in the preceding paragraph.

    PRIORITIES UNDER THE MASTER SECURITY TRUST DEED

    Part A of this prospectus describes the order of priority in which the proceeds from the enforcement of the master security trust deed and the relevant deed of charge are to be applied.

    Upon enforcement of the charge created under a deed of charge and regulated by the master security trust deed, the net proceeds thereof may be insufficient to pay all amounts due on redemption to the Secured Creditors. Any claims of the Secured Creditors remaining after realization of the security and application of the proceeds as aforesaid shall, except in limited circumstances, be extinguished.

    SECURITY TRUSTEE'S EXPENSES

    The issuer trustee shall reimburse the security trustee for all costs and expenses of the security trustee properly incurred in acting as security trustee.

    RETIREMENT AND REMOVAL OF THE SECURITY TRUSTEE

    The security trustee may retire by giving not more than 90 days and not less than 30 days notice in writing to the issuer trustee and the Trust Manager, or such lesser time as may be agreed with those parties. If the security trustee does not propose a replacement in the notice given or by one month prior to the date of its proposed retirement, the Trust Manager is entitled to appoint a new security trustee.

    The security trustee covenants to retire as security trustee, and the Trust Manager may remove the security trustee if:

    - an Insolvency Event occurs in relation to the security trustee in its personal capacity;

    - the security trustee ceases to carry on business as professional trustee company;

    - there is a change of ownership of the security trustee of more than 50% or a change in effective management (without consent of the Trust Manager) such that the security trustee is no longer able to fulfill its duties and obligations;

    - the security trustee fails to remedy within 14 days after written notice by the Trust Manager any material breach of duty on the part of the security trustee; or

    - the Voting Secured Creditors pass an Extraordinary Resolution requiring the removal of the security trustee, pursuant to the terms of the master security trust deed.

    Upon retirement or removal of the security trustee (other than by resignation), the Trust Manager is entitled to and must use its best endeavors to appoint some other person whose appointment the rating agencies confirm will not have an adverse effect on the ratings of the notes.

    AMENDMENT

    The issuer trustee, the Trust Manager, the note trustee and the security trustee may, following written notice to the applicable rating agencies amend the master security trust deed to, among other things, correct a manifest error or ambiguity or which in the opinion of the security trustee is necessary to comply with the provisions of any law or regulation. Certain amendments that may be prejudicial to Secured Creditors may only be effected with the consent of the relevant Secured Creditors.

THE SERVICING AGREEMENT

    SERVICING OF THE MORTGAGE LOANS

    The Servicer is required to administer the mortgage loans in the following manner:

    - in accordance with all applicable laws;

    - in accordance with the servicing agreement;

    - with the same degree of diligence and care expected of an appropriately qualified and prudent servicer of similar financial products and custodian of documents; and

    - subject to the foregoing bullet points, according to the Servicer's procedures and policies for servicing the Seller's mortgage loans from time to time.

    The Servicer's actions in servicing the mortgage loans according to the relevant procedures and policies are binding on the issuer trustee. The Servicer is entitled to delegate its duties under the servicing agreement. The Servicer at all times remains liable for servicing the mortgage loans and the acts or omissions of any delegate.

    POWERS

    The Servicer has the express power, among other things:

    - to waive any fees and break costs which may be collected in the ordinary course of servicing the mortgage loans or to arrange the rescheduling of interest due and unpaid following a default under any mortgage loans;

    - to waive any right in respect of the mortgage loans and related mortgages in the ordinary course of servicing the mortgage loans and related mortgages, including according to its normal collection procedures; and

    - to extend the maturity date of a mortgage loan beyond 30 years from the date of origination when required to do so by law or a government agency regardless of whether the extension may have an adverse effect.

    UNDERTAKINGS BY THE SERVICER

    The Servicer will undertake, among other things, the following:

    - if directed by the issuer trustee following a Title Perfection Event, to promptly take action to protect the issuer trustee's interest in, and title to, the mortgage loans and related mortgages in the mortgage pool;

    - to make reasonable efforts to collect all moneys due under those mortgage loans and related mortgages and pay them into the collections account not later than the time required to do so;

    - if a material default occurs relating to a mortgage loan, to take action according to its normal enforcement procedures to enforce the relevant mortgage loan and the related mortgage to the extent it determines to be appropriate;

    - to comply with the terms of any mortgage insurance policies, not do or omit to do anything, without the consent of the issuer trustee, which could be reasonably expected to prejudicially affect or limit its rights or the rights of the issuer trustee under or relating to a mortgage insurance policy, and promptly make a claim under any mortgage insurance policy when it is entitled to do so or is required to do so under the transaction documents in respect of a default and notify the Trust Manager when each claim of this type is made;

    - not to consent to the creation or existence of any security interest in favor of a third party in relation to any mortgaged property which would rank prior to or equal with the security trustee's interest in the related mortgage loan and mortgage or allow the creation or existence of any other security interest in the mortgaged property, unless priority arrangements are entered into with the third party under which the third party acknowledges that the mortgage loan and the related mortgage ranks ahead in priority to the third party's security interest on enforcement for an amount not less than the unpaid balance of the mortgage loan plus any additional amount the Servicer determines according to the Servicer's procedures manual or its ordinary course of business;

    - not, except as required by law, to release a borrower or otherwise vary or discharge any mortgage loan or mortgage where it would have an adverse effect;

    - to maintain in effect all qualifications, consents, licenses, permits, approvals, exemptions, filings and registrations as may be required under any applicable law in order properly to service the mortgage loans and mortgages and to perform or comply with its obligations under the servicing agreement;

    - to notify the issuer trustee, the rating agencies and the Trust Manager of any event which it reasonably believes is likely to have an adverse effect promptly after becoming aware of the event and notify the Trust Manager of anything else which the Trust Manager reasonably requires regarding any proposed modification to any mortgage loan or related mortgage; and

    - to provide such documents, records and information reasonably requested by the issuer trustee or the Trust Manager, and upon reasonable notice and at reasonable times to permit the issuer trustee to inspect the data and records in relation to the trust and the mortgage loan agreements, mortgages, certificates of title and other documents related to the mortgage loans.

    PERFORMANCE OF SERVICES

    In performing any services under the servicing agreement in respect of a trust the Servicer shall consider whether its performance of these services does or does not have an adverse effect. The Servicer may ask the issuer trustee or the Trust Manager if any action or inaction on its part is reasonably likely to, or will, have an adverse effect, and may rely upon any statement by the issuer trustee or the Trust Manager to that effect. The Servicer shall not be liable for a breach of the servicing agreement, or be liable under any indemnity, in relation to any action or inaction on its part, where it has been notified by the issuer trustee or the Trust Manager that the action or inaction is not reasonably likely to, or will not have, an adverse effect.

    SERVICING COMPENSATION AND EXPENSES

    The Servicer will receive a fee from the assets of the trust for servicing the mortgage loans. The Servicer must pay from that fee all reasonable expenses incurred in connection with servicing the mortgage loans including expenses related to collection of the serviced mortgage loans of a relevant Trust, but excluding (i) any, expenses relating to the enforcement and recovery of a mortgage loan or its related mortgaged property, provided that where the consent of an insurer is required in order for an expense to be reimbursed by that insurer, that consent must be obtained, and (ii) any expenses reasonably and properly incurred by the Servicer in connection with enforcement and recovery of defaulted mortgage loans of a relevant Trust, including expenses relating to any court proceedings, arbitration or other dispute (all of which are reimburseable out of assets of the relevant Trust).

    OPTIONAL REPURCHASE OF DEFAULTED MORTGAGE LOANS

    If so specified in part A of this prospectus, subject to certain limitations contained in the servicing agreement, the Servicer will have the right and option, but not the obligation, to purchase for its own account any mortgage loan which becomes 90 days or more delinquent for a purchase price equal to the then current value of such mortgage loan (taking into account applicable insurance proceeds and other available resources). The Servicer is prohibited from exercising such option unless the purchase price for such defaulted loan equals the outstanding amount owed by the borrower, including accrued interest.

    REMOVAL AND RESIGNATION OF THE SERVICER

    The issuer trustee may only terminate the Servicer's appointment if the issuer trustee determines that any of the following "Servicer Termination Events" occurs:

    - the Servicer suffers an Insolvency Event;

    - the Servicer fails to remit or pay any amount due by it within 10 business days of receipt of a notice to do so from the issuer trustee or Trust Manager, except where that amount is subject to a good faith dispute between the Servicer, the issuer trustee or the Trust Manager;

    - the Servicer fails to comply with any of its other obligations under any transaction document and such action has had, or, if continued will have, an adverse effect, as determined by the issuer trustee, and that failure is not remedied within 30 days after the Servicer becomes aware of that failure by receipt of notice;

    - any representation, warranty or certification made by the Servicer is incorrect when made and is not waived by the issuer trustee or remedied to the issuer trustee's reasonable satisfaction within 90 days after notice from the issuer trustee, and the issuer trustee determines that breach would have an adverse effect; or

    - it becomes unlawful for the Servicer to perform the services under the servicing agreement.

    If a Servicer Termination Event occurs, the issuer trustee must, upon notice to the Trust Manager, the Seller, the Servicer and the applicable rating agencies, terminate the rights and obligations of the Servicer in respect of a trust immediately and appoint an eligible successor Servicer. An eligible successor Servicer is a Servicer whose appointment will not materially prejudice the interests of noteholders. The issuer trustee shall act as the servicer and receive a fee for its services until an eligible successor servicer is appointed and agrees to act as the Servicer.

    With the exception of some limitations, the Servicer will indemnify the issuer trustee against any losses, liabilities, costs and expenses resulting from a Servicer Termination Event or a failure by the Servicer to perform its duties under the servicing agreement.

    The Servicer may voluntarily resign after giving three months notice, or such lesser period as agreed, to the applicable rating agencies, the Seller, the Trust Manager and the issuer trustee.

    REPLACEMENT OF THE SERVICER

    The Trust Manager and the issuer trustee shall use reasonable efforts to find a suitably qualified person to act as Servicer whose appointment will not materially prejudice the interest of the noteholders. Until an eligible successor servicer is appointed, the Servicer must continue to act as the servicer and will be paid the servicing fee. If an eligible successor servicer has not agreed to act as servicer by the expiration of the three month notice period, the issuer trustee itself will act as the servicer and be entitled to a servicing fee.

    DOCUMENT CUSTODY

    The Servicer will be responsible for custody of the relevant documents for each mortgaged property, on behalf of the issuer trustee. The Servicer must hold these documents as custodian at the direction of the issuer trustee according to its standard safekeeping practices, and according to the procedures contained in the servicing agreement.

    The procedures contained in the servicing agreement include the following:

    - keeping the relevant documents for the mortgage loans in the mortgage pool separate from other documents held by the Servicer;

    - maintaining a record of the physical movement of the relevant documents;
      and

    - ensuring that the Servicer is capable of locating security packets containing the relevant documents.

    The Servicer will be audited by an independent auditor on an annual basis, and again within two months of that annual audit if any audit gives an adverse finding, in relation to its custodial procedures, identification of documents, security and tracking systems.

    The issuer trustee may terminate the Servicer's appointment as custodian if the following occurs:

    - the Servicer has not complied with the requirements of the servicing agreement to the satisfaction of its auditor and a further audit also results in an adverse finding by the auditor;

    - the long-term rating of the Servicer is downgraded below the rating levels specified in the Servicing Agreement;

    - the Servicer is in default under a servicing agreement between it and any other person, and by reason of the default that other person removes any documents in the Servicer's custody under the servicing agreement where that person would otherwise not have been entitled to do so; or

    - a Servicer Termination Event (as described above under "--Removal and Resignation of the Servicer") has occurred and continues to exist.

    If any of the events listed in the preceding section occurs, then, subject to certain exceptions, the Servicer must deliver the relevant documents and all other documents and records relating to the mortgage loans to the issuer trustee or a third party at the direction of the issuer trustee. If the Servicer has not done so within ten business days of the date of termination of the servicing agreement or such longer period as the issuer trustee in its reasonable discretion permits, the issuer trustee must commence legal action to recover the documents or enter the premises where the relevant documents are kept, take possession of and remove the relevant documents. The issuer trustee may, to the extent that it has information available to it to do so, lodge caveats regarding or take all such other action it considers necessary to protect its interests in the mortgage loans and related mortgages for which it does not hold the relevant documents. A caveat is a notice which is put on the relevant land title register to provide notice of a party's interest in the property.

    AMENDMENT

    The Servicer, the issuer trustee and the Trust Manager may agree to amend the servicing agreement in writing after giving prior notice of the proposed amendment to the applicable rating agencies if such amendment, among other things:

    - is necessary or expedient to comply with or be consistent with the current provision of any statute, ordinance, regulation, by-law, or other statutory authority, or is necessary to conform to any change or amendment of any statute, regulation or other requirement of a government agency;

    - is made to correct a manifest error or is of a formal, technical or administrative nature only; or

    - is considered by the issuer trustee not to be materially prejudicial to the interests of noteholders, or any individual noteholder or group of noteholders.

    TERMINATION OF SERVICING AGREEMENT

    The servicing agreement will terminate in respect of a trust on the earlier of

    - the date on which the servicing agreement is terminated in respect of that trust by the issuer trustee if a Servicer Termination Event occurs;

    - the date which is one month after the notes in relation to the related trust have been redeemed in full under the transaction documents and the issuer trustee ceases to have any obligation to any creditor in respect of that trust;

    - the date on which the issuer trustee replaces the Servicer with an eligible successor Servicer in respect of that trust; and

    - the date on which the Servicer is replaced after resigning or being removed in respect of that trust.

MODIFICATIONS AND AMENDMENTS

    The issuer trustee and the Trust Manager, with respect to the Master Trust Deed and the supplemental deed, or the issuer trustee, the Trust Manager and the note trustee, with respect to the note trust deed may by way of supplemental deed alter, add to or modify the Master Trust Deed, the supplemental deed or the note trust deed (as the case may be) without the consent of the noteholders or the beneficiary of the related trust, including:

    - to correct a manifest error or ambiguity, or if the amendment is of a formal, technical or administrative nature only;

    - in the event of an inconsistency between the provisions of any of the above named transaction documents and the description of the provisions in the related prospectus, to correct such inconsistency;

    - if the amendment is necessary to comply with the provisions of any law or regulation or with the requirements of any Australian governmental agency;

    - if the amendment is appropriate or expedient as a consequence of an amendment to any law or regulation or altered requirements of the government of any jurisdiction, any department, commission, office of any government or any corporation owned or controlled by any government, including, without limitation, an alteration, addition or modification which is appropriate or expedient as a consequence of the enactment of a statute or regulation or an amendment to any statute or regulation or ruling by the Australian Commissioner or Deputy Commissioner of Taxation or any governmental announcement or statement, in any case which has or may have the effect of altering the manner or basis of taxation of trusts generally or of trusts similar to any of the trusts established pursuant to the Program; or


    - if the amendment, in the opinion of the issuer trustee (in respect of the Note Trust Deed or the supplemental deed) or the note trustee (in respect of the Master Trust Deed), is desirable to enable the provisions of the Master Trust Deed or the supplemental deed or the note trust deed (as the case may be) to be more conveniently, advantageously, profitably or economically administered or is otherwise desirable for any reason.

    However, where in the reasonable opinion of the note trustee or the issuer trustee, as the case may be, a proposed alteration, addition or modification to the Master Trust Deed or the supplemental deed (in the case of the issuer trustee) or the note trust deed (in the case of the note trustee) (as the case may be) is prejudicial or likely to be prejudicial to the interests of the noteholders or a class of noteholders or the Unit Holders (as the case may be), the alteration, addition or modification may only be effected by the issuer trustee or note trustee, as applicable, with the prior consent of the holders of 75% of the aggregate principal amount of the relevant class or classes of notes or with the prior written consent of the Unit Holders, as the case may be. The opinion of the issuer trustee or the note trustee as to whether a proposed alteration, addition or modification is prejudicial or likely to be prejudicial to the noteholders (or a class thereof) may be supported by either an Opinion of Counsel or by the written confirmation of the applicable rating agencies that such proposed amendment would not result in a downgrade or withdrawal of the rating then assigned to the notes (or the relevant class thereof).


                                USE OF PROCEEDS

    The issuer trustee will apply all or substantially all of the net proceeds from the sale of each series of notes under the Program for one or more of the following purposes:

    - to purchase the assets of the trust;

    - to repay indebtedness which has been incurred to obtain funds to acquire the assets of the trust; and

    - to pay costs of structuring and issuing the notes, including the costs of obtaining any credit enhancement.

                      LEGAL ASPECTS OF THE MORTGAGE LOANS

    The following discussion is a summary of the material legal aspects of the Australian mortgage loans and mortgages. It is not an exhaustive analysis of the relevant law. Some of the legal aspects are governed by the laws of the applicable State or Territory. Laws may differ between States and Territories. The summary does not reflect the laws of any particular jurisdiction or cover all relevant laws of all jurisdictions in which a mortgaged property may be situated, although it reflects the material aspects of the laws of New South Wales (except where it expressly provides otherwise), without referring to any specific legislation of that state. In the event that the laws of a particular jurisdiction having a high concentration of mortgaged properties are material to prospective investors in the notes, the applicable laws of that jurisdiction, to the extent material to investors and not addressed under this "Legal Aspects of the Mortgage Loans", will be summarized in part A of this prospectus.

GENERAL

    There are two parties to a mortgage. The first party is the mortgagor, who is either the borrower and homeowner or, where the relevant loan is guaranteed and the guarantee is secured by a mortgage, the guarantor. The mortgagor grants the mortgage over their property. The second party is the mortgagee, who is the lender. Generally, each mortgage loan will be secured by a mortgage which has a first ranking priority over all other mortgages granted by the relevant borrower and over all unsecured creditors of the borrower, except in respect of certain statutory rights such as some rates and taxes, which are granted statutory priority. All mortgage loans securitized under the Program will be secured by a first ranking registered mortgage. Each mortgagor is prohibited under the mortgage documents from creating another mortgage or other security interest over the relevant mortgaged property without the consent of the lender.

TYPES OF SECURITY


    All mortgage loans in respect of which the borrower is a resident of a State or Territory of Australia must be secured by a mortgage over one of the following types of interest in land.

    TORRENS TITLE

    Torrens title is the most common form by which title to land is held in Australia. Torrens title is normally freehold title. Interests are created by registration in a register maintained by the land titles office of the relevant state or territory. A certificate of title will generally be issued to the proprietor of the land. Entry in the register (held with the land titles office) of a mortgage creates (except in the case of fraud) an indefeasible interest in the land.

    Any dealing with the relevant land is carried out by pro forma instruments which become effective on registration.

    Ordinarily the relevant certificate of title, or any registered plan referred to in it, will reveal the position and dimensions of the land, the present owner, and any mortgages, registered easements and other dealings to which it is subject. The certificate is conclusive evidence, except in limited circumstances, such as fraud, of the matters stated in it.

    STRATA TITLE

    Strata title is a system of a title (under Torrens title) under which land is divided into a number of units (similar to condominiums in the United States) and is governed by the laws of the state or territory in which the property is situated. The proprietor has title to a unit of that land and may freely deal with that unit. Certain parts of the property, such as the land on which the building is erected, the stairwells, entrance lobbies, are referred to as "common property" and are held by a "body corporate" for the benefit of the individual proprietors. All proprietors are members of the body corporate, which is vested with the control, management and administration of the common property and the strata scheme generally, including the regulations governing the apartment block, for the benefit of the proprietors.

    Only Torrens title land can be the subject of strata title in this way, and so the provisions referred to in this section in relation to Torrens title apply to the title in an apartment unit held by a strata proprietor.

    URBAN LEASEHOLD

    All land in the Australian Capital Territory is owned by the Commonwealth of Australia and is subject to a leasehold system of land title known as urban leasehold. Mortgaged property in that jurisdiction comprises a Crown lease, and developments of the land are subject to the terms of that lease. A Crown lease is any right, power or privilege over, or in connection with land, granted by the Commonwealth, a State or a Territory or an authority of the Commonwealth, a State or a Territory. The lease is granted under a statutory law of the Commonwealth, State or Territory for a certain purpose.

    Any lease of this type:

     (i) cannot have a term exceeding 99 years, although the term can be extended under a straightforward administrative process in which the only qualification to be considered is whether the land may be required for a public purpose; and

    (ii) where it involves residential property, is subject to a nominal rent of 5 cents (Australian) per annum on demand.

    Urban leasehold land is held under Torrens title. The borrower's leasehold interest in the land is entered in a central register and the borrower may deal with its leasehold interest, including granting a mortgage over the property, without consent from the government.

    In all cases where mortgaged property consists of a leasehold interest, the unexpired term of the lease must exceed the term of the mortgage loan secured by that mortgaged property.

    Some leasehold property may become subject to native title claims. Native title was only recognized by Australian courts in 1992. Native title to particular property is based on the traditional laws and customs of indigenous Australians and is not necessarily extinguished by grants of Crown leases over that property. The extent to which native title exists over property, including property subject to a Crown lease, depends on how that property was previously used by the indigenous claimants asserting native title, and whether the native title has been extinguished by the granting of the leasehold interest. To give statutory recognition to indigenous Australians' common law rights and to resolve a number of land management issues, the Commonwealth legislated the Native Title Act in 1993 of Australia, and amended it in 1998. The amended Native Title Act contains a schedule of tenures that extinguish native title, which includes residential leases. Although there are a number of test cases before the courts, the current view is that a lease entered into on or before 23 December 1996 which confers the right of exclusive possession over the property, which is typically the case with residential leases, will extinguish native title over the relevant property. Whether a lease confers exclusive possession will depend on a construction of the lease and the legislation under which the lease was granted.

    OLD SYSTEM TITLE

    Old System Title is another form of freehold title. Here, interests are created by deeds between parties, or by will. Proof of title involves searching back for a number of years to establish an unbroken "chain" of title.

    COMPANY TITLE

    Company title is an exclusive right conferred by a home unit company on a shareholder to occupy a particular part of a building which the company owns. The shareholder has a contractual right against the home unit company but does not acquire ownership of that part of the building which he or she occupies pursuant to the ownership of the shares.

TAKING SECURITY OVER LAND

    The law relating to the granting of securities over real property in Australia is complicated by the fact that each State and Territory has separate governing legislation. The following is a summary of the material issues involved in taking security over land in Australia.

    Under Torrens title, registration of a mortgage using the prescribed form executed by the mortgagor is required in order for the mortgagee to obtain both the remedies of a mortgagee granted by statute and the relevant priorities against other secured creditors. To this extent, the mortgagee is said to have a legal or registered title. However, registration does not transfer title in the property, and the mortgagor remains as legal owner; in short, the Torrens mortgage operates as a statutory charge. The mortgagee does not obtain an estate in the property but does have an interest in the land which is marked on the register and the certificate of title for the property. A search of the register by any subsequent creditor or proposed creditor will reveal the existence of the prior mortgage.

    In most States and Territories, a mortgagee will retain a duplicate certificate of title which mirrors the original certificate of title held at the relevant land registry office. Failure to retain the certificate may in certain circumstances constitute negligent conduct resulting in a postponement of the mortgagee's priority to a later secured creditor.

    In Queensland and the Northern Territory, duplicate certificates of title are no longer issued to mortgagees as a matter of practice. A record of the title is stored on computer at the land registry office and the mortgage is registered on that computerized title.

    Once the mortgagor has repaid his or her debt, a discharge executed by the mortgagee is lodged with the relevant registrar by the mortgagor or the mortgagee, and the mortgage is noted as having been discharged.

                      ENFORCEMENT OF REGISTERED MORTGAGES

ENFORCEMENT GENERALLY

    The law relating to the enforcement of registered mortgages over real properties in Australia is complicated by the fact that each State or Territory has separate governing legislation. The following is a summary of the material issues involved in enforcing registered mortgages in Australia.

    Subject to the discussion in this section, if a borrower defaults under a mortgage loan, the loan documents provide that all moneys under the mortgage loan become due and payable either, in limited circumstances, immediately, or otherwise after a default notice has been given and the default has not been remedied within a prescribed period of time (generally at least 30 days). The lender then has a number of remedies, including the right to sue to recover all outstanding principal, interest and fees under the borrower's personal covenant to repay the amounts set out in the loan documents.

    In addition, the lender may enforce a registered mortgage in a number of ways. They include:

    - SELLING THE PROPERTY. This power of sale is usually expressly contained in the mortgage documents, and is also implied in registered mortgages under the relevant Torrens title legislation. The Torrens title legislation prescribes certain forms and periods of notice to be given to the mortgagor prior to enforcement. The mortgagee is under certain duties in the conduct of the sale. The sale may be by public auction or private treaty. Once registered, the purchaser of property sold pursuant to a mortgagee's power of sale becomes the absolute owner of the property;

    - LEASING THE PROPERTY. The lender may, in limited circumstances, lease the property to third parties;

    - ENTERING INTO POSSESSION OF THE PROPERTY. If it does so, it does so in its own right and not as agent of the mortgagor, and so may be personally liable for mismanagement of the property and to third parties as occupier of the property. The mortgagee may apply rent or profits received from the possession of the property in satisfaction of the amount owing in respect of the mortgage loan and the related mortgage or it may sell the property. Upon taking possession, the mortgagee has a number of duties including the duty to account, to realize assets conscientiously, to get in rents and other income, to improve the property and make repairs, and to maintain the security for the benefit of the guarantor (if any);

    - FORECLOSING ON THE PROPERTY. Under foreclosure procedures, the mortgagor's right, title and interest in the property is extinguished (including any right to redeem the mortgage) so that the mortgagee becomes the absolute owner of the property. This remedy is, because of procedural constraints, rarely used except where the value of the loan outstanding is higher than the value of the property likely to be realized by the sale. In such a case the mortgagee may then consider it worthwhile to take title to the property in satisfaction of the debt and wait for the market to improve to recoup the outstanding loan. However, if the mortgagee forecloses on the property, it loses the right to sue the borrower under the personal covenant to repay and can look only to the value of the property for satisfaction of the debt;

    - APPOINTING A RECEIVER TO DEAL WITH THE PROPERTY OR WITH INCOME FROM THE PROPERTY OR EXERCISE OTHER RIGHTS DELEGATED TO THE RECEIVER BY THE MORTGAGEE. A receiver will generally manage and administer the property in the interests of the mortgagee in order to preserve the mortgagee's security and set off the income from the property against payments due under the mortgage loan and the related mortgage. A receiver is the agent of the mortgagor and so, unlike when the mortgagee enters possession of property, in theory the mortgagee is not liable for the receiver's acts or as occupier of the property. In practice, however, the receiver will require indemnities from the mortgagee that appoints it; or

    - OBTAINING AN ORDER FOR JUDICIAL SALE UNDER AN APPLICATION TO THE RELEVANT COURT. This remedy is rarely used, as most mortgage documents now contain express provisions allowing the mortgagee to sell the property, or the mortgagee has the power to do so under the relevant Torrens title legislation. It is likely to only be used where the mortgage document does not itself confer the requisite power to sell the property, such as where an equitable mortgage over land is created by the deposit of title deeds.

    A mortgagee's ability to call in all amounts under a mortgage loan or enforce a mortgage which is subject to the Australian Consumer Credit Code is limited by various demand and notice procedures which must be followed. For example, as a general rule enforcement cannot occur unless the relevant default is not remedied within 30 days after a default notice is given. Borrowers may also be entitled to initiate negotiations with the mortgagee for a postponement of enforcement proceedings.

PENALTIES AND PROHIBITED FEES

    Australian courts will not enforce a borrower's obligation to pay interest on a default or delinquent payment if the interest rate charged on default is seen to be a "penalty." Some jurisdictions prescribe a maximum recoverable interest rate. However, most do not specify what is a penalty; in those circumstances, whether a rate is a penalty will be determined by such factors as prevailing market interest rates. The Australian Consumer Credit Code does not impose a limit on the rate of default interest. However, legislation in New South Wales, Queensland, South Australia, Western Australia, the Australian Capital Territory and the Northern Territory prevents a lender from recovering interest under a consumer loan at a rate that exceeds 48% per annum while in Victoria, a mortgage is void if the interest rate under the relevant loan exceeds 30% and the loan contract itself is unenforceable if the interest rate exceeds 48% per annum. In addition, throughout Australia, if a rate is too high, the borrower may be entitled to have the loan agreement reopened on the ground that it is unjust. Under the Corporations Law of the relevant Australian jurisdiction, the liquidator of a company may avoid a loan under which an extortionate interest rate is levied.

    The Australian Consumer Credit Code requires that any fee or charge to be levied in connection with the mortgage loan must be authorized, and sometimes specified in the contract, otherwise it cannot be levied. The regulations under the Australian Consumer Credit Code may also prohibit certain fees and charges. The Australian Consumer Credit Code also requires that establishment fees, termination fees and prepayment fees be reasonable, or they may be reduced or set aside.

BANKRUPTCY

    The insolvency of a natural person is governed by the provisions of the Bankruptcy Act 1966 of Australia, which is a Federal statute. Generally, secured creditors of a natural person, such as mortgagees under real property mortgages, stand outside the bankruptcy. That is, the property of the bankrupt which is available for distribution by the trustee in bankruptcy does not include the secured property. The secured creditor may prove, or file a claim, in the bankruptcy proceeding as an unsecured creditor in a number of circumstances, including if they have realized the related mortgaged property and their debt has not been fully repaid, in which case they can prove for the unpaid balance.

    Certain dispositions of property by a bankrupt may be avoided by a trustee in bankruptcy. These include where:

    (a) the disposition was made to defraud creditors; or

    (b) the disposition was made by an insolvent debtor within 6 months of the petition for bankruptcy and that disposition gave a preference to an existing creditor over at least one other creditor.

    The insolvency of a company is governed by the Corporations Law of the relevant Australian jurisdiction. Again, secured creditors generally stand outside the insolvency. However, a liquidator may avoid a mortgage which is voidable under the Corporations Law because it is an uncommercial transaction, or an unfair preference to a creditor or a transaction for the purpose of defeating creditors, and that transaction occurred:

    (a) when the company was insolvent, or an act was done to give effect to the transaction when the company was insolvent, or the company became insolvent because of the transaction or the doing of an act to give effect to the transaction; and

    (b) within a prescribed period before the winding up of the company.

    The liquidator may also avoid a loan under which an extortionate interest rate is levied.

ENVIRONMENTAL CONSIDERATIONS

    Real property which is mortgaged to a lender may be subject to unforeseen environmental problems, including land contamination. Environmental legislation which deals with liability for such problems exists at both State and Federal levels, although the majority of relevant legislation is imposed by the States. No Australian statute expressly imposes liability on "passive" lenders or security holders for environmental matters, and some States expressly exclude such liability. However, liability in respect of environmentally damaged land, including the cost of rectifying the damage, may attach to a person who is, for instance, an owner, occupier or person in control of the relevant property. In some but not all States, lenders are expressly excluded from the definitions of one or more of these categories.

    Merely holding security over property does not convert a lender into an occupier. However, a lender or receiver who takes possession of contaminated mortgaged property or otherwise enforces its security may be liable as an occupier.

    Some environmental legislation provides that security interests may be created over contaminated or other affected property to secure payment of the costs of any necessary rectification of the property. The security interests may have priority over pre-existing mortgages.

    To the extent that the issuer trustee or a receiver appointed on the issuer trustee's behalf incurs any of these liabilities, it will be entitled to be indemnified out of the assets of the trust.

TAX TREATMENT OF INTEREST ON AUSTRALIAN MORTGAGE LOANS

    Under Australian law, interest on loans used to purchase a person's primary place of residence is not ordinarily deductible for taxation purposes. Conversely, interest payments on loans and other non-capital expenditures relating to non-owner occupied residential properties that generate taxable income are generally allowable as tax deductions.

THE SELLER AS MORTGAGEE

    The Seller is, and until a Title Perfection Event occurs intends to remain, the registered mortgagee of all the mortgages. The borrowers and guarantors will not be aware of the equitable assignment of the mortgage loans and mortgages to the Depositor and the issuer trustee.

    Prior to any Title Perfection Event, the Servicer will undertake any necessary enforcement action with respect to defaulted mortgage loans and mortgages. Following a Title Perfection Event, the issuer trustee is entitled, under an irrevocable power of attorney granted to the Depositor by the Seller and assigned to the issuer trustee, to be registered as mortgagee of the mortgages. Until that registration is achieved, the issuer trustee or the Trust Manager is entitled, but not obligated, to lodge caveats on the register to publicly notify its interest in the mortgages.

INSOLVENCY CONSIDERATIONS

    Each equitable assignment of the mortgage loans is designed to mitigate insolvency risk. For example, the equitable assignment of the mortgage loans by the Seller to the Depositor, and by the Depositor to the issuer trustee, should ensure that the mortgage loans are not assets available to the liquidator or creditors of the Seller in the event of the Seller's insolvency. Similarly, the assets in the trust should not be available to creditors of the issuer trustee in its personal capacity or as trustee of any other trust in the event of an insolvency of the issuer trustee.

    If an Insolvency Event occurs with respect to the issuer trustee, the master security trust deed and the deed of charge may be enforced by the security trustee at the direction of the Voting Secured Creditors. The security created by the master security trust deed and the deed of charge in respect of a trust will stand outside any liquidation of the issuer trustee of the relevant trust, and the assets the subject of that deed of charge will not be available to the liquidator or any creditor of the issuer trustee of the relevant trust, other than a creditor which has the benefit of the master security trust deed and the deed of charge in respect of a trust, until the secured obligations have been satisfied. The proceeds of enforcement of the master security trust deed and the deed of charge in respect of a trust are to be applied by the security trustee as set out in the supplemental deed for the relevant trust. If the proceeds from enforcement of the master security trust deed and the deed of charge are not sufficient to redeem the notes in full, some or all of the noteholders will incur a loss.

                        AUSTRALIAN CONSUMER CREDIT CODE

    The Australian Consumer Credit Code is the substantially identical governing legislation of each State or Territory in Australia. The following is a summary of certain of the material provisions of the Australian Consumer Credit Code that may affect the mortgage loans and the issuer trustee. The majority of the mortgage loans located in Australia are regulated by the Australian Consumer Credit Code. Mortgage loans which are unregulated by the Australian Consumer Credit Code are unregulated by Australian statute. Under the Australian Consumer Credit Code, a borrower has the right to apply to a court to do the following, among other things:

    (a) vary the terms of a mortgage loan on the grounds of hardship or because it is an unjust contract (guarantees and mortgages can also be varied on grounds that they are unjust);

    (b) reduce or cancel any interest rate payable on a mortgage loan if the interest rate is changed in a way which is unconscionable;

    (c) have certain provisions of a mortgage loan which are in breach of the Australian Consumer Credit Code declared unenforceable;

    (d) obtain an order for a civil penalty against the lender in relation to a breach of certain key requirements of the Australian Consumer Credit Code, the amount of which may be set off against any amount payable by the borrower under the applicable mortgage loan; or

    (e) obtain additional restitution or compensation from the lender for breaches of the Australian Consumer Credit Code in relation to a mortgage loan or mortgage (guarantors may also obtain restitution or compensation for breaches of the Australian Consumer Credit Code in relation to mortgages or guarantees).

    The issuer trustee of a trust will become liable for compliance with the Australian Consumer Credit Code if it acquires legal title to the mortgage loans. It will take this legal title subject to any breaches of the Australian Consumer Credit Code by the relevant lender. In particular, once the issuer trustee of a trust acquires legal title it may become liable to orders of the type referred to in (d) and (e) above in relation to breaches of the Australian Consumer Credit Code. Criminal fines may be imposed on the Seller in respect of breaches of the Australian Consumer Credit Code by it while it held legal title to the mortgage loans. In addition, a mortgagee's ability to enforce a mortgage which is subject to the Australian Consumer Credit Code is limited by various demand and notice procedures which must be followed. Any order under the Australian Consumer Credit Code may affect the timing or amount of interest or principal payments or repayments under the relevant mortgage loan, which might in turn affect the timing or amount of interest or principal payments or repayments to the noteholders under the notes in respect of a trust. For example, as a general rule enforcement cannot occur unless the relevant default is not remedied within 30 days after a default notice is given. Borrowers may also be entitled to initiate negotiations with the mortgagee for a postponement of enforcement proceedings.

    The Seller will indemnify the Depositor and the issuer trustee against any loss that the Depositor or the issuer trustee may incur as a result of a failure by the relevant Seller to comply with the Australian Consumer Credit Code in respect of a mortgage loan or related mortgage. The Depositor will assign the benefit of that indemnity to the issuer trustee.

    The Seller will give certain representations and warranties that the mortgage loans and related mortgagees which it assigns to the Depositor comply in all material respects with the Australian Consumer Credit Code in force at the time documents were executed. The Depositor will assign all of its rights in respect to those representations and warranties to the issuer trustee. The Servicer of the relevant trust will undertake to comply with the Australian Consumer Credit Code in connection with servicing the mortgage loans and related mortgages where failure to do so would result in an event which will materially and adversely affect the amount of any payment to be made to any noteholder of a trust, or will materially and adversely affect the timing of such payment. In some circumstances, the issuer trustee of a trust may have the right to claim damages from the Seller or the Servicer, as the case may be, where that issuer trustee suffers a loss in connection with a breach of the Australian Consumer Credit Code which is caused by a breach of a relevant representation or undertaking.

             MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

OVERVIEW


    The following is a summary of the material United States Federal income tax consequences of the purchase, ownership and disposition of the notes of any series or class by investors who are subject to United States Federal income tax on a net basis. This summary is based upon current provisions of the Internal Revenue Code of 1986 of the United States (the "Code"), as amended, proposed, temporary and final Treasury regulations under the Code, and published rulings and court decisions, all of which are subject to change, possibly retroactively, or to a different interpretation at a later date by a court or by the Internal Revenue Service (the "IRS"). The parts of this summary which relate to matters of law or legal conclusions represent the opinion of Brown & Wood LLP, special United States Federal income tax counsel for the Trust Manager and are as qualified in this summary. We have not sought and will not seek any rulings from the IRS about any of the United States Federal income tax consequences we discuss, and we cannot assure you that the IRS will not take contrary positions.



    Brown & Wood LLP has prepared or reviewed the statements under the heading "Material United States Federal Income Tax Consequences" and is of the opinion that these statements discuss all material United States Federal income tax consequences to investors of the purchase, ownership and disposition of the notes. However, the following discussion does not discuss, and Brown & Wood LLP is unable to opine as to, the unique tax consequences of the purchase, ownership and disposition of the notes by investors that are given special treatment under the United States Federal income tax laws, including:


    - banks and thrifts,

    - insurance companies,

    - regulated investment companies,

    - dealers in securities,

    - investors that will hold the notes as a position in a "straddle" for tax purposes or as a part of a "synthetic security," "conversion transaction" or other integrated investment comprised of the notes and one or more other investments,

    - foreign investors,

    - trusts and estates, and

    - pass-through entities, the equity holders of which are any of the foregoing.

    Additionally, the discussion regarding the notes is limited to the United States Federal income tax consequences to the initial investors who will hold the notes as "capital assets" within the meaning of Section 1221 of the Code and does not address the United States Federal income tax consequences with respect to notes purchased in the secondary market.

    It is suggested that prospective investors consult their own tax advisors about the United States Federal, State, local, foreign and any other tax consequences specific to them of the purchase, ownership and disposition of the notes, including the advisability of making any election discussed under "Market Discount."

    It is anticipated that the issuer trustee will not be indemnified for any United States Federal income taxes that may be imposed upon it, and any imposition of such taxes on the trust could result in a reduction in the amounts available for distributions to the holders of notes.

    We will agree, and if you purchase notes of any class or series, you will agree by your purchase of the notes, to treat the notes as debt for United States Federal, State and local income and franchise tax purposes. Each noteholder, by the acceptance of a note, will agree to treat the notes as indebtedness for Federal income tax purposes.

GENERAL


    SUMMARY OF OPINIONS WITH RESPECT TO THE CLASS A NOTES. In the opinion of Brown & Wood LLP, special United States federal income tax counsel for the Trust Manager, the Class A Notes will be characterized as debt for U.S. federal income tax purposes. In addition, in the opinion of Brown & Wood LLP, (i) the Trust will not be subject to an entity-level tax for U.S. federal income tax purposes and (ii) the issuer trustee will not be treated as engaged in the conduct of a United States trade or business (and, accordingly, not subject to United States Federal income tax) solely as a result of any activities that it conducts as issuer trustee of the Trust. This opinion is based upon the applicable provisions of the Code, U.S. Treasury Regulations promulgated and proposed thereunder, current positions of the IRS contained in published revenue rulings and revenue procedures and existing judicial decisions, all of which are subject to change, which change may have retroactive effects. Moreover, this opinion is subject to the accuracy of certain factual representations made to Brown & Wood LLP by the Seller. Each Class A Noteholder, by acceptance of a Class A note, agrees to treat the Class A Notes as indebtedness.


    ORIGINAL ISSUE DISCOUNT, INDEXED SECURITIES, ETC. The discussion below assumes that all payments on the notes are denominated in U.S. dollars and that the notes are not indexed securities or strip notes. Additionally, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under Treasury regulations, called the "OID Regulations," relating to original issue discount, or "OID." This discussion assumes that any original issue discount on the notes is a DE MINIMIS amount, within the meaning of the OID Regulations. Under the OID Regulations, the offered notes will have original issue discount to the extent the principal amount of the notes exceeds their issue price. Further, if the notes have any original issue discount, it will be DE MINIMIS if it is less than 1/4% of the principal amount of the offered notes multiplied by the number of full years included in their term.

INTEREST INCOME ON THE NOTES

    Based on the above assumption, except as discussed below, the notes will not be considered issued with OID. If you buy notes, you will be required to report as ordinary interest income the stated interest on the notes when received or accrued in accordance with your method of tax accounting. Under the OID Regulations, if you hold a note issued with a DE MINIMIS amount of OID, you must include this OID in income, on a pro rata basis, as principal payments are made on the note. If you purchase a note for more or less than its principal amount, you will generally be subject, respectively, to the premium amortization or market discount rules of the Code, discussed below.

SALE OF NOTES

    If you sell a note, you will recognize gain or loss in an amount equal to the difference between the amount realized on the sale, other than amounts attributable to, and taxable as, accrued interest, and your adjusted tax basis in the note. Your adjusted tax basis in a note will equal your cost for the note, decreased by any amortized premium and any payments other than interest made on the note and increased by any market discount or OID included in your income. Any gain or loss will generally be a capital gain or loss, other than amounts representing accrued interest or market discount, and will be long-term capital gain or loss if the note was held as a capital asset for more than one year. In the case of an individual taxpayer, the maximum long-term capital gains tax rate is lower than the maximum ordinary income tax rate. Any capital losses realized may be deducted by a corporate taxpayer only to the extent of capital gains and by an individual taxpayer only to the extent of capital gains plus $3,000 of other U.S. income. In the case of an individual taxpayer, any capital gain on the sale of a note will be taxed at a maximum rate of 39.6% if the note is held for 12 months or less and at a maximum rate of 20% if the note is held for more than 12 months.

MARKET DISCOUNT

    You will be considered to have acquired a note at a "market discount" to the extent the issue price of the note exceeds the amount you paid for the note, unless the excess does not exceed a prescribed de minimis amount. If the excess exceeds the de minimis amount, you will be subject to the market discount rules of Sections 1276 and 1278 of the Code with regard to the note.

    In the case of a sale or other disposition of a note subject to the market discount rules, Section 1276 of the Code requires that gain, if any, from the sale or disposition be treated as ordinary income to the extent the gain represents market discount accrued during the period the note was held by you, reduced by the amount of accrued market discount previously included in income. In addition, if you dispose of a note by gift, and in certain other circumstances, you may be required to recognize market discount income computed as if the note had been sold for its fair market value.

    In the case of a partial principal payment on a note subject to the market discount rules, Section 1276 of the Code requires that the payment be included in ordinary income to the extent the payment does not exceed the market discount accrued during the period the note was held by you, reduced by the amount of accrued market discount previously included in income.

    Generally, market discount accrues under a straight line method, or, at the election of the taxpayer, under a constant interest rate method. However, in the case of bonds with principal payable in two or more installments, such as the notes, the manner in which market discount is to be accrued will be described in Treasury regulations not yet issued. Until these Treasury regulations are issued, you should follow the explanatory Conference Committee Report to the Tax Reform Act of 1986 of the United States for your accrual of market discount. This Conference Committee Report indicates that holders of these obligations may elect to accrue market discount either on the basis of a constant interest rate or as follows:

    - for those obligations that have OID, market discount shall be deemed to accrue in proportion to the accrual of OID for any interest period; and

    - for those obligations which do not have OID, the amount of market discount that is deemed to accrue is the amount of market discount that bears the same ratio to the total amount of remaining market discount that the amount of stated interest paid in the interest period bears to the total amount of stated interest remaining to be paid on the obligation at the beginning of the interest period.

    Under Section 1277 of the Code, if you incur or continue debt that is used to purchase a note subject to the market discount rules, and the interest paid or accrued on this debt in any taxable year exceeds the interest and OID currently includible in income on the note, deduction of this excess interest must be deferred to the extent of the market discount allocable to the taxable year. The deferred portion of any interest expense will generally be deductible when the market discount is included in income upon the sale, repayment, or other disposition of the indebtedness.

    Section 1278 of the Code allows a taxpayer to make an election to include market discount in gross income currently. If an election is made, the previously described rules of Sections 1276 and 1277 of the Code will not apply to the taxpayer.

    Due to the complexity of the market discount rules, we suggest that you consult your tax advisors as to the applicability and operation of these rules.

PREMIUM

    You will generally be considered to have acquired a note at a premium if the amount you pay for the note exceeds the sum of all amounts payable on the note after the purchase date other than payments of qualified stated interest and the remaining principal amount of the note. In that event, if you hold a note as a capital asset, you may amortize the premium as an offset to interest income under Section 171 of the Code, with corresponding reductions in your tax basis in the note if you have made an election under Section 171 of the Code. Generally, any amortization is on a constant yield basis. However, in the case of bonds with principal payable in two or more installments, like the notes, the previously discussed conference report, which indicates a Congressional intent that amortization be in accordance with the rules that will apply to the accrual of market discount on these obligations should be followed.

BACKUP WITHHOLDING TAXES

    Backup withholding taxes will be imposed on payments to you at the rate of 31% on interest paid, and OID accrued, if any, on the notes if, upon issuance, you fail to supply the Trust Manager or its broker with a certified statement, under penalties of perjury, containing your name, address, correct taxpayer identification number, and a statement that you are not required to pay backup withholding. Exempt investors, such as corporations, tax-exempt organizations, qualified pension and profit sharing trusts, individual retirement accounts or non-resident aliens who provide certification of their status as non-resident are not subject to backup withholding. Information returns will be sent annually to the IRS by the Trust Manager and to you stating the amount of interest paid, OID accrued, if any, and the amount of tax withheld from payments on the notes. We suggest that you consult your tax advisors about your eligibility for, and the procedure for obtaining, exemption from backup withholding.

    The Treasury Department issued new regulations, which modify the backup withholding and information reporting rules described in this section, on October 6, 1997 and subsequently amended such regulations on May 15, 2000. The new regulations will generally be effective for payments made after December 31, 2000, subject to transition rules. We suggest that you consult your own tax advisors regarding these new regulations.

TAX CONSEQUENCES TO FOREIGN NOTEHOLDERS

    If interest paid (or accrued) to a noteholder who is a nonresident alien, foreign corporation or other non-United States person, a "foreign person," is not effectively connected with the conduct of a trade or business within the United States by the foreign person, the interest should generally not be subject to U.S. Federal income tax or withholding tax as such interest should not be treated as U.S. source income. In the event such interest is treated as U.S. source income, the interest generally will be considered "portfolio interest," and generally will not be subject to the United States Federal income tax and withholding tax, as long as the foreign person (1) is not actually or constructively a "10 percent shareholder" of the trust if a "controlled foreign corporation" with respect to which the trust is a "related person" within the meaning of the Code, and (2) provides an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person's name and address. If the information provided in this statement changes, the foreign person must so inform the issuer trustee within 30 days of such change. If applicable certification requirements were not satisfied, then interest received by a noteholder will be subject to United States Federal income and withholding tax at a rate of 30 percent unless reduced or eliminated pursuant to an applicable tax treaty. The

IRS has amended the transition period relating to new regulations governing backup withholding and information reporting requirements. Withholding certificates or statements that are valid on December 31, 1999, may be treated as valid until the earlier of their expiration or December 31, 2000. Certain existing certificates or statements, including these to be provided on IRS Form W-8, 1001 and 4224, will cease to be effective after December 31, 2000.

    Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from the United States Federal income and withholding tax, provided that (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person, and (2) in the case of a foreign individual, the foreign person is not present in the United States for 183 days or more in the taxable year.

    If the interest, gain or income on a note held by a foreign person is effectively connected with the conduct of a trade or business in the United States by the foreign person, the holder (although exempt from the withholding tax previously discussed if an appropriate statement is furnished) generally will be subject to United States Federal income tax on the interest, gain or income at regular United States Federal income tax rates. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

FOREIGN TAX CREDIT

    For foreign tax credit purposes, stated interest, if any on the notes will constitute income from foreign sources and likely will constitute "passive income" or, in the case of certain holders which are financial institutions, "financial services" income. Based on Australian law as of the date of this prospectus, it is expected that notes will not be subject to Australian withholding tax. See "Material Australian Tax Consequences--Interest Withholding Tax." In the event that the notes are subject to withholding tax, the amount of income payable to you will include the amount of all Australian taxes withheld by the issuer, if any, in respect thereof. If interest payable with respect to the notes is subject to withholding tax at a rate at least equal to 5 percent, such interest will be treated as "high tax withholding interest" for federal income tax purposes for foreign tax credit limitation purposes. Thus, in the event of such withholding, you would be required to report income in amount greater than the cash you receive in respect of payments on the notes. However, you may, subject to certain limitations, be eligible to claim as a credit or deduction for purposes of computing your U.S. federal income tax liability the Australian taxes withheld notwithstanding that the issuer pay such taxes. The rules relating to foreign tax credits and the timing thereof are extremely complex and you should consult with your own tax advisors with regard to the applicability of the foreign tax credit limitations to your particular situation.

                      MATERIAL AUSTRALIAN TAX CONSEQUENCES

AUSTRALIAN TAXATION

    The following is a summary of the material Australian tax consequences of the purchase, ownership and disposition of the notes to holders who are not residents of Australia for Australian tax purposes and who purchase securities upon original issuance at the stated offering price and hold the notes as capital assets and of the taxation of the Trust. The statements of law or legal conclusions in this summary represent the opinion of Mallesons Stephen Jaques, Australian tax counsel to the Trust Manager, on the basis of Australian law as in effect on the date of this prospectus, which is subject to change, possibly with retroactive effect.

    Each prospective investor may wish to consult his or her own tax advisors concerning the tax consequences, in their particular circumstances, of the purchase, ownership and disposition of the notes.

    INTEREST WITHHOLDING TAX

    Interest paid by a resident of Australia, such as the issuer trustee, to a non-resident of Australia, who does not derive such interest in the course of carrying on business in Australia at or through a permanent establishment in Australia is ordinarily subject to interest withholding tax at the rate of 10% of the gross amount of the interest. An exemption from this withholding tax is available under section 128F of the Tax Act in respect of interest payable on securities where the securities satisfy a public offer test (as to which see below). Any of the notes which, at the time of issue, the issuer trustee knew or had reasonable grounds to suspect were being or would later be acquired directly or indirectly by an associate of the issuer trustee, other than as a dealer, manager or underwriter, would not qualify for this exemption, nor would interest qualify for this exemption if paid to a person who, at the time of payment, the issuer trustee knows or has reasonable grounds to suspect is an associate of the trust.

    There are five principal methods of satisfying the public offer test, the purpose of which is to ensure that lenders or investors in capital markets are aware that the securities are being offered for issue or subscription. In summary, the five methods are offers to 10 or more unrelated financiers or securities dealers; offers to 100 or more investors; offers of securities which are listed on certain stock exchanges; offers that result from information available publicly on automated quotation systems or other means used to disseminate market information; and offers to dealers, managers or underwriters who in turn offer the securities for sale within 30 days by one of the preceding methods. In addition, the issue of a global bond or note and the offer of interests in the global bond or note by one of these methods can generally satisfy the public offer test.

    The issuer trustee proposes that issues of the notes would be made in a manner which would satisfy the public offer test (or the requirements for exemption in respect of a global bond or note) and would otherwise satisfy the conditions for an exemption from withholding tax under section 128F of the Tax Act.

    In the opinion of Mallesons Stephen Jaques, if the Class A Notes issued by the Trust (or any other notes issued by a trust in accordance with the Master Trust Deed) are issued in accordance with certain factual conditions and are not held by "associates" (as that term is defined in the Income Tax Assessment Act of 1936) of the Trust, then payments of principal, interest and any premium made to a holder of the notes who is not a resident of Australia and who does not carry on business in Australia through a permanent establishment in Australia, will not be subject to Australian income or withholding taxes. Interest paid on notes held by Australian residents (and non-Australian residents who hold the notes in the course of carrying on business in Australia) will be subject to ordinary Australian income tax. In addition, holders of notes who are Australian residents or non-Australian residents who hold the notes in the course of carrying on business in Australia may be required to provide tax file numbers, Australian Business Numbers or proof of some exemption from the need to so provide in order to avoid withholding from payments made by the issuer trustee.

    If, for any reason, the interest paid by the issuer trustee is not exempt from interest withholding tax, the treaty titled "Convention for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income" between the United States and Australia may apply. This treaty provides that interest which has its source in Australia, and to which a United States resident, as defined in the treaty and who is entitled to the benefit of the treaty, is beneficially entitled, may be taxed in Australia, but that any tax charged shall not exceed 10% of the gross amount of interest. However, this provision will not apply where the indebtedness giving rise to the interest entitlement is effectively connected with:

    - the United States resident beneficial owner's permanent establishment, at or through which it carries on business in Australia; or

    - the United States resident beneficial owner's fixed base, situated in Australia, from which it performs independent personal services.

    SALE OR RETIREMENT

    In the opinion of Mallesons Stephen Jaques, a holder of the notes who is not a resident of Australia and who does not carry on business through a permanent establishment in Australia will not be subject to Australian income or capital gains tax on any gains or profits made on the sale or retirement of the securities, provided such gains or profits do not have an Australian source. A gain arising on the sale of the notes by a non-Australian resident holder, where the sale and all negotiations for and documentation of the sale are conducted and executed outside Australia, would not usually be regarded as having an Australian source.

    AMOUNTS OF DISCOUNT, PREMIUM, ETC.

    If applicable, part A of this prospectus will contain a discussion of any special Australian tax consequences not discussed herein applicable to the notes being offered thereby, such as the special rules applicable to the sale to an Australian resident of securities which were issued at a discount to the amount payable upon redemption or which require the payment of a premium on redemption.

    GOODS AND SERVICES TAX

    From July 1, 2000, a goods and services tax ("GST") applies in Australia. If an entity makes any taxable supplies after July 1, 2000 it will have to remit goods and services tax to the Australian Taxation Office equal to 10% of those supplies.

    In the case of supplies by the issuer trustee, if the supply is:

    - "GST free," the issuer trustee does not pay a goods and services tax on the supply and can obtain input tax credits for goods and services taxes paid on things acquired to make the supply;

    - "taxable," the issuer trustee pays goods and services tax on the supply and can obtain input tax credits for goods and services tax paid on things acquired to make the supply; or

    - "input taxed," ("GST Exempt")which includes financial supplies, the issuer trustee does not pay a goods and services tax on the supply, but is not entitled to input tax credits for goods and services tax paid on things acquired to make the supply. In some circumstances a "reduced input tax credits" may be available.

    In the opinion of Mallesons Stephen Jaques, the issue of notes and the payment of interest or principal on the notes will constitute financial supplies and will accordingly be input taxed.


    Services provided to the issuer trustee will be a mixture of taxable and input taxed supplies for goods and services tax purposes. If a supply is taxable, the supplier has the primary obligation to account for goods and services tax in respect of that supply and must rely on a contractual provision to recoup that goods and services tax from the issuer trustee. Under the supplemental deed, certain fees paid by the issuer trustee, namely the Trust Manager's fee, the issuer trustee's fee, the security trustee's fee and the Servicer's fee, will only be able to be increased by reference to the supplier's goods and services tax liability, if any, if:


    - the issuer trustee, the Trust Manager and the recipient of the relevant fee agree, which agreement shall not be unreasonably withheld; and

    - the increase will not result in the downgrading or withdrawal of the rating of any notes.

    The issuer trustee may not be entitled to a full input tax credit where fees payable by the issuer trustee are treated as the consideration for a taxable supply or are increased by reference to the relevant supplier's goods and services tax liability. The issuer trustee may not be entitled to a full input tax credit for that increase and the trust expenses will increase, resulting in a decrease in funds available to the trust to pay interest on the notes.

    The goods and services tax may increase the cost of repairing or replacing damaged properties offered as security for mortgage loans. However, it is a condition of the Seller's mortgage documentation that the borrower must maintain full replacement value property insurance at all times during the loan term.

    The goods and services tax legislation, in certain circumstances, treats the issuer trustee as making a taxable supply if it enforces security by selling the mortgaged property and applying the proceeds of sale to satisfy the mortgage loan. The issuer trustee will have to account for goods and services tax out of the sale proceeds with the result that the remaining sale proceeds may be insufficient to cover the unpaid balance of the related loan. However, the general position is that a sale of residential property is an input taxed supply for goods and services tax purposes and so the enforced sale of property which secures the mortgage loans will generally not be treated as a taxable supply under these provisions. As an exception, the issuer trustee may still have to account for goods and services tax out of the proceeds of sale recovered when a mortgage loan is enforced where the borrower is an enterprise which is registered for goods and services tax purposes, uses the mortgaged property as an asset of its enterprise and any of the following are relevant:

    - the property is no longer being used as a residence;

    - the property is used as commercial residential premises such as a hostel or boarding house;

    - the borrower is the first vendor of the property-the borrower built the property; or


    - the mortgaged property has not been used predominantly as a residence.


    Because the issuer trustee is an insured party under the mortgage insurance policies, it may in certain limited circumstances have to account for goods and services tax in respect of any claim payment received. Generally, if certain compliance procedures have been followed, the insured does not have to account for goods and services tax in respect of the claim payment.

    Any reduction as a result of goods and services tax in the amount recovered by the issuer trustee when enforcing the mortgage loans will decrease the funds available to the trust to pay you to the extent not covered by the mortgage insurance policies. The extent to which the issuer trustee is able to recover an amount on account of the goods and services tax, if any, payable on the proceeds of sale in the circumstances described in this section, will depend on the terms of the related mortgage insurance policy.

OTHER TAXES

    In the opinion of Mallesons Stephen Jaques, under current Australian law, there are no gift, estate or other inheritance taxes or duties. No stamp, issue, registration or similar taxes are payable in Australia in connection with the issue of notes.

    In the opinion of Mallesons Stephen Jaques, Australian stamp duty will not be payable on a transfer of, or an agreement to transfer, the notes if the transfer or agreement is executed outside Australia.

    In the opinion of Mallesons Stephen Jaques, Australian tax counsel to the Global Trust Manager, under present tax laws, the issuer trustee should not be liable for income tax in respect of a trust for any year. If the trust has surplus income for any year, then, provided that such surplus income is allocated to the holder of the residual income unit of such trust, under present tax laws the residual income unitholder of such trust (and not the issuer trustee or the trust) should be taxed on that surplus income. It is intended that by the operation of the relevant trust deed, the residual income unitholder will be entitled to any surplus income of the relevant trust.

    However, you should note that the liability of the issuer trustee for any income tax in respect of a trust will depend on certain factual matters such as the operations of the trust, the manner in which the trust is administered and the assessable income and permitted deductions of the trust. The tax neutrality of each trust would be considered upon its establishment and confirmed for the specific assets to be acquired by the trust and having regard to the manner in which the trust financed that acquisition.

    Any liability of the issuer trustee on its corporate income (and not the income of the trust) will not be satisfied from the assets of the trust.

    RECENT TAX REFORMS

    The Australian government has recently re-written the legislative provisions in the tax law which provide for the mechanisms by which tax is collected. The re-written system of collection is now known as Pay As You Go ("PAYG"). PAYG has elements which are essentially a mere re-write of the old system and elements which introduce an entirely new way by which individuals and entities (such as companies and trusts) are required to withhold and/or remit either their own tax or tax withheld by them but for the account of others, to the taxing authorities.

    In the opinion of Mallesons Stephen Jaques, it is unlikely that PAYG will, at a practical level, result in the issuer trustee having less funds available to meet its obligations, including its obligations to noteholders assuming that the parties involved comply with any reporting, payment and disclosure obligations that may be imposed under PAYG.

TAX REFORM PROPOSALS

    In the opinion of Mallesons Stephen Jaques, under present tax laws, the issuer trustee is not liable to income tax in respect of the income of the relevant trust. The Australian government has proposed to amend the law from July 1, 2001 to tax trusts as companies. Draft legislation in respect of the proposal has been made available by the Australian Federal Government. On the basis of the draft legislation, it appears likely that the new rules would not apply to the relevant trust and the Master Trust Deed contains mechanisms which allow, to the extent possible, the relevant trust to be amended to maintain its current "look through" status. However, if contrary to expectations, the new rules would apply to a securitization vehicle like the relevant trust, the issuer trustee may have less funds available to meet its obligations, including its obligations to noteholders.

                              ERISA CONSIDERATIONS

    Subject to the considerations discussed in this section (except as specified in part B), the notes are eligible for purchase by employee benefit plans.

    Section 406 of the Employee Retirement Income Security Act of the United States ("ERISA") and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as an individual retirement account or Keogh plan, from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to these benefit plans. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for these persons. Title I of ERISA also requires that fiduciaries of a benefit plan subject to ERISA make investments that are prudent, diversified (unless clearly prudent not to do so), and in accordance with governing plan documents.

    Some transactions involving the purchase, holding or transfer of the notes might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the trust were deemed to be assets of a benefit plan. Under a regulation issued by the United States Department of Labor, the assets of the trust would be treated as plan assets of a benefit plan for the purposes of ERISA and the Code only if the benefit plan acquires an "equity interest" in the trust and none of the exceptions contained in the regulation is applicable. An equity interest is defined under the regulation as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there can be no assurances in this regard, unless otherwise indicated in part A of this prospectus, it appears that, at the time of their initial issuance, the notes should be treated as debt without substantial equity features for purposes of the regulation. The debt characterization of the notes could change after their initial issuance if the trust incurs losses.

    However, without regard to whether the notes are treated as an equity interest for these purposes, the acquisition or holding of the notes by or on behalf of a benefit plan could be considered to give rise to a prohibited transaction if the trust, the issuer trustee, the Servicer, the Trust Manager, the note trustee, the Seller or the security trustee is or becomes a party in interest or a disqualified person with respect to these benefit plans. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a note. Included among these exemptions are:


    - Prohibited Transaction Class Exemption 96-23, regarding transactions effected by an in-house asset manager";


    - Prohibited Transaction Class Exemption 90-1, regarding investments by insurance company pooled separate accounts;

    - Prohibited Transaction Class Exemption 95-60, regarding transactions effected by "insurance company general accounts";

    - Prohibited Transaction Class Exemption 91-38, regarding investments by bank collective investment funds; and


    - Prohibited Transaction Class Exemption 84-14, regarding transactions effected by a "qualified professional asset manager."


    By your acquisition of a note, you shall be deemed to represent and warrant that your purchase and holding of the note will not result in a non-exempt prohibited transaction under ERISA or the Code.

    Employee benefit plans that are governmental plans, as defined in
Section 3(32) of ERISA, and certain church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements, but may be subject to State or other Federal law requirements which may impose restrictions similar to those under ERISA and the Code discussed above.

                 ENFORCEMENT OF FOREIGN JUDGMENTS IN AUSTRALIA

    The issuer trustee is an Australian public company registered with limited liability under the Corporations Law. Any final and conclusive judgment of any New York State or United States Federal Court sitting in the Borough of Manhattan in the City of New York having jurisdiction recognized by the relevant Australian jurisdiction in respect of an obligation of the issuer trustee in respect of a note, which is for a fixed sum of money and which has not been stayed or satisfied in full, would be enforceable by action against the issuer trustee in the courts of the relevant Australian jurisdiction without a re-examination of the merits of the issues determined by the proceedings in the New York State or United States Federal Court, as applicable, unless:

    - the proceedings in New York State or United States Federal Court, as applicable, involved a denial of the principles of natural justice;

    - the judgment is contrary to the public policy of the relevant Australian jurisdiction;

    - the judgment was obtained by fraud or duress or was based on a clear mistake of fact;

    - the judgment is a penal or revenue judgment; or

    - there has been a prior judgment in another court between the same parties concerning the same issues as are dealt with in the judgment of the New York State or United States Federal Court, as applicable.

    A judgment by a court may be given in some cases only in Australian dollars. The issuer trustee expressly submits to the jurisdiction of New York State and United States Federal Courts sitting in the Borough of Manhattan in the City of New York for the purpose of any suit, action or proceeding arising out of this offering under the underwriting agreement. The issuer trustee has appointed CT Corporation, 818 West 7th Street, 2nd Floor, Los Angeles, California 90017, as its agent upon whom process may be served in any such action.

    All of the directors and executive officers of the issuer trustee, and certain experts named in this prospectus, reside outside the United States in the Commonwealth of Australia. Substantially all or a substantial portion of the assets of all or many of such persons are located outside the United States. As a result, it may not be possible for holders of the Class A notes to effect service of process within the United States upon such persons or to enforce against them judgments obtained in United States courts predicated upon the civil liability provisions of federal securities laws of the United States. Mallesons Stephen Jaques, Australian counsel to the Trust Manager, has advised that, based on the restrictions discussed in this section, there is doubt as to the enforceability in the Commonwealth of Australia, in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated upon the federal securities laws of the United States.

                        LEGAL INVESTMENT CONSIDERATIONS

    The notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 of the United States, because the originator of the mortgage loans was not subject to United States State or Federal regulatory authority. Accordingly, some U.S. institutions with legal authority to invest in comparably rated securities based on such mortgage loans may not be legally authorized to invest in the notes. No representation is made as to whether the notes constitute legal investments under any applicable statute, law, rule, regulation or order for any entity whose investment activities are subject to investment laws and regulations or to review by any regulatory authorities.

                      WHERE YOU CAN FIND MORE INFORMATION

    HomeSide Global MBS Manager, Inc. will file reports and other information with the SEC about the trust issuing your notes. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on their public reference rooms. You may request a copy of HomeSide Global MBS Manager, Inc.'s filings at no cost by writing or telephoning at the following address:

                           HomeSide Global MBS Manager, Inc.
                           7301 Baymeadows Way
                           Jacksonville, Florida 32256
                           Attention: Legal Department

                              RATINGS OF THE NOTES

    Any class of notes of a series offered by this prospectus will be:

    - rated by at least one nationally recognized statistical rating agency or organization that initially rates the series at the request of the Trust Manager, and

    - identified in the prospectus in one of the rating agency's four highest rating categories which are referred to as investment grade.

    The security ratings of the notes should be evaluated independently from similar ratings on other types of securities. The rating does not address the expected schedule of principal repayments. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of similar ratings on different securities.

                              PLAN OF DISTRIBUTION

    Part A of this prospectus will set forth the precise terms of the offering of each series of notes offered under this prospectus including:

    - the name or names of any underwriters, dealers or agents;

    - the proceeds to the issuer trustee from the sale; and

    - any underwriting discounts and other items constituting underwriters' compensation (or the method by which prices of the Notes are determined); and any discounts and commissions allowed or paid to dealers and agents.

Any initial public offering prices and any discounts or concessions allowed or reallowed or paid to underwriters, dealers and agents may be changed from time to time.

    If any notes of any series are sold through underwriters, part A will describe the nature of the obligation of the underwriters to purchase the notes. The notes may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more underwriting firms acting alone. The underwriter or underwriters will be named in part A of this prospectus. The obligation of the underwriters to purchase any notes of the related series will be subject to various conditions precedent, and the underwriters will be obligated to purchase all of the notes if any are purchased.

    Underwriters, dealers and agents who participate in the distribution of a series of notes may be entitled under agreements which may be entered into by the issuer trustee to indemnification by the issuer trustee and certain other parties against specific liabilities, including liabilities under the Securities Act of 1933 of the United States, as amended, or to contribution for payments which the underwriters or agents may be required to make under the terms of the agreements.

                                 LEGAL MATTERS


    Brown & Wood LLP, Washington DC, has passed upon some legal matters regarding the notes, including the material U.S. Federal income tax matters, for HomeSide Mortgage and HomeSide Global MBS Manager, Inc.; Mallesons Stephen Jaques, Sydney, Australia, has passed upon some legal matters regarding the notes, including the material Australian tax matters, for HomeSide Mortgage and HomeSide Global MBS Manager, Inc.

                                    GLOSSARY

    The information contained in this Glossary forms an integral part of this prospectus.


    "ACCRUED INTEREST ADJUSTMENT" means, with respect to a mortgage loan, the amount of interest accrued and unpaid on that mortgage loan up to but excluding the Closing Date.


    "ADVERSE EFFECT" means, an event which will materially and adversely affect the amount of any payment to be made to any Noteholder, or will materially and adversely affect the timing of such payment.

    "AGENCY AGREEMENT" means in respect of the Trust, the agreement (if any) with the words "Agency Agreement" and the name of the trust in its title dated on or about the date of the Supplemental Deed (I.E., January 24, 2001) between the Issuer Trustee, the Trust Manager, the Note Trustee in respect of the Trust, the Paying Agent(s) in respect of the Trust, the related note registrar, agent bank and the calculation agent.

    "AGENT" has the meaning given to that term in the Agency Agreement for that trust.

    "AGGREGATE STATED AMOUNT" means, on any Determination Date, the aggregate of the A$ Equivalent of the Stated Amount of the relevant Notes at that time.

    "ARREARS RATIO" means, on a Determination Date, the percentage of the outstanding principal balance of all purchased mortgage loans in relation to which default in payment of any amount due has occurred and has continued for a period of 60 days or more as at the last day of the immediately preceding Collection Period to the total outstanding principal balance of all purchased mortgage loans as at the last day of the immediately preceding Collection Period.


    "AUSTRACLEAR" means the system operated by Austraclear Limited (ABN 94 002 060 773) for holding certain Australian dollar securities and the electronic recording and settling of transactions in those securities between members of that system in accordance with the Regulations and Operating Manual Established by Austraclear Limited (as amended or replaced from time to time) to govern the use of that system and includes as required a reference to Austraclear limited as operator of that system.


    "AUSTRALIAN CONSUMER CREDIT CODE" means as applicable, the Consumer Credit Code set out in the Appendix to the Consumer Credit (Queensland) Act 1995 as in force or applied as a law of any jurisdiction in Australia, the provisions of the Consumer Credit Code set out in the Appendix to the Consumer Credit (Western Australia) Act 1996 or the provisions of the Consumer Credit Code set out in the Appendix to the Consumer Credit (Tasmania) Act 1996.

    "AUTHORIZED INVESTMENTS" consist of the following:

    (a) cash on hand or at an approved bank;

    (b) bonds, debentures, stock or treasury bills, notes or other securities issued or guaranteed by any government of an Australian jurisdiction, which has the Required Credit Rating, or any corporation, which has the Required Credit Rating;

    (c) debentures or stock of any public statutory body constituted under the law of any Australian jurisdiction where the repayment of the principal is secured and the interest payable on the security is guaranteed by the government of an Australian jurisdiction, which has the Required Credit Rating;

    (d) notes or other securities of any government of an Australian jurisdiction, which has the Required Credit Rating;

                                     B-G-1

    (e)

       (i) deposits with, or certificates of deposit, whether negotiable, convertible or otherwise, of, a bank; or

       (ii) bills of exchange or other negotiable securities issued by a bank which has either (a) the highest short term rating available to be given by the rating agencies; or (b) if the investment has a maturity of 30 days or less and does not exceed 20% of the total outstanding principal amount of all notes for that series on the date of investment, a short term rating of A-1+ by S&P or F1+ by Fitch or P-1 by Moody's;


    (f) any other assets which are specified in the Supplemental Deed as an Authorized Investment for the Trust.

    "AVAILABLE PRINCIPAL COLLECTIONS" has the meaning ascribed to it under the heading "Description of the Class A Notes--Determination of Available Principal Collections" in part A of this prospectus.

    "AVERAGE ARREARS RATIO" means, on any Determination Date, the amount (expressed as a percentage) calculated as follows:


               AAR =      SAR
                          ---4

where:         AAR =      the Average Arrears Ratio; and;

               SAR =      the sum of the Arrears Ratios for the 4 Collection Periods
                          immediately preceding that Determination Date,


        provided that if on that Determination Date there has not yet been 4 Determination Dates the Average Arrears Ratio in relation to that Determination Date means the amount (expressed as a percentage) calculated as follows:

               AAR =      SAR
                          ---N

where:         AAR =      the Average Arrears Ratio; and

               SAR =      the sum of the Arrears Ratios for all the Determination
                          Dates preceding or ending on the Determination Date; and

               N = the number of Determination Dates preceding or ending on the Determination Date.


    "A$ CLASS A INTEREST AMOUNT" has the meaning ascribed to it under the heading "Description of the Class A Notes--The Currency Swaps" and "--Interest Payments" in part A of this prospectus.


    "A$ CLASS A PRINCIPAL" has the meaning ascribed to it under the heading "Description of the Class A Notes--Allocation of Principal to Class A Notes and Class B Notes" in part A of this prospectus.

    "A$ EQUIVALENT" has the meaning ascribed to it under the heading "Description of the Class A Notes--Allocation of Principal to Class A Notes and Class B Notes" in part A of this prospectus.

    "A$ EXCHANGE RATE" means the "A$ Exchange Rate" specified in the confirmation of the related currency swap.

                                     B-G-2

    "BANK BILL RATE" means, in respect of any Interest Period, the rate expressed as a percentage per annum:

    (a) calculated by taking the rate appearing on the Reuters screen BBSW page at or about 10.15 am (Melbourne time) on the first day of that Interest Period for each bank so quoting (being no fewer than five) as being the mean buying and selling rate for a bill (which for the purpose of this definition means a bill of exchange of the type specified for the purpose of quoting on the Reuters screen BBSW page) having a tenor of 90 days after eliminating the highest and the lowest mean rates and taking the average of the remaining mean rates (rounded up, if necessary, to the nearest four decimal places);

    (b) if fewer than five banks quote on the Reuters screen BBSW page, the rate calculated as above by taking the rates otherwise quoted by five banks otherwise authorised to quote rates on the Reuters screen BBSW page at or about 10.15 am (Melbourne time) for a bill of exchange having a tenor of 90 days; or

    (c) if a rate cannot be determined in accordance with the procedures in
       (a) or (b), the rate specified in good faith by the Trust Manager at or around that time on that day, having regard, to the extent possible, to comparable indices then available as to the rate otherwise bid and offered for bills of exchange of 90 days, provided that, in respect of the first Interest Period if the Interest Period is less than 90 days, the Bank Bill Rate for that Interest Period will be the Bank Bill Rate for 90 days and if the first Interest Period is greater than 90 days, the Bank Bill Rate for that Interest Period will be a linear interpolated rate for the relevant period.

    "BASIS SWAP PROVIDER" means National Australia Bank Limited (ABN 12 004 044
937).

    "BUSINESS DAY" means, any day, other than a Saturday, Sunday or public holiday, on which banks are open for business in Melbourne, Sydney, New York or any other city identified as a relevant city in the Supplemental Deed.

    "CALCULATION AGENT" means The Bank of New York (New York Branch).

    "CARRYOVER PRINCIPAL CHARGE-OFFS" means the amount by which a Principal Charge-off exceeds the amount of Excess Available Income for that Collection Period.

    "CHARGE" means, in respect of a Trust, the charge granted under the Deed of Charge for that Trust.

    "CLASS A NOTEHOLDER" means a holder of a Class A Note.


    "CLASS A NOTES" means the US$1,059,000,000 Class A Mortgage Backed Floating Rate Notes due January 2027.


    "CLASS A NOTE OWNER" means the beneficial owner of an interest in a Class A Note.

                                     B-G-3

    "CLASS B AVAILABLE SUPPORT" in relation to a Determination Date means the amount (expressed as a percentage) calculated as follows:

               CBAS =       ASA (B)
                            ----------
                            ASA + RFL

where:         ASA (B) =    the Aggregate Stated Amount for the Class B Notes on
                            the immediately preceding Determination Date; and

               ASA =        the aggregate of the A$ Equivalent of the Stated
                            Amounts of all Notes on the immediately preceding
                            Determination Date.

               RFL =        the Redraw Limit on the immediately preceding
                            Determination Date.

Provided that, in respect of the first Determination Date, such amounts will be calculated by reference to the Initial Invested Amount of the relevant classes of Notes and the RFL will be the Redraw Limit on the Closing Date.

    "CLASS B PRINCIPAL" has the meaning ascribed to it under the heading "Description of the Class A Notes--Allocation of Principal to Class A Notes and Class B Notes" in part A of this prospectus.

    "CLASS B NOTEHOLDER" means a holder of a Class B Note.


    "CLASS B NOTES" means the A$20,000,000 Class B Mortgage Backed Floating Rate Notes due January 2027.


    "CLASS B REQUIRED SUPPORT" in relation to a Determination Date means the amount (expressed as a percentage) calculated as follows:

               CBRS =     IIA
                          ---
                          AIIA

where:         CBRS=      the Class B Required Support;

               IIA =      the aggregate Initial Invested Amount for the Class B
                          Notes; and

               AIIA =     the aggregate of the A$ Equivalent of Initial Invested
                          Amounts of the Class A Notes and the Class B Notes, on that Determination Date.

    "CLEARSTREAM-LUXEMBOURG" means the Clearstream Banking, societe anonyme, a limited liability company organized under the laws of Luxembourg.

    "CLOSING DATE" means on or about January 25, 2001.

    "COLLECTIONS" has the meaning ascribed to it under the heading "Description of the Class A Notes--Collections; Distributions on the Class A Notes" in part A of this prospectus.

    "COLLECTION PERIOD" means, with respect to a Payment Date, the period from and including the first day of the Quarter immediately preceding the related Determination Date up to and including the last day of the Quarter immediately preceding the related Determination Date. However, the first Collection Period commences on (and includes) the day after the Cut-off Date and ends on March 31, 2001.

                                     B-G-4

    "COLLECTIONS ACCOUNT" means the account opened and maintained by the Issuer Trustee in accordance with the Master Trust Deed which bears a designation clearly indicating that the funds deposited therein are held for the benefit of the Trust.

    "CORPORATIONS LAW" means the Corporations Law of Australia under the Corporations Act (1989).

    "CURRENCY SWAP PROVIDERS" means National Australia Bank Limited (ABN 12 004 044 937) and Deutsche Bank AG (New York Branch).

    "CUT-OFF DATE" means the close of business on January 2, 2001.

    "DEED OF CHARGE" means the deed with the words "Deed of Charge" and the name of the trust in its title, dated January 3, 2001, entered into between the Issuer Trustee, the Trust Manager, the Security Trustee and the Note Trustee for the Trust.

    "DEFINITIONS SCHEDULE" means the HomeSide Mortgage Securities Trust Definitions Schedule, dated January 3, 2001, among the Issuer Trustee, the Trust Manager, the Security Trustee, the Note Trustee, the Note Registrar, the Principal Paying Agent, the Paying Agent, the Collection Agent, the Seller, the Depositor and the Servicer.

    "DEPOSITOR" means HomeSide Mortgage Securities, Inc.

    "DERIVATIVE CONTRACT" means any interest rate swap, currency swap, forward rate agreement, cap, collar, floor or other rate or price protection transaction or agreement, any option with respect to any such transaction or agreement, or any combination of such transactions and agreements or similar arrangements entered into by the Issuer Trustee in connection with:

    (a) Notes issued in respect of the Trust; or

    (b) any asset of the Trust.

    "DETERMINATION DATE" means the date which is five Business Days prior to the Payment Date in each of January, April, July and October. The first Determination Date is April 12, 2001.

    "DTC" means the Depository Trust Company.

    "ELIGIBLE BANK" means a bank that has a rating equivalent to or higher than the rating assigned to the Class A Notes issued in respect of the Trust (or a bank which has a rating which is otherwise acceptable to each of the applicable rating agencies).

    "ELIGIBILITY CRITERIA" has the meaning ascribed to it under the heading "The Seller--The Seller's Representations" in part B of this prospectus.

    "EUROCLEAR" means Euroclear Clearance System Societe Cooperative, a Belgian cooperative corporation.

    "EVENT OF DEFAULT" means the occurrence of any of the following events in respect of the Trust if:

    (a) the Issuer Trustee fails to pay or repay any amount due under:


         (i) the Class A Notes or the Redraw Notes (for such times as the Class A Notes or the Redraw Notes are outstanding);



        (ii) the Class B Notes (after all of the Class A Notes or the Redraw Notes have been repaid or redeemed in full); or


        (iii) any Transaction Document,

        within 10 Business Days of the due date for payment or repayment of such amount;

                                     B-G-5

    (b) the Issuer Trustee is (for any reason) not entitled fully to exercise its right of indemnity against the assets of the Trust to satisfy any liability to a Secured Creditor and the circumstances are not rectified to the reasonable satisfaction of the Security Trustee within 14 days of the Security Trustee requiring the Issuer Trustee in writing to rectify them;

    (c) the Issuer Trustee fails to perform or observe any other provision of a Transaction Document (other than the obligations referred to in this definition), where such failure will have a Material Adverse Effect and the failure is not remedied within 30 days after written notice from the Security Trustee requiring the Issuer Trustee to rectify them;

    (d) an Insolvency Event occurs in respect of the Issuer Trustee (in its capacity as trustee of the Trust) and the Issuer Trustee is not replaced (by either the Trust Manager or a replacement trustee) in accordance with the Master Trust Deed within 30 days of such Insolvency Event;

    (e) the Charge:

         (i) is or becomes wholly or partly void, voidable or unenforceable; or

        (ii) loses the priority which it has at or after the date of this deed;


    (f) all or any part of any Transaction Document is terminated (other than an interest rate basis swap, a redraw facility or a currency swap, in respect of a termination because of an action of a taxing authority or change in tax law), or is or becomes void, illegal, invalid, unenforceable or of limited force and effect, or any party becomes entitled to terminate, rescind or avoid all or part of any Transaction Document (other than an interest rate basis swap, or a redraw facility or a currency swap, in respect of a termination because of an action of a taxing authority or a change in tax law); or


    (g) except with the prior consent of the Security Trustee, that consent only to be given upon the instructions of the consent of the Secured
       Creditors:

         (i) the Trust is wound up, or the Issuer Trustee is required to wind up the Trust under the terms of this deed, or applicable law, or the winding up of the Trust commences; or

        (ii) the Trust is held or conceded by the Issuer Trustee not to have been constituted or to have been imperfectly constituted; or

        (iii) the Issuer Trustee ceases to be authorised to hold the property of the Trust in its name and perform its obligations under the Transaction Documents.

    "EXCESS AVAILABLE INCOME" has the meaning ascribed to it under the heading "Description of the Class A Notes--Principal Charge-offs; Reimbursement of the Principal Charge-offs" in part A of this prospectus.

    "EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended.

    "EXTRAORDINARY RESOLUTION" means:

    (a) in relation to Voting Secured Creditors or a class of Voting Secured Creditors, a resolution passed at a meeting of the Voting Secured Creditors or the class of the Voting Secured Creditors held in accordance with the provisions of the Master Security Trust Deed by:

         (i) a majority of not less than 75% of the votes of such Voting Secured Creditors or class of Voting Secured Creditors capable of being cast on it; or

        (ii) a written resolution signed by all of such Voting Secured Creditors or class of Voting Secured Creditors; and

                                     B-G-6

    (b) in relation to Noteholders of the Trust, a resolution passed at a meeting of the Noteholders held in accordance with the provisions of the Master Trust Deed and the Note Trust Deed by:

         (i) a majority of not less than 75% of the votes of such Noteholders capable of being cast on it; or

        (ii) a written resolution signed by all of such Noteholders..

    "FITCH" means Fitch, Inc.

    "FIXED RATE SWAP PROVIDER" means National Australia Bank Limited (ABN 12 004 044 937).

    "FINANCE CHARGE COLLECTIONS" has the meaning ascribed to it under the heading "Description of the Class A Notes--Determination of Total Available Income" in part A of this prospectus.

    "GST" means the Australian Goods and Services Tax.

    "INCOME SHORTFALL" means the amount by which the payments to be made from the Total Available Income on a Payment Date, other than reimbursement of Principal Charge-offs, Carryover Principal Charge-offs or payments to the Residual Income Unitholder or the reimbursement of Principal Draws Outstanding exceed the aggregate of the Finance Charge Collections, the Mortgage Insurance Interest Proceeds, net amounts received under the fixed rate swap and basis swap, Other Income and the amount of any Principal Draw to satisfy such Income Shortfall in relation to that Payment Date.

    "INITIAL INVESTED AMOUNT" means the initial principal amount of a Class A Note that is stated on the face of such Class A Note. Unless otherwise specified, Initial Invested Amount refers to a Class A Note.

    "INITIAL OFFER TO SELL" means an offer of that title by the Seller in favor of the Depositor in respect of mortgage loans, dated on or about the date of the Initial Sale Agreement to which it relates and which is only capable of acceptance by the payment of a purchase price.

    "INITIAL SALE AGREEMENT" means the agreement so entitled between the Seller and the Depositor, dated January 24, 2001.

    "INSOLVENCY EVENT" means:

    (a) in relation to the Issuer Trustee, in its individual capacity and as trustee of the Trust, the Trust Manager, the Servicer, the Seller, the Security Trustee, the Note Trustee, an Agent, a borrower which is a body corporate or a mortgage insurer, the happening of any of the following events:

         (i) an administrator of the relevant corporation is appointed;

        (ii) except for the purpose of a solvent reconstruction or amalgamation, an application or an order is made, proceedings are commenced, a resolution is passed or proposed in a notice of proceedings or an application to a court or other steps, (other than frivolous or vexatious applications, proceedings, notices and steps), are taken for the winding up, dissolution or administration of the relevant corporation;

        (iii) the relevant corporation enters into an arrangement, compromise or composition with or assignment for the benefit of its creditors or a class of them, except in the case of the Issuer Trustee where this occurs in relation to another trust of which it is the trustee;

                                     B-G-7

        (iv) the relevant corporation ceases, suspends or threatens to cease or suspend the conduct of all or substantially all of its business or disposes of or threatens to dispose of substantially all of its assets;

        (v) the relevant corporation is, or under applicable legislation is taken to be, unable to pay its debts, other than as the result of a failure to pay a debt or claim the subject of a good faith dispute, or stops or suspends or threatens to stop or suspend payment of all or a class of its debts, except in the case of the Issuer Trustee where this occurs in relation to another trust of which it is the trustee;

        (vi) a receiver, receiver and manager or administrator is appointed, by the relevant corporation or by any other person, to all or substantially all of the assets and undertaking of the relevant corporation or any part thereof, except in the case of the Issuer Trustee where this occurs in relation to another trust of which it is the trustee; or

       (vii) anything analogous to any of the events specified above or having a substantially similar effect occurs in relation to the relevant corporation; and

    (b) in respect of a borrower which is not a body corporate, upon the happening of any of the following events:

         (i) the death, mental incapacity or bankruptcy of the mortgagor (including without limitation the occurrence of an "act of bankruptcy" (as defined in section 40 of the Bankruptcy Act 1966
             (Cwth) with respect to the mortgagor) or the appointment of a receiver, trustee or other official in respect of all or any part of the assets of the mortgagor;

        (ii) such borrower has a security granted by them enforced against them;

        (iii) the borrower is otherwise unable to pay its debts when they fall due; or

        (iv) anything analogous to or having a substantially similar effect to the events referred to above happens under the law of any applicable jurisdiction.

    "INTEREST PERIOD" means the period commencing on and including a Payment Date and ending on but excluding the next Payment Date. However, the first and last Interest Periods are as follows:

        FIRST: the period from and including the Closing Date to but excluding the first Payment Date.


        LAST: the period from and including the Payment Date immediately preceding the date upon which interest ceases to accrue on the Notes are redeemed to but excluding the date upon which interest ceases to accrue on the Notes.


    "INVESTED AMOUNT" means on any Determination Date:

    (a) in relation to a Class A Note means the Initial Invested Amount of that Class A Note less the aggregate of all amounts previously paid in relation to that Class A Note and the aggregate of the amount to be paid in relation to that Class A Note on the next Payment Date on account of principal pursuant to Condition 7.2(c) of the Terms and Conditions of the Class A Notes located at Appendix A-II of this prospectus; and


    (b) in relation to a Class B Note or Redraw Note means A$500,000 less the aggregate of all amounts previously paid in relation to that Class B Note or Redraw Note on account of principal, less the amount to be paid in relation to the Class B Note or Redraw Note on the next Payment Date on account of principal.


                                     B-G-8

    "IRS" means the United States Internal Revenue Service.

    "ISSUE DATE" means in respect of a Note, the date of issue of the Note.

    "ISSUER TRUSTEE" means Perpetual Trustee Company Limited
(ABN 42 000 001 007).

    "ISSUER TRUSTEE DEFAULT" means:

    (a) an Insolvency Event has occurred and is continuing in relation to the Issuer Trustee;

    (b) any action is taken or any event occurs in relation to the Issuer Trustee in its personal capacity which causes the rating of any notes for the related series to be downgraded or withdrawn;

    (c) the Issuer Trustee, or any employee, delegate, agent or officer of the Issuer Trustee, breaches any obligation or duty imposed on the Issuer Trustee under any Transaction Document in relation to the Trust where the Trust Manager reasonably believes it may have an Adverse Effect and the Issuer Trustee fails or neglects after 30 days' notice from the Trust Manager to remedy that breach;

    (d) the Issuer Trustee merges or consolidates with another entity without obtaining the consent of the Trust Manager and ensuring that the resulting merged or consolidated entity assumes the Issuer Trustee's obligations under the Transaction Documents; or

    (e) there is a change in effective control of the Issuer Trustee from that existing on the date of the Master Trust Deed unless approved by the Trust Manager.

    "LIQUIDITY FACILITY" means the facility provided in respect of them Trust by the Liquidity Facility Provider under the Liquidity Facility Agreement for the Trust.

    "LIQUIDITY FACILITY ADVANCE" any advance under the Liquidity Facility in accordance with the description of the Liquidity Facility Advance under the heading "Description of the Class A Notes--Liquidity Facility Advance" in part A of this prospectus.

    "LIQUIDITY FACILITY AGREEMENT" means the agreement, dated January 24, 2001, with those words and the name of the Trust in its title and entered into between the Issuer Trustee, the Trust Manager and the Liquidity Facility Provider.

    "LIQUIDITY FACILITY PROVIDER" means National Australia Bank Limited (ABN 12 004 044 937)


    "LIQUIDITY LIMIT" has the meaning ascribed to it under the heading "Description of the Class A Notes--The Liquidity Facility--Advances and Facility Limit" in part A of this prospectus.


    "MASTER SECURITY TRUST DEED" means the deed with the words "HomeSide Mortgage Securities Trusts Master Security Trust Deed" and the name of the Trust in its title, dated January 3, 2001 between the Issuer Trustee, the Trust Manager, the Note Trustee and the Security Trustee.


    "MASTER TRUST DEED" means the deed with the words "HomeSide Mortgage Securities Trust Master Trust Deed", dated January 3, 2001 between the Trust Manager and the Issuer Trustee.


    "MATERIAL ADVERSE EFFECT" means:

    (a) in respect of a party, a material adverse effect on the ability of the relevant party to meet its obligations under any Transaction Document; or

    (b) an event which will materially and adversely effect the enforceability or recoverability of more than 5% (by number) of the mortgage loans.

    "MOODY'S" means Moody's Investor Service, Inc.

                                     B-G-9

    "MORTGAGE INSURANCE INTEREST PROCEEDS" has the meaning ascribed to it under the heading "Description of the Class A Notes--Determination of Total Available Income" in part A of this prospectus.

    "MORTGAGE TITLE DOCUMENTS" means with respect to any mortgage loan:

    (a) the certificate or other indicia of title (if any) in respect of the land the subject of the mortgage in relation to the mortgage loan;

    (b) the original or duplicate mortgage documents in relation to the mortgage loan;

    (c) the original or duplicate of the collateral securities documents in relation to the mortgage loan;

    (d) any policy of lender's mortgage insurance and property insurance (or certificate of currency for the policy of lender's mortgage insurance and property insurance) held by the Seller in respect of the mortgage or the collateral securities in relation to the mortgage loan;

    (e) any valuation report obtained in connection with the mortgage or the collateral securities in relation to the mortgage loan;

    (f) any agreement of priority or its equivalent in writing entered into in connection with the mortgage or the collateral securities in relation to the mortgage loan;

    (g) the loan agreement (if other than a mortgage) relating to the mortgage loan; and

    (h) all other documents required to evidence:

       (i) in respect of an Initial Sale Agreement, the Seller's or the Depositor's interest in the above land, the above mortgage loan, the above mortgage, or the above collateral securities; or

       (ii) in respect of a Secondary Sale Agreement, the Seller's or the Issuer Trustee's interest in the above land, the above mortgage loan, the above mortgage, or the above collateral securities,

    and, for the avoidance of doubt, "Mortgage Title Documents" includes any amendment or replacement of such documents and any such document which is entered into, and under which rights arise, after any sale of the relevant mortgage loan by the Seller to the Depositor (in the case of an Initial Sale Agreement) and by the Depositor to the Issuer Trustee (in the case of a Secondary Sale Agreement).

    "NATIONAL" means National Australia Bank Limited (ABN 12 004 044 937) and, where the context applies, its subsidiaries.

    "NATIONAL PARTIES" means the National together with the Global Trust
Manager.

    "NOTEHOLDER" means a holder of a Class A Note or a Class B Note.

    "NOTE OWNER" means the beneficial owner of any Note in book-entry form.

    "NOTE REGISTRAR" means The Bank of New York (New York Branch).

    "NOTES" means the Class A Notes and the Class B Notes.

    "NOTE TRUST DEED" means the deed with the words "Note Trust Deed" and the name of the Trust in its title dated on or about the date of the Supplemental Deed (I.E., January 24, 2001) for the Trust between the Issuer Trustee, the Trust Manager and the Note Trustee.

    "NOTE TRUSTEE" means The Bank of New York (New York Branch).

                                     B-G-10

    "OPINION OF COUNSEL" means a written opinion of counsel, who may be the in-house counsel or outside counsel for the Depositor, Trust Manager, Seller or Servicer reasonably acceptable to the Issuer Trustee; provided, however, that with respect to the interpretation of Australian income tax or federal income tax issues, such counsel must (i) in fact be financially independent of the Depositor, Trust Manager, Seller, or Servicer, or any affiliate thereof and
(ii) not be connected with the Depositor, Trust Manager, Seller or Servicer or any affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

    "OTHER AMOUNTS UNDER SUPPORT FACILITIES" has the meaning ascribed to it under the heading "Description of the Class A Notes--Determination of Total Available Income" in part A of this prospectus.

    "OTHER INCOME" has the meaning ascribed to it under the heading "Description of the Class A Notes--Determination of Total Available Income" in part A of this prospectus.

    "PAYING AGENT" means The Bank of New York (London Branch).

    "PAYING AGENTS" means the Principal Paying Agent and the Paying Agent.

    "PAYMENT DATE" means the 20th day of each January, April, July and October, or, if the 20th day is not a Business Day, then the next Business Day. The first Payment Date is April 20, 2001.


    "PERFORMING MORTGAGE LOANS AMOUNT" has the meaning ascribed to it under the heading "Description of the Class A Notes--The Liquidity Facility--Advances and Facility Limit" in part A of this prospectus.


    "PRINCIPAL CHARGE-OFF" has the meaning ascribed to it under the heading "Description of the Class A Notes--Principal Charge-offs" in part A of this prospectus.

    "PRINCIPAL DRAW" has the meaning ascribed to it under the heading "Description of the Class A Notes--Determination of Total Available Income" in part A of this prospectus.

    "PRINCIPAL PAYING AGENT" means The Bank of New York (New York Branch).

    "QUARTER" has the meaning ascribed to it under the heading "Description of the Class A Notes--Key Dates and Periods" in part A of this prospectus.

    "REDRAW FACILITY" means the facility provided in respect of the Trust by the Redraw Facility Provider under the Redraw Facility Agreement.

    "REDRAW FACILITY AGREEMENT" means the agreement with those words and the name of the Trust in its title, dated January 24, 2001, and entered into between the Issuer Trustee, the Trust Manager and the Redraw Facility Provider.

    "REDRAW FACILITY PROVIDER" means National Australia Bank Limited (ABN 12 004 044 937).


    "REDRAW LIMIT" has the meaning ascribed to it under the heading "Description of the Class A Notes--The Redraw Facility" and "The Liquidity Facility--Advances and Facility Limit" in part A of this prospectus.


    "REDRAW NOTEHOLDER" means the holder of a Redraw Note.

    "REDRAW NOTES" means a note issued on the terms and conditions contained in
Section 8 of the Supplemental Deed.

    "REDRAW PRINCIPAL OUTSTANDING" has the meaning ascribed to it under the heading "Description of the Class A Notes--Allocation of Principal to Class A Notes and Class B Notes" in part A of this prospectus.

    "REDRAWS" means the Seller's re-advance to a borrower of repayments of principal made by that borrower on its mortgage loan in an amount not to exceed the limits specified under the

                                     B-G-11
headings "The Seller's Residential Loan Program--Redraw Mortgage Loans and the Redraw Facility".

    "REDRAW SHORTFALL" has the meaning ascribed to it under the heading "Description of the Class A Notes--Redraws"; "--The Redraw Facility" in part A of this prospectus.

    "REFERENCE RATE" has the meaning ascribed to it under the heading "The Seller's Residential Loan Program--Features and Options; Loan Types" in part B of this prospectus.

    "REQUIRED CREDIT RATING" means, in respect of Authorized Investments with a maturity of at least 12 months, "AAA" (or equivalent) by each of the applicable rating agencies.

    "RESIDUAL CAPITAL UNITHOLDER" means the residual capital beneficiary of the Trust.

    "RESIDUAL INCOME UNITHOLDER" means the residual income beneficiary of the Trust.

    "SCHEDULED PAYMENTS" means the required weekly, bi-weekly or monthly payment of principal and/or interest specified under the mortgage loan documents.


    "SCHEDULED TERMINATION DATE" has the meaning ascribed to it under the heading "Description of the Class A Notes--The Redraw Facility--Termination" in part A of this prospectus.


    "SEC" means United States Securities and Exchange Commission.

    "SECONDARY OFFER TO SELL" means any offer of that title by the Depositor in favor of the Issuer Trustee in respect of mortgage loans, dated on or about the date of the Secondary Sale Agreement to which it relates and which is only capable of acceptance by the payment of a purchase price.

    "SECONDARY SALE AGREEMENT" means any agreement so entitled between the Depositor and the Issuer Trustee in respect of the Trust and dated January 24, 2001.

    "SECURED CREDITORS" means any secured party specified as such under the Deed of Charge for the Trust including, but not limited to, the Noteholders, the Trust Manager, the Security Trustee, the Servicer, the Note Trustee, any Paying Agent, any provider of a swap, and any provider of a Support Facility.

    "SECURED MONEYS" means, in respect of the Trust, the aggregate of all money owing to the Security Trustee or to a creditor under any of the Transaction Document as specified in the Deed of Charge for the Trust.

    "SECURED PROPERTY" means any property of the Trust specified for the Trust as secured property under the Deed of Charge for the Trust.

    "SECURITIES ACT" means the United States Securities Act of 1933.

    "SECURITY TRUSTEE" means P.T. Limited (ABN 67 004 454 666).

    "SELLER" means National Australia Bank Limited (ABN 12 004 044 937).

    "SERVICER" means National Australia Bank Limited (ABN 12 004 044 937), trading as HomeSide.


    "SERVICER TERMINATION EVENT" has the meaning ascribed to it under the heading "Description of the Transaction Documents--The Servicing
Agreement--Removal and Resignation of the Servicer" in part B of this prospectus.


    "SERVICING AGREEMENT" means the agreement entitled "HomeSide Mortgage Securities Trusts Servicing Agreement", in respect of the Trust, between the Trust Manager, the Issuer Trustee and the Servicer, dated January 3, 2001.

    "S&P" means Standard & Poor's Ratings Group.

                                     B-G-12

    "STATED AMOUNT" for a Note or a Redraw Note means on a Determination Date:

    (a) the Invested Amount of that Note or Redraw Note on that Determination Date; less


    (b) the amount of any Principal Charge-off to be allocated to that Note or Redraw Note on that Determination Date which will not be reimbursed on the immediately following Payment Date, less



    (c) (without double counting any Principal Charge-offs) any Carryover Principal Charge-offs in respect of that Note or Redraw Note that have not been reimbursed on or before the immediately following Payment Date.


    "STEPDOWN CONDITIONS" are satisfied on a Determination Date if:

    1.  the following applies:

       (a) the Class B Available Support on that Determination Date is equal to or greater than two times the Class B Required Support on that Determination Date;


       (b) the aggregate Stated Amount of the Class B Notes as at the immediately preceeding Determination Date is equal to or greater than 0.25% of the A$ Equivalent of the aggregate Initial Invested Amount of all the Class B Notes as at the Closing Date;


       (c) either:


           (i) the Average Arrears Ratio on that Determination Date does not exceed 2% and the aggregate of all Carryover Principal Charge-offs as at the immediately preceeding Determination Date does not exceed 30% of the aggregate of the Initial Invested Amounts of the Class B Notes; or



           (ii) the Average Arrears Ratio on that Determination Date does not exceed 4% and the aggregate of all Carryover Principal Charge-offs as at the immediately preceeding Determination Date does not exceed 10% of the aggregate of the Initial Invested Amounts of the Class B Notes; and


       (d) the events referred to in Condition 7.3(a) or (b) of the Terms and Conditions of the Class A Notes located at Appendix A-II of this prospectus has not occurred on or prior to the Determination Date and is not expected to occur on or prior to the next Payment Date thereafter, or

    2.  the following applies:

       (a) that Determination Date falls on or after April 20, 2006;

       (b) the Average Arrears Ratio on that Determination Date does not exceed 2%;


       (c) the aggregate A$ Equivalent of the Stated Amount of all outstanding Notes as at the immediately preceeding Determination Date is greater than 10% of the A$ Equivalent of the aggregate Initial Invested Amount of all Notes (excluding any Redraw Notes);



       (d) the aggregate Stated Amount for the Class B Notes as at the immediately preceeding Determination Date is equal to or greater than 0.25% of the A$ Equivalent of the aggregate Initial Invested Amount of all the Class B Notes as at the Closing Date; and



       (e) the aggregate of all Carryover Principal Charge-offs as at the immediately preceeding Determination Date does not exceed:


           (i) if the Determination Date falls on or after April 20, 2006 but prior to April 20, 2007, 30% of the aggregate of the Initial Invested Amounts of the Class B Notes;

           (ii) if the Determination Date falls on or after April 20, 2007 but prior to April 20, 2008, 35% of the aggregate of the Initial Invested Amounts of the Class B Notes;

                                     B-G-13

           (iii) if the Determination Date falls on or after April 20, 2008 but prior to April 20, 2009, 40% of the aggregate of the Initial Invested Amounts of the Class B Notes;

           (iv) if the Determination Date falls on or after April 20, 2009 but prior to April 20, 2010, 45% of the aggregate of the Initial Invested Amounts of the Class B Notes;

    3. if the Determination Date falls on or after April 20, 2010, 50% of the aggregate of the Initial Invested Amounts of the Class B Notes.

    "STEP DOWN PERCENTAGE" on a Determination Date is determined as follows:

    1. If the Stepdown Conditions are not satisfied on that Determination Date, the Stepdown Percentage is 100%.

    2. If the Stepdown Conditions are satisfied on that Determination Date, the Stepdown Percentage is 100% unless the following apply:


       (a) if the Payment Date immediately following that Determination Date falls prior to April 20, 2004 the Stepdown Percentage is 50%;


       (b) if:


           (i) the Payment Date immediately following that Determination Date falls on or after April 20, 2004 but prior to April 20, 2011; and


           (ii) the Class B Available Support on that Determination Date is equal to or greater than two times the Class B Required Support on that Determination Date;

           the Stepdown Percentage is 0%;

       (c) if:

           (i)  paragraph (b) above does not apply;


           (ii) the Payment Date immediately following that Determination Date falls on or after April 20, 2006 but prior to April 20, 2011; and


           (iii) the Class B Available Support on that Determination Date is equal to or greater than the Class B Required Support on that Determination Date;

        then:


           (i) if the Payment Date immediately following that Determination Date falls on or after April 20, 2006 but prior to the April 20, 2007, the Stepdown Percentage is 70%;



           (ii) if the Payment Date immediately following that Determination Date falls on or after April 20, 2007 but prior to the April 20, 2008, the Stepdown Percentage is 60%;



           (iii) if the Payment Date immediately following that Determination Date falls on or after April 20, 2008 but prior to April 20, 2009, the Stepdown Percentage is 40%;



           (iv) if the Payment Date immediately following that Determination Date falls on or after April 20, 2009 but prior to April 20, 2010, the Stepdown Percentage is 20%; or



           (v) if the Payment Date immediately following that Determination Date falls on or after April 20, 2010 but prior to April 20, 2011, the Stepdown Percentage is 0%; or


       (d) if the Payment Date immediately following that Determination Date falls on or after April 20, 2011, the Stepdown Percentage is 0%.

    "SUPPLEMENTAL DEED" means the deed, dated January 24, 2001, executed or proposed to be executed (as the case may be) by the Issuer Trustee, the Trust Manager and others which, amongst other things, specifies provisions which are to apply in respect of the Trust in addition to those

                                     B-G-14
contained in the Master Trust Deed or, replacing or deleting provisions of the Master Trust Deed in respect of the Trust.

    "SUPPORT FACILITY" means, in respect of the Trust:

    (a) any security, support, right or benefit in support of or in substitution for an asset, or the income or benefit arising from them, or for the financial management or credit enhancement of the assets and liabilities of the Trust;

    (b) any Redraw Facility;

    (c) any Liquidity Facility;

    (d) any other facility specified as a "support facility" in the Supplemental Deed for the Trust; and

    (e) any mortgage insurance policy.

    "SUPPORT FACILITY PROVIDER" means a person who provides a Support Facility.


    "TAX ACT" means the Australian Income Tax Assessment Act of 1936 or the Australian Income Tax Assessment Act of 1997, as amended.


    "TITLE PERFECTION EVENT" means, in respect of a trust, any of the following:

    (a) the Seller ceases to have a long term credit rating of at least BBB in the case of S&P or which ceases to be acceptable to the other rating agencies rating the related series of Notes;

    (b) an Insolvency Event occurs in relation to the Seller;

    (c) the Seller or the Servicer fails to pay the collections in respect of the trust related to a series of Notes to the Issuer Trustee within three Business Days of the due date for payment;

    (d) if the Seller in respect of that trust is also the Servicer in respect of that trust, a Servicer Termination Event occurs in respect of that trust;

    (e) if the Seller is a counterparty under a basis swap agreement and/or a fixed swap agreement which is a Derivative Contract in respect of the trust, the Seller fails to make any payment due under that Derivative Contract and such failure:

       (i) has or will have, as reasonably determined by the Issuer Trustee, a Material Adverse Effect; and

       (ii) is not remedied by the Seller within 20 Business Days (or such longer period as the Issuer Trustee may agree to) of notice thereof being delivered to the Seller by the Trust Manager or the Issuer Trustee;

    (f) a representation, warranty or statement by or on behalf of the Seller in a Transaction Document of that trust or a document provided under or in connection with such Transaction Document is not true or is misleading when repeated and such false or misleading representation, warranty or statement:

       (i) has or will have, as reasonably determined by the Issuer Trustee, a Material Adverse Effect; and

       (ii) is not remedied by the Seller within 20 Business Days (or such longer period as the Issuer Trustee may agree to) of notice thereof being delivered to the Seller by the Trust Manager or the Issuer Trustee;

                                     B-G-15

    (g) where the Seller has custody of the Mortgage Title Documents in accordance with the Servicing Agreement, the Seller fails to comply with its obligations under clause 4.8 of the Servicing Agreement; or

    (h) any other event specified in the relevant Supplemental Deed, Initial Sale Agreement or Secondary Sale Agreement.

    "TOTAL AVAILABLE INCOME" has the meaning ascribed to it under the heading "Description of the Class A Notes--Determination of Total Available Income" in part A of this prospectus.

    "TOTAL INVESTED AMOUNT" means the aggregate A$ Equivalent of the Invested Amount of the relevant Notes (i.e., Class A Notes or all Notes outstanding, as the case requires) at the date of determination.

    "TRANSACTION DOCUMENTS" means, in relation to the Trust:

    (a) the Master Trust Deed;

    (b) the Supplemental Deed;

    (c) the Master Security Trust Deed;

    (d) the Deed of Charge;

    (e) the Definitions Schedule;

    (f)  the Servicing Agreement;

    (g) the Note Trust Deed;

    (h) the Agency Agreement;

    (i)  the Initial Sale Agreement and any Initial Offer to Sell;

    (j)  the Secondary Sale Agreement and any Secondary Offer to Sell;

    (k) any Derivative Contract;


    (l)  any document in connection with, or evidencing, a Support Facility; and


    (m) such other documents as are specified as Transaction Documents in the Supplemental Deed.

    "TRUST" means HomeSide Mortgage Securities Trust 2001-1. The trust was created by the Trust Manager pursuant to the Master Trust Deed and the Supplemental Deed. The term "trust" within this Glossary or part B of this prospectus refers to any trust constituted under the Master Trust Deed, a notice of creation of trust or a supplemental deed with respect to a particular series of notes issued thereunder.

    "TRUST MANAGER" means HomeSide Global MBS Manager, Inc.

    "TRUST MANAGER DEFAULT" means:

    (a) the Trust Manager fails to make any payment required by it within the time period specified in a Transaction Document, and that failure is not remedied within 10 business days of receipt from the issuer trustee of notice of that failure;

    (b) an Insolvency Event has occurred and is continuing in relation to the Trust Manager;

    (c) the Trust Manager breaches any obligation or duty imposed on the Trust Manager under the Master Trust Deed, any other Transaction Document or any other deed, agreement or arrangement entered into by the Trust Manager under the Master Trust Deed in relation to the Trust, the Issuer Trustee reasonably believes that such breach has an adverse effect and the breach is not remedied within 30 days' notice being given by the Issuer Trustee to

                                     B-G-16
       the Trust Manager, except in the case of reliance by the Trust Manager on the information provided by, or action taken by, the Servicer, or if the Trust Manager has not received information from the Servicer which the Trust Manager requires to comply with the obligation or duty; or

    (d) a representation, warranty or statement by or on behalf of the Trust Manager in a Transaction Document or a document provided under or in connection with a Transaction Document is not true in a material respect or is misleading when repeated and is not remedied to the Issuer Trustee's reasonable satisfaction within 90 days after notice from the Issuer Trustee where, as determined by the Issuer Trustee, it has an adverse effect.

    "US$ EXCHANGE RATE" means the "US$ Exchange Rate" specified in the confirmation of the related currency swap.

    "VOTING SECURED CREDITOR" means, in respect of the Trust:

    (a) for so long as the Secured Moneys of the Noteholders are 75% or more of the then total Secured Moneys:

       (i) if any Class A Note or Redraw Note then remains outstanding, the Note Trustee (or, if the Note Trustee has become bound to notify, or seek directions from, the related Class A Noteholders and Redraw Noteholders or to take steps and/or to proceed under the relevant Note Trust Deed and fails to do so as and when required by that Note Trust Deed and such failure is continuing, the related Noteholders); or

       (ii) if no Class A Note or Redraw Note then remains outstanding, the Class B Noteholders; and

    (b) otherwise:

       (i) if any Class A Note or Redraw Note then remains outstanding, the Note Trustee (or, if the Note Trustee has become bound to notify, or seek directions from, the related Class A Noteholders and Redraw Noteholders or to take steps and/or to proceed under the relevant Note Trust Deed and fails to do so as and when required by that Note Trust Deed and such failure is continuing, the related Noteholders); and

       (ii) each other then Secured Creditor (other than the Note Trustee and the Class A and the Redraw Noteholders).

                                *      *      *

                                     B-G-17

                                                                      APPENDIX B

    The information contained in this Appendix B forms an integral part of this prospectus.

                   GLOBAL CLEARANCE AND SETTLEMENT PROCEDURES

    In most circumstances, the notes offered by this prospectus will be issued only as global notes which are registered and held by a Depository. Note Owners of the global notes may hold their interest in the global notes through any of DTC, Clearstream-Luxembourg or Euroclear or, if specified in part A of this prospectus, in the case of Australian dollar notes, Austraclear. The global notes will be tradable as home market instruments in the European, U.S., Asian and Australian domestic markets. For so long as the Class A Notes are held in global form, all payments of principal and interest, and all transfers of the Class A Notes will take place in accordance with the procedures of the relevant clearing system. Initial settlement and all secondary trades will settle in same-day funds.

    Secondary market trading between investors holding interests in global notes through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

    Secondary market trading between investors holding interests in global notes through Clearstream-Luxembourg and Euroclear will be conducted in the ordinary way under their normal rules and operating procedures and under conventional eurobond practice, which is seven calendar day settlement.

    Secondary market trading between investors holding interests in global notes through Austraclear will be conducted in accordance with the Austraclear Regulations and Operating Manual in the same manner as domestic Australian dollar debt instruments.

    Secondary cross-market trading between Clearstream-Luxembourg or Euroclear participants (including, where applicable, Austraclear as a participant in those systems) and DTC participants holding interests in global notes will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream-Luxembourg and Euroclear and the DTC participants.

    INITIAL SETTLEMENT

    All global notes will be held in book-entry form by DTC in the name of Cede & Co., as nominee of DTC. Note Owners' interests in the global notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream-Luxembourg and Euroclear will hold positions on behalf of their participants (including, where applicable, Austraclear) through their respective depositaries, which in turn will hold their positions in accounts as DTC participants.

    Note Owners electing to hold their interests in the global notes through DTC will follow the DTC's settlement practices applicable to U.S. corporate debt obligations. Note Owner securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

    Note Owners electing to hold their interests in the global notes through Clearstream-Luxembourg or Euroclear or Austraclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lockup" or restricted period. Interests in the global notes will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

                                     B-I-1

    SECONDARY MARKET TRADING

    Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

    TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC participants will be settled using the DTC's procedures applicable to U.S. corporate debt obligations in same-day funds.

    TRADING BETWEEN CLEARSTREAM-LUXEMBOURG EUROCLEAR PARTICIPANTS AND/OR AUSTRACLEAR. Secondary market trading between Clearstream-Luxembourg participants or Euroclear participants or Austraclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

    TRADING BETWEEN DTC SELLER AND CLEARSTREAM-LUXEMBOURG, EUROCLEAR OR AUSTRACLEAR PURCHASER. When interests in the global notes are to be transferred from the account of a DTC participant to the account of a Clearstream-Luxembourg participant or a Euroclear participant, the purchaser will send instructions to Clearstream-Luxembourg or Euroclear through a Clearstream-Luxembourg participant or Euroclear participant (including, where applicable, Austraclear) at least one business day before settlement. Clearstream-Luxembourg or Euroclear will instruct their respective depositary, as the case may be, to receive the interests in the global notes against payment. Payment will include interest accrued on the interests in the global notes from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the global notes. After settlement has been completed, the global notes will be credited to the respective clearing system and by the clearing system, under its usual procedures, to the Clearstream-Luxembourg participant's or Euroclear participant's (including, where applicable, the account of Austraclear and the account of a member of Austraclear). The global notes credit will appear the next day accounting to European time or Australian time (as the case may be), and the cash debit will be back-valued to, and interest on the global notes will accrue from, the value date. The value date would be the day before the day that settlement occurred in New York. If the trade fails and settlement is not completed on the intended value date, the Clearstream-Luxembourg or Euroclear cash debit will be valued instead on the actual settlement date.

    Austraclear will follow its rules and procedures in giving instructions to Clearstream-Luxembourg and Euroclear (as a participant in those systems) and members of Austraclear will need to give instructions to Austraclear in good time to enable it to do so.

    Clearstream-Luxembourg participants and Euroclear participants (including, where applicable, Austraclear) will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream-Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream-Luxembourg or Euroclear until the global notes are credited to their accounts one day later. Austraclear members will need to make available to Austraclear the funds necessary for it to comply with its obligations as a participant in Clearstream-Luxembourg or Euroclear in accordance with the Austraclear Regulations and Operating Manual.

    As an alternative, if Clearstream-Luxembourg or Euroclear has extended a line of credit to them, Clearstream-Luxembourg participants or Euroclear participants, can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream-Luxembourg participants or Euroclear participants purchasing interests in the global notes would incur overdraft charges for one day, assuming they cleared the overdraft when the interests in the global notes were credited to their accounts. However, interest on the global notes

                                     B-I-2
would accrue from the value date. Therefore, in many cases the investment income on the interests in the global notes earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream-Luxembourg participant's or Euroclear participant's particular cost of funds.

    Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending interests in the global notes to the respective depositary for the benefit of Clearstream-Luxembourg participants or Euroclear participants (including, where applicable, Austraclear). The sale proceeds will be available to the DTC Seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

    TRADING BETWEEN CLEARSTREAM-LUXEMBOURG, EUROCLEAR OR AUSTRACLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Clearstream-Luxembourg participants and Euroclear participants (including, where applicable, Austraclear) may employ their customary procedures for transactions in which interests in global notes are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream-Luxembourg or Euroclear through a Clearstream-Luxembourg participant or Euroclear participant (including, where applicable, Austraclear) at least one business day before settlement. In these cases, Clearstream-Luxembourg or Euroclear will instruct the respective depositary, as appropriate, to deliver the bonds to the DTC participant's account against payment. Payment will include interest accrued on the interests in the global notes from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream-Luxembourg participant or Euroclear participant (including, where applicable, the account of Austraclear and the account of the member of Austraclear) the following day, and receipt of the cash proceeds in the Clearstream-Luxembourg participant's or Euroclear participant's account (including, where applicable, the account of Austraclear and the account of the member of Austraclear) would be back-valued to the value date. The value date would be the day before the day that settlement occurred in New York. Should the Clearstream-Luxembourg participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If the trade fails and settlement is not completed on the intended value date, receipt of the cash proceeds in the Clearstream-Luxembourg participant's or Euroclear participant's or account (including, where applicable, the account of Austraclear and the account of the member of Austraclear) would instead be valued on the actual settlement date. Finally, day traders that use Clearstream-Luxembourg or Euroclear and that purchase interests in global notes from DTC participants for delivery to Clearstream-Luxembourg participants or Euroclear participants (including, where applicable, Austraclear) should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

    - borrowing through Clearstream-Luxembourg or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream-Luxembourg or Euroclear accounts, under the clearing system's customary procedures;

    - borrowing the interests in the global notes in the U.S. from a DTC participant no later than one day prior to settlement, which would give the interests in the global notes sufficient time to be reflected in their Clearstream-Luxembourg or Euroclear account in order to settle the sale side of the trade; or

    - staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the Clearstream-Luxembourg participant or Euroclear participant (including, where applicable, Austraclear).

                                     B-I-3

         PRINCIPAL OFFICE OF HOMESIDE MORTGAGE SECURITIES TRUST 2001-1

                               7301 Baymeadow Way
                          Jacksonville, Florida 32256
                  Attention: HomeSide Global MBS Manager, Inc.

                              SELLER AND SERVICER

              National Australia Bank Limited (ABN 12 004 044 937)
                          Level 24, 500 Bourke Street
                           Melbourne, Victoria, 3000,
                                   Australia

                                 ISSUER TRUSTEE

             Perpetual Trustee Company Limited (ABN 42 000 001 007)
                           Level 3, 39 Hunter Street
                                  Sydney, 2000
                                   Australia

            NOTE TRUSTEE, PRINCIPAL PAYING AGENT AND NOTE REGISTRAR

                     The Bank of New York (New York Branch)
                               101 Barclay Street
                                   Floor 21W
                            New York, New York 10286

                                SECURITY TRUSTEE

                        PT Limited (ABN 67 004 454 666)
                         Level 7, 1 Castlereagh Street
                         Sydney, New South Wales, 2000
                                   Australia

                   LUXEMBOURG LISTING AGENT AND PAYING AGENT

                        Kredietbank S.A. Luxembourgeoise
                               43 Boulevard Royal
                               L-2955, Luxembourg

                                 LEGAL ADVISERS

TO: HOMESIDE MORTGAGE SECURITIES TRUST  TO: HOMESIDE MORTGAGE SECURITIES TRUST
    2001-1 AS TO UNITED STATES LAW           2001-1 AS TO AUSTRALIAN LAW
           Brown & Wood LLP                    Mallesons Stephen Jaques
         1666 K Street, N.W.                           Level 60
     Washington, D.C. 20006-1208                Governor Phillip Tower
                                                    1 Farrer Place
                                                   Sydney NSW 2000
                                                      Australia

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   HOMESIDE MORTGAGE SECURITIES TRUST 2001-1


 US $1,059,000,000 Mortgage Backed Floating Rate Notes, Series 2001-1, Class A


              NATIONAL AUSTRALIA BANK LIMITED (ABN 12 004 044 937)
                              Seller and Servicer

             PERPETUAL TRUSTEE COMPANY LIMITED (ABN 42 000 001 007)
                                 Issuer Trustee

                       HOMESIDE GLOBAL MBS MANAGER, INC.,
                                 Trust Manager

                                     [LOGO]

                             ---------------------
                                   PROSPECTUS
                             ---------------------


DEUTSCHE BANC ALEX. BROWN      JP MORGAN      NATIONAL AUSTRALIA BANK LIMITED
  (CO-LEAD MANAGER AND     (CO-LEAD MANAGER)      (LONDON BRANCH)(CO-LEAD
   GLOBAL BOOK RUNNER)                                   MANAGER)


        BANC OF AMERICA SECURITIES LLC                              LEHMAN BROTHERS
             MERRILL LYNCH & CO.                                 SALOMON SMITH BARNEY

 You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information.


 We are not offering the Notes in any state or jurisdiction where the offer is not permitted.



 Dealers will deliver a prospectus when acting as underwriters of the notes and with respect to their unsold allotments and subscriptions. In addition, all dealers selling the notes will deliver a
                        prospectus until April 18, 2001.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 31. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below. All such expenses except for the registration and filing fees are estimated:


SEC Registration Fee........................................  $  264,750

Printing and Engraving Fees.................................  $  175,000

Legal Fees and Expenses.....................................  $1,000,000

Trustee's Fees and Expenses.................................  $   10,000

Rating Agency Fees..........................................  $  302,000

Accounting Fees and Expenses................................  $   45,000

Miscellaneous...............................................  $  200,000
                                                              ----------

  Total.....................................................  $1,996,750
                                                              ==========


ITEM 32.  SALES TO SPECIAL PARTIES.

    None.

ITEM 33.  RECENT SALES OF UNREGISTERED SECURITIES.

    None.

ITEM 34.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") empowers a Delaware corporation to indemnify any person who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

    Paragraph Eight of HomeSide Mortgage Securities, Inc.'s Certificate of Incorporation provides that such corporation must indemnify all persons whom it may indemnify pursuant to Section 145 of the Delaware General Corporation Law to the full extent provided therein.

                                     II-R-1

    Article VII of HomeSide Mortgage Securities, Inc.'s By-Laws provides that such corporation shall indemnify to the full extent permitted by law and hold harmless each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether or not by or in the right of such corporation, by reason of the fact that he is or was a director or officer of such corporation, or his testator or interstate is or was a director of officer of such corporation or by reason of the fact that he is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, of any type or kind, domestic or foreign, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred as a result of such action, suit or proceeding.

    Article IX of HomeSide Global MBS Manager, Inc.'s By-Laws provides that such corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative as investigative (other than an action by or in the right of such corporation) by reason of the fact that he is or was a director of officer of such corporation or served, at the written request of such corporation, as a director or officer of another corporation, against expenses, judgments, for and amounts paid in settlement activity and reasonably incurred as a result of such action, suit or proceeding.

    Article 21 of the constitution of the National Australia Bank Limited contains an indemnity from the National Australia Bank Limited in favour of officers of the National Australia Bank Limited and each of its related bodies corporate. Section 7 of the form of underwriting agreement filed as Exhibit 1.1 to this Registration Statement provides for indemnification of directors of and those officers of each Registrant who sign the Registration Statement and controlling persons of the Trust Manager by the underwriters, and for indemnification of each underwriter and its controlling persons and National Australia Bank Limited against certain liabilities.

ITEM 35.  TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED.

    Not applicable.

ITEM 36.  FINANCIAL STATEMENTS AND EXHIBITS

(a) Not applicable

(b)


             1.1            Form of Underwriting Agreement.

             3.1            Certificate of Incorporation of the HomeSide Mortgage
                            Securities, Inc.*

             3.2            By-laws of HomeSide Mortgage Securities, Inc.*

             3.3            Certificate of Incorporation of HomeSide Global MBS
                            Manager, Inc.*

             3.4            By-laws of HomeSide Global MSB Manager, Inc.*

             4.1            Form of Master Trust Deed.*

             4.2            Form of Supplemental Deed.

             4.3            Form of Note.**

             4.4            Form of Master Security Trust Deed.*

             4.5            Form of Deed of Charge.*

             4.6            Form of Note Trust Deed.


                                     II-R-2

             4.7            Form of Master Definition Schedule*

             4.8            Form of Agency Agreement.

             4.9            Form of Initial Sale Agreement.

             4.10           Form of Secondary Sale Agreement.

             5.1            Opinion of Brown & Wood LLP as to legality of the offered
                            notes.*

             8.1            Opinion of Brown & Wood LLP as to certain tax matters
                            (included in Exhibit 5.1 hereof).*

             8.2            Opinion of Mallesons Stephen Jaques as to certain Australian corporate and tax matters.

            10.1            Form of Servicing Agreement.

            10.2            Form of Liquidity Facility Agreement.

            10.3            Form of Redraw Facility Agreement.

            10.4            Form of Fixed Rate and Basis Swap.

            10.5            Form of Currency Swaps.

            10.6            Form of Deed of Delegation.

            23.1 Consent of Brown & Wood LLP (included in Exhibit 5.1 hereof).*

            23.2            Consent of Mallesons Stephen Jaques in connection with its opinion addressing certain Australian corporate and tax
                            matters (included in Exhibit 8.2 hereof).

            23.3            Consent of Mallesons Stephen Jaques in connection with its opinion as to the enforceability of U.S. judgments under
                            Australian law (included in Exhibit 99.1).*

            24.1 Powers of Attorney (included on signature pages of the Registration Statement).*

            25.1            Statement of Eligibility of Trustee.

            99.1            Opinion of Mallesons Stephen Jaques as to enforceability of
                            U.S. judgments under Australian law.*


------------------------


 *  Previously filed on January 4, 2001 as part of initial EDGAR filing.



**  See Schedule I to Exhibit 4.6.


ITEM 37.  UNDERTAKINGS

(a) Undertaking in respect of indemnification.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                     II-R-3

(b) Undertakings pursuant to Rule 430A.

    Each Registrant hereby undertakes:

    1. For the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of the Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by each Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the Registration Statement as of the time it was declared effective; and

    2. For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                     II-R-4

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 with the permission of the staff of the Securities and Exchange Commission and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on the 19th day of January, 2001.



                                                       HOMESIDE MORTGAGE SECURITIES, INC.

                                                       By:             /s/ ROBERT J. JACOBS
                                                            -----------------------------------------
                                                                         Robert J. Jacobs
                                                              VICE PRESIDENT, SECRETARY AND DIRECTOR


                                     II-R-5

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 with the permission of the staff of the Securities and Exchange Commission and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on the 19th day of January, 2001.



                                                       HOMESIDE GLOBAL MBS MANAGER, INC.

                                                       By:             /s/ ROBERT J. JACOBS
                                                            -----------------------------------------
                                                                         Robert J. Jacobs
                                                              VICE PRESIDENT, SECRETARY AND DIRECTOR


                                     II-R-6

    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons acting in the following capacities for HomeSide Mortgage Securities, Inc. and on the dates indicated.



                        NAME                                      TITLE                    DATE
                        ----                                      -----                    ----
                                                       Chairman of the Board, Chief
*                                                        Executive Officer and
-------------------------------------------              Director (Principal         January 19, 2001
Joe K. Pickett                                           Executive Officer)

-------------------------------------------            President, Chief Operating    January 19, 2001
Hugh R. Harris                                           Officer and Director

                                                       Vice President, Chief
                                                         Financial Officer and
*                                                        Director (Principal
-------------------------------------------              Accounting Officer and      January 19, 2001
W. Blake Wilson                                          Principal Financial
                                                         Officer)

                /s/ ROBERT J. JACOBS*
     -------------------------------------------       Vice President, Secretary     January 19, 2001
                  Robert J. Jacobs                       and Director



*By:                  /s/ ROBERT J. JACOBS
             --------------------------------------
                        Robert J. Jacobs
                        ATTORNEY-IN-FACT


                                     II-R-7

    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons acting in the following capacities for HomeSide Global MBS Manager, Inc. and on the dates indicated.



                        NAME                                      TITLE                    DATE
                        ----                                      -----                    ----
                                                       Chairman of the Board, Chief
*                                                        Executive Officer and
-------------------------------------------              Director (Principal         January 19, 2001
Joe K. Pickett                                           Executive Officer)

-------------------------------------------            President, Chief Operating    January 19, 2001
Hugh R. Harris                                           Officer and Director

                                                       Vice President, Chief
                                                         Financial Officer and
*                                                        Director (Principal
-------------------------------------------              Accounting Officer and      January 19, 2001
W. Blake Wilson                                          Principal Financial
                                                         Officer)

                /s/ ROBERT J. JACOBS*
     -------------------------------------------       Vice President, Secretary     January 19, 2001
                  Robert J. Jacobs                       and Director



*By:                  /s/ ROBERT J. JACOBS
             --------------------------------------
                        Robert J. Jacobs
                        ATTORNEY-IN-FACT


                                     II-R-8

                                 EXHIBIT INDEX


EXHIBIT                                                                    SEQUENTIALLY
  NO.                                DESCRIPTION                           NUMBERED PAGE
-------                              -----------                           -------------
    1.1      Form of Underwriting Agreement.
    3.1      Certificate of Incorporation of the HomeSide Mortgage
               Securities, Inc.*
    3.2      By-laws of HomeSide Mortgage Securities, Inc.*
    3.3      Certificate of Incorporation of HomeSide Global MBS Manager,
               Inc.*
    3.4      By-laws of HomeSide Global MBS Manager, Inc.*
    4.1      Form of Master Trust Deed.*
    4.2      Form of Supplemental Deed.
    4.3      Form of Note.**
    4.4      Form of Master Security Trust Deed.*
    4.5      Form of Deed of Charge.*
    4.6      Form of Note Trust Deed.
    4.7      Form of Master Definition Schedule.*
    4.8      Form of Agency Agreement.
    4.9      Form of Initial Sale Agreement.
   4.10      Form of Secondary Sale Agreement.
    5.1      Opinion of Brown & Wood LLP as to legality of the offered
               notes.*
    8.1      Opinion of Brown & Wood LLP as to certain tax matters
               (included in Exhibit 5.1 hereof).*
    8.2      Opinion of Mallesons Stephen Jaques as to certain Australian corporate and tax matters.
   10.1      Form of Servicing Agreement.
   10.2      Form of Liquidity Facility Agreement.
   10.3      Form of Redraw Facility Agreement.
   10.4      Form of Fixed and Basis Swap.
   10.5      Form of Currency Swaps.
   10.6      Form of Deed of Delegation.
   23.1      Consent of Brown & Wood llp (included in Exhibit 5.1
               hereof).*
   23.2      Consent of Mallesons Stephen Jaques in connection with its opinion addressing certain Australian corporate and tax
               matters (included in Exhibit 8.2 hereof).
   23.3      Consent of Mallesons Stephen Jaques in connection with its opinion as to the enforceability of U.S. judgments under
               Australian law (included in Exhibit 99.1)*
   24.1      Powers of Attorney (included on signature pages of the
               Registration Statement).*
   25.1      Statement of Eligibility of Trustee.
   99.1      Opinion of Mallesons Stephen Jaques as to enforceability of
               U.S. judgments under Australian law.*


------------------------


 *  Previously filed on January 4, 2001 as part of initial EDGAR filing.



**  See Schedule I to Exhibit 4.6.